Filed pursuant to Rule 424(b)(3) Registration No. 333-258963

PROSPECTUS

REE AUTOMOTIVE LTD.

39,041,351 Class A Ordinary Shares
5,500,000 Warrants to Purchase Class A Ordinary Shares
15,562,500 Class A Ordinary Shares Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (A) up to 30,000,000 of our Class A ordinary shares, without par value (“Class A Ordinary Shares”), purchased in a private placement in connection with our Merger, (B) up to 6,431,250 Class A Ordinary Shares (the “Sponsor Shares”) issued to 10X Capital SPAC Sponsor I LLC (the “Sponsor”) in connection with the consummation of the Business Combination (as defined below), including Anti-Dilution Shares (as defined below), in each case, in exchange for Class A common stock, par value $0.0001 per share (the “10X Class A Common Stock”), of 10X Capital Venture Acquisition Corp, a Delaware corporation (“10X Capital”), (C) up to 250,000 Class A Ordinary Shares issued to an affiliate of Cowen and Company, LLC (“Cowen”) in consideration for advisory services provided by Cowen in connection with the Business Combination, (D) up to 2,360,101 Class A Ordinary Shares issued to Magna International Inc. pursuant to the terms of a strategic collaboration agreement and (E) warrants to purchase up to 5,500,000 Class A Ordinary Shares (the “Warrants”) held by the Sponsor following the consummation of the Business Combination (as defined below) as a result of the exchange of warrants to purchase 10X Class A Common Stock for the Warrants.

In addition, this prospectus relates to the issuance by us of up to 10,062,500 Class A Ordinary Shares that are issuable by us upon the exercise of the Public Warrants (as defined below), which were previously registered, and up to 5,500,000 Class A Ordinary Shares underlying Private Warrants (as defined below).

The Class A Ordinary Shares have one vote per share. Our Class B ordinary shares, no par value (the “Class B Ordinary Shares”), have 10 votes per share. The Class B Ordinary Shares are held by our founders and each founder holds a number of shares that grant him approximately 39% of our total voting power individually and 78% acting together. The Class B Ordinary Shares do not have any economic rights. See “Description of Securities — Description of Ordinary Shares — Class B Ordinary Shares”.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the ordinary shares or warrants, except with respect to amounts received by us upon the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of ordinary shares or warrants. See “Plan of Distribution.”

Our Class A Ordinary Shares and Warrants are listed on The Nasdaq Global Market under the symbols “REE” and “REEAW”, respectively. On August 27, 2021, the last reported sales price of our ordinary shares was $8.63 per share and the last reported sales price of our warrants was $1.27 per warrant.

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2021.

No one has been authorized to provide you with information that is different from that contained in this prospectus or any free writing prospectus filed by us. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “REE” refer to REE Automotive Ltd., a company organized under the laws of the State of Israel. In this prospectus:

“10X Capital” means 10X Capital Venture Acquisition Corp., a Delaware corporation.

“10X Capital Class A Common Stock” means 10X Capital’s Class A common stock, par value $0.0001 per share.

“10X Capital Class B Common Stock” means 10X Capital’s Class B common stock, par value $0.0001 per share.

“10X Capital Warrant” means a warrant to purchase one share of 10X Capital Class A Common Stock at a price of $11.50 per share, which may be either a Public Warrant or a Private Warrant.

“Amended and Restated Articles” means the amended and restated articles of association of REE.

“Anti-Dilution Shares” means a number of additional 10X Capital Class A Common Stock, received by the holders of 10X Capital Class B Common Stock upon conversion of 10X Capital Class B Common Stock into 10X Capital Class A Common Stock, equal to 25% of the number of shares of 10X Capital Class A Common Stock issued to the PIPE Investors.

“Class A Ordinary Shares” means the Class A ordinary shares, without par value, of REE, having one vote per share.

“Class B Ordinary Shares” means the Class B ordinary shares, without par value, of REE, having 10 votes per share.

“Closing” means the closing of the transactions contemplated by the Merger Agreement and the PIPE Subscription Agreements, and “Closing Date” means July 22, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“DGCL” means the Delaware General Corporation Law.

“DTC” means The Depository Trust Company.

“Effective Time” means the effective time of the Merger pursuant to the Merger Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing 10X Capital Charter” means 10X Capital’s amended and restated certificate of incorporation.

“Founders” means Daniel Barel and Ahishay Sardes, the founders of REE.

“Insiders” means the executive officers and directors of 10X Capital.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement, by and among REE, 10X Capital, the Sponsor, the Insiders, and certain REE shareholders, pursuant to which REE has agreed to grant the other parties thereto registration rights in respect of their Class A Ordinary Shares and certain other REE securities, and whereby the Sponsor, certain shareholders of REE and the Founders, have each agreed, subject to the terms in the Investors’ Rights Agreement, to certain limitations on transferring their Ordinary Shares.

“IPO” means the initial public offering of Units of 10X Capital, consummated on November 27, 2020.

“Letter Agreement” means the Letter Agreement, by and between 10X Capital, the Insiders, the Sponsor and REE, pursuant to which the Sponsor waived its rights to receive certain Anti-Dilution Shares in excess of 2,900,000, and forfeited and surrendered 1,500,000 shares of 10X Capital Class A Common Stock on the second business day following the Merger.

“MaaS” means Mobility-as-a-Service.

“Merger” means the merger of Merger Sub with and into 10X Capital, with 10X Capital surviving the merger and becoming a wholly-owned subsidiary of REE, along with the other transactions contemplated by the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 3, 2021, by and among 10X Capital, REE and Merger Sub, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.

“Merger Sub” means Spark Merger Sub Inc.

“Nasdaq” means the Nasdaq Stock Market.

“PIPE Investment” means the purchases of PIPE Shares consummated immediately prior to the consummation of the Merger pursuant to subscription agreements with the PIPE Investors.

“PIPE Investors” means certain institutional accredited investors.

“PIPE Shares” means 30,000,000 shares of 10X Capital Class A Common Stock subscribed for and purchased by the PIPE Investors pursuant to the PIPE Subscription Agreements.

“PIPE Subscription Agreements” means the subscription agreements entered into by the PIPE Investors, pursuant to which the PIPE Investors committed to subscribe for and purchase the PIPE Shares at a purchase price per share of $10.00.

“Private Warrants” means the 10X Capital Warrants sold to the Sponsor in a private placement in connection with the IPO.

“Public Shares” means shares of 10X Capital Class A Common Stock issued as part of the Units sold in the IPO.

“Public Stockholders” means the holders of Public Shares of 10X Capital.

“Public Warrants” means 10X Capital Warrants included in Units sold in the IPO.

“Ordinary Shares” means the Class A Ordinary Shares together with the Class B Ordinary Shares.

“REE Preferred Shares” means the REE preferred share, par value NIS 0.01 each, of REE, which were converted into Class A Ordinary Shares in accordance with REE’s organizational documents immediately prior to the Effective Time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsor” means 10X Capital SPAC Sponsor LLC, a Delaware limited liability company, an initial stockholder of 10X Capital and the sole holder of 10X Capital Class B Common Stock.

“Sponsor Shares” means shares of 10X Capital Class B Common Stock, 5,031,250 of which are currently outstanding and were issued to the Sponsor prior to the IPO, which converted into 7,931,250 shares of 10X Capital Class A Common Stock immediately prior to the Merger based on the Conversion Ratio.

“Stock Split” means the 1:26.7017 forward stock split effected by REE immediately prior to the Effective Time to cause the value of the outstanding Class A Ordinary Shares to equal $10.00 per share.

“TCO” means total cost of ownership.

“Transaction” or “Transactions” means the transactions contemplated by the Merger Agreement and the PIPE Subscription Agreements that occurred at or immediately prior to the Closing, including the Merger.

“Trust Account” means the trust account that held a portion of the proceeds of the IPO and the concurrent sale of the Private Warrants.

“Units” means Units issued in the IPO, each consisting of one share of 10X Capital Class A Common Stock and one-half of one Public Warrant.

“UK” means the United Kingdom.

“U.S.” means the United States of America.

“U.S. dollar,” “USD,” “US$” and “$” mean the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Warrant Agreement” means that certain Warrant Agreement, dated as of November 23, 2020, between 10X Capital and Continental Stock Transfer & Trust Company.

“Warrants” means warrants that will entitle the holder thereof to purchase for $11.50 per share one Class A Ordinary Share in lieu of one share of 10X Capital Class A Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding REE or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about REE’s strategic and business plans, relationships or outlook, the impact of trends on and interest in its business, intellectual property or product, and its future results.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•        REE’s ability to commercialize its strategic plan;

•        REE’s ability to maintain and advance relationships with current Tier 1 suppliers and strategic partners; development of REE’s advanced prototypes into marketable products;

•        REE’s ability to grow and scale manufacturing capacity through relationships with Tier 1 suppliers;

•        REE’s estimates of unit sales, expenses and profitability and underlying assumptions;

•        REE’s reliance on its UK Engineering Center of Excellence for the design, validation, verification, testing and homologation of its products;

•        REE’s limited operating history;

•        risks associated with plans for REE’s initial commercial production;

•        REE’s dependence on potential suppliers, some of which will be single or limited source; development of the market for commercial EVs;

•        intense competition in the e-mobility space, including with competitors who have significantly more resources;

•        risks related to the fact that the Company is incorporated in Israel and governed by Israeli law;

•        REE’s ability to make continued investments in its platform; the impact of the ongoing COVID-19 pandemic and any other worldwide health epidemics or outbreaks that may arise;

•        the need to attract, train and retain highly-skilled technical workforce;

•        changes in laws and regulations that impact REE;

•        REE’s ability to enforce, protect and maintain intellectual property rights;

•        REE’s ability to retain engineers and other highly qualified employees to further its goals; and

•        other risks and uncertainties set forth in the sections “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company”, “we,” “our,” “us” and other similar terms refer to REE Automotive Ltd. and our consolidated subsidiaries.

General

REE Automotive Ltd. (“REE”), a company organized under the laws of the State of Israel, is a development stage technology company in the field of electric mobility that aims to reinvent the EV and next-generation e-mobility market. REE’s mission is to empower global mobility companies to build any size or shape of electric or autonomous vehicle for various applications and target markets from Class 1 through Class 6 (running as small as short-range delivery vehicles or autonomous passenger vehicles at one end of the spectrum, up to as large as large walk-in/mid-duty delivery trucks or mid-size shuttle buses at the other end). REE strives to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as REE carries the next generation of electric and autonomous vehicles on a truly modular and scalable platform.

On February 3, 2021, REE entered into the Merger Agreement with 10X Capital and Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into 10X Capital, with 10X Capital surviving the merger. On July 22, 2021 (the “Closing Date”), the Merger was consummated with 10X Capital becoming a wholly-owned subsidiary of REE, and the securityholders of 10X Capital becoming securityholders of REE.

On February 3, 2021, concurrently with the execution of the Merger Agreement, REE and 10X Capital entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and 10X Capital agreed to issue and sell to such PIPE Investors, an aggregate of 30,000,000 10X Capital Class A Common Stock at $10.00 per share for gross proceeds of approximately $300 million (the “PIPE Financing”) on the Closing Date, which were converted into approximately 30,000,000 Class A Ordinary Shares upon the consummation of the Merger. The PIPE Financing closed immediately prior to the Merger.

Following the closing of the PIPE Financing, and after giving effect to redemptions of shares by shareholders of 10X Capital and payment of transaction expenses, the transactions described above generated approximately $285 million for REE (resulting in total cash on hand of over $300 million).

The mailing address for REE’s principal executive office is 18 Shenkar Street, Herzliya, Israel and its telephone number is +972 0778995193.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

REE is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, REE is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find REE’s securities less attractive as a result, there may be a less active trading market for REE’s securities and the prices of REE’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. REE has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, REE, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of REE’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

REE will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Merger, (b) in which REE has total annual gross revenue of at least $1.07 billion, or (c) in which REE is deemed to be a large accelerated filer, which means the market value of REE’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which REE has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

REE is a “foreign private issuer” under SEC rules. Consequently, REE is subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. REE will be required to file its annual report on Form 20-F for the year ending December 31, 2021 with the SEC by April 30, 2022. In addition, REE will furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by REE in Israel or that is distributed or required to be distributed by REE to its shareholders.

Based on its foreign private issuer status, REE will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. REE will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, REE officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Class A Ordinary Shares.

Despite its initial exemption due to its foreign private issuer status, following the consummation of the Merger, REE nevertheless expects to issue interim quarterly financial information publicly and to furnish it to the SEC on Form 6-K.

Summary Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our ordinary shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

•        REE’s business model has yet to be tested and any failure to commercialize its strategic plans could have an adverse effect on its operating results, business, or reputation, resulting in substantial liabilities that may exceed its resources.

•        REE’s marketing and sales model is different from predominant and current models in the automobile industry, making evaluation of its business, operating results and future prospects difficult. Should such a model fail to achieve market acceptance, REE may not be able to achieve profitability.

•        REE’s agreements with potential customers, potential suppliers and potential strategic partners are preliminary in nature.

•        REE’s products are currently in development and there are risks associated with developing existing advanced prototypes into marketable products.

•        REE’s development of an outsourced manufacturing business model may not be successful, which could harm its ability to deliver products and recognize revenue.

•        Although REE has projected unit sales based on an assessment of strategic collaborations and the possibility of sales to potential partners, considering a range of assumptions, REE has not entered into any definitive purchase agreements with potential customers.

•        REE is reliant on its UK Engineering Center of Excellence for the design, validation, verification, testing and homologation of its products.

•        REE’s limited operating history may make evaluation of its business and future prospects difficult, increasing the risk of investment in REE.

•        REE’s projected financial information relies in large part upon internally developed assumptions and analyses, that if proven incorrect could result in significantly lower actual results.

•        REE’s business model is subject to risks associated with its anticipated initial commercial production in 2022 and subsequent increased commercial production in 2023.

•        REE will be dependent on its potential suppliers, including but not limited to body manufacturers and battery providers, some of which will be single or limited source suppliers, and the inability of such suppliers to deliver the components of REE’s products in a timely manner or at all and at prices and volumes acceptable to REE could have a material adverse effect on its business, prospects and operating results.

•        If the market for commercial EVs does not develop as REE expects or develops slower than REE expects, its business prospects, financial condition, and operating results may be adversely affected.

•        REE operates in a highly competitive market against a large number of both established competitors and new market entrants, and many market participants have substantially greater resources than REE;

•        Political, economic and military conditions in Israel could adversely affect REE’s business.

•        REE’s voting control is concentrated among the holders of Class B Ordinary Shares. As a result, the market price of Class A Ordinary Shares may be materially adversely affected by such disparate voting rights.

THE OFFERING

Securities offered by the Selling Securityholders

We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 39,041,351 Class A Ordinary Shares and Warrants to purchase 5,500,000 Class A Ordinary Shares. In addition, we are registering up to 10,062,500 Class A Ordinary Shares issuable upon exercise of the public warrants that were previously registered and up to 5,500,000 ordinary shares underlying private placement warrants issued in a private placement to the Sponsor.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the ordinary shares and warrants registered under this prospectus for resale.
Shares outstanding prior to the offering

As of July 31, 2021, we had 229,926,232 Class A Ordinary Shares issued and outstanding and 83,417,110 Class B Ordinary Shares issued and outstanding. The number of Ordinary Shares outstanding prior to this offering (i) reflects the forfeiture by the Sponsor of 1,500,000 Anti-Dilution shares pursuant to the terms of the Letter Agreement and (ii) excludes 15,562,500 Class A Ordinary Shares issuable upon the exercise of Warrants with an exercise price of $11.50 per share and 117,233,306 Class A Ordinary Shares issuable upon the exercise of options granted under our equity incentive plans with a weighted average exercise price of $0.21 per share.

Voting Rights

The Class A Ordinary Shares each have one vote per share. The REE Class B Ordinary Shares each have 10 votes per share. All of the Class B Ordinary Shares are held by the founders of REE (the “Founders”) who each have approximately 39% of the voting power and collectively have approximately 78% of the voting power of REE. The Class B Ordinary Shares will be suspended and have no further voting rights with respect to any Founder who: (i) holds less than 33% of the Class A Ordinary Shares held by such Founder immediately following the closing of the Business Combination (including those underlying vested and unvested options); (ii) whose employment as an executive officer is terminated other than for cause or who resigns as an officer of us and also ceases to serve as a director; (iii) who dies or is permanently disabled, except that if the other Founder holds Class B Ordinary Shares at such time, then the Class B Ordinary Shares held by the Founder who dies or is permanently disabled will automatically be transferred to the other Founder; or (iv) whose employment as an executive officer is terminated for cause. A termination for cause requires a unanimous decision of our board of directors of other than the affected Founder. In addition, all of the Class B Ordinary Shares will automatically be suspended upon transfer to a non-permitted transferee or the tenth anniversary of the closing of the Business Combination.

Use of proceeds

We will not receive any of the proceeds from the sale of the warrants or ordinary shares by the Selling Securityholders except with respect to amounts received by us due to the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

Nasdaq ticker symbol	Our ordinary shares and warrants are listed on Nasdaq under the symbols “REE” and “REEAW,” respectively.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to REE’s Business

REE’s limited operating history may make evaluation of its business and future prospects difficult, increasing the risk of investment in REE.

REE faces risks and challenges as an early stage company with a limited operating history. REE has a limited operating history in the automotive industry on which investors can base an evaluation of its business, operating results and prospects. Since REE has not yet commercialized any automotive products, it is difficult to predict REE’s future revenues and expenses, and REE has limited insight into trends that may emerge and affect its business. There can be no assurance that potential customers will purchase REE’s automotive products at any level or at a level that is profitable for REE. REE’s historical operating data is associated with its Softwheel segment involving sales of wheels with wheel-based suspension technologies for wheelchairs; however, this data does not relate to any REE activity in the automotive industry. Market conditions, many of which are outside of REE’s control and subject to change, including general economic conditions, the availability and terms of financing, the impacts and ongoing uncertainties created by the COVID-19 pandemic, civil discourse throughout the globe, effects and impact of climate change and global warming, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, could impact demand for REE’s products and ultimately REE’s success.

REE’s projected financial performance relies in large part upon internally developed assumptions and analyses, that if proven incorrect could result in significantly lower actual results.

REE’s projected financial performance reflects management’s estimates of future performance and incorporates certain financial and operational assumptions, including the level of demand for REE’s products, the performance of REE’s products, the projected bill of materials for REE’s products and the projected gross margin achievable upon sale of REE’s products. Projected financial and operating information is based in part upon projected unit sales reflecting REE’s assessment of strategic collaborations, which include signed memorandums of understanding (“MOUs”) and strategic, alliance and development agreements, and the possibility of sales to potential partners, considering a range of assumptions including, but not limited to, volumes, timelines, average selling prices, the development and commercialization of REE’s products, potential market and sector opportunities, the roll out of REE’s future integration centers locations, the production capacity of REE’s future integration centers, the selection of REE’s products by customers and by segment, and growth in the various markets REE is targeting. While REE believes the strategic collaborations support REE’s potential growth trajectory, such strategic collaborations generally are non-binding and certain of the strategic collaborations may be terminated for convenience by either party. REE’s strategic collaborations generally do not set forth specific development timeframes or represent a commitment by either party to develop, produce or deliver REE’s products. Additionally, projected unit sales do not represent sales or purchase obligations unless and until definitive purchase agreements are signed. As a result, there can be no guarantee that projections of unit sales will reflect the actual sale of REE products in the future. These assumptions represent REE’s best estimates and there can be no assurance that the actual results will be in line with REE’s expectations. In addition, whether actual operating and financial results and business development will be consistent with REE’s expectations and assumptions as reflected in forecasts depends on a number of factors, many of which are outside REE’s control, including, but not limited to:

•        the extent to which projections of unit sales will reflect the actual sale of REE products in the future;

•        the extent to which REE can actualize the value proposition of the REE products including, but not limited to, short time to market for potential customers, cost efficiencies related to its business model with limited capital expenditure requirements and projected total cost of ownership, and the availability of mission-specific vehicles that maximize cabin and storage space on a smaller overall footprint;

•        there is no guarantee that REE will be able to successfully outsource manufacturing and utilize future integration centers for the assembly of REE products;

•        the extent to which growth of e-mobility markets and continued shift in consumer preference will conform with projections;

•        REE’s ability to validate, verify and test REE products compatible with Class 1 through Class 6 platform models as currently projected, which the failure to do so with respect to any class would reduce REE’s projected total addressable market;

•        the extent to which REE’s projected bill of materials conform with the actual bill of materials upon start of production, deviation from which could negatively impact the projected total cost of ownership or projected gross margin;

•        the projected total cost of ownership is based upon a number of projected factors based on management expectations, the deviation from which could negatively impact the actual total cost of ownership offered to potential customers;

•        whether REE can obtain sufficient capital to sustain and grow its business; and

•        the timing and costs of new and existing marketing and promotional efforts, including with respect to the “Powered by REE” brand.

In the event that actual results differ from REE’s projected financial information or if REE adjusts its projections in future periods, REE’s share price could be materially adversely affected.

REE may not succeed in controlling the costs associated with its operations.

REE will require significant capital to develop and grow its business, including developing and assembling REE products, building future integration centers and developing REE’s intellectual property portfolio and brand. REE expects to incur significant expenses that will impact its profitability, including research and development expenses, sales and distribution expenses as REE builds its brand and markets its products, and general and administrative expenses as it scales its operations. REE’s ability to become profitable in the future will not only depend on its ability to successfully market its products, but also to control its costs. If REE is unable to efficiently design, assemble, market, sell and distribute its products, its margins, profitability and prospects would be materially and adversely affected.

If the market for commercial EVs does not develop as REE expects or develops slower than REE expects, its business prospects, financial condition, and operating results may be adversely affected.

REE’s growth depends upon the adoption of EVs by original equipment manufacturers (“OEMs”), logistics companies and service providers and on REE’s ability to produce, assemble and sell products that meet their needs. The entry of EV products into the commercial EV market is a relatively new development and is characterized by rapidly changing technologies and evolving government regulation, industry standards and customer views of the merits of using EVs in their businesses. This process has been slow to date. As part of REE’s sales efforts, REE must educate OEMs, logistics companies and service providers as to the savings during the life of the vehicle and the lower total cost of ownership of vehicles built on the REE products. As such, REE believes that OEMs, logistics companies and service providers will consider many factors when deciding whether to purchase REE’s products (or EVs generally) over vehicles powered by internal combustion engines, particularly diesel-fueled or natural gas-fueled vehicles. REE believes these factors include:

•        the difference in the initial purchase prices of EVs with comparable vehicles powered by internal combustion engines, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of EVs;

•        the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;

•        the availability and terms of financing options for purchases of vehicles and, for EVs, financing options for battery or fuel cell systems;

•        the availability of tax and other governmental incentives to purchase and operate EVs and future regulations requiring increased use of nonpolluting vehicles;

•        government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•        fuel prices, including volatility in the cost of diesel or a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to EVs;

•        the cost and availability of other alternatives to diesel fueled vehicles, such as vehicles powered by natural gas;

•        corporate sustainability initiatives;

•        EV quality, performance and safety (particularly with respect to lithium-ion battery packs or fuel cells);

•        the quality and availability of service for the vehicle, including the availability of replacement parts;

•        the limited range over which EVs may be driven on a single charge;

•        access to charging stations and related infrastructure costs, and standardization of EV charging systems;

•        electric grid capacity and reliability; and

•        macroeconomic factors.

If, in weighing these factors, OEMs, logistics companies and service providers determine that there is not a compelling business justification for purchasing EVs, particularly those built on the REE products, then the market for EVs may not develop as REE expects or may develop more slowly than REE expects, which would adversely affect REE’s business, prospects, financial condition and operating results.

In addition, any reduction, elimination or selective application of tax and other governmental incentives and subsidies because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the EV, fiscal tightening or other reasons may result in the diminished competitiveness of the EV industry generally or EVs built on the REE products in particular, which would adversely affect REE’s business, prospects, financial condition and operating results. Further, REE cannot assure that the current governmental incentives and subsidies available for purchasers of EVs will remain available.

Adverse conditions in the automotive industry could have adverse effects on REE’s results of operations.

REE’s business is directly affected by and significantly dependent on business cycles and other factors affecting the global automobile industry. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rates and credit availability, consumer confidence, fuel costs, fuel availability, environmental impact, governmental incentives and regulatory requirements and political volatility, especially in energy-producing countries and growth markets. In addition, automotive production and sales can be affected by REE’s potential customers’ and potential suppliers’ and strategic partners’ ability to continue operating in response to challenging economic conditions and in response to regulatory requirements and other factors. The volume of global automotive production has fluctuated, sometimes significantly, from year to year, and REE expects any such fluctuations to give rise to fluctuations in the demand for its products. Any significant adverse change in any of these factors may result in a reduction in automotive sales and production by REE’s potential customers and potential suppliers and strategic partners and could have a material adverse effect on REE’s business, results of operations and financial condition.

REE’s future sales and operations in international markets may expose it to operational, financial and regulatory risks, including but not limited to unfavorable regulatory, political, tax and labor conditions which could negatively impact the business.

REE faces risks associated with its international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm its business. REE has international operations and subsidiaries in Israel, the U.S., the UK and Germany that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. Additionally, as part of its growth strategy, REE intends to expand its manufacturing partnerships, assembly facilities and sales activity internationally. However, REE has no experience to date selling, manufacturing or assembling its products internationally and such expansion would require REE to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. REE is subject to a number of risks associated with international business activities that may increase its costs, impact its ability to sell its products and require significant management attention. These risks include:

•        conforming REE’s products to various international regulatory requirements where its products are sold, or homologation;

•        development and construction of its future integration center network;

•        difficulty in staffing and managing foreign operations;

•        difficulties attracting customers in new jurisdictions;

•        foreign government taxes, regulations and permit requirements, including foreign taxes that REE may not be able to offset against taxes imposed upon it in Israel, and foreign tax and other laws limiting REE’s ability to repatriate funds to Israel;

•        fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities REE undertakes;

•        Israel and foreign government trade restrictions, tariffs and price or exchange controls;

•        foreign labor laws, regulations and restrictions;

•        changes in diplomatic and trade relationships;

•        political instability, natural disasters, war or events of terrorism; and

•        the strength of international economies.

If REE fails to successfully address these risks, its business, prospects, operating results and financial condition could be materially harmed.

REE is subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect REE’s business and operating results.

REE faces various risks related to public health issues, including epidemics, pandemics, and other outbreaks, including the ongoing COVID-19 pandemic. The effects and potential effects of COVID-19, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations creates significant uncertainty. The spread of COVID-19 also disrupted the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for REE’s products if OEMs, logistics companies and service providers delay purchases of vehicles or if fuel prices for internal combustion engine vehicles remain low, an increase in costs resulting from REE’s efforts to mitigate the effects of COVID-19, delays in REE’s schedule to full commercial production of the REEcorner and disruptions to REE’s supply chain, among other negative effects.

The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders, and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect REE’s start-up and manufacturing plans. Measures that have been relaxed may be reimplemented if COVID-19 continues to spread. If, as a result of these measures, REE has to limit the number of employees and contractors in REE facilities at a given time, it could cause a delay in retooling efforts or in the production schedule of the REEcorner. Further, REE’s sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If REE’s workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, REE’s operations will be adversely affected.

The extent to which the COVID-19 pandemic may continue to affect REE’s business will depend on continued developments, which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, REE may continue to suffer an adverse effect to REE’s business due to its global economic effect, including any economic recession. If the immediate or prolonged effects of the COVID-19 pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to EV purchases and other governmental support programs.

Risks Related to REE’s Strategy

REE’s business model has yet to be tested and any failure to commercialize its products could have an adverse effect on its operating results, business, or reputation, resulting in substantial liabilities that may exceed its resources.

REE strives to be the cornerstone upon which global mobility companies build any size or shape of electric car, van, or truck on a modular and scalable platform for various applications or target markets. REE believes that this approach will allow it to complete, and not compete with, other EV players such as vertically integrated OEMs, mobility and logistic players. REE plans to embrace traditional Tier 1 suppliers and their global manufacturing capacity, instead of directly competing with them. If REE is perceived to be a competitor by other EV players, REE may not be successful in its goal to complete rather than to compete. This approach depends in large part on REE’s ability to enter into definitive agreements that formalize its relationship with potential customers, suppliers and strategic partners. Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond REE’s control, including substantial risks and expenses in the course of establishing or entering new markets, organizing operations and undertaking marketing activities. The likelihood of REE’s success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which REE operates. In addition, REE’s plan to outsource manufacturing to potential suppliers and strategic partners and to utilize future integration centers for the assembly of REE products is a novel business strategy and REE cannot guarantee that the strategy will be successful or profitable. REE may be unable to generate revenues, raise additional capital or operate profitably or to meet projected gross margins, EBITDA and cash flows. REE will continue to encounter risks and difficulties frequently experienced by early development stage companies, including scaling up REE’s infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with its growth. In addition, REE expects to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in REE is therefore highly speculative and could result in the loss of your entire investment.

REE’s marketing and sales model is different from predominant and current models in the automobile industry, making evaluation of its business, operating results and future prospects difficult. Should such a model fail to achieve market acceptance, REE may not be able to achieve profitability.

REE plans to conduct product marketing and sales directly to OEMs, logistics companies and service providers by its internal business development and marketing teams. REE’s business development and marketing teams continue to focus on expanding relationships with OEMs, logistic and commercial players, mobility providers and e-commerce leaders and to expand its market to other industries. This marketing and sales model is different from the currently predominant marketing and sales model for automobile manufacturers, which makes evaluating its business, operating results and future prospects difficult. This model of product marketing and sale is relatively new and, with limited exceptions, unproven. For example, REE will not be able to utilize long established sales channels developed through a franchise system to increase sales volume. REE’s success will depend in large part on its ability to effectively develop its own distribution channels and marketing strategies. If REE is unable to achieve this, it could have a material adverse effect on its business, prospects, financial results and results of operations.

REE’s agreements with potential customers, potential suppliers and potential strategic partners are preliminary in nature.

All of REE’s existing agreements with potential customers, potential suppliers and potential strategic partners are pursuant to MOUs or strategic, alliance and development agreements. Such strategic collaborations are generally non-binding and subject to cancellation or require the achievement of development milestones as a precursor to entering into a further definitive agreement. There can be no guarantee that any of REE’s strategic collaborations would lead to any definitive agreements or lasting or successful business relationships with such potential customers, potential suppliers or potential strategic partners and failure to do so would have a material adverse effect on its business, prospects, financial results and results of operations.

REE may not succeed in establishing, maintaining and strengthening the “Powered by REE” brand, which could materially and adversely affect customer acceptance of its vehicles and components, thus negatively impacting its business, prospects and projected revenue.

REE intends to market its products as both individual products or as a full vehicle solution under the “Powered by REE” brand. The “Powered by REE” approach reflects REE’s mission to become the cornerstone upon which mobility players can build their mission-specific vehicle needs with the goal of completing rather than competing with other market participants. REE’s business and prospects are heavily dependent on its ability to develop, maintain and strengthen the “Powered by REE” brand and the REE brand generally. If REE does not continue to establish, maintain and strengthen its brand, it may lose the opportunity to build a critical mass of customers. Promoting and positioning its brand will likely depend significantly on REE’s ability to provide high quality products and engage with its potential customers as intended, and REE has limited experience in these areas. In addition, REE’s ability to develop, maintain and strengthen the “Powered by REE” brand and the REE brand generally will depend heavily on the success of its customer development and branding efforts. REE’s novel technology and design may not align with existing consumer preferences and consumers may be reluctant to acquire a vehicle build upon a new and unproven EV platform. In addition, REE could be subject to adverse publicity related to REE’s potential customers who build vehicles on REEplatforms whether or not such publicity related to such potential customers’ “Powered by REE” vehicles; given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in the “Powered by REE” brand and the REE brand generally. If REE does not develop and maintain a strong brand, its business, prospects, financial condition and operating results will be materially and adversely impacted.

REE will be subject to risks associated with strategic alliances.

If REE is successful in entering into definitive agreements with potential suppliers or potential strategic partners the resulting alliances will subject us to a number of risks, including risks associated with non-performance by the third party and sharing proprietary information, any of which may materially and adversely affect REE’s business and prospects. REE’s limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, REE may also suffer negative publicity or harm to its reputation by virtue of its association with any such third party.

REE operates in a highly competitive market against a large number of both established competitors and new market entrants, and many market participants have substantially greater resources than REE.

Both the automobile industry generally, and the EV segment in particular, are highly competitive, and REE will be competing for sales with both internal combustion engine (“ICE”) vehicles and EVs. Many of REE’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than REE does and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. REE expects competition for EVs to intensify due to increased demand and a regulatory push for alternative fuel vehicles, continuing globalization, and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service, and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and adversely affect REE’s business, financial condition, operating results, and prospects.

REE’s products will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than that of REE. Such competition may ultimately impair REE’s business and revenue.

REE’s target market currently is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, REE’s competitors are working on developing technologies that may be introduced in REE’s target market. If any of these alternative technology vehicles can provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of REE’s products or make REE’s products uncompetitive or obsolete.

REE may not be able to compete successfully in the market as a result of rapid changes in EV technology and the entrance of new and existing, larger manufacturers into the EV space.

REE’s products are being designed for use with, and depend upon, existing vehicle technology. As new companies and larger, existing vehicle manufacturers enter the EV space, REE may lose any technological advantage it may have had in the marketplace and suffer a decline in its position in the market. As technologies change, REE plans to upgrade or adapt its products to continue to provide products with the latest technology. However, REE’s products may become obsolete or REE’s research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to effectively compete. As a result, REE’s potential inability to adapt and develop the necessary technology may harm REE’s competitive position.

Risks Related to Development and Production of REE’s Products

REE’s products are currently in development and there are risks associated with developing existing advanced prototypes into marketable products.

REE’s products are currently in development and are in a prototype stage. In order to reach the production stage REE’s products remain subject to further design, validation, verification and testing, as well as product homologation. There is no guarantee that REE will be successful in developing the prototypes into final marketable products on the projected timeline, or at all. As of now, REE has been able to perform only limited testing of REE’s products, largely as a result of a lack of dedicated testing facilities. The establishment of the Engineering Center of Excellence at the MIRA Technology Park in the UK is expected to provide REE with access to world-class test facilities and a proving ground for physical testing and validation of the REE products. However, there can be no guarantee that the testing of REE’s products will proceed according to schedule or that the REE products will withstand rigorous testing. The development of REE’s advanced prototypes into final marketable products is and will be subject to risks including, but not limited to, with respect to:

•        REE’s ability to validate final marketable products that are capable of supporting Class 1 through Class 6 platform models as currently projected;

•        REE’s ability to completely the final marketable product design process on time, if at all;

•        REE’s ability to produce design drawings in order to allow potential suppliers and potential strategic partners to prepare for and begin manufacture of REE products on time, if at all;

•        the ability for REE’s prototype to meet the stringent level of safety measures required by ASIL D;

•        REE’s ability to obtain ASPICE CL2 certification;

•        the ability for REE’s prototypes to withstand rigorous testing and validation;

•        the ability for REE’s prototypes to satisfy testing and validation standards set by external assessors;

•        the ability of REE’s prototypes to meet existing or future automotive industry standards;

•        REE’s ability to successfully develop and validate true X-by-Wire Control capabilities compatible with Class 1 through Class 6 platform models as currently projected; and

•        the ability of X-by-Wire Control technology to obtain regulatory approval and achieve widespread market acceptance.

REE is subject to risks associated with the anticipated timing of REE’s initial commercial production and subsequent increased commercial production.

REE does not know whether its potential suppliers or strategic partners will be able to develop efficient, automated, low-cost production capabilities and processes and reliable sources of component supply, that will enable REE to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market REE’s products on its anticipated timeframe. Even if REE and its potential suppliers and strategic partners are successful in developing its initial production and further high volume production capability and processes and reliably source its component supply, REE does not know whether it will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond its control such as problems with potential suppliers and strategic partners, or force majeure events, or in time to meet REE’s products commercialization schedules or to satisfy the requirements of it potential customer base. Any failure to develop such production processes and capabilities within REE’s projected costs and timelines could have a material adverse effect on its business, prospects, financial condition and operating results.

REE’s development of an outsourced manufacturing business model may not be successful, which could harm its ability to deliver products and recognize revenue.

REE’s business depends in large part on its ability to develop, manufacture and assemble its products. Initially, REE plans to outsource the manufacturing of its products in collaboration with one or more potential suppliers and potential strategic partners, including Tier 1 automotive suppliers. REE plans to assemble its products at REE’s future integration centers. REE has not yet executed definitive supply or manufacturing agreements with potential suppliers and potential strategic partners for production of REE’s products or any of its other future product offerings. See “Business — REE’s Manufacturing Approach” for more information. If REE is unable to negotiate and finalize such definitive agreements it will not be able to produce any products and will not be able to generate any revenue, or the products may become more expensive to deliver with a higher bill of materials, which would have a material adverse effect on its business, prospects, operating results and financial condition. In addition, the utilization of future integration centers for the assembly of REE products is an untested business strategy and there is no guarantee that the strategy will be successful or profitable.

If REE’s potential suppliers and strategic partners were to experience delays, disruptions, capacity constraints or quality control problems in its manufacturing operations, product shipments could be delayed or rejected or REE’s potential customer base could consequently elect to change product demand. These disruptions would negatively impact REE’s revenues, competitive position and reputation. In addition, REE’s potential suppliers and strategic partners may rely on certain state tax incentives that may be subject to change or elimination in the future, which could result in additional costs and delays in production if a new manufacturing site must be obtained. Further, if REE is unable to manage successfully its relationship with its potential suppliers and strategic partners, the quality and availability of its products may be harmed. REE’s potential suppliers and strategic partners could, under some circumstances, decline to accept new purchase orders from or otherwise reduce their business with REE. If REE’s potential suppliers and strategic partners stopped manufacturing REE’s products for any reason or reduced manufacturing capacity, REE may be unable to replace the lost manufacturing capacity on a timely and comparatively cost-effective basis, which would adversely impact its operations.

REE’s reliance on its potential suppliers and strategic partners, as well as the establishment and operation of REE’s future integration centers, exposes it to a number of risks which are outside its control, including with respect to:

•        the manufacture of certain components will require significant costs related to non-recurring engineering and tooling costs incurred by REE’s potential suppliers and strategic partners the extent of which is currently unknown;

•        unexpected increases in manufacturing costs;

•        interruptions in shipments if a potential suppliers or strategic partners are unable to complete production in a timely manner;

•        inability to control quality of finished products;

•        inability to control delivery schedules;

•        inability to control production levels and to meet minimum volume commitments to REE’s potential customer base;

•        inability to control manufacturing yield;

•        inability to maintain adequate manufacturing capacity;

•        inability to secure adequate volumes of acceptable components at suitable prices or in a timely manner;

•        inability to establish new integration centers at the projected cost of $15 million per integration center;

•        inability to accurately assemble products within specified design tolerances;

•        delays by REE in delivering final component designs to its potential suppliers and strategic partners;

•        inability to implement a sufficient number of future integration centers in order to meet demand for REE products in time;

•        inability to implement a network of future integration;

•        inability to effectively manage a global network of integration centers; and

•        other delays, backlog in manufacturing and research and development of new models, and cost overruns.

REE’s ability to develop, manufacture and obtain required regulatory approvals for products of sufficient quality and appeal to its potential customer base on schedule and on a large scale is unproven, and the business plan is still evolving. REE may be required to introduce new products models and enhanced versions of existing models. To date, REE has limited experience, as a company, designing, testing, manufacturing, marketing and selling or leasing its electric products and therefore cannot assure you that it will be able to meet customer expectations. Any failure to develop such manufacturing processes and capabilities within REE’s projected costs and timelines would have a material adverse effect on its business, prospects, operating results and financial condition.

REE does not currently have any plans to establish manufacturing facilities of its own, so failure to establish sufficient agreements with potential suppliers and strategic partners would significantly hinder REE’s ability to manufacture its products. In addition, the manufacturing facilities of REE’s potential suppliers and strategic partners may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for REE to manufacture its products for some period of time. The inability to manufacture REE’s products or the backlog that could develop if the manufacturing facilities of its potential suppliers and strategic partners are inoperable for even a short period of time may result in the loss of potential customers or harm REE’s reputation.

REE is reliant on its UK Engineering Center of Excellence for the design, validation, verification, testing and homologation of its products.

On February 16, 2021, REE announced the establishment of a new UK Engineering Center of Excellence at the MIRA Technology Park in the UK (the “Engineering Center”). The new Engineering Center is intended to expedite REE’s strategic plans to meet anticipated global demand. The Engineering Center will spearhead REE product design, validation, verification and testing, as well as product homologation. REE will also have access to world-class test facilities and a proving ground for physical testing and validation of the REE products at the Engineering Center. The Engineering Center, and the facilities available therein, will be integral to REE’s ability to develop its advanced prototypes into marketable products. Any loss of access or disputes related to the Engineering Center have the potential to adversely impact REE’s ability to develop its advanced prototypes into marketable products on time to meet commercialization timeline, or at all.

REE’s utilization of its Engineering Center is and will be subject to risks, including with respect to:

•        REE’s ability to maintain arrangements on reasonable terms with third parties for the provision of testing facilities and testing services with respect to REE products;

•        REE’s ability to maintain the lease on reasonable terms and associated risks related to disputes involving the lessor of the Engineering Facility;

•        REE’s ability to attract, recruit, hire, retain and train a sufficient number of skilled employees to effectively staff the Engineering Center;

•        REE’s reliance on outside contractors for the provision of certain services and associated risks related to monitoring and protecting IP, contractual disputes and certain inherent cybersecurity risks;

•        Potential future changes of control resulting from a sale of the MIRA Technology Park or resulting from a bankruptcy proceeding with respect to MIRA; and

•        Limited availability of testing facilities when required for validation, verification and testing of REE products resulting from the shared nature of the MIRA Technology Park and inherent delays related thereto.

The testing facilities available to REE at the Engineering Center would be costly to replace and could require substantial lead time to replace and qualify for use. The testing facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for REE to validate, verify and test REE products for some period of time. The inability to validate, verify and test REE products or the resulting delay to REE’s commercialization schedule if the testing facilities are inoperable for even a short period of time may result in the loss of potential customers or harm REE’s reputation.

Technology in the automotive industry is rapidly evolving and developments in alternative technologies, including but not limited to hydrogen, may adversely affect the demand for REE’s products. Such unforeseen developments in technology may adversely affect market adoption of REE’s current products or future product developments.

REE may be unable to keep up with changes in EV technology or alternatives to electricity as a fuel source and, as a result, its competitiveness may suffer. Developments in alternative technologies, such as advanced diesel, ethanol, hybrids, fuel cells, or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect REE’s business and prospects in ways REE does not currently anticipate. Any failure by REE to successfully react to changes in existing technologies could materially harm its competitive position and growth prospects.

REE’s products may make use of lithium-ion battery cells, which can be dangerous in certain circumstances, including but not limited to the possibility that such cells may catch fire or vent smoke and flame.

The fuel source for REE products may make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While REE has taken measures to enhance the safety of its designs, a field or testing failure of its products could occur in the future, which could subject REE to lawsuits, product recalls, or redesign efforts, all of which would be time-consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells such as a vehicle or other fire, even if such incident does not involve REE’s products, could seriously harm its business.

In addition, REE’s potential suppliers and strategic partners are expected to store a significant number of lithium-ion cells at their facilities. Any mishandling of battery cells may cause disruption to the operation of such facilities. A safety issue or fire related to the cells could disrupt operations or cause manufacturing delays. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor’s EV or energy storage product may cause indirect adverse publicity for REE and its products. Such adverse publicity could negatively affect REE’s brand and harm its business, prospects, financial condition and operating results.

The efficiency of battery usage in EVs declines over time, which may negatively impact potential customers’ decisions with regards to purchasing REE’s products.

REE anticipates that the range of its products will decline over time as the batteries deteriorate. REE currently expects a 3% to 4% decline in the battery life per year, which will decrease the range of its products over five years by approximately 20%. Other factors such as usage, time and stress patterns may also impact the battery’s ability to hold a charge, which would decrease REE’s products’ range before needing to refuel. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions, which would negatively affect REE’s operating results and financial condition.

Risks Related to REE’s Potential Suppliers

REE’s growth depends upon REE’s ability to develop and maintain relationships with its potential suppliers, such as source suppliers for critical components, and the completion of its supply chain while effectively managing the risks of to such relationships.

REE has entered into a number of MOUs and strategic, alliance and development agreements with certain strategic partners pursuant to which the parties are entering into discussions to evaluate or agree upon a development and strategic plan. REE has not yet entered into any definitive agreements pursuant to which any potential suppliers or strategic partners will produce REE’s products. In order to implement its business model requiring limited capital expenditures, REE will need to enter into definitive agreements with one or more potential suppliers and strategic partners in order to produce REE’s products in a manner contemplated by its business plan. Furthermore, REE has explored and intends to secure alternative suppliers and strategic partners for many of the most material aspects of its business model.

Collaboration with potential suppliers and strategic partners for the manufacturing of REE products is subject to risks with respect to operations that are outside REE’s control. REE could experience delays to the extent its potential suppliers or strategic partners do not continue doing business with REE, meet agreed upon timelines, experience capacity constraints or otherwise are unable to deliver components or manufacture products as expected. There is risk of disputes with potential suppliers and strategic partners, and REE could be affected by adverse publicity related to its potential suppliers or strategic partners whether or not such publicity is related to their collaboration with REE. REE’s ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of REE’s potential suppliers or strategic partner’s products or other products manufactured by the same potential suppliers or strategic partners. In addition, although REE intends to be involved in material decisions in the supply chain and manufacturing process, given that REE also will rely on its potential suppliers and strategic partners to meet its quality standards, there can be no assurance that REE will be able to maintain high quality standards.

REE will depend on its potential suppliers, including but not limited to body manufacturers and battery providers, some of which will be single or limited source suppliers, and the inability of such suppliers to deliver the components of REE’s products in a timely manner or at all and at prices and volumes acceptable to it could have a material adverse effect on its business, prospects and operating results.

REE will rely on potential suppliers and strategic partners for the provision and development of many of the components and materials used in its products. While REE plans to obtain components from multiple sources whenever possible, some of the components used in its products are expected to be purchased by REE from a single source. REE’s potential suppliers and strategic partners may not be able to meet their product specifications and performance characteristics, which would impact REE’s ability to achieve its product specifications and performance characteristics as well. Additionally, REE’s potential suppliers and strategic partners may be unable to obtain required certifications for their products for which REE plans to use or provide warranties that are necessary for REE’s solutions. If REE is unable to obtain components and materials used in its products from its potential suppliers or if its potential suppliers decide to create or supply a competing product, REE’s business could be adversely affected. REE has less negotiating leverage with potential suppliers than larger and more established automobile manufacturers and may not be able to obtain favorable pricing and other terms. While REE believes that it may be able to establish alternate supply relationships and can obtain or engineer replacement components for its single source components, REE may be unable to do so in the short term, or at all, at prices or quality levels that are favorable to REE, which could have a material adverse effect on its business, prospects, financial condition and operating results.

REE expects to purchase various types of equipment, raw materials and manufactured component parts from its potential suppliers or strategic partners. If these potential suppliers or strategic partners experience substantial financial difficulties, cease operations, or otherwise face business disruptions, REE may be required to provide substantial financial support to ensure supply continuity or would have to take other measures to ensure components and materials remain available. Any disruption could affect’s REE’s ability to deliver products and could increase REE’s costs and negatively affect its liquidity and financial performance.

REE’s business could be harmed by increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion battery cells.

REE and its potential suppliers may experience increases in the cost of or a sustained interruption in the supply or shortage of materials. Any such increase, supply interruption or shortage could materially and negatively impact REE’s business, prospects, financial condition and operating results. REE and its potential suppliers will use various materials in their businesses and products, including for example lithium-ion battery cells and steel, and the prices for these materials fluctuate. The available supply of these materials may be unstable, depending on market conditions and global demand, including as a result of increased production of EVs by REE’s competitors, and could adversely affect REE’s business and operating results.

Risks Related to REE’s Future Sales

REE currently targets potential customers that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions.

Many of REE’s potential customers are large, multinational corporations with substantial negotiating power relative to it and, in some instances, that may have internal solutions that are competitive to REE’s products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing design wins with any of these companies will require a substantial investment of REE’s time and resources. REE cannot assure you that its products will secure design wins from these or other companies or that it will generate meaningful revenue from the sales of its products to these key potential customers. If REE’s products are not selected by these large corporations or if these corporations develop or acquire competitive technology, it will have an adverse effect on REE’s business. In addition, if REE is unable to sell its products to such potential customers on certain terms, its prospects and results of operations may be adversely affected.

Discontinuation, lack of commercial success, or loss of business with respect to a particular product model for which REE is a significant supplier could reduce REE’s sales and adversely affect its profitability.

If REE is able to secure design wins and its REE products are included in EV products, it expects to enter into supply agreements with the relevant customers. Market practice dictates that these supply agreements typically require REE to supply a customer’s requirements for a particular vehicle model or product. These contracts can have short terms and/or can be subject to renegotiation, sometimes as frequently as annually, all of which may affect product pricing, and may be terminated by REE’s potential customers at any time. Therefore, even if REE is successful in obtaining design wins and the systems into which its products are built are commercialized, the discontinuation of, the loss of business with respect to, or a lack of commercial success of a particular vehicle model for which REE is a significant supplier could mean that the expected sales of REE’s products will not materialize, materially and adversely affecting its business.

Pricing pressures, automotive OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or losses, which may adversely affect REE’s business.

Cost-cutting initiatives adopted by REE’s potential customer base often result in increased downward pressure on pricing. REE expects that its future agreements with automotive OEMs may require step-downs in pricing over the term of the agreement or, if commercialized, over the period of production. In addition, REE’s automotive OEM customers are expected to reserve the right to terminate their supply contracts for convenience, which enhances their ability to obtain price reductions. Automotive OEMs also possess significant leverage over their suppliers, including REE, because the automotive component supply industry is highly competitive, serves a limited number of customers and has a high fixed cost base. Accordingly, REE expects to be subject to substantial continuing pressure from automotive OEMs and Tier 1 suppliers to reduce the price of its products. It is possible that pricing pressures beyond REE’s expectations could intensify as automotive OEMs pursue restructuring, consolidation and cost- cutting initiatives. If REE is unable to generate sufficient production cost savings in the future to offset price reductions, its gross margin and profitability would be adversely affected.

The average selling prices of REE’s products could decrease rapidly over the life of the products, which may negatively affect REE’s revenue and gross margin.

REE expects the average selling prices of its products generally to decline as its potential customer base seeks to commercialize EVs built on the REE products at prices low enough to achieve market acceptance. In order to sell products that have a falling average unit selling price and maintain margins at the same time, REE will need to continually reduce products and manufacturing costs. To manage manufacturing costs, REE must engineer the most cost-effective design for its products. In addition, REE will continuously drives initiatives to reduce labor cost, improve worker efficiency, reduce the cost of materials, use fewer materials and further lower overall product costs by carefully managing component prices, inventory and shipping cost. REE also needs to continually introduce new products with higher sales prices and gross margin in order to maintain its overall gross margin. If REE is unable to manage the cost of older products or successfully introduce new products with higher gross margin, its revenue and overall gross margin would likely decline.

Risks Related to REE’s Quality

REE’s products rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if REE is unsuccessful in addressing or mitigating technical limitations in its systems, REE’s business could be adversely affected.

REE’s products rely on software and hardware that is highly technical and complex and will require modification and updates over the life of the products. In addition, REE’s products depend on the ability of such software and hardware to store, retrieve, process and manage immense amounts of data. REE’s software and hardware may contain, errors, bugs or vulnerabilities, and REE’s systems are subject to certain technical limitations that may compromise REE’s ability to meet its objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects or technical limitations may be found within REE’s software and hardware. Although REE attempts to remedy any issues it observes in its products as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not be to the satisfaction of REE’s potential customer base. Additionally, if REE is able to deploy updates to the software addressing any issues but REE’s over-the-air update procedures fail to properly update the software, REE’s potential customer base would then be responsible for installing such updates to the software and their software will be subject to these vulnerabilities until they do so. If REE is unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in its software and hardware, REE may suffer damage to its reputation, loss of customers, loss of revenue or liability for damages, any of which could adversely affect REE’s business and financial results.

REE may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.

REE may become subject to product liability claims, even those without merit, which could harm its business, prospects, operating results, and financial condition. The automobile industry experiences significant product liability claims and REE faces inherent risk of exposure to claims in the event its products do not perform as expected or malfunction resulting in personal injury or death. REE’s risks in this area are particularly pronounced given it has limited field experience of its products. A successful product liability claim against REE could require REE to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about REE’s products and business and inhibit or prevent commercialization of other future product candidates, which would have a material adverse effect on REE’s brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of REE’s coverage, or outside of REE’s coverage, may have a material adverse effect on REE’s reputation, business and financial condition. REE may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if it does face liability for its products and are forced to make a claim under its policy.

REE does not currently have experience servicing its products. If REE is unable to address the service requirement of its potential customer base, its business may be materially adversely affected.

REE plans to work with strategic partners to provide predictive maintenance scheduling through smart service and maintenance AI in combination with over-the-air updates that seek to ensure maintenance is not performed on a standard schedule, but rather before a part will fail, which is expected to offer significant savings for unnecessary part replacements and drastically reduce downtime. There is no guarantee that REE will be successful in developing the necessary technology to actualize predictive maintenance scheduling. In addition, REE servicing may primarily be carried out through third parties certified by REE. Although such potential servicing partners may have experience in servicing other products, they will initially have limited experience in servicing REE products. There can be no assurance that REE service arrangements will adequately address the service requirements of its potential customer base to their satisfaction, or that REE and its potential servicing partners will have sufficient resources to meet these service requirements in a timely manner as the volume of products REE deliver increases. In addition, if REE is unable to roll out and establish a widespread service network that complies with applicable laws, user satisfaction could be adversely affected, which in turn could materially and adversely affect REE’s reputation and thus its sales, results of operations, and prospects.

REE may be subject to risks associated with autonomous driving and EV technology, including but not limited to technical malfunctions, regulatory obstacles, and/or product liability.

REE’s products are being designed to be compatible with autonomous control. Autonomous driving technologies are subject to risks and there have been accidents and fatalities associated with such technologies. The safety of such technologies depends in part on user interaction and users, as well as other drivers on the roadways, may not be accustomed to using or adapting to such technologies. To the extent accidents associated with REE’s products that are used with autonomous controls occur, REE could be subject to liability, negative publicity, government scrutiny and further regulation. Any of the foregoing could materially and adversely affect REE’s results of operations, financial condition and growth prospects.

Autonomous driving technology is also subject to considerable regulatory uncertainty as the law evolves to catch up with the rapidly evolving nature of the technology itself, all of which are beyond REE’s control. REE’s products also may not achieve the requisite level of autonomous compatibility required for certification and rollout to consumers or satisfy changing regulatory requirements which could require REE to redesign, modify or update its products.

Risks Related to REE’s Employees

REE is dependent on its founders Daniel Barel and Ahishay Sardes.

REE is dependent on the services of Daniel Barel, its co-founder, director and Chief Executive Officer, and Ahishay Sardes, its co-founder and Chief Technology Officer. Mr. Barel and Mr. Sardes are significant influences and drivers of REE’s business plan. If Mr. Barel or Mr. Sardes were to discontinue their service to REE due to death, disability or any other reason, REE would be significantly disadvantaged.

REE’s success depends, in part, on its ability to attract and recruit key employees and hire qualified management, technical and vehicle engineering personnel.

REE’s success depends, in part, on its ability to retain its key personnel. The unexpected loss of or failure to retain one or more of its key employees could adversely affect its business. REE’s success also depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified personnel. Because REE’s products are based on different technology than traditional internal combustion engines, individuals with sufficient training in alternative fuel, technology or EVs may not be available, and as a result, REE will need to expend significant time and expense training the employees it hires. Competition for individuals with experience designing, manufacturing and servicing EVs or their related technology, parts and products is intense, and REE may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could materially adversely harm its business and prospects.

REE’s business may be adversely impacted by the labor and union activities of its own employees, as well of those of any of its potential affiliates, business partners, suppliers, or otherwise related entities.

Although none of REE’s employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. REE may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on REE’s business, financial condition or operating results.

Risks Related to REE’s Finances

REE is an early stage company with a history of losses, and expects to incur significant expenses and continuing losses for the foreseeable future.

Since inception, REE has incurred, and REE expects in the future while REE grows to incur, losses and negative cash flow, either or both of which may be significant. The working capital funding necessary to start a new EV product manufacturing company is significant, and other companies have tried and failed over the last several years with billions of investment capital. While REE expects to benefit from its management’s experience, the technology it has developed to date, and the advantages offered by its Engineering Center, REE does not expect to be profitable in the near term as REE invests in its business, builds capacity and ramps up operations, and REE cannot assure you that REE will ever achieve or be able to maintain profitability in the future. Failure to become profitable may materially and adversely affect the value of your investment. If REE is ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of EV products like the REEcorner, which may not occur.

Financial results may vary significantly from period to period due to fluctuations in REE’s operating costs and other factors, which may or may not be foreseeable.

REE expects its period-to-period financial results to vary based on its operating costs, which REE anticipates will fluctuate as the pace at which it continues to design, develop and produce new products and increase production capacity. Additionally, REE’s revenues from period to period may fluctuate as it develops and introduces new products or introduces existing products to new markets for the first time. As a result of these factors, REE believes that quarter-to-quarter comparisons of its financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, REE’s financial results may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on quarterly financial results. If any of this occurs, the trading price of our Class A Ordinary Shares could fall substantially, either suddenly or over time.

REE may not be able to accurately estimate the supply and demand of its products, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If REE fails to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.

It is difficult to predict REE’s future revenues and appropriately budget for its expenses, and REE may have limited insight into trends that may emerge and affect its business. REE expects that it will be required to provide forecasts of its demand to its potential suppliers several months prior to the scheduled delivery of products to its prospective customers. Currently, there is no historical basis for making judgments on the demand for REE’s products or its ability to develop, produce, and deliver products, or REE’s profitability in the future. If REE overestimates its requirements, its potential suppliers may have excess inventory, which indirectly would increase REE’s costs. If REE underestimates its requirements, its potential suppliers may have inadequate inventory, which could interrupt manufacturing of its products and result in delays in shipments and revenues. In addition, lead times for materials and components that REE’s potential suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If REE fails to order sufficient quantities of product components in a timely manner, the delivery of products to its potential customer base could be delayed, which would harm REE’s business, financial condition and operating results.

REE will need to improve its operational and financial systems to support its expected growth, increasingly complex business arrangements and rules governing revenue and expense recognition and any inability to do so will adversely affect REE’s billing and reporting.

To manage the expected growth of its operations and increasing complexity, REE will need to improve its operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect REE’s billing and reporting. REE’s current and planned systems, procedures and controls may not be adequate to support its complex arrangements and the rules governing revenue and expense recognition for its future operations and expected growth. Delays or problems associated with any improvement or expansion of REE’s operational and financial systems and controls could adversely affect REE’s relationships with its potential customer base, cause harm to its reputation and brand and could also result in errors in its financial and other reporting.

REE may need to raise additional funds and these funds may not be available to it when it needs them, or may only be available on unfavorable terms. As a result, REE may be unable to meet its future capital requirements, which could limit its ability to grow and jeopardize its ability to continue its business operations.

In the future, REE may require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances and it may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to further business relationships with its potential customer base or partners, REE may issue equity or equity-linked securities to potential customers or partners. REE may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If REE raises additional funds through the issuance of equity or convertible debt or other equity-linked securities or if it issues equity or equity-linked securities to potential customers to further business relationships, its existing stockholders could experience significant dilution. Any debt financing obtained by REE in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for REE to obtain additional capital and to pursue business opportunities, including potential acquisitions. If REE is unable to obtain adequate financing or financing on terms satisfactory to REE, when REE requires it, REE’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited.

REE’s insurance strategy may not be adequate to protect it from all liabilities business risks.

In the ordinary course of business, REE may be subject to losses resulting from products liability, accidents, acts of God and other claims against REE, for which REE may have no insurance coverage. While REE currently carries commercial general liability, workers’ compensation and directors’ and officers’ insurance policies, REE may not maintain as much insurance coverage as other EV market participants do, and in some cases, REE may not maintain any at all. Additionally, the policies that REE does have may include significant deductibles, and REE cannot be certain that its insurance coverage will be sufficient to cover all future claims against REE. A loss that is uninsured or exceeds policy limits may require REE to pay substantial amounts, which could adversely affect REE’s financial condition and operating results.

The successful assertion of one or more large claims against REE that exceeds its available insurance coverage, or results in changes to its insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on its business. In addition, REE cannot be sure that its existing insurance coverage will continue to be available on acceptable terms or that REE’s insurers will not deny coverage as to any future claim.

Risks Related to Being a Public Company

REE’s management has limited experience operating a public company, and thus its success in such endeavors cannot be guaranteed.

REE’s executive officers have limited experience in the management of a publicly traded company. REE’s management team may not successfully or effectively manage its transition to a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company. REE may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. REE is in the process of upgrading its finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact its ability or prevent it from timely reporting its operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for REE to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that REE will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

If REE is unable for any reason to meet the continued listing requirements of Nasdaq, such action or inaction could result in a delisting of the Class A Ordinary Shares.

If REE fails to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist the Class A Ordinary Shares. Such a delisting would likely have a negative effect on the price of the Class A Ordinary Shares and would impair your ability to sell or purchase the Class A Ordinary Shares when you wish to do so. In the event of a delisting, REE can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its the Class A Ordinary Shares to become listed again, stabilize the market price or improve the liquidity of its the Class A Ordinary Shares, prevent its the Class A Ordinary Shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If securities and industry analysts do not publish research or reports about REE’s business or publish negative reports about its business, REE’s share price and trading volume may suffer.

The trading market for the Class A Ordinary Shares is and will be influenced by the research and reports that securities or industry analysts publish about REE or its business. REE does not have any control over such analysts, and cannot provide any assurance that analysts will continue to cover REE or provide favorable coverage. If one or more of the analysts who cover REE downgrade REE’s shares or change their opinion of REE’s shares, REE’s share price would likely decline. If one or more of these analysts cease coverage of REE or fail to regularly publish reports on REE, REE could lose visibility in the financial markets, which could cause its share price or trading volume to decline.

As REE grows rapidly and expands into multiple global markets, there is a risk that it will fail to maintain an effective system of internal controls and its ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. REE may identify material weaknesses in its internal controls over financing reporting which it may not be able to remedy in a timely manner.

As a public company, REE operates in an increasingly demanding regulatory environment, which requires it to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the regulations of Nasdaq, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for REE to produce reliable financial reports and are important to help prevent financial fraud. Commencing with its fiscal year ending December 31, 2021, REE must perform system and process evaluation and testing of its internal controls over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to the Closing, REE had never been required to test its internal controls within a specified period and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner.

REE anticipates that the process of building its accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. REE expects that it will need to implement a new internal system to combine and streamline the management of its financial, accounting, human resources and other functions. However, such a system would likely require REE to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect REE’s controls and harm its business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, REE may discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. REE’s internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If REE is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if it is unable to maintain proper and effective internal controls, REE may not be able to produce timely and accurate financial statements. If REE cannot provide reliable financial reports or prevent fraud, its business and results of operations could be harmed, investors could lose confidence in its reported financial information and REE could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

REE has incurred and expects to continue to incur increased costs as a result of its operation as a public company, and its management will be required to devote substantial time and resources to employing new compliance initiatives in order to comport with the regulatory requirements applicable to public companies.

REE has incurred and expects to continue to incur significant legal, accounting and other expenses as a public company that it did not incur as a private company, and these expenses may increase even more after REE is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, REE is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. REE’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, REE expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase REE’s net loss. For example, REE expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. REE cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for REE to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

REE is a foreign private issuer and, as a result, it is not subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

REE reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Because REE qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although it is subject to Israeli laws and regulations with regard to certain of these matters and intends to furnish comparable quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As REE is a “foreign private issuer” and follows certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, REE is permitted to follow certain home country corporate governance practices rather than those otherwise required by Nasdaq rules, provided that it discloses the requirements it is not following and describes the equivalent home country practices it follows instead. REE relies on this “foreign private issuer exemption” with respect to the Nasdaq rules for director nomination procedures and shareholder meeting quorums. REE may in the future elect to follow home country practices with regard to other matters. As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

REE may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, REE is a foreign private issuer, and therefore is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to REE on June 30, 2022. In the future, REE would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If REE loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. REE would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, REE would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

Risks Related to Regulation

REE’s financial and operational projections rely in part on existing and future regulations and incentive programs supporting EV adoption.

There has been a significant growth in the adoption of environmentally driven regulations and incentive programs with low and zero emission targets with the automotive industry being among the most impacted industries. Such measures encourage local and national governments to implement various forms of rebates and credits for the purchase of an EV. In addition, regulations in many cities, states and countries are also encouraging a shift away from — or in some cases banning entirely — fossil fuel-powered vehicles, with many of the earliest of these regulations targeted at buses, trucks and delivery vehicles. REE’s financial and operational projections include the continued growth in existing and similar regulations and incentive programs to accelerate the adoption of EV technology into the wider market. There is no guarantee that such regulations and incentive programs will be successful in encouraging adoption of EV technology and there is no guarantee that new regulations and incentive programs will be adopted or that existing regulations and incentive programs will remain in place. For example, the development of an alternative fuel besides electricity that results in low or no emissions may shift the focus of such regulations and incentive programs away from EV technology. The failure for new regulations and incentive programs to be adopted as expected or the termination of existing regulations and incentive programs could materially and adversely affect the growth of the EV market generally and REE’s business, prospects, financial condition and operating results.

REE may encounter obstacles outside of its control that slow the adoption of EVs in the market, including but not limited to regulatory requirements or infrastructure limitations.

While REE’s products are subject to substantial regulation under federal, state and local laws, REE believes that its products will be in compliance with all applicable laws when they are offered to potential customers. However, to the extent the laws change, new laws are introduced, or if REE introduces new products in the future, some or all of its products may not comply with applicable international federal, state or local laws. Further, certain federal, state and local laws and industry standards currently regulate electrical and electronics equipment. Although standards for EVs are not yet generally available or accepted as industry standards, REE’s products may become subject to international, federal, state, and local regulation in the future. Compliance with these regulations could be burdensome, time consuming, and expensive.

REE’s products are subject to environmental and safety compliance with various federal and state regulations, including regulations promulgated by the Environmental Protection Agency, the National Highway Traffic and Safety Administration and various state boards, and compliance certification is required for each new model year. The cost of these compliance activities and the delays and risks associated with obtaining approval can be substantial. The risks, delays and expenses incurred in connection with such compliance could be substantial.

In addition, REE’s products involve a novel design and new technology, including locating critical vehicle components (steering, braking, suspension, powertrain and control) into the area between the chassis and the wheel and X-by-Wire Control technology, which may not meet existing safety standards or require modification in order to comply with various regulatory requirements. In particular, while there is limited related regulation in the EU, REE’s X-by-Wire technology has not received significant regulatory attention globally (including in the U.S.). There is no guarantee that REE’s X-by-Wire technology will receive regulatory approval generally, and there is no guarantee that REE’s X-by-Wire Control technology will comply with any relevant regulation that is put in place in the future. Compliance with regulatory requirements is expensive, at times requiring the replacement, enhancement or modification of equipment, facilities or operations. There can be no assurance that REE will be able to maintain its profitability by offsetting any increased costs of complying with future regulatory requirements.

REE is subject to various environmental laws and regulations that could impose substantial costs on its business and cause delays in building its manufacturing facilities.

REE’s operations are and will be subject to international, federal, state and local environmental laws and regulations, including laws relating to the use, handling, storage, disposal of and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and REE has limited experience complying with them. Moreover, REE expects that it will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require REE to change its operations, potentially resulting in a material adverse effect on its business, prospects, financial condition and operating results. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of REE’s operations.

Contamination at properties REE will own or operate, REE formerly owned or operated or to which hazardous substances were sent by REE, may result in liability for REE under environmental laws and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on REE’s financial condition or operating results.

REE and its potential suppliers and strategic partners are or may be subject to substantial regulation and unfavorable changes to, or failure by REE or its potential suppliers and strategic partners to comply with any such regulations could substantially harm REE’s business and operating results.

REE’s products, and the sale of motor vehicles including EVs in general, are subject to substantial regulation under international, federal, state, and local laws. REE expects to incur significant costs in complying with these regulations. Regulations related to the EV industry and alternative energy are currently evolving and REE faces risks associated with changes to these regulations.

To the extent the laws change, REE’s products may not comply with applicable international, federal, state or local laws, which would have an adverse effect on its business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, REE’s business, prospects, financial condition and operating results would be adversely affected.

Internationally, there may be laws in jurisdictions REE has not yet entered or laws it is unaware of in jurisdictions it has entered that may restrict its sales or other business practices. Even for those jurisdictions REE has analyzed, the laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles interfering with REE’s ability to sell products could have a negative and material impact on its business, prospects, financial condition and results of operations.

The evolution of the regulatory framework for autonomous vehicles and their related components is outside of REE’s control and it cannot guarantee that its products will achieve the requisite level of autonomy to enable driverless systems within the current projected framework, if at all.

There are currently no federal U.S. regulations pertaining to the safety of self-driving vehicles; however, the National Highway Traffic and Safety Administration has established recommended guidelines. Certain states have legal restrictions on self-driving vehicles, and many other states are considering them. This patchwork increases the difficulty in legal compliance for EVs and their related technology, parts and components. In Europe, certain vehicle safety regulations apply to self-driving braking and steering systems, and certain treaties also restrict the legality of certain higher levels of self-driving vehicles. Self-driving laws and regulations are expected to continue to evolve in numerous jurisdictions in the U.S. and foreign countries and may restrict autonomous driving features that REE may deploy.

REE is subject to governmental export and import control laws and regulations. Any failure on behalf of REE to comply with these laws and regulations could have an adverse effect on its business, prospects, financial condition and operating results.

In recent years, both China and the United States have each imposed tariffs indicating the potential for further trade barriers. These tariffs may escalate a nascent trade war between China and the United States. Tariffs could potentially impact its raw material prices and impact any plans to sell REE’s products or EVs that would use REE’s products in China. In addition, these developments could have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on REE’s business, financial condition and results of operations.

The UK’s withdrawal from the European Union (commonly referred to as Brexit), could result in increased regulatory, economic and political uncertainty, and impose additional challenges to REE in securing regulatory approval of its products or EVs using REE’s product in the European Union and the rest of Europe.

In June 2016, voters in the UK approved a referendum to withdraw the UK’s membership from the European Union (“EU”), which is commonly referred to as “Brexit.” The UK’s withdrawal from the EU occurred on January 31, 2020, but the UK remained in the EU’s customs union and single market for a transition period that expired on December 31, 2020. On December 24, 2020, the UK and the EU entered into a trade and cooperation agreement (the “Trade and Cooperation Agreement”), which was applied on a provisional basis from January 1, 2021. While the economic integration does not reach the level that existed during the time the UK was a member state of the EU, the Trade and Cooperation Agreement sets out preferential arrangements in areas such as trade in goods and in services, digital trade and intellectual property. Negotiations between the UK and the EU are expected to continue in relation to the relationship between the UK and the EU in certain other areas which are not covered by the Trade and Cooperation Agreement. The long term effects of Brexit will depend on the effects of the implementation and application of the Trade and Cooperation Agreement and any other relevant agreements between the UK and the EU. REE has facilities and employees in both the UK and other European countries, including the Engineering Center. REE cannot predict whether or not the UK will significantly alter its current laws and regulations in respect of the EV industry and, if so, what impact any such alteration would have on REE or its business. Moreover, REE cannot predict the impact that Brexit will have on (i) the marketing of its products or (ii) the process to obtain regulatory approval in the UK for its products. As a result of Brexit, REE may experience adverse impacts on customer demand and profitability in the UK and other markets. Depending on the terms of Brexit and any subsequent trade agreement, the UK could also lose access to the single EU market, or specific countries in the EU, resulting in a negative impact on the general and economic conditions in the UK and the EU. Changes may occur in regulations that REE is required to comply with as well as amendments to treaties governing tax, duties, tariffs, etc. which could adversely impact its operations and require it to modify its financial and supply arrangements. For example, the imposition of any import restrictions and duties levied on REE’s products may make its products more expensive and less competitive from a pricing perspective. To avoid such impacts, REE may have to restructure or relocate some of its operations which would be costly and negatively impact its profitability and cash flow.

Additionally, political instability in the European Union as a result of Brexit may result in a material negative effect on credit markets, currency exchange rates and foreign direct investments and any subsequent trade agreement in the EU and UK. This deterioration in economic conditions could result in increased unemployment rates, increased short- and long-term interest rates, adverse movements in exchange rates, consumer and commercial bankruptcy filings, a decline in the strength of national and local economies, and other results that negatively impact household incomes.

Furthermore, as a result of Brexit, other European countries may seek to conduct referenda with respect to their continuing membership with the European Union. Given these possibilities and others REE may not anticipate, as well as the absence of comparable precedent, it is unclear what financial, regulatory and legal implications the withdrawal of the UK from the European Union would have and how such withdrawal would affect REE, and the full extent to which its business could be adversely affected.

REE may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on its profitability and consolidated financial position.

REE may be, from time to time, involved in litigation, regulatory proceedings and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with REE’s potential suppliers and strategic partners and its potential customers base, intellectual property claims, stockholder litigation, government investigations, class action lawsuits, personal injury claims, environmental issues, customs and VAT disputes and employment and tax issues. In addition, REE could face in the future a variety of labor and employment claims against it, which could include but is not limited to general discrimination, wage and hour, privacy, ERISA or disability claims. In such matters, government agencies or private parties may seek to recover from REE very large, indeterminate amounts in penalties or monetary damages (including, in some cases, treble or punitive damages) or seek to limit REE’s operations in some way. These types of lawsuits could require significant management time and attention or could involve substantial legal liability, adverse regulatory outcomes, and/or substantial expenses to defend. Often these cases raise complex factual and legal issues and create risks and uncertainties. No assurances can be given that any proceedings and claims will not have a material adverse impact on REE’s operating results and consolidated financial position or that its established reserves or its available insurance will mitigate this impact.

REE is subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. As a result, REE may face criminal liability and other serious consequences for violations of such laws, which could harm its business.

REE is or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which it conducts or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act 2010 prohibit REE and its officers, directors, employees and business partners acting on its behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could adversely affect REE’s business, results of operations, financial condition and reputation. REE’s policies and procedures designed to ensure compliance with these regulations may not be sufficient and its directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which it may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject REE to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect REE’s business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact REE’s business and investments in its shares.

The intended tax effects of REE’s corporate structure and intercompany arrangements depend on the application of the tax laws of various jurisdictions and on how REE operates its business.

REE is incorporated in and a tax resident in Israel. REE currently has subsidiaries in the UK, Germany, and the U.S. If REE succeeds in growing its business, REE expects to conduct increased operations through its subsidiaries in various countries and tax jurisdictions, in part through intercompany service agreements between REE and its subsidiaries. In that case, REE’s corporate structure and intercompany transactions, including the manner in which REE develops and uses its intellectual property, will be organized so that REE can achieve its business objectives in a tax-efficient manner and in compliance with applicable transfer pricing rules and regulations. If two or more affiliated companies are located in different countries or tax jurisdictions, the tax laws and regulations of each country generally will require that transfer prices be the same as those between unrelated companies dealing at arm’s length and that appropriate documentation be maintained to support the transfer prices. While REE believes that it operates in compliance with applicable transfer pricing laws and intends to continue to do so, its transfer pricing procedures are not binding on applicable taxing authorities.

Significant judgment is required in evaluating REE’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. For example, REE’s effective tax rates could be adversely affected by changes in foreign currency exchange rates or by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations. In addition, its effective tax rate and the availability of any tax holidays could be adversely affected if REE does not obtain favorable tax rulings from certain taxing authorities. As REE intends to operate in various countries and taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by taxing authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views, for instance, with respect to, among other things, the manner in which the arm’s length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property.

In addition, tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. REE continues to assess the impact of such changes in tax laws and interpretations on its business and may determine that changes to its structure, practice, tax positions or the manner in which it conducts its business are necessary in light of such changes and developments in the tax laws of the jurisdictions in which REE operates. Such changes may nevertheless be ineffective in avoiding an increase in its consolidated tax liability, which could adversely affect its financial condition, results of operations and cash flows.

If taxing authorities in any of these countries were to successfully challenge REE’s transfer prices as not reflecting arm’s length transactions, they could require REE to adjust its transfer prices and thereby reallocate its income to reflect these revised transfer prices, which could result in a higher tax liability to REE. In addition, if the country from which the income is reallocated does not agree with the reallocation, both countries could tax the same income, potentially resulting in double taxation. If taxing authorities were to allocate income to a higher tax jurisdiction, subject REE’s income to double taxation or assess interest and penalties, it would increase REE’s consolidated tax liability, which could adversely affect its financial condition, results of operations and cash flows.

Risks Related to REE’s Information Security

In order to enter into production of its products, REE must develop complex software and technology systems in coordination with its potential suppliers and strategic partners. REE can provide no guarantee that such systems will be successfully developed.

REE’s products will use a substantial amount of third-party and in-house software codes and complex hardware to operate. The development of such advanced technologies are inherently complex, and REE will need to coordinate with its potential suppliers and strategic partners in order to reach production for its products. Defects and errors may be revealed over time and REE’s control over the performance of third-party services and systems may be limited. Thus, REE’s potential inability to develop the necessary software and technology systems may harm its competitive position.

REE is relying on potential suppliers and strategic partners to develop a number of emerging technologies for use in its products, including lithium ion battery technology. These technologies are not today, and may not ever be, commercially viable. There can be no assurances that REE’s potential suppliers and strategic partners will be able to meet the technological requirements, production timing, and volume requirements to support its business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics REE anticipates in its business plan. As a result, REE’s business plan could be significantly impacted and REE may incur significant liabilities under warranty claims which could adversely affect its business, prospects, and results of operations.

REE is subject to stringent and changing privacy laws, regulations and standards, information security policies and contractual obligations related to data privacy and security. REE’s actual or perceived failure to comply with such obligations could harm its business. Such legal requirements are evolving, uncertain and may require improvements in, or changes to, REE’s policies and operations.

REE expects to face significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. REE will transmit and store confidential and private information of its customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information.

REE has adopted strict information security policies and deployed advanced measures to implement the policies, including, among others, advanced encryption technologies, and plans to continue to deploy additional measurers as REE grows. However, advances in technology, an increased level of sophistication and diversity of REE’s products and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of the measures that it uses. If REE is unable to protect its systems, and hence the information stored in its systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to REE’s liabilities to the owners of confidential information or even subject it to fines and penalties. In addition, complying with various laws and regulations could cause REE to incur substantial costs or require it to change its business practices, including its data practices, in a manner adverse to REE’s business.

In addition, REE will need to comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in the U.S., Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018 and the State of California adopted the California Consumer Privacy Act of 2018 (“CCPA”), which became effective in January 2020. Both the GDPR and the CCPA impose additional obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under the GDPR) and regulations can be costly; any failure to comply with these regulatory standards could subject REE to legal and reputational risks.

Compliance with any additional laws and regulations could be expensive, and may place restrictions on the conduct of REE’s business and the manner in which it interacts with its customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against REE, and misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against REE by governmental entities or others, and damage to its reputation and credibility, and could have a negative impact on revenues and profits.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with REE’s privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by REE to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause REE’s potential customer base to lose trust in REE and could expose REE to legal claims. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online retail and other online services generally, which may reduce the number of orders REE receives.

The global data protection landscape is rapidly evolving, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. REE may not be able to monitor and react to all developments in a timely manner. For example, California recently adopted the CCPA, which became effective in January 2020. The CCPA establishes a privacy framework for covered businesses, including an expansive definition of personal information and data privacy rights for California residents. The CCPA includes a framework with potentially severe statutory damages and private rights of action. The CCPA requires covered businesses to provide new disclosures to California residents, provide them new ways to opt-out of certain disclosures of personal information, and allow for a new cause of action for data breaches. As REE expands its operations, the CCPA may increase REE’s compliance costs and potential liability. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the United States. Other states have begun to propose similar laws. Compliance with any applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and REE may be required to put in place additional mechanisms to comply with such laws and regulations.

REE publishes privacy policies and other documentation regarding its collection, processing, use and disclosure of personal information and/or other confidential information. Although REE endeavors to comply with its published policies and other documentation, REE may at times fail to do so or may be perceived to have failed to do so. Moreover, despite its efforts, REE may not be successful in achieving compliance if REE’s employees, contractors, service providers or vendors fail to comply with its published policies and documentation. Such failures can subject REE to potential local, state and federal action if they are found to be deceptive, unfair, or misrepresentative of its actual practices. Claims that REE has violated individuals’ privacy rights or failed to comply with data protection laws or applicable privacy notices even if REE is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm its business.

REE is subject to cybersecurity risks to its various systems and software and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent REE from effectively operating its business, or may cause harm to its business that may or may not be reparable.

REE is at risk for interruptions, outages and breaches of its: (a) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by REE or its potential suppliers and strategic partners; (b) facility security systems, owned by REE or its potential suppliers and strategic partners; (c) transmission control modules or other in-product technology, owned by REE or its potential suppliers and strategic partners; (d) the integrated software in REE’s products; or (e) customer data that REE processes or its potential suppliers and strategic partners process on its behalf. Such incidents could: materially disrupt REE’s operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of employees, potential customers, potential suppliers and strategic partners, or others; jeopardize the security of REE’s facilities; or affect the performance of in-product technology and the integrated software in REE’s products.

REE plans to include in-vehicle services and functionality that utilize data connectivity to monitor performance and timely capture opportunities to enhance on-the-road performance and for safety and cost-saving preventative maintenance. The availability and effectiveness of REE’s services depend on the continued operation of information technology and communications systems. REE’s systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm REE’s systems. REE intends to use its in-vehicle services and functionality to log information about each vehicle’s use in order to aid REE in vehicle diagnostics and servicing. REE’s potential customer base may object to the use of this data, which may increase REE’s vehicle maintenance costs and harm its business prospects.

Moreover, there are inherent risks associated with developing, improving, expanding and updating REE’s current systems, such as the disruption of REE’s data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect REE’s ability to manage its data and inventory, procure parts or supplies or assemble, deploy, deliver and service its products, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. REE cannot be sure that these systems upon which it relies, including those of its potential suppliers and strategic partners, will be effectively implemented, maintained or expanded as planned. If REE does not successfully implement, maintain or expand these systems as planned, its operations may be disrupted, its ability to accurately and timely report its financial results could be impaired, and deficiencies may arise in its internal control over financial reporting, which may impact REE’s ability to certify its financial results. Moreover, REE’s proprietary information or intellectual property could be compromised or misappropriated and its reputation may be adversely affected. If these systems do not operate as REE expects them to, REE may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

Any unauthorized control or manipulation of the information technology systems in REE’s products could result in loss of confidence in REE and its products and harm REE’s business.

REE’s products will contain complex information technology systems. For example, REE’s products will be outfitted with built-in data connectivity to accept and install periodic remote updates from REE to improve or update the functionality of its products. REE has designed, implemented and tested security measures intended to prevent cybersecurity breaches or unauthorized access to its information technology networks, its products and their systems, and intends to implement additional security measures as necessary. However, hackers may attempt in the future, to gain unauthorized access to modify, alter and use such networks, products and systems to gain control of, or to change, REE’s products’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the products. Vulnerabilities could be identified in the future and REE’s remediation efforts may not be successful. Any unauthorized access to or control of REE’s products or their systems or any loss of data could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to REE’s products, their systems or data, as well as other factors that may result in the perception that REE’s products, their systems or data are capable of being “hacked,” could negatively affect REE’s brand and harm its business, prospects, financial condition and operating results.

REE intends to retain certain personal information about its products, customers, employees and others that, if compromised, could have a material, adverse impact on REE’s financial performance and results of operations or prospects.

REE plans to collect, store, transmit and otherwise process data from products, customers, employees and others as part of its business and operations, which may include personal data or confidential or proprietary information. REE also works with potential suppliers and strategic partners that collect, store and process such data on its behalf and in connection with its products. There can be no assurance that any security measures that REE or its potential suppliers and strategic partners have implemented will be effective against current or future security threats. If a compromise of data were to occur, REE may become liable under its contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. REE’s systems, networks and physical facilities could be breached or personal information could otherwise be compromised due to employee error or malfeasance, if, for example, third parties attempt to fraudulently induce REE’s employees or REE’s customers to disclose information or user names and/or passwords. Third parties may also exploit vulnerabilities in, or obtain unauthorized access to, products, systems, networks and/or physical facilities utilized by REE’s service providers and vendors.

Risks Related to REE’s Intellectual Property

REE may incur significant costs and expenses in connection with the protection and enforcement of its intellectual property rights, including but not limited to litigation costs.

REE may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position. REE relies on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect its rights in its technology. Despite REE’s efforts to protect its proprietary rights, third parties may attempt to copy or otherwise obtain and use REE’s intellectual property or seek court declarations that they do not infringe upon its intellectual property rights. Monitoring unauthorized use of REE’s intellectual property is difficult and costly, and the steps REE has taken or will take will prevent misappropriation. From time to time, REE may have to resort to litigation to enforce its intellectual property rights, which could result in substantial costs and diversion of its resources.

The protection of REE’s intellectual property rights will be important to its future business opportunities. However, the measures REE takes to protect its intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•        as noted below, any patent applications REE submits may not result in the issuance of patents (and patents have not yet issued to REE based on its pending applications);

•        the scope of REE’s patents that may subsequently issue may not be broad enough to protect its proprietary rights;

•        REE’s issued patents may be challenged or invalidated by third parties;

•        REE’s employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to REE;

•        third parties may independently develop technologies that are the same or similar to REE’s;

•        the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; and

•        current and future competitors may circumvent or otherwise design around REE’s patents.

Patent, trademark, and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Therefore, REE’s intellectual property rights may not be as strong or as easily enforced outside of the U.S. Failure to adequately protect REE’s intellectual property rights could result in its competitors offering similar products, potentially resulting in the loss of some of REE’s competitive advantage and a decrease in its revenue which, would adversely affect its business, prospects, financial condition and operating results.

Also, while REE has registered and applied for trademarks in an effort to protect its investment in its brand and goodwill with customers, competitors may challenge the validity of those trademarks and other brand names in which REE has invested. Such challenges can be expensive and may adversely affect REE’s ability to maintain the goodwill gained in connection with a particular trademark.

REE may be sued for infringing or misappropriating intellectual property rights of third parties, and any such litigation would be both costly and time consuming and could prevent REE from developing or commercializing its future products.

Companies, organizations, or individuals, including REE’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with REE’s ability to make, use, develop, sell, lease or market its products which could make it more difficult for REE to operate its business. From time to time, REE may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge REE to take licenses. REE’s applications and uses of trademarks relating to its design, software or artificial intelligence technologies could be found to infringe upon existing trademark ownership and rights. In addition, if REE is determined to have infringed upon a third party’s intellectual property rights, it may be required to do one or more of the following:

•        cease selling or leasing, incorporating certain components into, or using products or offering goods or services that incorporate or use the challenged intellectual property;

•        pay substantial damages;

•        seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;

•        redesign its products or other goods or services; or

•        establish and maintain alternative branding for its products and services.

In the event of a successful claim of infringement against REE and REE’s failure or inability to obtain a license to the infringed technology or other intellectual property right, REE’s business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Patent applications submitted by REE to the relevant authorities may not result in granted patents or may require modification in order to obtain approval.

REE cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application for the same subject matter as REE has, REE may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, REE cannot be certain that the patent applications that it files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, REE’s competitors may design around REE’s issued patents, which may adversely affect its business, prospects, financial condition or operating results.

REE cannot assure you that it will be granted patents pursuant to its pending applications. Even if REE’s patent applications succeed and it is issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented or invalidated in the future. In addition, the rights granted under any issued patents may not provide REE with meaningful protection or competitive advantages. The claims under any patents that issue from REE’s patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to REE’s. The intellectual property rights of others could also bar REE from licensing and exploiting any patents that issue from its pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which REE has developed and are developing its technology. These patents and patent applications might have priority over REE’s patent applications and could subject its patent applications to invalidation. Finally, in addition to those who may claim priority, any of REE’s existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

REE may be subject to damages resulting from claims that either it or any of its employees wrongfully used or disclosed alleged trade secrets of their employees’ former employers or that they allegedly violated certain covenants, such as non-compete agreements, to which REE or its employees may have been previously or currently bound.

Many of REE’s employees were previously employed by other automotive companies or by suppliers to automotive companies. REE may be subject to claims that it or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If REE fails in defending such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent REE’s ability to commercialize its products, which could severely harm its business. Even if REE is successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

In addition to patented technology, REE relies on its unpatented proprietary technology, trade secrets, processes and knowledge.

REE relies on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that REE believes is best protected by means that do not require public disclosure. REE generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. However, REE may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. REE has limited control over the protection of trade secrets used by its potential suppliers and strategic partners and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, REE’s proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that its employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for REE, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of REE’s proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where REE operates may afford little or no protection to its trade secrets.

REE also relies on physical and electronic security measures to protect its proprietary information, but it cannot provide assurance that these security measures will not be breached or provide adequate protection for its property. There is a risk that third parties may obtain and improperly utilize REE’s proprietary information to its competitive disadvantage. REE may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights.

The terms of grants received from the Israeli government require us to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israel Innovation Authority or to transfer outside of Israel the know-how itself.

Under the Israeli Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984, or the Innovation Law, research and development programs which meet specified criteria and are approved by a committee of the Israel Innovation Authority of the Israeli Ministry of Economy and Industry, or IIA (formerly known as Office of Chief Scientist), are eligible for grants from the IIA. The grant amounts are determined by the research committee, and are typically a percentage of the project’s expenditures. Under most programs, the grantee is required to pay royalties to the State of Israel from the sale of products developed under the program.

REE’s research and development efforts in relation to its Softwheel segment have been partially financed through royalty-bearing and non-royalty bearing grants from the IIA in the total amount of $1,214,748. As of June 30, 2021, REE’s remaining contingent obligation with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totalled approximately $717,000.

Under the research and development agreements with the IIA and pursuant to applicable laws, REE is required to pay royalties at the rate of 3-5% sales of products that incorporate know-how developed with the IIA-funded, royalty-bearing grants. Such royalties are due up to an amount equal to 100% of the IIA grants received, linked to the U.S. dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to U.S. dollar deposits. If REE returns to production of these products outside of Israel and generates sales, the ceiling will increase based on the percentage of production that is outside of Israel, up to a maximum of 300% of the IIA grants, linked to the dollar and bearing interest as noted above.

•        Local Manufacturing Obligation.    The terms of the grants under the Innovation Law require that REE manufacture the products developed with these grants in Israel (but do not restrict the sale of products that incorporate the know-how). Under the regulations promulgated under the Innovation Law, the products may be manufactured outside Israel by REE or by another entity only if prior approval is received from the IIA (such approval is not required for the transfer of up to 10% of the manufacturing capacity in the aggregate, in which case a notice must be provided to the IIA and not objected to by the IIA within 30 days of such notice).

•        Know-How transfer limitation

•        The Innovation Law restricts the ability to transfer know-how funded by the IIA outside of Israel. Transfer of IIA funded know-how outside of Israel requires prior approval of the IIA and may be subject to payments to the IIA, calculated according to formulae provided under the Innovation Law. If REE wishes to transfer IIA funded know-how, the terms for approval will be determined according to the nature of the transaction and the consideration paid to REE in connection with such transfer.

•        Approval of transfer of IIA funded know-how to another Israeli company may be granted only if the recipient abides by the provisions of the Innovation Law and related regulations, including the restrictions on the transfer of know-how and manufacturing rights outside of Israel.

•        Change of Control.    Any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of REE’s share capital or voting rights, (ii) is entitled to appoint one or more of REE’s directors or our chief executive officer or (iii) serves as one of REE’s directors or as its chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the IIA and undertake to comply with the rules and regulations applicable to the grant programs of the IIA, including the restrictions on transfer described above.

Approval to manufacture products outside of Israel or consent to the transfer of IIA funded know-how, if requested, is within the discretion of the IIA. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer IIA funded know-how or manufacturing out of Israel.

The consideration available to REE’s shareholders in a future transaction involving the transfer outside of Israel of know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that REE is required to pay to the IIA.

Risks Related to REE’s Dual Class Structure

The dual class structure of our ordinary shares has the effect of concentrating voting power with REE’s founders, who serve as its Chief Executive Officer and Chief Technology Officer, which limits an investor’s ability to influence the outcome of important transactions, including a change in control.

The Class B Ordinary Shares have 10 votes per share, while shares of Class A Ordinary Shares have one vote per share. REE’s Founders, Daniel Barel and Ahishay Sardes, hold all Class B Ordinary Shares granting each of them approximately 39% of voting power and together approximately 78% of the voting power of REE. As a result, if they act together, they will be able to control matters submitted to REE’s shareholders for approval, including the election of directors, amendments of its organizational documents and any merger, consolidation, sale of all or substantially all of its assets or other major corporate transactions (although neither Founder individually has a majority of the voting power). REE’s Founders may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. While the Class B Ordinary Shares do not have any economic rights, this concentrated control may have the effect of delaying, preventing or deterring a change in control of REE, could deprive its shareholders of an opportunity to receive a premium for their shares as part of a sale of REE, and might ultimately affect the market price of shares of Class A Ordinary Shares. For information about REE’s dual class structure, see the section titled “Description of Securities.”

REE cannot predict the impact REE’s dual class structure may have on the stock price of Class A Ordinary Shares.

REE cannot predict whether REE’s dual class structure will result in a lower or more volatile market price of Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, REE’s dual class capital structure makes REE ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in its shares. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of REE’s dual class structure, REE will likely be excluded from certain of these indexes and REE cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make Class A Ordinary Shares less attractive to other investors. As a result, the market price of Class A Ordinary Shares could be adversely affected.

Risks Related to REE’s Incorporation and Location in Israel

Conditions in Israel could adversely affect REE’s business.

REE is incorporated under the laws of the State of Israel, and its principal research and development facilities, including REE’s major data centers, are located in Israel. Accordingly, political, economic and military conditions in Israel directly affect its business. Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. In the event that REE’s facilities are damaged as a result of hostile action or hostilities otherwise disrupt the ongoing operation of its facilities, its ability to deliver products to its customer could be materially adversely affected.

REE’s commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement under the Property Tax and Compensation Fund Law, 1961, the reinstatement is limited and partial compensation value of direct damages that are caused by terrorist attacks or acts of war, REE cannot assure you that this government coverage will be maintained or that it will sufficiently cover REE’s potential damages. Any losses or damages incurred by REE could have a material adverse effect on its business.

Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or significant downturn in the economic or financial condition of Israel, could adversely affect REE’s operations and product development, and could cause its sales to decrease.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. REE’s operations could be disrupted by such call-ups, particularly if such call-ups include the call-up of members of REE’s management. Such disruption could materially adversely affect its business, financial condition and results of operations.

Investors’ rights and responsibilities of REE’s shareholders are governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of non-Israeli companies.

Because REE was incorporated under Israeli law, the rights and responsibilities of its shareholders are governed by its Amended and Restated Articles and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders of U.S. and other non-Israeli corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to the company’s articles of association, an increase of the company’s authorized share capital, a merger of the company and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of an office holder in the company has a duty to act in fairness towards the company. These provisions may be interpreted to impose additional obligations and liabilities on REE’s shareholders that are not typically imposed on shareholders of U.S. corporations.

Provisions of Israeli law and REE’s Amended and Restated Articles may delay, prevent or make undesirable an acquisition of all or a significant portion of its shares or assets.

Provisions of Israeli law and REE’s Amended and Restated Articles could have the effect of delaying or preventing a change in control and may make it more difficult for a third-party to acquire REE or its shareholders to elect different individuals to REE’s board of directors, even if doing so would be considered to be beneficial by some of REE’s shareholders, and may limit the price that investors may be willing to pay in the future for the Class A Ordinary Shares. Among other things:

•        Israeli corporate law regulates mergers and requires that a tender offer be effected when more than a specified percentage of shares in a company are purchased;

•        Israeli corporate law requires special approvals for certain transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions;

•        Israeli corporate law does not provide for shareholder action by written consent for public companies, thereby requiring all shareholder actions to be taken at a general meeting of shareholders;

•        the Amended and Restated Articles generally require a vote of a simple majority of the voting power represented at a general meeting of shareholders in person or by proxy and voting thereon, as one class;

•        the Amended and Restated Articles generally do not permit a director to be removed except by a vote of the holders of (i) so long as any Class B Ordinary Shares remain outstanding, a simple majority of the voting power represented at a general meeting of shareholders in person or by proxy and voting thereon, as one class, and (ii) if no Class B Ordinary Shares remain outstanding, a supermajority of at least sixty-five percent (65%) of the voting power represented at a general meeting of shareholders in person or by proxy and voting thereon; and

•        the Amended and Restated Articles generally provide that director vacancies may be filled by REE’s board of directors.

Further, Israeli tax considerations may make potential transactions undesirable to REE or some of its shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including, a holding period of two years from the date of the transaction during which certain sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

The tax benefits that are available to REE require it to continue to meet various conditions and may be terminated or reduced in the future, which could increase REE’s costs and taxes.

REE may be eligible for certain tax benefits provided to “Preferred Technological Enterprises” under the Israeli Law for the Encouragement of Capital Investments, 1959, referred to as the Investment Law. In order to remain eligible for the tax benefits for “Preferred Technological Enterprises” it must continue to meet certain conditions stipulated in the Investment Law and its regulations, as amended. If these tax benefits are reduced, cancelled or discontinued, REE’s Israeli taxable income from the approved enterprise would be subject to regular Israeli corporate tax rates. The standard corporate tax rate for Israeli companies in 2016 was 25% of their taxable income and was reduced to 24% in 2017 and 23% in 2018 and thereafter. Additionally, if REE increases its activities outside of Israel through acquisitions, for example, its expanded activities might not be eligible for inclusion in future Israeli tax benefit programs. See “Certain Material Israeli Tax Considerations.”

REE’s Amended and Restated Articles provide that unless REE consents otherwise, the competent courts of Tel Aviv, Israel shall be the sole and exclusive forum for substantially all disputes between REE and its shareholders’ under the Companies Law and the Israeli Securities Law, which could limit its shareholders ability to bring claims and proceedings against, as well as obtain favorable judicial forum for disputes with, REE, its directors, officers and other employees.

The competent courts of Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of REE, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of REE to REE or REE’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law. This exclusive forum provision is intended to apply to claims arising under Israeli Law and would not apply to claims brought pursuant to the Securities Act or the Exchange Act or any other claim for which federal courts would have exclusive jurisdiction. Such exclusive forum provision in the Amended and Restated Articles will not relieve REE of its duties to comply with federal securities laws and the rules and regulations thereunder, and shareholders of REE will not be deemed to have waived REE’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with REE or its directors or other employees which may discourage lawsuits against REE, its directors, officers and employees.

Risks Related to Ownership of the Class A Ordinary Shares and Warrants

REE may issue additional Class A Ordinary Shares or other securities without shareholder approval, which would dilute existing ownership interests and may depress the market price of Class A Ordinary Shares.

REE may issue additional Class A Ordinary Shares or other equity securities of equal or senior rank in the future in connection with, among other things, REE’s equity incentive plan, without shareholder approval, in a number of circumstances. REE’s issuance of additional Class A Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

•        REE’s legacy shareholders’ proportionate ownership interest in REE may decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding Class A Ordinary Share may be diminished; and

•        the market price of Class A Ordinary Shares may decline.

As of July 31, 2021, REE had 27,771,147 Class A Ordinary Shares available for future grant under the 2021 Plan and 117,233,306 Class A Ordinary Shares underlying outstanding options under its equity incentive plans, at a weighted average exercise price of $0.21 per share, 98,081,778 of which were vested and exercisable.

The Warrants are accounted for as liabilities and the changes in value of the Warrants could have a material effect on REE’s financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Warrants. Pursuant to the SEC Staff Statement, REE has determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, derivative liabilities related to the Warrants are included on REE’s unaudited condensed pro forma balance sheet as of June 30, 2021 and will be included on REE’s balance sheets for subsequent reporting periods. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, REE’s future financial statements and results of operations may fluctuate quarterly, based on factors that are outside of its control. Due to the recurring fair value measurement, REE expects that it will recognize non-cash gains or losses on the Warrants each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of the Class A Ordinary Shares.

The grant and future exercise of registration rights may adversely affect the market price of Class A Ordinary Shares upon consummation of the Merger.

Pursuant to the Investors’ Rights Agreement which is described elsewhere in this prospectus, the Sponsor can demand that REE register its registrable securities under certain circumstances and also has piggyback registration rights for these securities in connection with certain registrations of securities that REE undertakes. In addition, REE is required to file, and use its commercially reasonable effort to have declared effective and maintain the effectiveness of, a registration statement under the Securities Act covering such securities and certain other securities of REE, including those held by PIPE Investors.

The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Class A Ordinary Shares post-Merger.

The IRS may not agree that REE should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although REE is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”). For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because REE is not so created or organized (but is instead incorporated only in Israel), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Tax Residence of REE for U.S. Federal Income Tax Purposes,” based on the terms of the Merger, the rules for determining share ownership under Code Section 7874 and the Treasury regulations promulgated under Code Section 7874 (the “Section 7874 Regulations”), and certain factual assumptions, REE is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Code Section 7874 after the Merger. However, the application of Section 7874 of the Code is complex, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of REE as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 REE’s status as a foreign corporation for U.S. federal income tax purposes, REE and certain REE shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on REE and future withholding taxes on certain REE shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of Class A Ordinary Shares and/or Warrants would be treated as holders of stock and warrants of a U.S. corporation.

See “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Tax Residence of REE for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Code Section 7874 to the Merger. Investors in REE should consult their own advisors regarding the application of Code Section 7874 to the Merger.

Code Section 7874 may limit the ability of 10X Capital to use certain tax attributes following the Merger, increase REE’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to REE and REE’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, and after the acquisition the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.

If these rules apply to the Merger, REE and certain of REE’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by REE include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Utilization of 10X Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to REE and REE’s Shareholders,” based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations (as defined in “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Tax Residence of REE for U.S. Federal Income Tax Purposes”), and certain factual assumptions, REE is not currently expected to be subject to these rules under Code Section 7874 after the Merger. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge whether REE is subject to the above rules or that such a challenge would not be sustained by a court.

However, even if REE is not subject to the above adverse consequences under Section 7874, REE may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If REE were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of REE attributable to the Merger for purposes of determining the Section 7874 Percentage (as defined in “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Tax Residence of REE for U.S. Federal Income Tax Purposes”) of that subsequent acquisition, making it more likely that Code Section 7874 will apply to such subsequent acquisition.

See “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of REE — Utilization of 10X Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to REE and REE’s Shareholders” for a more detailed discussion of the application of Code Section 7874 to the Merger. Investors in REE should consult their own advisors regarding the application of Code Section 7874 to the Merger.

U.S. Holders of Class A Ordinary Shares and/or Warrants may suffer adverse tax consequences if REE is treated as a passive foreign investment company.

A non-U.S. corporation generally will be treated as a “passive foreign investment company,” or a PFIC, for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income) or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of REE and its subsidiaries, there is a significant risk that REE will be a PFIC for U.S. federal income tax purposes for 2021, and REE may be a PFIC for U.S. federal income tax purposes for future taxable years. This is a factual determination that depends on, among other things, the composition of REE’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus a complete determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether REE will be a PFIC in 2021 or for any future taxable year. In addition, REE’s U.S. counsel expresses no opinion with respect to REE’s PFIC status for 2021 or future taxable years.

If REE is a PFIC for any taxable year, a U.S. Holder of Class A Ordinary Shares and/or Warrants may be subject to adverse tax consequences and may incur certain information reporting obligations. Under the PFIC rules, unless such U.S. Holder makes an election available under the Code (which election could itself have adverse consequences for such U.S. Holder), such U.S. Holder may be subject to U.S. federal income tax at the then prevailing maximum rates on ordinary income and possibly an “interest” charge, in respect of “excess distributions” and upon any gain from the disposition of Class A Ordinary Shares and/or Warrants, as if the excess distribution or gain had been recognized ratably over such U.S. Holder’s holding period of the Class A Ordinary Shares and/or Warrants. Certain elections (including a qualified electing fund election (or a QEF election) or a mark-to-market election) that may be available to U.S. Holders of Class A Ordinary Shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, however, are not available with respect to the Warrants. Additionally, there can be no assurance that REE will have timely knowledge of its status as a PFIC in the future or that REE will timely provide information that would be required in order for a U.S. Holder to make a QEF election. For a further discussion, see “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants to U.S. Holders — Passive Foreign Investment Company Rules.” U.S. Holders of Class A Ordinary Shares and/or Warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to REE and the ownership of Class A Ordinary Shares and/or Warrants.

USE OF PROCEEDS

All of the ordinary shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $179.0 million from the exercise of the warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

MARKET PRICE OF OUR SECURITIES

Our Class A Ordinary Shares and Warrants began trading on The Nasdaq Global Market (“Nasdaq”) under the symbols “REE” and “REEAW,” respectively, on July 23, 2021. On August 27, 2021, the closing sale prices of our Class A Ordinary Shares and Warrants were $8.63 and $1.27, respectively. As of August 27, 2021, there were approximately 91 holders of record of our Class A Ordinary Shares and 2 holders of record of our Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The information presented below is derived from 10X Capital’s unaudited condensed financial statements as of and for the six months ended June 30, 2021 and audited consolidated financial statements as of and for the period from August 10, 2020 (inception) through December 31, 2020, and REE’s unaudited consolidated financial statements as of and for the six months ended June 30, 2021 and audited consolidated financial statements as of and for the year ended December 31, 2020, adjusted to give effect to the Merger and consummation of the Transactions (each as defined the Merger Agreement). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2020.

Based on the unaudited balance sheet of 10X Capital as of June 30, 2021, there was $201,261,594 held in the Trust Account.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with 10X Capital’s and REE’s audited and unaudited financial statements and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The Merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, REE has been determined to be the accounting acquirer.

This pro forma presentation reflects those 10X Capital stockholders holding approximately 15,353,016 shares of 10X Capital Class A Common Stock who exercised their redemption rights with respect to their portion of the aggregate $201,251,614 of funds in the Trust Account.

Description of the Transactions

On February 3, 2021, REE entered into the Merger Agreement with 10X Capital and Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into 10X Capital, with 10X Capital surviving the merger. On July 22, 2021, the Merger was consummated with 10X Capital becoming a wholly-owned subsidiary of REE, and the securityholders of 10X Capital becoming securityholders of REE.

Merger Consideration

The pre-Merger securityholders of REE own approximately 82% of the Class A Ordinary Shares post-Closing and the securityholders of 10X Capital, including Public Stockholders, the Sponsor and the PIPE Investors, own the remaining Class A Ordinary Shares.

REE became a Nasdaq listed publicly traded company on July 23, 2021, with its Class A Ordinary Shares and Warrants trading under the ticker symbols “REE” and “REEAW,” respectively.

At the Effective Time of the Merger, each outstanding share of 10X Capital Class A Common Stock was converted into the right to receive one newly issued Class A Ordinary Share. The Existing 10X Capital Charter provided that, upon conversion of the 10X Capital Class B Common Stock into 10X Capital Class A Common Stock, the holders of 10X Capital Class B Common Stock were entitled to receive a number of Anti-Dilution Shares. Concurrently with the execution and delivery of the Merger Agreement, 10X Capital, its executive officers and directors, the Sponsor and REE entered into the Letter Agreement. Pursuant to the Letter Agreement, the holders of the shares of 10X Capital Class B Common Stock agreed to waive their right to receive any Anti-Dilution Shares in excess of 2,900,000, with such waiver resulting in a conversion ratio of 1.5763975 shares of 10X Capital Class B Common Stock for each share of 10X Capital Class A Common Stock. In addition, 1,500,000 of the 2,900,000 Anti-Dilution Shares that were received upon the conversion of 10X Capital Class B Common Stock were subsequently forfeited without consideration pursuant to the terms of the Letter Agreement, resulting in 1,400,000 Anti-Dilution Shares outstanding. 10X Capital’s outstanding warrants to purchase one share of 10X Capital Class A Common Stock were converted into the right to receive an equal number of warrants to purchase one Class A Ordinary Share per warrant, subject to downward adjustment to the next whole number in case of fractions of Warrants.

Under the Merger Agreement, upon the consummation of the Merger, (a) each of 4,771,984 outstanding shares of 10X Capital Class A Common Stock became one Class A Ordinary Share, excluding 15,353,016 shares for which the holders elected to instead have such shares redeemed and receive a pro rata portion of the Trust Account, as provided in Existing 10X Capital Charter, and (b) each of the 6,431,250 shares of 10X Capital Class B Common Stock (the “Sponsor Shares”), representing the number of shares held by the Sponsor after application of the Conversion Ratio and forfeiture of 1,500,000 Anti-Dilution Shares, became one Class A Ordinary Share. Additionally, each outstanding 10X Capital Warrant automatically became a Warrant that entitles the holder to purchase one Class A Ordinary Share in lieu of one share of 10X Capital Class A Common Stock.

In connection with the consummation of the Merger, the following occurred immediately prior to Effective Time:

•        REE effected the Stock Split to cause the value of the outstanding Class A Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share. Additionally, immediately prior to the Effective Time, (i) each issued and outstanding unit of 10X Capital comprising one share of 10X Capital Class A Common Stock and one-half of one warrant to purchase one share of 10X Capital Class A Common Stock, was automatically separated and the holder thereof was deemed to hold one share of 10X Capital Class A Common Stock and one-half of one 10X Capital Warrant; and (ii) each outstanding share of 10X Capital Class B Common Stock converted into 1.5763975 shares of 10X Capital Class A Common Stock;

•        the PIPE Investors purchased 30,000,000 shares of 10X Capital Class A Common Stock for $10.00 per share at an aggregate purchase price of $300.0 million; and

•        REE amended its articles of association to be substantially in the form filed as Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form F-4 (File No. 333-254070) filed with the SEC on June 21, 2021.

The following represents the preliminary aggregate merger consideration issued by REE:

(in millions, other than share amounts)(1)	Purchase price	Shares Issued
Share Consideration to 10X Capital	$48	4,771,984
PIPE Investment	$300	30,000,000

____________

(1)      The value of Class A Ordinary Shares is reflected at $10 per share, following the Stock Split immediately prior to the Effective Time.

The following table summarizes the unaudited pro forma Ordinary Shares outstanding for the identified categories of shareholders, assuming no Warrants and Options have been exercised:

	Shares		%
Sponsor	6,431,250	(1)	2.8%
10X Capital Stockholders	4,771,984		2.1%
Existing REE Shareholders(2)	187,806,036		81.9%
PIPE Investors	30,000,000		13.1%
Other investors(3)	250,000		0.1%
Total Class A Ordinary Shares Outstanding at Closing (excluding all 15,562,500 10X Capital Warrants)	229,259,270		100%
Class B Ordinary Shares Outstanding at Closing(4)	83,417,110		—

____________

*        Less than 1%.

(1)      Includes 1,400,000 Anti-Dilution Shares, which reflects the forfeiture of 1,500,000 of such shares.

(2)      Number of shares of existing REE shareholders reflects the conversion of all preferred shares of REE into Class A Ordinary Shares and consummation of the 1:26.7017 forward stock split pursuant to the Merger Agreement, which occurred immediately prior to the Effective Time.

(3)      The Board of Directors approved the issuance of 250,000 Class A Ordinary Shares issued to an affiliate of Cowen and Company, LLC (“Cowen”) in consideration for advisory services provided by Cowen in connection with the Business Combination. This expense is considered a transaction cost.

(4)      New Class B Ordinary Shares were issued to the Founders, which carry 10 votes per share and allow the Founders to collectively have approximately 78% of the aggregate voting power of the share capital of REE on a fully-diluted basis. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share.

          The Class B Ordinary Shares issued to each of the Founders will have no rights to participate in any distribution of proceeds by REE (including upon any dividend distribution, distribution upon a liquidation of REE or any other distribution event).

          Each Founder’s economic rights/interests will be represented via the Class A Ordinary Shares that will be held by such Founder (including Class A Ordinary Shares underlying options of such Founder). Each Founder will hold an equal amount of Class A Ordinary Shares (including Class A Ordinary Shares underlying options of such Founder) as such Founder holds in Class B Ordinary Shares.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical audited and unaudited financial statements of 10X Capital and REE. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED Balance sheet
AS OF JUNE 30, 2021
(dollars in thousands)

	As of June 30, 2021				As of June 30, 2021
	10X Capital (Historical)	REE (Historical)	Pro Forma Adjustments		Pro Forma Combined*
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$817	30,010	287,675	(A)	318,502
Cash Held in Trust Account	201,261	—	(201,261)	(B)	—
Restricted Deposits	—	923	—		923
Inventory	—	267	—		267
Trade Receivable	—	11	—		11
Other Accounts Receivable and Prepaid Expenses	172	1,698	—		1,870
Total Current Assets	202,250	32,909	86,414		321,573

NON-CURRENT ASSETS:
Deferred Transaction Costs	—	3,961	(3,961)	(J)	—
Property and Equipment, Net	—	1,400	—		1,400
TOTAL ASSETS	$202,250	$38,270	$82,453		$322,973

LIABILITIES
CURRENT LIABILITIES:
Trade Payables	$—	$2,167	$—		$2,167
Other Accounts Payable and Accrued Expenses	$9,337	$6,728	$(12,750)	(D)	$3,315
Deferred revenue	—	578	—		578
Total Current Liabilities	$9,337	$9,473	$(12,750)		$6,060
NON-CURRENT LIABILITIES:
Warrant liability	$32,285	—	—		$32,285
Total Liabilities	$41,622	$9,473	$(12,750)		$38,345
Common Stock Subject to Possible Redemption**	155,628	—	(155,628)	(F)	—

SHAREHOLDERS’ EQUITY
Ordinary Shares and Preferred Shares (REE: authorized and issued and outstanding, actual; authorized and issued and outstanding, pro forma)***	1	—	(1)	(I)	—
Additional Paid-In Capital	18,646	181,749	645,046	(G)	845,441
Accumulated Deficit	(13,647)	(152,952)	(394,214)	(L)	(560,813)
Total Shareholders’ Equity	5,000	28,797	250,831		284,628
TOTAL LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY	$202,250	$38,270	$82,453		$322,973

____________

*        Pro Forma Combined — Ordinary shares, without par value; 1,000,000,000 Class A Ordinary Shares and 83,432,817 Class B Ordinary Shares authorized as of June 30, 2021; 229,259,270 Class A Ordinary Shares and 83,417,110 Class B Ordinary Shares issued and outstanding as of June 30, 2021. New Class B Ordinary Shares were issued to the Founders, which carry 10 votes per share and allow Founders to collectively have approximately 78% of the aggregate voting power of the share capital of REE on a fully-diluted basis. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share.

          The pro forma shares attributable to REE shareholders reflects the conversion of all historical preferred shares of REE into Class A Ordinary Shares and consummation of the 1:26.7017 Stock Split pursuant to the Merger Agreement, which occurred immediately prior to the Effective Time. The Stock Split and the number of shares were calculated based on the Conversion Factor set forth in the Merger Agreement and the number of outstanding shares of REE as of June 30, 2021, assuming the options and warrants remain unexercised.

**      Represents the following:

          10X Capital: 20,125,000 shares of 10X Capital Class A Common Stock for gross proceeds of $201.25 million, including $155.63 million related to 15,562,773 shares of 10X Capital Class A Common Stock which were subject to possible redemption and classified as temporary equity. Remaining proceeds of $45.6 million are reflected as increase in additional paid-in capital.

***    Represent the following:

          10X Capital: Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 4,562,227 shares issued and outstanding (excluding 15,562,773 shares subject to possible redemption) at June 30, 2021; Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 shares issued and outstanding as of June 30, 2021.

          REE (Historical): Ordinary shares, without par value; 372,124,239 shares authorized as of June 30, 2021; 47,261,181 shares issued and outstanding as of June 30, 2021.

          REE (Historical): Preferred A, A-1, B, B-1, C, D, D-1 shares, without par value; 37,431,121, 7,746,902, 71,499,221, 6,168,459, 42,801,681, 21,895,369, 1,068,067 Shares authorized, respectively as of June 30, 2021; 23,770,526, 7,746,902, 64,185,709, 5,858,106, 21,581,947, 16,523,474, 878,191 Shares issued and outstanding respectively as of June 30, 2021.

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATION
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(dollars in thousands, except share and per share data)

	For the six months ended June 30, 2021
	REE (Historical)	10X Capital (Historical)	Pro Forma Adjustments	Pro Forma Combined
Revenues	$6	$—	$—	$6
Cost of Sales	(15)	—	—	(15)
Gross Loss	(9)	—	—	(9)
Operating Expenses:
Research and Development Expenses	16,694	—	—	16,694
Selling, General and Administrative Expenses	27,038	2,143	—	29,181
Total Operating Expenses	43,732	2,143	—	45,875
Operating Loss	(43,741)	(2,143)	—	(45,884)
Finance Income (expenses), net	12	(1,808)	—	(1,796)
Tax on income	(45)	—	—	(45)
Net Loss	(43,774)	(3,951)	—	(47,725)
Net Loss Per Share – Basic and Diluted	(0.22)	(0.79)
Weighted Average Shares Outstanding – Basic and Diluted*	196,367,365 (1)	5,031,250
Basic and diluted income per share, Class A redeemable common stock	—	—
Weighted average shares outstanding of Class A redeemable common stock	—	20,125,000
Pro Forma Net Loss Per Share – Basic and Diluted	—	—	—	(0.17)
Pro Forma Weighted Average number of Class A Ordinary Shares – Basic and Diluted**	—	—	—	277,251,782

____________

(1)      Represent the weighted average shares retroactively adjusted to reflect the 1:26.7017 Stock Split.

*        For the purposes of applying the if converted method of calculating diluted loss per share, it was assumed that all warrants and stock options for the Class A Ordinary Shares post-Merger are anti-dilutive. The total weighted average number of REE’s shares related to outstanding options for ordinary shares and warrants for preferred shares for the six months ended June 30, 2021 excluded from the calculations of diluted net loss per share were 63,281,734. 10X Capital has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 15,562,500 shares of 10X Capital Class A Common Stock in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

**      The pro forma shares attributable to REE shareholders reflects the conversion of all historical preferred shares of REE into Class A Ordinary Shares and consummation of the 1:26.7017 Stock Split pursuant to the Merger Agreement, which occurred immediately prior to the Effective Time. The Stock Split and the number of shares were calculated based on the Conversion Factor set forth in the Merger Agreement and the number of outstanding shares of REE as of June 30, 2021, assuming the options and warrants remain unexercised. In addition, the pro forma weighted average number of Class A Ordinary Shares — basic and diluted, includes 39.4 million fully vested options that were granted to REE’s Founders with an exercise price equal to par value immediately prior to the closing of the Merger (see note 3, adjustment (K), on page 57). For the purposes of applying the if converted method of calculating diluted loss per share, it was assumed that all warrants and stock options exercisable for Class A Ordinary Shares post-Merger are anti-dilutive, except for fully vested options with an exercise price equal to par value which are included in basic and diluted net loss per share. The total weighted average number of REE’s shares related to outstanding options to purchase ordinary shares and warrants exercisable for preferred shares for the six months ended June 30, 2021 excluded from the calculations of diluted net loss per share were 63,281,734. In addition, 10X Capital warrants sold in the Initial Public Offering and private placement warrants to purchase 15,562,500 shares of 10X Capital Class A Common Stock, which post-Merger were converted to warrants to purchase REE’s Class A Ordinary Shares, are also excluded from the calculation of diluted loss per share as the inclusion of such warrants would be anti-dilutive.

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATION
FOR THE YEAR ENDED DECEMBER 31, 2020
(dollars in thousands, except share and per share data)

	For the year ended December 31, 2020
	REE (Historical)	10X Capital (As Restated)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$388	$—	$—		$388
Cost of Sales	(647)	—	—		(647)
Gross Loss	(259)	—	—		(259)
Operating Expenses:
Research and Development Expenses	29,589	—	197,156	(K)	226,745
Selling, General and Administrative Expenses	38,250	154	200,807	(M)	239,211
Total Operating Expenses	67,839	154	397,963		465,956
Operating Loss	(68,098)	(154)	(397,963)		(466,215)
Finance Income (expenses), net	385	(8,463)	—		(8,078)
Other expenses	—	(1,079)	—		(1,079)
Net Loss	(67,713)	(9,696)	(397,963)		(475,372)
Net Loss Per Share – Basic and Diluted	(0.43)	(2.18)
Weighted Average Shares Outstanding – Basic and Diluted*	155,930,380 (1)	4,438,802
Basic and diluted income per share, Class A redeemable common stock	—	—
Weighted average shares outstanding of Class A redeemable common stock	—	18,550,000
Pro Forma Net Loss Per Share – Basic and Diluted	—	—	—		(2.01)
Pro Forma Weighted Average number of Class A Ordinary Shares – Basic and Diluted**	—	—	—		236,814,797

____________

(1)      Represent the weighted average shares retroactively adjusted to reflect the 1:26.7017 Stock Split.

*        For the purposes of applying the if converted method of calculating diluted loss per share, it was assumed that all warrants and stock options for the Class A Ordinary Shares post-Merger are anti-dilutive. The total weighted average number of REE’s shares related to outstanding options for ordinary shares and warrants for preferred shares for the year ended December 31, 2020 excluded from the calculations of diluted net loss per share were 90,692,220. 10X Capital has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 15,562,500 shares of 10X Capital Class A Common Stock in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

**      The pro forma shares attributable to REE shareholders reflects the conversion of all historical preferred shares of REE into Class A Ordinary Shares and consummation of the 1:26.7017 Stock Split pursuant to the Merger Agreement, which occurred immediately prior to the Effective Time. The Stock Split and the number of shares were calculated based on the Conversion Factor set forth in the Merger Agreement and the number of outstanding shares of REE as of December 31, 2020, assuming the options and warrants remain unexercised. In addition, the pro forma weighted average number of Class A Ordinary Shares — basic and diluted, includes 39.4 million fully vested options that were granted to REE’s Founders with an exercise price equal to NIS 0.01 immediately prior to the closing of the Merger (see note 3, adjustment (K), on page 57). For the purposes of applying the if converted method of calculating diluted loss per share, it was assumed that all warrants and stock options exercisable for Class A Ordinary Shares post-Merger are anti-dilutive, except for fully vested options with an exercise price equal to par value which are included in basic and diluted net loss per share. The total weighted average number of REE’s shares related to outstanding options to purchase ordinary shares and warrants exercisable for preferred shares for the year ended December 31, 2020 excluded from the calculations of diluted net loss per share were 90,692,220. In addition, 10X Capital warrants sold in the Initial Public Offering and private placement warrants to purchase 15,562,500 shares of 10X Capital Class A Common Stock, which post-Merger were converted to warrants to purchase REE’s Class A Ordinary Shares, are also excluded from the calculation of diluted loss per share as the inclusion of such warrants would be anti-dilutive.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.    Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of REE and historical financial statements of 10X Capital. The transaction accounting adjustments for the transaction consist of those necessary to account for the transaction.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021, assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statements of income for the six months ended June 30,2021 and for the year ended December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2020.

REE and 10X Capital did not have any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        REE’s audited consolidated balance sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2021 included elsewhere in this prospectus; and

•        10X Capital’s unaudited balance sheet data as of June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        REE’s unaudited consolidated statements of operation for the six months ended June 30, 2021 and the related notes included elsewhere in this prospectus; and

•        10X Capital’s unaudited statement of operations data for the six months ended June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•        REE’s audited consolidated statements of operation for the year ended December 31, 2020 and the related notes included elsewhere in this prospectus; and

•        10X Capital’s audited statement of operations data for the period from August 10, 2020 (inception) through December 31, 2020 and the related notes included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that 10X Capital and REE believe are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. 10X Capital and REE believe that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of REE. They should be read in conjunction with the historical financial statements and notes thereto of REE.

2.    Accounting Policies

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align 10X Capital’s and REE’s financial statement presentation. REE’s management is performing a comprehensive review of 10X Capital’s and REE’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company following consummation of the Merger. Based on its initial analysis, REE’s management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). REE has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The Transaction Accounting Adjustments consist of those necessary to account for the transaction.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of REE and 10X Capital as of June 30, 2021 and for the six months ended June 30, 2021 and for the year ended December 31, 2020.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

10X Capital and REE have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company following consummation of the Merger filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of 10X Capital Class A Common Stock that were converted into Class A Ordinary Shares in the Merger, as well as the conversion of each outstanding REE convertible preferred share into Class A Ordinary Shares in accordance with REE’s organizational documents (including consideration of the Stock Split), assuming the Transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)    Represents pro forma adjustments to the cash:

	(in thousands)
Reclassification of cash held in 10X Capital Trust Account	201,261	(B)
Redemption of 10X Capital Class A Common Stock	(153,540)	(C)
Transaction Costs	(60,046)	(D)
Proceeds from PIPE Investment	300,000	(E)
Total	287,675	(A)

(B)    Reflects the reclassification of $201.26 million of cash held in the Trust Account available following the Merger, before the cash paid for redemption.

(C)    Represents redemption of 15,353,016 shares of 10X Capital Class A Common Stock, for an aggregate of $153.5 million, at a redemption price of approximately $10.0 per share.

(D)    Represents transaction costs of approximately $60.0 million incurred by Legacy REE and 10X Capital in consummating the Merger, out of which $12.7 million were recorded as accrued expenses. An amount of $43.4 million is recognized as decrease of additional paid in capital as this is the amount attributed to the issuance of the shares and $3.7 million is recognized as SG&A expenses as this is the amount attributed to the issuance of warrants.

(E)    Reflects the proceeds of $300.0 million from the issuance and sale of 30,000,000 shares of 10X Capital Class A Common Stock at $10.00 per share pursuant to the PIPE Investment.

(F)    Reflects the reclassification of $155.6 million related to Common Stock redeemable to permanent equity.

(G)    Represents pro forma adjustments to additional paid-in capital to reflect in case of maximum redemption the following:

Payment of transaction fees for REE and 10X Capital	(43,443)	(D)
Deferred transaction costs	(3,961)	(J)
Issuance of Class A Ordinary Shares from PIPE	300,000	(E)
Reclassification of 10X Capital Class A Common Stock subject to redemption	155,628	(F)
Redemption of 10X Capital Class A Common Stock	(153,540)	(C)
Reclassification of 10X Capital Class A Common Stock to Class A Ordinary Shares without par value	1	(I)
Reclassification of 10X Capital expenses	(3,951)	(H)
Founders’ options for Class A Ordinary Shares	394,312	(K)
	645,046	(G)

(H)    Represents the amount of the formation and operating costs recorded in 10X Capital, as well as the revaluation of warrants and related transaction costs for the six months ended June 30,2021.

(I)     Reclassification of 10X Capital Class A Common Stock to Class A Ordinary Shares, without par value.

(J)     Reclassification of REE’s deferred transaction costs to additional paid-in capital.

(K)    Represents 39.4 million additional options issued to REE’s Founders at an exercise price equal to NIS 0.01 with the assumption of $10 per share valuation (“Additional Options”).

The Additional Options include options to which the Founders are entitled pursuant to REE’s board resolution dated February 2, 2021 upon which, immediately prior to the Closing, each Founder was granted an option, under the Employees and Non-Employees Share Incentive Plan that the REE board of directors adopted in 2011, to purchase such number of Class A Ordinary Shares representing at such time 2.66% of REE’s share capital on a fully diluted basis (after taking into account any redemption effected at the SPAC level and any redemption of the Sponsor Shares), at a per share exercise price equal to NIS 0.01. The Additional Options also include options to which the Founders were entitled pursuant to provisions in their employment agreements triggered by the transactions consummated under the Merger Agreement (and/or the PIPE Investment). The Additional Options immediately vested upon the Closing.

The Additional Options granted to the Founders are accounted for in REE’s financial statements in accordance with ASC 718 “Compensation — Stock Compensation” (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant based on the fair value of the awards granted. As a result, REE recorded an expense of $394.3 million (assuming a $10 per share valuation) immediately prior to the closing of the Merger (i.e. upon the date of grant), and an amount of $394.3 million was recorded as part of the Accumulated Deficit in the Pro Forma Combined Balance Sheet as of June 30, 2021. In addition, an amount of $197.15 million was recorded as part of Research and Development expenses and additional amount of $197.15 million was recorded as part of the Selling, General and Administrative expenses in the Pro Forma Combined Statement of Operations for the year ended December 31, 2020. Since the awards granted to REE’s Founders consist of fully vested options assuming an exercise price equal to NIS 0.01, the number of ordinary shares issuable upon exercise of such options (i.e. 39.4 million post-Stock Split) is included in the pro forma weighted average number of Class A Ordinary Shares — basic and diluted.

(L)    Represents pro forma adjustments to accumulated deficit:

	(in thousands)
Reclassification of 10X Capital Expenses	(3,951)	(H)
Transaction cost	3,853	(D)
Founders’ Options for Class A Shares	394,312	(K)
	394,214	(L)

(M)   Represents pro forma adjustments to Selling, General and Administrative expenses in the Statement of Operations for the year ended December 31, 2020:

	(in thousands)
Transaction cost	3,651	(D)
Founders’ Options for Class A Shares	197,156	(K)
	200,807	(M)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income (loss)

The adjustments included in the unaudited pro forma condensed combined statements of income (loss) excludes interest that might have been earned on funds held in the 10X Capital Trust Account based on pro forma assumption that the Transactions occurred on January 1, 2020.

4.    Net loss per Share

Net loss per share calculated using the historical weighted average shares outstanding after taking into account the Stock Split, and the issuance of additional Class A Ordinary Shares in connection with the Transactions, assuming such shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented.

This presentation reflects those 10X Capital stockholders holding 15,353,016 shares of 10X Capital Class A Common Stock who exercised their redemption rights with respect to their portion of the aggregate $201.25 million of funds in 10X Capital’s Trust Account.

For the six months ended June 30, 2021
Pro forma net loss (in thousands)	(47,725)
Pro Forma Weighted average number of Class A Ordinary Shares – basic and diluted*	277,251,782
Pro Forma Net loss per share – basic and diluted**	(0.17)
Weighted average number of Class A Ordinary Shares – basic and diluted
10X Capital Public Stockholders	4,771,984
10X Capital Sponsor Shares***	6,431,250
PIPE Investors	30,000,000
Other investors****	250,000
REE Shareholders*	235,798,548
Total	277,251,782

____________

*        The pro forma shares attributable to REE shareholders reflects the conversion of all historical preferred shares of REE into Class A Ordinary Shares and consummation of the 1:26.7017 Stock Split pursuant to the Merger Agreement, which occurred immediately prior to the Effective Time. The Stock Split and the number of shares were calculated based on the Conversion Factor set forth in the Merger Agreement and the number of outstanding shares of REE as of June 30, 2021, assuming the options and warrants remain unexercised. In addition, the number of pro forma weighted average shares attributable to Class A shareholders — basic and diluted, includes 39.4 million fully vested options granted to REE’s Founders with an exercise price equal to NIS 0.01 immediately prior to the closing of the Merger (see note 3, adjustment (K), on page 57).

**      For the purposes of applying the if converted method of calculating diluted loss per share, it was assumed that all warrants and stock options exercisable for Class A Ordinary Shares post-Merger are anti-dilutive, except for fully vested options with exercise price of par value which are included in basic and diluted net loss per share. The total weighted average number of REE’s shares related to outstanding options to purchase ordinary shares and warrants exercisable for preferred shares for the six months ended June 30, 2021 excluded from the calculations of diluted net loss per share were 63,281,734. In addition, 10X Capital warrants sold in the Initial Public Offering and private placement warrants to purchase 15,562,500 shares of 10X Capital Class A common stock which post-Merger were converted to warrants to purchase REE’s Class A Ordinary Shares, are also excluded from the calculation of diluted loss per share as the inclusion of such warrants would be anti-dilutive.

***    Includes 1,400,000 Anti-Dilution Shares, which reflects the forfeiture of 1,500,000 of such shares.

****  The Board of Directors approved the issuance of 250,000 Class A Ordinary Shares to an affiliate of Cowen in consideration for advisory services provided by Cowen in connection with the Business Combination. This expense is considered a transaction cost.

Year ended December 31, 2020
Pro forma net loss (in thousands)	(475,372)
Pro Forma Weighted average number of Class A Ordinary Shares – basic and diluted*	236,814,797
Pro Forma Net loss per share – basic and diluted**	(2.01)
Weighted average number of Class A Ordinary Shares – basic and diluted
10X Capital Public Stockholders	4,771,984
10X Capital Sponsor Shares***	6,431,250
PIPE Investors	30,000,000
Other investors****	250,000
REE Shareholders*	195,361,563
Total	236,814,797

__________

*        The pro forma shares attributable to REE shareholders reflects the conversion of all historical preferred shares of REE into Class A Ordinary Shares and consummation of the 1:26.7017 Stock Split pursuant to the Merger Agreement, which occurred immediately prior to the Effective Time. The Stock Split and the number of shares were calculated based on the Conversion Factor set forth in the Merger Agreement and the number of outstanding shares of REE as of December 31, 2020, assuming the options and warrants remain unexercised. In addition, the number of pro forma weighted average shares attributable to Class A shareholders — basic and diluted, includes 39.4 million fully vested options granted to REE’s Founders with an exercise price equal to NIS 0.01 immediately prior to the closing of the Merger (see note 3, adjustment (K), on page 57).

**      For the purposes of applying the if converted method of calculating diluted loss per share, it was assumed that all warrants and stock options exercisable for Class A Ordinary Shares post-Merger are anti-dilutive, except for fully vested options with exercise price of par value which are included in basic and diluted net loss per share. The total weighted average number of REE’s shares related to outstanding options to purchase ordinary shares and warrants exercisable for preferred shares for the year ended December 31, 2020 excluded from the calculations of diluted net loss per share were 90,692,220. In addition, 10X Capital warrants sold in the Initial Public Offering and private placement warrants to purchase 15,562,500 shares of 10X Capital Class A common stock which post-Merger were converted to warrants to purchase REE’s Class A Ordinary Shares, are also excluded from the calculation of diluted loss per share as the inclusion of such warrants would be anti-dilutive.

***    Includes 1,400,000 Anti-Dilution Shares, which reflects the forfeiture of 1,500,000 of such shares.

****  The Board of Directors approved the issuance of 250,000 Class A Ordinary Shares to an affiliate of Cowen in consideration for advisory services provided by Cowen in connection with the Business Combination. This expense is considered a transaction cost.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which REE’s management believes is relevant to an assessment and understanding of REE’s results of operations and financial condition. This discussion and analysis should be read together with the unaudited and audited consolidated financial statements and related notes of REE that are included elsewhere in this prospectus. This discussion and analysis should also be read together with the section of this prospectus entitled “Business” and the unaudited pro forma condensed combined financial information as of June 30, 2021 and for the six months ended June 30, 2021 and year ended December 31, 2020 (in the section of this prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information”). In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Overview

REE is a development stage technology company in the field of electric mobility that aims to reinvent the EV and next-generation e-mobility market. REE’s mission is to empower global mobility companies to build any size or shape of electric or autonomous vehicle — from Class 1 through Class 6 — for various applications and target markets. REE strives to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as REE carries the next generation of electric and autonomous vehicles on a truly modular and scalable platform.

REE’s revolutionary, award-winning REEcorner technology packs traditional vehicle drive components (steering, braking, suspension, powertrain and control) into the arch of the wheel, allowing for the industry’s flattest EV platform. The REEboard is completely flat, scalable and modular providing customers full design freedom to create the broadest range of EV and autonomous vehicles for current and future applications. The unique design of REE’s platform allows for the addition of a modular and customizable “top hat”, which is traditionally known as the upper portion of the vehicle, based on customer specifications without requiring significant modification to the platform. The REEcorner and REEboard will serve as the foundation for REE’s offerings that target businesses in B2B markets such as last-mile delivery, MaaS, light to medium duty EV logistics and robo-taxis. REE’s technology creates modularity-allowing changes to the dimension of the vehicle, the length, with, and height.

Unrestricted by legacy thinking, REE is a truly horizontal player, with technology applicable to the widest range of target markets and applications. Fully scalable and completely modular, REE offers multiple customer benefits including complete vehicle design freedom, more space and volume with the smallest footprint, lower TCO, faster development times, ADAS compatibility, reduced maintenance and global safety standard compliance.

REE has an extensive ecosystem of partners that enable it to both leverage partners’ existing production lines, and also co-develop and manufacture its proprietary technology solutions. REE has existing contracts with and is currently in negotiations with a number of industry-leading OEMs, Tier 1 automotive suppliers and tech companies. REE intends to leverage its relationship with its automotive partners to accelerate its time to market, reduce vehicle development costs, and gain access to an established global supply chain.

Softwheel

Softwheel is the first product to be marketed by REE. Given REE’s focus on the automotive industry, the distribution and manufacturing activities of the Softwheel business line are currently limited.

Softwheel is an advanced in-wheel suspension technology. The technology is implemented for wheelchair users and is recognized as medical device in the US (FDA class 1) and in Europe (CE approved). Softwheel’s technology absorbs shocks and reduces vibration and therefore improves wheelchair users’ lifestyle, decreases user’s back and neck pains and improves the riders’ stability.

The Softwheel product was primarily distributed via distributors in Europe and in the US.

The Merger

On February 3, 2020, REE entered into the Merger Agreement with 10X Capital and Merger Sub. Pursuant to the Merger Agreement, Merger Sub, a wholly-owned subsidiary of REE, merged with and into 10X Capital, with 10X Capital surviving the merger. Upon consummation of the Merger and the other transactions contemplated by the Merger Agreement, 10X Capital became a wholly-owned subsidiary of REE and the securityholders of 10X Capital became securityholders of REE.

The Merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, REE has been determined to be the accounting acquirer. The combined entity will be the successor SEC registrant, meaning that REE’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

As a consequence of the Merger, the Class A Ordinary Shares were registered under the Exchange Act and listed on Nasdaq, which will require REE to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. REE expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Key Factors Affecting Operating Results

REE is a pre-revenue company and believes that its performance and future success depend on several factors that present significant opportunities for it but also pose risks and challenges, including those discussed below and in the section of this prospectus entitled “Risk Factors — Risks Related to REE’s Business” and “Risk Factors — Risks Related to REE’s Strategy.”

Projected Unit Sales

REE’s projections are based on REE’s assessment of such strategic collaborations and the possibility of sales to potential partners, considering a range of assumptions including, but not limited to, volumes, timelines, average selling prices, the development and commercialization of REE’s products, potential market and sector opportunities, the roll out of REE’s future integration centers locations, the production capacity of REE’s future integration centers, the selection of REE’s products by customers and by segment, and growth in the various markets REE is targeting. While REE believes the strategic collaborations support REE’s potential growth trajectory, such strategic collaborations generally are non-binding and certain of the strategic collaborations may be terminated for convenience by either party. REE’s strategic collaborations generally do not set forth specific development timeframes or represent a commitment by either party to develop, produce or deliver REE’s products. Additionally, the projected unit sales do not represent sales or purchase obligations unless and until definitive purchase agreements are signed. As a result, no assurance can be made that REE’s projections of unit sales will reflect the actual sale of REE’s products in the future. Any deviation from REE’s projections could harm REE’s financial condition, business, prospects and operating results.

Market Trends

In the last few years, REE has observed a significant transformation in the motor vehicle landscape. Electric cars, which were once only a fringe element in a market dominated by major global automakers, are quickly becoming mainstream. Along with Tesla, major automakers are now all transitioning towards electric models. Joining them, REE and several other start-ups are developing EV offerings.

In REE’s view, this trend is driven by several factors. A rising environmental consciousness is encouraging customers to weigh their emission footprint. As a zero-emission alternative to traditional ICE options, an EV that can match or exceed an ICE in performance is a natural choice. Assisting with that choice, local and national governments are implementing both various forms of rebates and credits for the purchase of an EV and prohibitive ICE regulations to expedite the rise of e-mobility by accelerating the push for zero emission vehicles and increased awareness of the impacts of global warming. As EV sales grow, EV components become more prevalent, allowing automakers to purchase parts at greater availability and lower costs, further accelerating the switch to electric. Lastly, the continuing improvement in battery technology and continuing build-out of electric charging infrastructure are contributing to a growing comfort with EV range capabilities and facilitating adoption.

Regulatory Concerns

REE operates in an industry that is subject to extensive environmental regulation, which has become more stringent over time. The laws and regulations to which REE is subject govern, among others, vehicle emissions and the storage, handling, treatment, transportation and disposal of hazardous materials and the remediation of environmental contamination. Compliance with such laws and regulations at an international, regional, national, provincial and local level is an important aspect of REE’s ability to continue its operations. These requirements create additional costs and possibly production delay in connection with design, testing and assembling of REE’s platforms. For a discussion of these requirements, see the section entitled “Business — Government Regulations” in this prospectus.

COVID-19

COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which REE operates.The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders, and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect REE’s start-up and manufacturing plans. Measures that have been relaxed may be reimplemented if COVID-19 continues to spread. If, as a result of these measures, REE has to limit the number of employees and contractors in REE facilities at a given time, it could cause a delay in retooling efforts or in the production schedule of the REEcorner. Further, REE’s sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If REE’s workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, REE’s operations will be adversely affected.

The extent to which the COVID-19 pandemic may continue to affect REE’s business will depend on continued developments, which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, REE may continue to suffer an adverse effect to REE’s business due to its global economic effect, including any economic recession. These factors related to COVID-19 are beyond REE’s knowledge and control and, as a result, at this time, REE is unable to predict the ultimate impact, both in terms of severity and duration, that the COVID-19 pandemic will have on REE’s business, operating results, cash flows and financial condition.

Key Components of Statements of Operations

Basis of Presentation

Effective January 1, 2021, The Company’s reportable segments changed as a result of a change in the way chief operating decision maker manages the businesses, allocates resources and evaluates performance, and the related changes in Company’s internal organization. The Company now operates as one operating segment, and its activities to date have been conducted in Israel, Europe and U.S. The Company’s Chief Executive Officer (“CEO”), is the chief operating decision who makes, manages and allocates resources to the operations of the Company on an entity-wide basis. Prior to the January 1, 2021 change in reportable segments, the Company had two operating segments: REE segment and the Softwheel segment. The REE segment includes the activity related to the development of the REE platform. The Softwheel segment included the activity related to production and selling of wheels for personal mobility. For more information about REE’s basis of presentation, refer to Note 2 in the accompanying financial statements of REE included elsewhere in this prospectus.

Revenue

REE has not begun significant commercial operations from the REE segment and this segment currently has no significant revenues. Once REE reaches commercialization and commences production and sales of its REEcorners, which is expected in 2023, it expects that the significant majority of its revenue will be derived from the direct sale to OEMs, logistics and technology companies and, thereafter, other related products and services.

Cost of Revenue

As of June 30, 2021, cost of revenue relates solely to costs from selling wheels for personal mobility products. Once REE reaches commercialization and commences production of its REEcorners, it expects cost of revenue to include vehicle components and parts, including batteries, raw materials, direct labor costs, warranty costs and costs related to the operation of manufacturing facilities.

Research and Development Expenses, Net

Research and development expenses consist of the costs associated with the employment of REE’s engineering staff, third-party engineering consultants, development projects such as corners programs and component programs and program consumables. REE expects research and development expenses to increase as it continues to develop its REEcorners, components, microfactory technology and software.

REE received royalty bearing grants from the IIA for partial financing of its research and development efforts in relation to the Softwheel segment. Research and development expenses, net, represents the net amount after research and development costs are offset by such amounts. Such grants were received under a program called the “Rad Biomed Incubator” program, as well as under an IIA plan. Under such IIA plan, which included three IIA files, the last of which ended in August 2016, REE received a total of approximately $769,000. In addition, REE received approximately $460,000 as part of the “Rad Biomed Incubator” program.

As of June 30, 2021, the Company’s remaining contingent obligation with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totalled approximately $717,000.

All the IIA files are solely related to the development of the technology related to the Softwheel segment, but the definition of royalties covers all of REE’s revenues. REE has applied to the IIA and requested to update the definition of royalties set for REE, so that REE will be obligated to pay royalties only on revenues generated from the Softwheel segment (and not REE’s automotive activity).

Under the research and development agreements with the IIA and pursuant to applicable laws, REE is required to pay royalties at the rate of 3-5% on sales, up to an amount equal to 300% of the IIA grants received, linked to the U.S. dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to U.S. dollar deposits, if the Company will return to production outside of Israel and generate sales.

Selling, general and administrative expenses

Selling, general and administrative expenses consist of the costs associated with employment of REE’s non-engineering staff, legal, insurance, accounting and consulting expenses, travel and marketing expenses such as public relations activities and trade shows, costs associated with REE’s properties, and depreciation of REE’s fixed assets. REE expects selling, general and administrative expenses to increase as its overall activity levels increase due to the construction and operation of facilities and costs associated with being a public company.

Finance Income (Expense), Net

Finance income consists primarily of interest income, income from extinguishment of convertible loan and foreign exchange gains that have been created due to the fluctuation of the exchange rates between the U.S. dollar and the various other currencies that REE is using for its operations. Finance expense consists primarily of bank fees and foreign exchange losses that have been created due to the fluctuation of the rate between the U.S. dollar and the various other currencies that REE is using for its operations.

Critical Accounting Policies and Use of Estimates

REE’s management’s discussion and analysis of financial condition and results of operations is based on its consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires REE to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in its consolidated financial statements during the reporting periods. These items are monitored and analyzed by REE for changes in facts and circumstances, and material changes in these estimates could occur in the future. REE bases its estimates on historical experience, known trends and events, and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Changes in estimates are reflected in reported results for the period in which they become known. Actual results may differ materially from these estimates under different assumptions or conditions.

While REE’s significant accounting policies are described in more detail in the notes to its consolidated financial statements appearing elsewhere in this prospectus, it believes the following accounting policies used in the preparation of its consolidated financial statements require the most significant judgments and estimates.

Stock-Based Compensation

REE measures stock options and other share-based awards granted to its employees, consultants or advisors or its affiliates based on their fair value on the date of the grant and recognize compensation expense of those awards, over the requisite service period, which is generally the vesting period of the respective award. REE grants awards that vest upon the satisfaction of service condition and in certain grants performance and market conditions as well. For awards with no performance conditions REE recognizes the related share-based compensation expense on a straight-line basis over the requisite service period of the awards, including awards with graded vesting. For awards with market conditions, a Monte-Carlo simulation was used to assess the probability of achieving the market condition at the grant date. For awards with performance conditions, the share-based compensation expense is recognized if and when the Company concludes that it is probable that the performance condition will be achieved. REE reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

REE estimates the fair value of each stock option grant on the date of grant using the Black-Scholes option-pricing model, which uses as inputs the fair value of the Class A Ordinary Shares and assumptions it makes for the volatility of the Class A Ordinary Shares, the expected term of its stock options, the risk-free interest rate for a period that approximates the expected term of its stock options and its expected dividend yield.

Determination of Fair Value of the Class A Ordinary Shares

Prior to the closing of the Merger, as a private company with no active public market for the ordinary shares, REE’s management periodically determined the estimated per share fair value of the Class A Ordinary Shares at various dates. REE engaged a third-party valuation firm to assist in its estimation of the value of the Class A Ordinary Shares as of certain prior dates. REE’s determinations of the fair value of the Class A Ordinary Shares were made using methodologies, approaches and assumptions consistent with the Accounting and Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation, issued by the American Institute of Certified Public Accountants (“the Practice Guide”). Following completion of the Merger, a public trading market for the Class A Ordinary Shares has been established and it is no longer be necessary for REE to estimate the fair value of the underlying shares in connection with its accounting for stock options.

REE’s management considered various objective and subjective factors to determine the fair value of the Class A Ordinary Shares, including:

•        the lack of an active public market for the Class A Ordinary Shares and REE Preferred Shares;

•        the prices at which REE sold the REE Preferred Shares in arm’s-length transactions and the superior rights, preferences and privileges of the REE Preferred Shares relative to Class A Ordinary Shares, including the liquidation preferences of the REE Preferred Shares until July 2018; Following the change in preferences of the REE Preferred Shares, the REE Preferred Shares became convertible into Class A Ordinary Shares and have similar rights as Class A Ordinary Shares except for anti-dilution rights and certain adjustments in accordance with REE’s articles of association.

•        the likelihood of achieving a liquidity event such as an IPO/initial business combination given prevailing market conditions.

REE’s valuations were prepared in accordance with the guidelines in the Practice Guide, which prescribes several valuation approaches for setting the value of an enterprise, such as the cost, income and market approaches, and various methodologies for allocating the value of an enterprise to the Class A Ordinary Shares. Prior to July 2018, REE utilized the option pricing back solve method (“OPM”) based upon recent financing rounds of preferred shares or secondary transactions in REE ordinary and preferred shares, which REE believed was the most appropriate for each of the valuations of the Class A Ordinary Shares. The OPM treats REE’s security classes as call options on total equity value and allocates its equity value across its security classes based on the rights and preferences of the securities within the capital structure under an assumed liquidation event. The OPM method is used when the range of possible future outcomes is difficult to predict and forecasts would be highly speculative. REE believed this method was the most appropriate given the expectation of various potential liquidity outcomes and the difficulty of selecting appropriate enterprise values given REE’s early stage of development. Subsequent to July 2018 and as described above, REE utilized recent financing rounds of preferred shares or secondary transactions in REE’s ordinary and preferred shares which REE believed was the most appropriate for each of the valuations of REE’s Class A Ordinary Shares.

Since August 2020, REE utilized the probability weighted expected return method (“PWERM”). Under PWERM, the value of a company’s ordinary shares is estimated based upon an analysis of future values for the entire enterprise assuming various outcomes. For each of the various scenarios, an Enterprise Value is estimated and the rights and preferences for each shareholder class are considered to allocate the Enterprise Value to ordinary shares. The ordinary share value is then multiplied by a discount factor reflecting the calculated discount rate and the timing of the event. The resulting value of the ordinary shares is then multiplied by an estimated probability for each scenario. The probability and timing of each scenario are based on discussions between the Board and management. Once the estimated per share value of the ordinary shares derived from the PWERM is calculated, a DLOM may then be applied to account for a lack of access to an active public market.

REE considered two types of future event scenarios: (1) M&A scenario; and (2) IPO/initial business combination scenario. The M&A enterprise value was based on a secondary transaction in REE at a pre-money valuation of $1B while the IPO/initial business combination scenario was based on discussions with potential SPAC counterparties at a pre-money valuation of $3B, as detailed below.

REE granted equity awards on the dates set forth in the following table based on a pre-Stock Split basis:

Grant Date	Number of Awards*	Type of Award	Fair Value Per Share		Probability of a initial business combination (based on a pre-money valuation of $3B)	Probability of M&A transaction (based on a pre-money valuation of $1.1B)	Company Valuation at the Grant Day	% of REE’s current pre-money valuation ($3B)
August 12, 2020	49,000	Stock option plan	$143.32		20%	80%	$1.48 billion	49%
August 28, 2020	168,732	Stock option plan	$143.75		20%	80%	$1.48 billion	49%
November 11, 2020	83,000	Stock option plan	$145.89		20%	80%	$1.48 billion	49%
January 6, 2021	18,000	Stock option plan	$198.48		50%	50%	$2.05 billion	69%
February 1, 2021	23,000	Stock option plan	$233.98		80%	20%	$2.62 billion	86%
February 25, 2021	12,000	Stock option plan	$239.53		90%	10%	$2.68 billion	88%
April 9, 2021	74,513	Ordinary shares	$242.03	**	90%	10%	$2.73 billion	89%
July 9, 2021	187,268	Stock option plan	$259.32		95%	5%	$2.97 billion	97%

____________

*        Represented on a pre-Stock Split basis.

**      Before application of Discount for Lack of Marketability (DLOM) due to a lock-up period of 180 days.

August 2020 Grants.    On August 12, 2020 and August 28, 2020, REE granted options to purchase 49,000 and 168,732 Class A Ordinary Shares, respectively. REE determined that the fair value of its Class A Ordinary Shares on August 12, 2020 and August 28, 2020 grants was $143.32 and 143.75 per share, respectively. This fair value was determined using the probability weighted expected return method. REE had commenced negotiating term sheets with potential SPAC counterparties in August with valuations of approximately $3.0 billion representing a price per share of $297.13. However, REE had been unable to progress a transaction at that time and, accordingly, attributed a 20% weighting to this outcome. REE attributed an 80% weighting to remaining a private company, and based its valuation on the arms’ length investment referenced above in which its Class A Ordinary Shares were valued at $113.0 per share.

November 2020 Grant.    In November 2020, REE granted options to purchase 83,000 Class A Ordinary Shares. REE determined that the fair value of its Class A Ordinary Shares at the time of such grant was $145.89 per share. This fair value was determined using the probability weighted expected return method. At this stage, REE was still negotiating term sheets with potential SPAC counterparties, as in August, with valuations of approximately $3.0 billion representing a price per share of $297.13. However, REE had been still unable to progress a transaction at that time and, accordingly, attributed a 20% weighting to this outcome. REE attributed an 80% weighting to remaining a private company and based its valuation on the arms’ length investment referenced above in which its Class A Ordinary Shares were valued at $113.0 per share.

January 6, 2021 Grant.    On January 6, 2021, REE granted options to purchase 18,000 Class A Ordinary Shares. REE determined that the fair value of its Class A Ordinary Shares at the time of such grant was $198.48 per share. This fair value was determined using the probability weighted expected return method. In December 2020, REE signed a letter of intent with 10X Capital with a company valuation of $3.0 billion. REE believes that this event contributed significantly to an increase in REE’s fair value. REE attributed a 50% likelihood to completion of the SPAC process, resulting in a $297.13 value per Class A Ordinary Share, and a 50% likelihood to remaining a private company, resulting in a $113.0 value per Class A Ordinary Share.

February 1, 2021 Grant.    On February 1, 2021, REE granted options to purchase 23,000 Class A Ordinary Shares. REE determined that the fair value of its Class A Ordinary Shares at the time of such grant was $233.98 per share. This fair value was determined using the probability weighted expected return method. Due to the significant progress towards a business combination and completion of the PIPE investment, expected to occur in the second quarter of 2021, REE attributed an 80% likelihood to completion of the SPAC process, resulting in a $273.26 value per Class A Ordinary Share, and a 20% likelihood to remaining a private company, resulting in a $113.0 value per Class A Ordinary Share.

February 25, 2021 Grant.    On February 25, 2021, REE granted options to purchase 12,000 Class A Ordinary Shares. REE determined that the fair value of its Class A Ordinary Shares at the time of such grant was $239.53 per share. This fair value was determined using the probability weighted expected return method. At the time of the grant, REE was in advanced stages of finalizing the expected business combination, REE attributed a 90% likelihood to completion of the SPAC process, resulting in a $273.26 value per Class A Ordinary Share, and a 10% likelihood to remaining a private company, resulting in a $113.0 value per Class A Ordinary Share.

April 9, 2021 Grants.    On April 9, 2021, REE entered into a strategic collaboration agreement with Magna Services of America, Inc. (“Magna”), one of the world’s largest automotive manufacturers. In connection with this agreement, REE issued to Magna 74,513 Class A Ordinary Shares. REE determined that the fair value of its Class A Ordinary Shares at the time of such grant was $242.03 per share before applying a Discount for Lack of Marketability (“DLOM”) due to a lock up period of 180 days. This fair value was determined using the probability weighted expected return method. At the time of the grant, REE was in advanced stages of finalizing the expected business combination, REE attributed a 90% likelihood to completion of the SPAC process, resulting in a $256.37 value per Class A Ordinary Share, and a 10% likelihood to remaining a private company, resulting in a $113.0 value per Class A Ordinary Share.

July 9, 2021 Grant.    On July 9, 2021, REE granted options to purchase 187,268 Class A Ordinary Shares. REE determined that the fair value of its Class A Ordinary Shares at the time of such grant was $259.32 per share. This fair value was determined using the probability weighted expected return method. At the time of the grant, REE was in advanced stages of finalizing the expected business combination, REE attributed a 95% likelihood to completion of the SPAC process, resulting in a $267.02 value per Class A Ordinary Share, and a 10% likelihood to remaining a private company, resulting in a $113.0 value per Class A Ordinary Share.

There are significant judgments and estimates inherent in the determination of the fair value of the Class A Ordinary Shares. These judgments and estimates are management’s best estimates and include assumptions regarding REE’s future operating performance, the time to completing an IPO or other liquidity event, the related company valuations associated with such events and the determinations of the appropriate valuation methods. If REE had made different assumptions, its share-based compensation expense, net loss and net loss per ordinary share could have been different.

Revenue Recognition

REE has adopted the new revenue standard, Topic 606 — “Revenue from Contracts with Customers”, as of January 1, 2019, using a modified retrospective adoption transition to each prior reporting period presented. The adoption did not have an impact on the consolidated financial statements on the adoption date and no adjustment to prior year consolidated financial statements was required.

Under the standard, REE recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration that REE expects to receive in exchange for those goods or services. To determine revenue recognition for contracts that are within the scope of the standard, REE performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

REE typically recognizes revenue at the time the performance obligation is satisfied by transferring the promised product to the customer.

Professional services revenues are recognized as services are performed.

The transaction price is determined based on the consideration to which REE expects to be entitled in exchange for transferring the products to the customer.

Deferred revenues are recognized as (or when) REE receives consideration prior to performing its obligations under the contract.

Pronouncements

See Note 2 to REE’s consolidated financial statements included elsewhere in this prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this prospectus.

Results of Operations

Comparison of the Six Months Ended June 30, 2021 to the Six Months Ended June 30, 2020

The following table sets forth REE’s historical operating results for the periods indicated:

	Six Months Ended June 30,		$’000 Changes	% Changes
	2021	2020
	(in thousands)
Revenue	$6	$217	$(211)	(97)%
Cost of revenue	15	345	(330)	(96)%
Gross loss	(9)	(128)	119	93%

Research and development expenses, net	16,694	20,153	(3,459)	(17)%
Selling, general and administrative expenses	27,038	18,219	8,819	48%
Total operating expenses	43,732	38,372	5,360	14%
Operating loss	(43,741)	(38,500)	(5,241)	(14)%

Financial income, net	12	293	(281)	(96)%
Net loss before income tax	(43,729)	(38,207)	(5,522)	(14)%

Tax on income	45	—	45	—%
Net loss	(43,774)	(38,207)	(5,567)	(15)%

Revenue

Revenue decreased by $0.2 million, or 97%, from $0.2 million for the six months ended June 30, 2020 to six thousand USD for the six months ended June 30, 2021. The amount of revenue for the six months ended June 30, 2020 and the six months ended June 30, 2021 was related to Softwheel activity involving sale of wheels with wheel-based suspension technologies for wheelchairs, which are currently limited given REE’s focus on the automotive sector.

Cost of Revenue

Cost of revenue decreased by $0.3 million, or 96%, from $0.3 million for the six months ended June 30, 2020 to fifteen thousand USD for the six months ended June 30, 2021. This decrease was primarily due to declining Softwheel activity involving sale of wheels with wheel-based suspension technologies for wheelchairs, which are currently limited given REE’s focus on the automotive sector.

Research and Development Expenses, Net

R&D expenses decreased by $3.5 million, or 17%, from $20.2 million for the six months ended June 30, 2020 to $16.7 million for the six months ended June 30, 2021. This decrease was primarily due to share-based compensation expense of $3.2 million incurred during the six months ended June 30, 2021 compared to $17.7 million during the six months ended June 30, 2020. Excluding this share-based compensation, R&D expenses increased by $11.1 million, or 460%, from $2.4 million for the six months ended June 30, 2020 to $13.5 million for the six months ended June 30, 2021. This increase was primarily due to our continued expansion in R&D employee headcount to support REE’s anticipated growth in its electric vehicle (EV) programs.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $8.8 million, or 48%, from $18.2 million for the six months ended June 30, 2020 to $27.0 million for the six months ended June 30, 2021. The increase related to increased share-based compensation of $21.0 million during the six months ended June 30, 2021 compared to $15.9 million during the six months ended June 30, 2020. Excluding share-based compensation, selling, general and administrative expenses increased by $3.8 million, primarily attributed to an expansion in employee headcount to support the growing interest in REE’s EV platforms and increased legal and accounting costs incurred associated with REE’s merger with 10X Capital Ventures and subsequent listing on NASDAQ.

Financial Income, Net

Financial income, net, decreased by $0.3 million, or 96%, from net financial income of $0.3 million for the six months ended June 30, 2020 to net financial income of twelve thousand dollars for the six months ended June 30, 2021. Financial income in the six months ended June 30, 2021 was primarily comprised of bank deposit interest offset by foreign currency losses. Financial income in the six months ended June 30, 2020 primarily comprised of bank deposit interest.

Comparison of the Year Ended December 31, 2020 to the Year Ended December 31, 2019

The following table sets forth REE’s historical operating results for the periods indicated:

	Year Ended December 31,		$’ 000 Changes	% Changes
	2020	2019
	(in thousands)
Revenue	$388	$681	$(293)	(43)%
Cost of revenue	647	490	157	32%
Gross profit (loss)	(259)	191	(450)

Research and development expenses, net	29,589	7,038	22,551	320%
Selling, general and administrative expenses	38,250	7,178	31,072	433%
Total operating expenses	67,839	14,216	53,623	377%
Operating loss	(68,098)	(14,025)	(54,073)	386%

Financial income, net	385	1,830	(1,445)	(79)%
Net loss	(67,713)	(12,195)	(55,518)	455%

Revenue

Revenue decreased by $0.3 million, or 43%, from $0.7 million for the year ended December 31, 2019 to $0.4 million for the year ended December 31, 2020. This decrease was primarily due to non-recurring revenue of $0.3 million from engineering services related to the REE segment recognized in the year ended December 31, 2019. Other than the revenues generated from engineering services as mentioned above, the amount of revenue for the year ended December 31, 2019 and the year ended December 31, 2020 was related to Softwheel activity involving sale of wheels with wheel-based suspension technologies for wheelchairs.

Cost of Revenue

Cost of revenue increased by $0.2 million, or 32%, from $0.5 million for the year ended December 31, 2019 to $0.7 million for the year ended December 31, 2020. This increase was primarily due to an expense of $0.2 million related to elimination of the Softwheel production line in Canada.

Research and Development Expenses, Net

R&D expenses increased by $22.6 million, or 320%, from $7 million for the year ended December 31, 2019 to $29.6 million for the year ended December 31, 2020. This increase was primarily due to increased share-based compensation expense of $21.4 million incurred during the year ended December 31, 2020 compared to $3.8 million during the year ended December 31, 2019. Excluding this share-based compensation, R&D expenses increased by $5 million, or 152%, from $3.2 million for the year ended December 31, 2019 to $8.2 million for the year ended December 31, 2020. This increase was primarily due to increased wages and salaries as REE expanded its R&D employee headcount to support its expanding R&D programs. For the year ended December 31, 2020, REE recorded grants in the total amount of $0.27 million as a reduction of R&D expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $31.1 million, or 433%, from $7.2 million for the year ended December 31, 2019 to $38.3 million for the year ended December 31, 2020. The increase was primarily due to increased share-based compensation of $31.3 million during the year ended December 31, 2020 compared to $3.3 million during the year ended December 31, 2019. Excluding share-based compensation, selling, general and administrative expenses increased by $3 million, or 76%, from $3.9 million for the year ended December 31, 2019 to $6.9 million for the year ended December 31, 2020. This increase was primarily due to increased wages and salaries as REE expanded its employee headcount as well as legal expenses.

Financial Income, Net

Financial income, net, decreased by $1.4 million, or 79%, from net financial income of $1.8 million for the year ended December 31, 2019 to net financial income of $0.4 million for the year ended December 31, 2020. Financial income in 2020 was primarily comprised of bank deposit interest. Financial income in 2019 was primarily related to a $1.6 million gain from extinguishment of a convertible loan and bank deposit interest.

Liquidity and Capital Resources

REE has yet to generate significant revenues from its principal business operations and has generated minimal revenues from its REE segment. Since inception, REE has funded its operations, capital expenditure and working capital requirements through capital contributions, private placements of its equity securities and investments from certain strategic partners.

As of June 30, 2021, REE’s cash and cash equivalents are $30 million.

REE expects its capital expenditures and working capital requirements to increase substantially in the near future, as it seeks to produce the REE products, develop its customer support and marketing infrastructure and continue its R&D efforts. REE believes that its cash on hand will be sufficient to meet its working capital and capital expenditure requirements until it commences production of the REE products. However, additional funding may be required for a variety of reasons, including, but not limited to, delays in anticipated schedule to complete the design of the REE products, or tooling of the necessary microfactories needed to start vehicle production as currently contemplated. In addition, REE’s budget projections may be subject to cost overruns for reasons outside of its control and it may experience slower sales growth than anticipated, which would pose a risk to REE achieving cash flow positivity.

If REE were to require additional funding or otherwise determined it was beneficial to seek additional sources of financing, REE believes that its strong, debt-free balance sheet would enable REE to access financing on reasonable terms. However, there can be no assurance that such financing would be available to the combined company on favorable terms or at all. If the financing is not available, or if the terms of financing are less desirable than REE expects, REE may be forced to decrease its level of investment in product development or scale back its operations, which could have an adverse impact on its business and financial prospects.

As an early-stage growth company in the pre-commercialization stage of development, the net losses REE has incurred since inception are consistent with REE’s strategy and budget. REE will continue to incur net losses in accordance with its operating plan as REE continues to expand its operations to meet anticipated demand.

Cash Flows Summary

Presented below is a summary of REE’s operating, investing and financing cash flows:

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2021	2020	2020	2020
	(in thousands)	(in thousands)	(in thousands)	(in thousands)
Net cash provided by (used in)
Operating activities	$(17,399)	$(4,026)	$(13,062)	$(6,826)
Investing activities	767	(308)	(2,262)	(162)
Financing activities	2,058	25,825	33,119	21,074
Net change in cash and cash equivalents and restricted cash	(14,574)	21,491	17,795	14,086

Cash Flows from Operating Activities

REE’s cash flows used in operating activities to date have primarily resulted from costs related to development of its products, payroll, fluctuations in accounts payable and other current assets and liabilities. As REE expects to increase hiring leading up to the commencement of commercial operations, REE expects its cash used in operating activities to increase significantly before it starts to generate any material cash flows from its business.

During the six months ended June 30, 2021, operating activities used $17.4 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $43.8 million and other adjustments of $26.4 million, consisting primarily of share-based compensation of $24.1 million.

During the six months ended June 30, 2020, operating activities used $4.0 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $38.2 million and other adjustments of $34.2 million, consisting primarily of share-based compensation of $33.7 million.

During the year ended December 31, 2020, operating activities used $13.1 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $67.7 million after deducting non-cash charges of $52.9 million, consisting primarily of share-based compensation of $52.8 million and an increase in working capital of $1.7 million.

During the year ended December 31, 2019, operating activities used $6.8 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $12.2 million after deducting non-cash charges of $5.5 million, consisting primarily of share-based compensation of $7.0 million partially offset by financial income with respect to a convertible loan of $1.6 million and a decrease in working capital of $0.1 million.

Cash Flows from Investing Activities

REE’s cash flows used in investing activities to date have been primarily comprised of cash outflows for tangible fixed assets (plant and equipment) in support of R&D programs. REE expects the cost of investing activities to increase substantially in the near future as it ramps up program activity and the opening of the UK engineering center ahead of commencing commercial operations.

Net cash provided by investing activities was $0.8 million for the six months ended June 30, 2021, which was primarily due to $0.9 million cash outflows for fixed assets (plant and equipment) in support of R&D programs and $1.7 million due to proceeds from bank deposits.

Net cash used in investing activities was $0.3 million for the six months ended June 30, 2020. This consisted of cash outflows for fixed assets (plant and equipment) in support of R&D programs.

Net cash used in investing activities was $2.3 million for the year ended December 31, 2020, which was primarily due to $0.6 million cash outflows for fixed assets (plant and equipment) in support of R&D programs and $1.7 million due to investment in bank deposits.

Net cash used in investing activities was $0.2 million for the year ended December 31, 2019. This primarily consisted of cash outflows for fixed assets (plant and equipment) in support of R&D programs.

Cash Flows from Financing Activities

Net cash provided by financing activities was $2.1 million for the six months ended June 30, 2021, which was primarily due to proceeds from a $2.7 million exercise of warrants to preferred B shares.

Net cash provided by financing activities was $25.8 million for the six months ended June 30, 2020, which was primarily due to $25.8 million cash inflow from the issuance of 9,638,101 Preferred D Shares in a private placement in February 2020.

Net cash provided by financing activities was $33.1 million for the year ended December 31, 2020, which was primarily due to $25.8 million cash inflow from the issuance of 9,638,101 Preferred D Shares in a private placement at a price of $2.68 per share in February 2020, proceeds from a $7.1 million exercise of warrants to preferred B shares at a price of $0.27 per share (such number of shares and share price adjusted retroactively to reflect the 1:26.7017 Stock Split) and proceeds from the exercise of options in the amount of $0.2 million.

Net cash provided by financing activities was $21.1 million for the year ended December 31, 2019, which was primarily due to $18.4 million cash inflow from the issuance of 6,885,373 Preferred D Shares in a private placement at a price of $2.68 per share in December 2019, proceeds from a $2.0 million convertible loan received in July 2019 that was converted to 878,191 Preferred D-1 Shares at a price of $2.28 per share in November 2019 (such number of shares and share price adjusted retroactively to reflect the 1:26.7017 Stock Split) and proceeds from the exercise of options in the amount of $0.3 million.

Debt

Currently, REE has no third-party debt. Although REE has no current plans to incur debt, it may determine, based on changes in its expected cash flow needs or because it deems it beneficial, to incur debt in the future.

Contractual Obligations and Commitments

The following table summarizes REE’s contractual obligations and other commitments for cash expenditures as of June 30, 2021, and the years in which these obligations are due:

	Payments Due by Period ended December 31,
	Total	2021	2022	2023	2024	2025 and thereafter
	(in thousands)
Contractual Obligations:
Operating Lease Obligations	9,071	564	2,041	1,749	1,653	3,064
Total	9,071	564	2,041	1,749	1,653	3,064

In addition, REE enters into agreements in the normal course of business with vendors to perform various services, which are generally cancelable upon written notice. These payments are not included in this table of contractual obligations.

Off-Balance Sheet Arrangements

Since the date of its formation in 2011, REE has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

REE’s financial statements have been prepared in accordance with U.S. GAAP. The preparation of the consolidated financial statements in conformity with U.S. GAAP requires REE’s management to make estimates, judgments and assumptions. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period and accompanying notes. Actual results could differ from those estimates. REE’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made.

While REE’s significant accounting policies are described in the notes to its financial statements, REE believes that the following accounting policies require a greater degree of judgment and complexity and are the most critical to understanding its financial condition and historical and future results of operations:

Financial statements in U.S. dollars

The currency of the primary economic environment in which REE operates is the U.S. dollar. Thus, the functional and reporting currency of REE is the U.S. dollar.

Accordingly, foreign currency assets and liabilities are remeasured into U.S. dollars at the end-of-period exchange rates except for non-monetary assets and liabilities, which are measured at historical exchange rates. Revenue and expenses are remeasured each day at the exchange rate in effect on the day the transaction occurred. Foreign currency transaction gains and losses have been immaterial in the periods presented.

Stock Based Compensation

REE accounts for share-based compensation to employees and non-employees in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant based on the fair value of the awards granted.

REE grants awards that vest upon the satisfaction of service condition and in certain grants performance conditions as well.

For awards with no performance conditions, REE recognizes the related share-based compensation expense on a straight-line basis over the requisite service period of the awards, including awards with graded vesting. For awards with performance conditions, the share-based compensation expense is recognized if and when REE concludes that it is probable that the performance condition will be achieved. REE reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

REE recognizes a cumulative catch-up adjustment for changes in its probability assessment in subsequent reporting periods. REE accounts for forfeitures as they occur.

REE used the following weighted-average assumptions for options granted to employees and non-employees:

	Year ended December 31,
	2020	2019
Volatility	53.8% – 66.2%	53.8% – 60.6%
Risk-free interest rate	0.38% – 2.38%	1.75% – 2.38%
Dividend yield	0%	0%
Expected life (years)	5.33	5.72

These assumptions and estimates were determined as follows:

Fair value of Ordinary shares — as REE’s Ordinary Shares are not publicly traded, the fair value was determined by management, with input from valuation reports prepared by third-party valuation specialists.

Risk-free interest rate — the risk-free rate for the expected term of the options is based on the yields of U.S. Treasury securities with maturities appropriate for the expected term of employee share option awards.

Expected term — the expected term of options granted is based on historical experience and represents the period of time that options granted are expected to be outstanding. REE determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options.

Expected volatility — since REE has no trading history of its Ordinary Shares, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within REE’s industry that REE considers to be comparable to its own business over a period equivalent to the option’s expected term.

Impairment of Long-Lived Assets

Long-lived assets of REE are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. REE determined that there were no events or changes in circumstances that indicated that its long-lived assets were impaired during the years ended December 31, 2020 and 2019.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

REE is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. This may make it difficult or impossible to compare REE’s financial results with the financial results of another public company that is not an emerging growth company because of the potential differences in accounting standards used.

Quantitative and Qualitative Disclosures about Market Risk

REE is exposed to a variety of market and other risks, including the effects of changes in interest rates and inflation, as well as risks related to the availability of funding sources, hazard events and specific asset risks.

Interest Rate Risk

REE holds cash and cash equivalents for working capital purposes. As of June 30, 2021, REE had cash and cash equivalents of $30 million, consisting of cash in banks and bank deposits which are not affected by changes in the general level of interest rates.

Inflation Risk

REE does not believe that inflation has had, or currently has, a material effect on its business.

Foreign Currency Risk

REE does not believe that foreign currency exchange rates have had, or currently have, a material effect on its business.

BUSINESS

Unless the context otherwise requires, all references in this section to “REE,” “we,” “us,” or “our” refer to REE Automotive Ltd. and its subsidiaries prior to the consummation of the Merger and all references in this section to “REE product” or “REE products” refer to the REEplatform, any individual components integrated therein and any other related technology developed by REE, either together or separately as the context requires.

REE Vision

We strive to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as we carry the next generation of electric and autonomous vehicles on a truly modular and scalable platform.

Overview

REE is a development stage technology company in the field of electric mobility that aims to reinvent the EV and next-generation e-mobility market. We seek to transform the way vehicles are designed, engineered and manufactured to capitalize on the true value proposition of an EV. Unrestricted by legacy thinking, REE has developed two core innovations which make up the foundation of its products; first, the “REEcorner,” which integrates critical vehicle components into an area between the chassis and the wheel (the “corners”) creating a compact and efficient single module that is controlled via REE’s proprietary X-by-Wire Control technology which controls each of the corners of the vehicles; second, the “REEboard”, a fully flat and modular EV chassis that includes the REEcenter control system, the “REEcenter”, thermal management, power converter and power module. The REEcorners and the REEboard together comprise the scalable and modular “REEplatform”, which is designed to be agnostic as to vehicle size and design, power-source and driving mode (human or autonomous). REE is currently designing and testing its REEcorners, REEboards and REEplatforms as well as developing its currently untested plans to outsource manufacturing and to assemble components at future integration centers.

REEplatforms are fully flat and are intended to be capable of carrying more passengers, cargo and batteries compared to traditional platform builds of both internal combustion engine (“ICE”) vehicles and conventional EVs. REE’s smaller footprint and lower center of gravity will also allow for taller body designs yielding more volumetric efficiency and lower step-in height.

We believe that EV platforms utilizing REEcorner technology will present significant functional and operational advantages over conventional EV skateboards. We believe that REEcorner technology will enable new platforms and designs to be adopted at lower costs and with faster development times than conventional EV skateboards. REEplatforms are designed to enable potential consumers to enjoy substantially lower total cost of ownership, which is a key driver in commercial and fleet applications.

As a horizontally integrated player, REE plans to initially target commercial and MaaS markets by commercially engaging auto manufacturers, parcel/courier delivery and logistic companies, e-commerce retailers, new mobility players, MaaS providers and autonomous drive companies with its proposed offering to build entire fleets tailored to their exact needs based on REEplatform technology without the need to be constrained to off-the-shelf offerings.

REE’s initial focus in the above market segments and channels reflects the growing mission-specific EV trend consistent with the shift towards electrification and autonomy. This shift has been driven by the growth in e-commerce, government regulations on carbon emissions and public policy, and consumer preference, as well as newly-developed mobility concepts that require freedom of design for the build-out of any size or shape of EV. For vehicle manufactures, incorporating REEcorner technology into their EV product portfolios is intended to enable fast and efficient entry into EV markets.

On the supply side, REE’s business model is targeted at cementing partnerships with leading companies, including Tier 1 suppliers and automotive manufacturers, and is expected to enable it to accelerate time-to-market, reduce vehicle development costs and gain access to established global supply chains. These include partnerships and cooperation with Mahindra & Mahindra Limited (“Mahindra”), Mitsubishi Corporation (“Mitsubishi”), Musashi Seimitsu Industry Co., Ltd. (“Musashi”), KYB Corporation (“KYB”) and Iochpe-Maxion (“Maxion”), some of whom are also investors in REE. See “— REE’s Manufacturing Approach.”

On the sale side, REE’s products have generated interest from several potential long-term customers. We are actively engaged with such potential long-term customers in assessing the ability to enter into long-term strategic partnerships to incorporate REE products into EVs with such companies. There can be no assurance that any of these strategic collaborations will lead to any definitive agreements or lasting or successful business relationships with such potential customers.

REE plans to manufacture via a secured and global network of Tier 1 partners with point-of-sale assembly. REE plans to assemble components in a future global network of fully owned integration centers, thereby reducing capital expenditure requirements and increasing its global presence and market share. Partnering with a global network of Tier 1 automotive partners on manufacturing of REEplatform subcomponents is intended to provide REE with access to significant global manufacturing capacity. The subcomponents will then be fully assembled and tested at REE’s future integration centers at the point of sale. REE expects to open its first integration center in 2021 and to add additional integration centers in key locations for projected total global annual capacity of up to 600,000 platforms by 2026. REE believes that this approach will position it to meet its projected production and delivery targets. See “— REE’s Manufacturing Approach.”

Market Opportunity and Growth

The global EV industry is growing rapidly and undergoing massive transformation, and REE believes this growth will continue into the future driven by the following factors:

•        Environmental and Zero-Emission Regulations Drive Market Opportunity.    Rising environmental consciousness and increased awareness of the impact of global climate change has gained prominence in local and global politics. This has resulted in significant growth in the adoption of environmentally driven regulations and incentive programs with low and zero-emission targets with the automotive industry being among the most impacted industries. Such measures encourage local and national governments to implement various forms of rebates and credits for the purchase of an EV. In addition, regulations in many cities, states and countries are encouraging a shift away from — or in some cases banning entirely — fossil fuel-powered vehicles, with many of the earliest of these regulations targeted at buses, trucks and delivery vehicles. These legislative tailwinds have already begun to force some legacy original equipment manufacturers (“OEMs”) towards electrification, and are expected to accelerate the rise of e-mobility and the push for zero emission vehicles.

•        Consumer Preferences Driving EV Adoption.    In the last few years, there has been a significant transformation in the motor vehicle landscape. Electric cars, which were once a fringe phenomenon in a market dominated by major global automakers are steadily becoming mainstream. The drivers of this shift in consumer preference include consumers’ rising environmental consciousness and increased awareness of the impact of global climate change, as well as continued improvement in battery technology, the continuing build-out of electric charging infrastructure, increased offerings from automotive manufacturers that are better aligned with consumer demand and the growing comfort with EV range capabilities which has begun easing “range anxiety” and facilitating adoption.

•        Significant Growth Anticipated in the Last-Mile and Mid-Mile Delivery Market.    According to data published by eMarketer, the worldwide e-commerce market is estimated to have grown by 27.6% in 2020, with sales forecasted to reach $5 trillion in 2021. eMarketer projects that the worldwide e-commerce market will continue to grow between 19.5% and 21.8% each year from 2021 to 2024 and ultimately projects that the worldwide e-commerce market will reach approximately $6.4 trillion by 2024. This increase in the e-commerce market has led to a comparable growth in the transportation services and logistics providers that support e-commerce. There is also an increase in demand for smaller delivery vehicles that can efficiently execute smaller volume and more frequent delivery routes. With relatively low EV penetration today, a significant opportunity exists to address the need of fleet owners to respond to increasing pressure from consumers and regulatory bodies to reduce their carbon footprint and transition their existing fleets or new vehicle purchases toward EVs. According to a January 21, 2021 Business Insider article, last-mile delivery is one of the most expensive parts of the logistics ecosystem, often representing more than 50% of the overall delivery cost. In addition, in order to reduce cost, many logistics companies are also emphasizing the development of innovative solutions to automate last-mile delivery by utilizing autonomous vehicle technology. Because REE products are designed to be agnostic to driving mode,

REE believes that it is well positioned to capitalize on this development. In addition, REE believes that its modular approach will enable potential last-mile customers with more dimensional design flexibility that could increase their efficiency and reduce the total cost-per-package therefore positioning REE to capitalize on this development.

•        Mobility-As-A-Service Is Growing Rapidly.    Growth in MaaS is driving demand for new mobility solutions, such as e-shuttles and e-buses, ride sharing, ride hailing and robo-taxis. The growing MaaS market requires new vehicle dimensions and designs in order to capitalize on passenger capacity efficiency. We believe these trends will have a strong positive effect on cost and will be a continuing driver of MaaS adoption, which is forecasted by RethinkX to dramatically expand in the coming years. According to a March 2017 report by RethinkX, MaaS is expected to account for 60% of U.S. passenger vehicles on the road and 95% of miles driven by 2030, representing an important driver of, and opportunity for, new mobility solutions. With Uber and Lyft recently announcing their intention to have all vehicles using their platforms be electric by 2030, the need for EVs suited to ride-sharing applications is clear. We believe that an EV that can offer maximum space on a small footprint would be well positioned to meet the demand for more passenger space in combination with maneuverability in urban driving.

Total Addressable Market

REE intends to initially target commercial and MaaS markets, followed by passenger vehicle markets. REE believes that it is well-positioned to capitalize on additional significant opportunities available in addressing the ever-growing demand for electric mobility.

According to internal calculations based on a forecast analysis report prepared by Frost & Sullivan, REE’s total addressable market globally is projected to be more than $700 billion with steady growth expected to continue as a result of increasing mass market demand for commercial EV solutions in numerous industry sectors. REE’s total addressable market has an expected compound annual growth rate of 31% from 2021 to 2030, according to Frost & Sullivan and REE internal calculations. However, as discussed in “Risk Factors — Risks Related to REE’s Business,” there is no guarantee that REE will be able to capture the total addressable market projected, nor that it will be able to achieve comparable annual growth metrics in the future.

31% CAGR[1]
3.1
4.4
6.4
9.3
13.1
15.3
19.1
24.3
29.3
34.7
2021E
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Total EV TAM (Units in Millions)

(1) Based on Frost & Sullivan Forecast and REE's internal calculations

REE Solution

We believe that REEplatforms will be the industry’s flattest and most modular array of EV products. This is expected to result in improved route efficiency, more space for passengers, cargo and batteries, a smaller overall footprint, a lower TCO via reduced maintenance costs and downtime and high design flexibility.

REE’s products are intended to provide potential customers with full design freedom to create the broadest range of EVs for current and future applications, based on such customers’ particular specifications and requirements. We believe that REE’s technology will be ideal for mission-specific EVs in all shapes and sizes, ranging from Class 1 all the way through Class 6, running as small as short-range delivery vehicles or autonomous passenger vehicles at one end of the spectrum, up to as large as large walk-in/mid-duty delivery trucks or a mid-size shuttle buses at the other end.

By avoiding the traditional limitations of legacy vehicle development strategies, REE aims to provide potential customers with a unique value proposition:

•        OEMs.    We believe that the integration of REE products into OEM offerings will enable OEMs to achieve significantly faster time-to-market based on their current supply chains, which is key to enabling agile reactions to evolving business models, market opportunities, regulations and competitive actions. The safety pre-certification of the powertrain components and control system integrated into the REE products and the expected compatibility with advanced driver-assistance systems (“ADAS”) technology that assist drivers in driving and parking functions from level 1 to level 5 is intended to further reduce an OEMs time to market, allowing it to be more agile and to take advantage of prevailing market conditions. In addition, we believe the scalable and modular design of REE products will allow for maximum market coverage and is intended to enable OEMs to enter into new segments and services while reducing in-house development and design costs. We believe that this will enable OEMs to concentrate more on the top-hat design and functionality, as well as connectivity and autonomy, and that this is in line with current and future market trends of platform collaboration between global OEMs.

•        MaaS and logistics service providers.    We are designing REE products to enable MaaS and logistics service providers to develop mission-specific vehicles, customized to their needs, eliminating reliance on limited off-the-shelf vehicle offerings. The REE products are designed to allow for various levels of customized body, functionality, ADAS capability and service layers, and is expected to allow MaaS and logistics service providers to maximize uptime, usage, and revenue generation for their mission-specific vehicles developed with REE products. In addition, because the REEplatforms are designed to be fully flat and have a low center of gravity, the resulting vehicles aim to offer more interior space with a smaller overall footprint. REE products are designed to be agnostic to power source, size and operator and the REEcorners are designed to be easily swappable and replaceable, which is intended to allow vehicles developed with REE products to be upgraded in response to evolving technology or evolving needs without a complete redesign. We believe that the ability to continually upgrade as necessary, paired with REE’s plan for preventative maintenance, quick REEcorner swap and over-the-air software upgrades will reduce fleet maintenance costs, as well as simplify spare-parts inventory management.

REE’s Technological Differentiation

We believe that the automotive industry is at an inflection point and advances in EV architecture and automotive design offer critical advantages that remain underutilized by most ICE vehicle and EV manufacturers.

Industry approaches and their limitations

The design of the average vehicle has remained relatively unchanged over the last century. The typical format of the ICE vehicle that has become ubiquitous consists of an engine suspended between the front or back wheels, with most other critical vehicle components such as steering, braking, suspension, powertrain and control likewise located centrally between the vehicle wheels. Similarly, most EVs in the market tend to locate these components in a similar manner to ICE vehicles. While this vehicle format is familiar, it is subject to an inherent limitation with respect to both compartment space and vehicle function, maintenance and modularity.

REE sees that ICE vehicle and EV manufacturers employ a correspondingly similar strategy with respect to development of new vehicle platforms: vehicle functionality is determined by the OEM mindset trying to forecast and influence future market trends. This means that, during development, most ICE vehicle and EV manufacturers will design and produce a single new vehicle platform at a time with such vehicle models being restricted with respect to size, shape or functionality. This results in a less nimble development process than is required to respond quickly and effectively to changing market demand and customer preferences unless such demand corresponds with existing “off-the-shelf” offerings. As a result, in trying to address these changes in market preference, ICE vehicle and EV manufacturers are burdened by extremely high capital costs and long development cycles inherent in designing and engineering vehicles.

Consumer preference has continued to shift toward environmentally conscious and low emissions vehicle offerings. However, history shows that many OEMs have traditionally viewed reduced and zero-emissions vehicles as “compliance cars,” adding minimal volumes and models to their portfolios for the lowest possible overall costs (including investment and variable per-unit costs) necessary to achieve fleet compliance. This has resulted in scarce alternative powertrain resources to be dedicated to plug-in hybrid vehicles (PHEVs) and other hybrid powertrains or low-demand battery electric vehicles (BEV) variants. Lacking internal know-how and experience in electrification, many of these OEMs are now being forced to look beyond their internal EV technology in order to meet increasing consumer demand for EVs and to satisfy expanding regulatory requirements.

Finally, typical ICE manufacturers have been burdened by a high total cost of ownership as a result of, among other things, the use of complicated multi-speed transmissions, exhaust systems, mufflers, catalytic converters, fuel injectors or fuel pumps, as well as the relatively high cost of gasoline or diesel as compared to electricity. In addition, traditional ICE vehicles have a significant number of moving components that are exposed to friction during operation and therefore require rigorous and extensive preventative maintenance.

REE’s technology approach

REE’s approach is aimed at providing a dimensional, power-and driver-agnostic, modular platform able to carry the broadest range of EVs for current and future applications through the facilitation of modular and customizable “top hats,” the vehicle body and cabin, based on customer specifications without requiring significant modification to REE’s products.

REE believes that this approach differentiates it from other EV players, who often have to substantially redesign and reengineer their vehicles in order to meet market demand, which typically results in significant expenditure of time and capital on architecture integration, unique performance requirements, different market requirements and full crash structure development and testing, resulting in expensive and lengthy vehicle projects.

REE’s plans to utilize proprietary X-By-Wire Control technology for steering, braking and drive, resulting in no mechanical linkages between the handwheel and the pedal box to the actuators on the REEcorners, or between the REEcorners themselves. Each REEcorner is designed to be a standalone system that is expected to offer a number of technological advantages:

•        Redundancy of critical drive elements that does not exist in conventional ICE and EVs resulting in a safer vehicle.

•        Independent REEcorner steering, braking and torque vectoring projected to deliver higher vehicle stability and a smoother ride.

•        Independence of each REEcorner to enable fast corner replacement in the event of REEcorner malfunction in order to reduce TCO and overall spare part inventory management.

•        Utilization of a fully sprung, close to wheel design which is expected to be more reliable, safe, longer-lasting and easier to maintain than hub-motors.

Competitive Strengths

We believe that REE’s disruptive technology and business model is unique to the EV industry, and will afford a number of competitive strengths.

Scalable and modular architecture for broad range of EVs

We believe that the exceptionally compact design of the REEcorners and the approach to component layout will facilitate platforms that are highly modular and scalable in nature and that are agnostic to size, shape, or application for the creation of mission-specific vehicles. The REEplatform is also designed to be agnostic to power source (battery or fuel cell) or driving mode (manual or autonomous). With a truly modular and adaptable product, REE believes that it will be able to facilitate bringing multiple vehicles to market faster and at a lower cost than traditional automotive industry players. By basing the platform on one interchangeable part, the REEcorner, REE expects to reduce expense in research and development, testing and manufacturing, thereby enabling it to develop and scale future products at a significantly lower overall cost.

In addition to significant anticipated cost-savings advantages, REE believes that its modular architecture will allow it to bring new products to market more rapidly and thus respond more effectively to increasing mass market demand for commercial EV solutions in numerous industry sectors. Further, by designing the REEplatform to be uniquely flat, REE seeks to enable a wide range of body configurations with high design freedom and efficiency of space at a fraction of the cost.

Unique fully horizontal approach to target massive and growing market

REE believes that its focus on the REEcorner architecture allows it to complete, and not compete with, other EV players, such as vertically integrated OEMs, mobility and logistic players. By “completing rather than competing,” REE aims to allow other EV players to concentrate on their core service offerings and get to the market faster at a significantly lower cost, improving their competitive edge as well as creating new e-mobility services. As a truly horizontally integrated player in the EV market, REE plans to embrace traditional Tier 1 suppliers and their global manufacturing capacity, instead of directly competing with them. REE believes that its horizontally integrated approach to the e-mobility sector will allow it to target a $700 billion total addressable market.

Groundbreaking and proprietary technology

REE has designed the world’s flattest EV platform, purposefully engineered with a goal of maximum efficiency of space with a small footprint and modularity to support a wide range of vehicle applications in the B2B market.

We believe that platforms utilizing REEcorners will present significant functional and operational advantages over conventional EV “skateboards” currently available in the market and will enable superior vehicle specifications for cargo volume/length, payload and battery capacity. REE technology is also designed to enable enhanced operational efficiencies due to low center of gravity, high durability, long lifecycle and superior product ergonomics (low step-in height, high visibility, max door openings for ideal driver environments).

REE’s development of proprietary X-By-Wire Control technology challenges century-old automotive concepts by seeking to be agnostic to vehicle size and design, power-source and driving mode. REE’s drive-by-wire, brake-by-wire and steer-by-wire technology is expected to enable lower TCO through expedient REEcorner replacement in under an hour, over-the-air updates and hardware upgrades. REE’s data harvesting capabilities may be used to further reduce TCO via intelligent preventative maintenance features.

REE’s track record of invention and early development of products has given it many years to innovate across hardware and software, which it believes has created substantial advantages in the targeted markets. Our research and development efforts have resulted in a strong intellectual property portfolio, and REE has filed for patent protection for approximately fifty-five of its key inventions, including the REEcorner and REEboard, among others.

CapEx light and flexible manufacturing approach

REE intends to leverage existing modern manufacturing facilities and trained workforce with Tier 1 suppliers and automotive manufacturers, which REE believes will position it well to meet timing, cost, and quality expectations while optimally matching REE’s cost structure with its projected production ramp.

REE plans to manufacture via a secured and global network of Tier 1 partners with point-of-sale assembly and plans to assemble components at its future integration centers, thus reducing capital expenditures. REE expects to have a network of 15 integration centers by 2026 with projected combined annual capacity of up to 600,000 platforms. This approach is intended to allow REE to maintain a comparatively asset-light enterprise that can further help to increase global growth and market penetration.

Attractive customer value proposition and superior TCO

In general, EVs aim to have lower TCO than ICE vehicles. REE believes that EVs built on its products will have lower TCO than those of its EV competitors. REE’s TCO advantages are expected to derive from its expected competitive purchase price due to its capital expenditures light manufacturing model, low costs of operations due to the greater cargo volume that reduces the total cost per route/package and low maintenance costs due to the REEcorner’s durable design. In addition, due to the innovative, self-contained modular design of the REEcorners, time-intensive troubleshooting is expected to be eliminated as a complete REEcorner can be swapped out for a new one in less than one hour in certain conditions with the necessary equipment for a significant reduction in mean repair time. REE plans to work with strategic partners to provide predictive maintenance scheduling through smart service and maintenance AI in combination with over-the-air updates that seek to ensure maintenance is performed before a part will fail, which is expected to offer significant savings by eliminating unnecessary part replacements and drastically reducing downtime. Based on internal projections and assumptions, REE anticipates that EVs built on REEplatforms will have 49% to 59% lower TCO than a comparable vehicle with an internal combustion engine, and 8%-19% lower TCO than comparable electric commercial vehicles. These TCO savings are calculated to include the purchase price, energy cost, charging infrastructure cost, and maintenance cost and are net of estimated residual value. The estimated costs are based on estimated vehicle usage of approximately 365,000 kilometers.

Total Cost of Ownership[1]

$73,915
$91,250
$144,545
REE P4 Electric
2023 CY
$0.20/km
Next Gen Electric
2023 CY
$0.25/km
Diesel
2021 CY
$0.40/km
$109,565
$118,770
$269,210
REE P7 Electric
2023 CY
$0.30/km
Electric
2021 CY
$0.33/km
Diesel
2021 CY
$0.74/km

Class 2 Vans

19% reduction from new generation EV Vans

49% reduction from traditional Diesel Vans

Class 4 Vans

8% reduction from EV Vans

59% reduction from traditional Diesel Vans

(1) Assumes 36,500 km in operation per year for a 10 year period. Total Cost of Ownership includes purchase price + energy cost + infrastructure cost + maintenance cost less residual value. Competitor data is based on publicly available information and statistics regarding market participants in the sectors in which REE competes and analyzed by REE internal research team. Diesel vehicle compliant with Euro 6 standards.

Significant validation from leading strategic partners

REE’s progress has garnered the attention of prospective customers, including leading global automotive manufacturers. REE is currently in discussions with multiple blue-chip industry participants interested in leveraging REE’s technologies and engineering expertise for their own commercial products.

REE’s position as a pioneer in the market has also attracted global leaders across REE’s potential supply chain, creating an extensive network for it to leverage. In August 2020, REE and Mahindra signed a MOU to collaborate in the development and manufacturing of EVs to fulfill REE’s expected global customer demand. Mahindra has agreed to act as a contract manufacturer in providing turnkey design and development services to REE for intended vehicles utilizing the REEcorners provided by REE. REE also signed a strategic collaboration agreement in April 2021 with Magna Services of America, Inc. (“Magna”), one of the world’s largest automotive manufacturers, to collaborate to develop and market a modular EV based solution to new e-mobility and tech companies under the “Powered by REE” brand. REE and Magna will also explore global MaaS opportunities for light commercial vehicles. REE has also entered into strategic partnerships with a number of premier Tier 1 automotive manufacturers and global automotive players including Mitsubishi Corporation, Musashi and KYB.

REE’s Go-To-Market Strategy

REE will be horizontally integrated in the B2B EV market, targeting a majority of the EV market starting with commercial and MaaS applications. REE strives to be the cornerstone upon which global mobility companies build any size or shape of electric car, van, or truck on a truly modular and scalable platform for various applications or target markets. REE intends to market and sell its products as “Powered by REE” in any vehicle solution (similar to the “Intel inside” approach utilized by that chip maker with respect to personal computers in the 1990s).

REE believes that the rapid growth in the logistics and transportation markets, when combined with the global shifts in regulation and consumer preference toward sustainability, offers an opportunity to build a reliable business model via a new kind of horizontally integrated e-mobility strategy. As such, REE aims to collaborate with prominent automotive market participants in bringing mission-specific EVs to the market in either of the following two approaches:

•        Lead mode — REE to work directly with its B2B potential customers in providing them the REE relevant product line ranging from the REEcorners only to the entire REEplatform.

•        Consortium mode — In instances where a full vehicle is required, REE intends to seek collaborations with traditional and new OEMs such that REE will provide the REE products, ranging from the REEcorners only to the entire REEplatform, and the OEM partner will provide the remaining vehicle components, top-hat and homologation. In this approach, REE will seek to split the revenue from each program with its OEM partner based on pre-agreed terms.

REE’s initial focus is on commercial and MaaS markets, to be followed by private and passenger vehicles markets. By focusing product designs on the particular needs of these markets, REE seeks to build strong customer relationships with fleet operators and capture a significant market opportunity as the broad trend of vehicle electrification continues. Within this trend, REE believes that fleet operators, in particular, will be drawn to the lower total cost of ownership and high uptime of EVs, particularly as EVs achieve cost parity with ICEs. Furthermore, REE believes that fleet operators will be drawn to the customizable design of the REE products, which seeks to facilitate mission-specific vehicles to optimize fleet utilization. Fleet usage, which in many cases may involve multiple shorter trips within range of a central base rather than long-distance travel, can reduce the “range anxiety” that has also been a limiting factor in EV adoption.

REE currently plans to market and sell its REE products through direct marketing and business development organizations. REE believes that this direct business development approach will provide REE with an effective and efficient go-to-market strategy. REE’s business development and marketing teams continue to focus on expanding its relationships with OEMs, logistic and commercial players, mobility providers and e-commerce leaders and to expand our market to other industries. REE is a horizontally integrated player and plans to sell its products directly to these OEMs, logistic and commercial players, mobility providers and e-commerce leaders and other customers and end users as a full and overall module. REE does not plan to sell to Tier 1 suppliers, and instead it is partnering with leading Tier 1 suppliers who will provide certain components. REE’s targeted and focused business model is designed to enable it with an advantageous cost structure that requires minimal sales and marketing expenses, eliminating traditional distribution channels and resellers functions.

To date, REE’s products have generated interest from several potential long-term customers. REE has signed an MOU with Mahindra, a leading vehicle manufacturer in India through which REE intends to collaborate in the development and manufacture of EVs to fulfill REE’s expected global customer demand. REE has also signed MOUs with a leading global logistics company and a leading global truck manufacturer.

In addition, in April 2021 REE has entered into a strategic collaboration agreement with Magna regarding how Magna may be able to work with REE to develop new markets and new business models for REE’s corner module technology and design. In June 2021, REE issued to Magna 1,989,622 ordinary shares representing 0.65% of its share capital pursuant to the collaboration agreement and has agreed to issue additional shares upon achievement of certain revenue and production milestones, which will require definitive purchase orders from third-party customers.

REE has also entered into a strategic development agreement with Navya, pursuant to which REE will develop and supply REEplatform prototypes for a potential commercial relationship.

Pursuant to all such strategic collaborations and discussions, REE is actively engaged with the counterparty in assessing the ability to enter into long-term strategic partnerships to incorporate REE products into EVs with such companies. There can be no assurance that any of these strategic collaborations and discussions will lead to any definitive agreements or lasting or successful business relationships with such potential customers.

To effectively go-to-market, over the next few years, REE must develop a customer-base by continuing to engage in extensive due diligence and signing additional strategic collaborations with leading customers in multiple addressable market segments; continue to advance its strategic collaborations into more definitive agreements and purchase orders when it becomes commercially advantageous to do so; increase its execution capabilities by expanding its relationships with suppliers and building out its Centre of Excellence and assembly facilities; and develop a support network capable of servicing REE-powered vehicles in the field and delivering on the promise of reduced downtime and better total cost of ownership.

REE must successfully complete certain development activities in order to meet its expected production timeline. REE is targeting to complete product validation in 2022. REE’s team of over 100 employees, including engineers, scientists, technicians and staff is committed to achieving the necessary milestones to meet its current production and commercialization timelines. However, delays may occur as a result of the development process, initial production hurdles and COVID-19.

REE’s Products

Overall REE Architecture

By leveraging our modular REEplatform, along with our efficient design and streamlined production process, we anticipate that new vehicle models can be developed and produced in as little as 18 to 24 months. REE is developing the technology for the core hardware and software for its REEcorner and REEcenter electric control units (“ECU”) in house and pursuant to development agreements with certain strategic partners, this is done with the goal of achieving a superior vehicle dynamics algorithm while setting the highest bar for safety working on meeting ASIL D ISO26262 certification by the beginning of 2023.

Each of the component systems that form our REEcorner and REEboard are being engineered for optimal performance and for efficient packaging into our compact REEplatform. We place a strong emphasis on functional integration, meaning that most components are designed to fulfill as many functions as possible, allowing for increased modularity. This is meant to reduce the total number of parts, platform size and weight, ultimately providing more useable interior space in the vehicle cabin and a more overall cost-effective EV offering.

The utility and modularity of the REE platform will be facilitated by a number of key technological advancements and critical design decisions made by REE, which we believe provide distinct advantages over competitor offerings:

The REEcorner.    An independent module integrates critical vehicle components into an area between the chassis and the wheel creating a compact and efficient single module that is controlled via a proprietary X-By-Wire Control technology. Critical vehicle components include motor, drivetrain, suspension, steering, braking and ECU. Each REEcorner may include all or some of these components. Each REEcorner is an independent assembly powered by its own ECU which controls corner level functions. REE has developed four families of REEcorners with different capabilities to allow us to address the majority of the market.

The REEboard.    A fully flat and modular EV chassis that includes the REEcenter control system, thermal management, power converter and power module. The REEcenter is part of the X-By-Wire Control system and is designed to centrally control all the vehicle corners based on REE’s proprietary X-By-Wire Control technology, as well as provide high-level decision making. In addition, the REEcenter communicates with the vehicle controller and battery management system.

A Highly Modular Rolling Chassis.    REE’s technology is designed with assembly considerations in mind. Accordingly, REE products are designed to be manufactured on an entirely independent basis or in parallel with a vehicle top hat, a considerable innovation in design that aims to reduce complexity in assembly and facilitate more efficient production at scale.

Maximum Interior Space.    REEplatform’s design takes advantage of the unique benefits of EV architecture by eliminating the traditional engine compartment, thereby facilitating a flat design and an extremely low center of gravity which enables superior volume utilization across various classes of vehicles.

Compact Footprint, Ideal for Urban Markets.    Without mechanical connection between the REEcorners and the passenger cabin, REE will be able to easily adjust the REEboard wheelbase to accommodate the best dimensions that suit the needs of each customer, as well as typical light and medium duty vehicle types. This compact design will provide for greater space efficiency, enhanced driver ergonomics with low step-in-heights, and enhanced maneuverability in urban environments with tight turning radiuses and space-constrained operating areas.

Proprietary Single-wheel X-By-Wire Control Technology

REEcorners intend to utilize X-By-Wire Control for independent steering, braking and drive control for a single wheel, eliminating all mechanical connections between the steering wheel and pedals in the passenger compartment and the wheels and braking systems. Pursuant to this design, steering, braking and acceleration will be performed entirely through electrical control and will be fully redundant facilitating fail-operational function of each REEcorner (hardware and software).

The development of our advanced X-By-Wire Control system is a critical part of the REEplatform design and will offer a number of significant advantages in vehicle design, engineering and safety. By controlling each REEcorner independently we aim to provide a smoother and safer ride as well as facilitate vehicle maneuverability in the most suitable manner depending on road conditions and drive requirements.

REE’s proprietary X-By-Wire Control technology design also offers weight savings and safety advantages. Eliminating the steering column removes a common source of serious injury in frontal collisions. This technology also aims to offer potential customers a more responsive and smoother driving experience, which we expect to be able to customize for different vehicles and driver preferences through software. Lastly, X-By-Wire Control will be essential for our longer-term vehicle strategy, paving the way for advanced autonomous driving (autonomous level 4/5), wherein a mechanical steering column will no longer serve a central function. REEcorners and X-By-Wire Control technology are expected to be pre-certified for safety with our propriety actuators and software.

Competition

REE believes that its business model is highly differentiated because REE products can be marketed and sold as individual products or as “Powered by REE” in a full vehicle solution. We believe that this ultimately enables REE “to complete rather than compete” with other market participants.

As the EV industry is becoming increasingly more competitive, REE expects competition from a number of companies including ICE vehicles from established automobile manufacturers, and established and new automobile manufacturers with alternative fuel and EV vehicles including hybrids, BEVs and FCEVs. As many traditional and new players seek to enter the EV market, REE believes the primary competitive factors in the EV market will revolve around but not be limited to the following key differentiation factors:

•        technological innovation;

•        product quality and reliability;

•        safety features;

•        market adoption;

•        service options;

•        product performance;

•        design and styling;

•        product price; and

•        manufacturing efficiency.

REE believes that its products will compete favorably on the basis of these factors as it also seeks to incentivize its potential competitors to collaborate instead of compete with REE.

REE Strategic Collaborations

REE has entered into strategic collaborations, consisting of MOUs and strategic, alliance and development agreements, with certain strategic partners, including Hino, Magna, Mahindra and Navya, pursuant to which the parties are entering into discussions to explore forming a strategic alliance and/or jointly developing EVs with REE technology. Such strategic collaborations are generally non-binding and subject to cancellation or require the achievement of development milestones as a precursor to entering into a further definitive agreement. These agreements generally do not set forth specific development timeframes or represent a commitment by either party to develop, produce or deliver REE’s products. While REE expects to be able to develop one or more of these existing agreements into definitive agreements for orders, manufacturing or the provision of other services, as applicable, there can be no guarantee that REE will be able to do so.

REE’s Manufacturing Approach

REE plans to manufacture its products via a secured global network of Tier 1 partners.

In doing so, REE seeks to significantly reduce its up-front capital investment and eliminate the recurring fixed costs and overhead that would be required for REE to own and operate its own product assembly facilities. REE believes this will enable it to remain a comparatively asset-light enterprise which will further help to increase its operating margin and overall return on investment. In addition to lowering REE’s upfront costs, this approach will also support REE’s environmental, social and governance mission by reducing the carbon footprint of its operations.

In furtherance of its outsourced manufacturing approach, REE has entered into strategic collaborations with leading companies and Tier 1 automotive suppliers that can provide REE with access to significant global manufacturing capacity, including American Axle, KYB, Maxion and Musashi. While REE believes these strategic collaborations support REE’s business model, the agreements generally are non-binding. Additionally, such strategic collaborations generally do not set forth specific development timeframes or represent a commitment by either party to purchase, develop, produce or deliver components for REE’s products, and some may be terminated for convenience by either party. REE expects to be able to develop one or more of these existing agreements into definitive agreements for manufacturing or the provision of other services, as applicable; however, REE has not yet entered into any definitive agreements pursuant to which any of these strategic partners will produce REE’s products and there can be no guarantee that REE will be able to do so. See “Risk Factors — REE’s agreements with potential customers, potential suppliers and potential strategic partners are preliminary in nature.”

REE plans to assemble its products at its future integration centers, thus reducing capital expenditure requirements. Further capital expenditure reductions are expected to be realized as a result of REE’s plan to single source total global tooling and equipment requirements. REE is planning to open its first integration center by the end of 2021, with initial shipments expected to begin in 2022 and high-volume production expected to begin in 2023. REE plans to add additional integration centers for projected total global capacity of up to 600,000 platforms by 2026.

The size of each future integration center is expected to be approximately 20,000 square feet and will aim to be able to assemble up to 40,000 REEplatforms per year. Each future integration center is expected to be staffed with approximately 50 employees. Annual volumes in a traditional OEM assembly plant are typically 100,000 to 300,000 units per year with several thousand employees. The initial capital investment required for each REE future integration center is estimated to be approximately $15 million.

REE’s future integration centers are designed to be highly scalable and to be deployed locally in major metropolitan cities worldwide. REE plans to locate its future integration centers close to its potential customers. The presence of REE’s future integration centers in numerous communities worldwide will support local job creation and also create taxable income for local governments and municipalities.

On February 16, 2021, REE announced the establishment of a new UK state-of-the-art Engineering Center of Excellence. The new Engineering Center is intended to expedite REE’s strategic plans to meet anticipated global demand. The Engineering Center will spearhead REE product design, validation, verification and testing, as well as product homologation. REE will also have access to world-class test facilities and a proving ground for physical testing and validation of REE products at the MIRA Technology Park in the UK.

Research and Development

REE has invested significant time and expense into research and development with respect to the REEplatform. REE has a strong combination of engineers with automotive industry experience from Israel, the UK, Germany and the U.S. who together combine innovative thinking with a goal of developing a superior EV product for the automotive market. REE’s ability to obtain and maintain a leadership position in the automotive industry depends in part on its ongoing R&D activities. REE’s R&D team includes engineers and researchers with a diverse range of expertise and diverse levels of experience and academic backgrounds, including holders of B.Sc., M.Sc. and PhD degrees from prestigious academic institutions.

REE is developing proprietary X-by-Wire Control technology (including hardware, software and mechatronics) to deliver a full system solution for the REEplatform architecture.

REE is in the process of negotiating collaboration agreements with leading academic institutions including PhD programs from top universities to further explore its innovative REEplatform architecture and its future potential in the fields of vehicle dynamics and cyber security. In addition, REE is working with a German safety consultancy company to ensure the REE products meet the highest safety requirements of the automotive industry.

REE’s R&D activities are largely conducted at its headquarters in Tel Aviv, Israel, and at its UK subsidiary’s engineering center in Nuneaton, UK.

Softwheel

Softwheel is the first product to be marketed by REE. Given REE’s focus on the automotive sector, the distribution and manufacturing activities of the Softwheel business line are currently limited. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Softwheel” for more information.

Intellectual Property

The ability to protect its material intellectual property is paramount to REE’s business. REE relies upon a combination of protections afforded to owners of patents, designs, copyrights, trade secrets, and trademarks, along with employee and third-party non-disclosure agreements and other contractual restrictions to establish and protect its intellectual property rights. In particular, unpatented trade secrets in the fields of research, development and engineering are an important aspect of REE’s business by ensuring that its technology and strategic business assets remain confidential. REE pursues patent protection when REE believes it has developed a patentable invention and the benefits of obtaining a patent outweigh the risks of making the invention public through patent filings.

As of June 30, 2021, REE has approximately 70 pending or allowed patents in the U.S. and globally. REE’s patent applications are directed to, among other things, EV products, component systems and enhanced product manufacturability. REE pursues global registration of its domain names and products and services trademarks. In an effort to protect its brand, as of June 30, 2021, REE had two pending U.S. trademark applications, seven registered international trademarks, and 14 pending international trademark applications.

REE regularly reviews its development efforts to assess the existence and patentability of new inventions, and REE is prepared to file additional patent applications when it determines it would benefit REE’s business to do so.

Facilities

On August 23, 2020, REE entered into an agreement to lease a new headquarters office located in a 3,300 square meter facility in Herzliya, Israel, which will replace the current headquarters. The lease for the new headquarters is expected to commence in the fourth quarter of 2021 and will expire in mid-2026, with the option for REE to extend the term for additional five-year period commencing when the prior term expires. REE is currently utilizing short-term, temporary offices in Herzliya, Israel.

REE’s Engineering Center for Excellence is located in an 870 square meter facility that REE leases at the MIRA Technology Park in the UK that REE will utilize to spearhead REE product engineering design, validation, verification and testing, as well as product homologation. REE’s lease for this facility expires in April 2023.

Employees

REE prides itself on the talent and expertise of its team. REE works to leverage partnerships and modulate hiring based on its product roadmap. As of June 30, 2021, REE had 161 employees based primarily in Israel, the UK, the U.S. and Germany. A majority of REE’s employees are engaged in research and development and related functions. REE anticipates significant employee growth as it approaches commercialization. REE’s targeted hires typically have significant experience working for well-respected original equipment manufacturers, automotive engineering firms and software and technology companies. REE is able to attract and retain talent by creating an environment with clear and open communication, transparency, career and personal development, encouraging creativity, innovation, and taking risks. All employees have the ability to influence day-to-day as well as strategic decisions.

Government Regulations

REE’s EV platform will be subject to, and will be required to comply with, the U.S. National Traffic and Motor Vehicle Safety Act, as amended, and numerous regulatory requirements established by the National Highway Traffic Safety Administration (“NHTSA”), an operating administration of the U.S. Department of Transportation, including applicable FMVSSs. REE intends for the REEplatform to fully comply with all applicable FMVSSs without the need for any exemptions and expects future REE products to either fully comply or comply with limited exemptions related to new technologies. Additionally, there are regulatory changes being considered for several FMVSSs, and while REE anticipates being in compliance with the proposed changes, there is no assurance until final regulation changes are enacted.

Numerous FMVSSs will apply to REE’s products, such as brakes requirements, steering requirements and EV-specific requirements. REE will also be required to comply with other federal laws and regulations administered by NHTSA, including, among other things, ensuring its products do not contain defects related to motor vehicle safety, recall requirements, the corporate average fuel economy (“CAFE”) standards, Theft Prevention Act requirements, consumer information labeling requirements, reporting required notices, bulletins, and other communications, Early Warning Information reporting, foreign recall reporting and owner’s manual requirements.

The battery modules on the REEboard, conform to mandatory regulations that govern transport of “dangerous goods,” defined to include lithium-ion batteries, which may present a risk in transportation. The governing regulations, which are issued by the Pipeline and Hazardous Materials Safety Administration, are based on the UN Recommendations on the Safe Transport of Dangerous Goods Model Regulations and related UN Manual Tests and Criteria. The regulations vary by mode of shipping transportation, such as by ocean vessel, rail, truck or air. Prior to launch, REE plans to complete all applicable transportation tests for its battery modules, demonstrating its compliance with applicable regulations. REE will use lithium-ion cells in the high voltage battery packs in the REEboard. The use, storage, and disposal of the battery modules is regulated under federal law.

Additionally, the REEplatform will be subject to non-U.S. safety, environmental and other regulations. Many of those regulations are different from those applicable in the U.S. and may require redesign and/or retesting. For example, the European Union (“E.U.”) has established new approval and oversight rules requiring that a national authority certify compliance with heightened safety rules, emissions limits and production requirements before vehicles can be sold in each E.U. member state, the initial of which rules were rolled out on September 1, 2020, and there is also regulatory uncertainty regarding how these rules will impact sales in the U.K. given its recent withdrawal from the E.U. These changes could impact the rollout of new features in Europe.

Similarly, as a global company deploying cutting-edge technology, we are also subject to trade, export controls, customs product classification and sourcing regulations. Our operations also are subject to various federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations. We are subject to the requirements of the federal Occupational Safety and Health Act, as amended, and comparable state laws that protect and regulate employee health and safety.

Like all companies operating in similar industries, we are subject to environmental regulation, including water use; air emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation and disposal of hazardous materials; and the remediation of environmental contamination. Compliance with these rules may include the need to obtain permits and licenses and to allow inspections of our facilities and products.

Legal Proceedings

From time to time, REE may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business, including but not limited to claims related to employment, intellectual property and shareholder matters. REE is not currently a party to any legal proceedings, the outcome of which, if determined adversely to REE, would individually or in the aggregate have a material adverse effect on its business or financial condition.

MANAGEMENT

Management and Board of Directors

The following persons serve as REE’s executive officers and directors. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Daniel Barel	42	Co-Founder, Chief Executive Officer and Director
Ahishay Sardes	40	Co-Founder, Chief Technology Officer and Director
Hai Aviv	40	Chief Financial Officer
Michael-John Chariton	63	Chief Operating Officer
Keren Shemesh	46	Chief Marketing Officer
Angelique Strong Marks	53	General Counsel and Corporate Secretary
Arik Shteinberg	56	Chairman
Hari Nair	61	Director
Ari Raved	68	Director
Hans Thomas	43	Director

Executive Officers

Daniel Barel has been the Chief Executive Officer of REE since 2013. Mr. Barel is a serial entrepreneur who founded several startups in the fields of medical devices, cyber security and software applications. He serves as chairman of SpecterX, an Israeli data management company he co-founded in 2017. Between 2007 and 2013, Mr. Barel served as Chief Financial Officer of CAUTES International, a boutique business consulting firm in Hong Kong that he founded in 2007. He previously served as chairman of WOOOF, a social networking platform he founded in 2012. Mr. Barel holds a Bachelor of Arts in Economics and Business Administration from the Hebrew University.

Ahishay Sardes has been the Chief Technology Officer of REE since 2013 and has served as a member of REE’s board of directors since the Merger. Mr. Sardes has over 15 years of experience in engineering including mechanics, electronics, software and research. From 2008 to 2013, he served as Head of Engineering at ZIV-AV Technologies, an Israeli engineering company. Mr. Sardes holds a Bachelor of Science in Mechanical Engineering from the Afeka Tel Aviv Academic College of Engineering.

Hai Aviv has been Chief Financial Officer of REE since 2018. Prior to joining REE, from 2016 to 2018 he served as Chief Financial Officer of Beyond Air, a public company listed on Nasdaq, operating in the fields of biopharmaceutical and medical devices. From 2010 until 2013, Mr. Aviv served as corporate controller and from 2013 until 2017, Mr. Aviv served as Chief Financial Officer of Babylon Ltd., a public company listed on the Tel Aviv Stock Exchange, operating in the fields of internet, software and venture capital investments. Prior to that, from 2005 to 2010, he was a manager at Ernst & Young. Mr. Aviv is a Certified Public Accountant and holds a Bachelor of Arts in Business and Accounting from the College of Management Academic Studies, and an MBT in Business and Taxation from the College of Management Academic Studies.

Michael-John Charlton has been Chief Operating Officer of REE since 2020. Previously, Mr. Charlton has served as senior vice president of Global Manufacturing Development for Tenneco Inc., responsible for Tenneco’s global manufacturing strategy and competence development. Mr. Charlton also held other positions at Tenneco, including as senior vice president of global supply chain management and manufacturing, as managing director for Tenneco’s business activities in India, and as executive operations director for emission control, Europe. Prior to joining Tenneco in 2005, Mr. Charlton spent eight years at TRW Automotive, where he held a variety of positions of increasing responsibility, the most recent being lead director European Purchasing and operations director, UK. He also spent five years working for Lucas where he was general manager, Czech Republic and manufacturing manager, UK. Mr. Charlton holds a Bachelor of Science degree in physics from Queen Elizabeth College at the University of London.

Keren Shemesh has been Chief Marketing Officer for REE since September 2019. Prior to that, from 2016 to 2018 Ms. Shemesh served as Vice President of Marketing at Elmo Motion Control. From 2010 until 2016, she held numerous senior marketing positions, including Global Marketing Manager from 2015 to 2016, at Starhome Mach. Ms. Shemesh holds a B.Eng in Electronic Communications Engineering from Bezeq College and a Bachelor of Science in Electronic Engineering from Ariel University.

Angelique Strong Marks has been General Counsel and Corporate Secretary for REE since December 2020. Prior to joining REE, she served as Director, General Counsel, Corporate Secretary and Compliance Officer at MAHLE from 2014 to 2020. From 2009 to 2013, Ms. Strong Marks was the Director, General Counsel, Corporate Secretary, and Compliance Officer at Behr America Inc. Between 2004 and 2008, Ms. Strong Marks was the Vice President, General Counsel, and Assistant Corporate Secretary at the Handleman Company. Prior to that, she served as Corporate Finance and Securities Senior Corporate Counsel at DTE Energy between 2002 and 2004. From 2001 to 2002, Ms. Strong Marks was the Corporate Finance and Securities Senior Corporate Counsel at Consumers Energy. She served as Chief Legal Counsel and Assistant Corporate Secretary for Frank Nursery & Crafts, Inc. from 1998 to 2001. She previously was a Labor and Employment Associate at Hardy, Lewis & Page P.C. Ms. Strong Marks graduated from the University of Akron with a Bachelor of Science in Finance. She also holds a Master’s in Business Administration degree from Miami University and a J.D. from the Ohio State University Moritz College of Law.

Directors

Hari Nair has served on REE’s board of directors since 2019. Mr. Nair is a global technology investor and corporate advisor with over thirty years of experience in the automotive and commercial vehicle industry. He is Chief Executive Officer of Anitar Investments LLC. Since 2019, Mr. Nair has served as Investment Committee Member for Vasuki Investments. Since 1987, Mr. Nair held numerous executive positions at Tenneco Inc., including serving as the company’s Chief Operating Officer from 2010 to 2015. Prior to that he served as a senior financial analyst at General Motors Corporation. Mr. Nair currently serves on the board of directors at Musashi Seimitsu Industry, and Owens-Illinois and as chairman of Sintercom India Ltd. He previously served as a board member for Delphi Technologies PLC from 2017 to 2020 and Tenneco’s board of directors from 2009 until 2015. Mr. Nair holds a Bachelor of Science in Engineering from Bradley University and a Master’s in Business Administration from the University of Notre Dame.

Ari Raved has been a member of the REE board of directors since 2014. Mr. Raved has served as Senior Vice President of IDB Development Corp. Ltd. since 2004. He is also a director of Property and Building Corporation, Gav-Yam Bayside Land Corporation, and Modiin Energy LP. Mr. Raved serves on the boards of Advanced Inhalation Therapies and is chairman at Bartan Holdings and Investments Ltd. He previously held management positions at Bank Leumi and was a director at a number of companies. He previously served as director of Beyond Air, a public company. Mr. Raved holds a Bachelor of Arts in Political Science from Tel Aviv University and a Master of Arts in Labor Studies from Tel Aviv University.

Arik Shteinberg has been a member of the REE board of directors since 2018. Mr. Shteinberg serves on the board of directors of Leumi Partners Ltd., as a director in Paz Oil Company Ltd., and as a director at Axilion Ltd. He also serves on the board of trustees of the Academic College of Tel-Aviv-Yaffo. Mr. Shteinberg served from 2006 to 2010 as chairman of the board of directors of Psagot Investment House, Ltd., as well as other companies in the Psagot Group, overseeing their business strategies. Mr. Shteinberg served as Chairman of York Capital, and on the board of directors of the Tel-Aviv Stock Exchange. Between 1999 and 2003, Mr. Shteinberg was Chief Executive Officer of Ilanot Batucha Investment House from the IDB Group, as well as a director of Maalot (the Israeli affiliate of Standard & Poor’s). Prior to that, Mr. Shteinberg served as Chief Executive Officer of Etgar-Portfolio Management Trust Co., owned by Bank Mizrahi-Tefahot. He also served on the advisory boards of Mobileye Technologies and Novotrans Group SA. Mr. Shteinberg holds a Bachelor of Arts in economics from Tel-Aviv University.

Hans Thomas has been a member of REE’s board of directors since the Merger. Mr. Thomas is an entrepreneur and technology investor with over twenty years of experience in senior investment and portfolio company founder roles. Mr. Thomas is the Founding Partner of 10X Capital, an NYC-based venture capital firm whose portfolio companies include Robinhood, DraftKings, Palantir, 23andMe, Wish and Compass Therapeutics, where he has served as Chief Executive Officer since 2004. Mr. Thomas is also the Chairman of Growth Techonology Partners, originally a San Francisco-based venture capital firm acquired by 10X Capital in 2019. Prior to 10X Capital, Mr. Thomas was an

Executive Director at One Zero Capital, an NYC-based asset manager. In 2015, Mr. Thomas co-founded TheNumber, an institutional big data analytics technology platform. Mr. Thomas was also a founding team member of InternetCash in 1999. Mr. Thomas attended New York University.

Family Relationships

There are no family relationships between any of our executive officers and our directors.

Arrangements for Election of Directors and Members of Management

There are no arrangements or understandings with major shareholders or others pursuant to which any of our executive officers or directors are selected.

Corporate Governance Practices

As an Israeli company, we are subject to various corporate governance requirements under the Israeli Companies Law, 5759-1999 (the “Companies Law”). However, pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, may, subject to certain conditions, “opt out” from the requirements to appoint external directors and related rules concerning the composition of the audit committee and compensation committee of the board of directors, other than the gender diversity rule, which requires the appointment of a director from the other gender if, at the time a director is appointed, all members of the board of directors are of the same gender. In accordance with these regulations, we have elected to “opt out” from these requirements of the Companies Law. Under these regulations, the exemptions from such Companies Law requirements will continue to be available to us so long as: (i) we do not have a “controlling shareholder,” as such term is defined under the Companies Law, (ii) our shares are traded on certain U.S. stock exchanges, including Nasdaq, and (iii) we comply with the director independence requirements and the audit committee and compensation committee composition requirements under U.S. laws, including the rules of the applicable exchange, that are applicable to U.S. domestic issuers.

We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we are permitted to comply with Israeli corporate governance practices in lieu of the otherwise applicable Nasdaq corporate governance rules, provided that we disclose the Nasdaq requirements we will not follow and the equivalent Israeli requirements with which we will comply instead.

We rely on this “foreign private issuer exemption” with respect to the following requirements:

•        Quorum requirement for shareholder meetings.    Under Nasdaq corporate governance rules, a quorum would require the presence, in person or by proxy, of holders of at least 33⅓% of the total issued outstanding voting power of our shares at each general meeting of shareholders. Pursuant to our Amended and Restated Articles and as permitted under the Companies Law, the quorum required for a general meeting of shareholders will consist of at least two shareholders present in person or by proxy who hold or represent at least 33⅓% of the total outstanding voting power of our shares, except if (i) any such general meeting of shareholders was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting, we qualify as a “foreign private issuer,” in which case the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares (and if the meeting is adjourned for a lack of quorum, the quorum for such adjourned meeting will be, subject to certain exceptions, any number of shareholders). Notwithstanding the foregoing, a quorum for a general meeting (and for any adjourned general meeting) shall also require the presence in person or by proxy of at least one shareholder holding Class B Ordinary Shares if such shares are outstanding.

•        Nomination of our directors.    Under Nasdaq listing rules for domestic issuers that are not controlled, director nominees must either be selected or recommended for the board’s selection by either by a nominating committee comprised solely of independent directors, or by independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate. However, we rely on the foreign private issuer exemption with respect to this requirement, such that nominations of directors will be made by our board of directors, in accordance with the provisions of the Companies Law and our Amended and Restated Articles.

We otherwise intend to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules.

Board of Directors

Under the Companies Law and our Amended and Restated Articles, our business and affairs are managed under the direction of our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to executive management. Our Chief Executive Officer (referred to as a “general manager” under the Companies Law) is responsible for our day-to-day management. Our Chief Executive Officer was appointed by and serves at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by the Chief Executive Officer, subject to applicable corporate approvals, and shall be subject to the terms of any applicable employment or consulting agreements that we may enter into with them.

Under our Amended and Restated Articles, the number of directors on our board of directors may be no less than three and no more than eleven. Our directors will generally be elected by a simple majority vote of holders of Ordinary Shares, participating and voting (in person or by proxy) at an annual general meeting of our shareholders.

Each director will hold office until the annual general meeting of our shareholders for the year in which such director’s term expires, unless the tenure of such director expires earlier pursuant to the Companies Law or unless such director is removed from office as described below.

Under our Amended and Restated Articles, the approval of the holders of at least 65% of the total voting power of our shareholders will generally be required to remove any of our directors from office or amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office, provided that if any Class B Ordinary Shares remain outstanding, then the required majority shall be a majority of the total voting power of REE’s shareholders. In addition, vacancies on our board of directors may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created. In the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our Amended and Restated Articles, the new director filling the vacancy will serve until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors.

Chairperson of the Board

Our Amended and Restated Articles provides that the board of directors shall appoint a member of the board to serve as the chairperson. Under the Companies Law, the chief executive officer of a public company, or a relative of the chief executive officer, may not serve as the chairperson of the board of directors, and the chairperson of the board of directors, or a relative of the chairperson, may not be vested with authorities of the chief executive officer, unless approved by a special majority of the company’s shareholders. The shareholders’ approval may be effective for a period of five years immediately following an initial public offering, and subsequently, for additional periods of up to three years.

In addition, a person who is subordinated, directly or indirectly, to the chief executive officer may not serve as the chairperson of the board of directors, the chairperson of the board of directors may not be vested with authorities that are granted to persons who are subordinated to the chief executive officer, and the chairperson of the board of directors may not serve in any other position in the Company or in a controlled subsidiary, but may serve as a director or chairperson of a controlled subsidiary.

External Directors

Under the Companies Law, companies incorporated under the laws of the State of Israel that are “public companies,” including companies with shares listed on Nasdaq, are required to appoint at least two external directors. Pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, which do not have a “controlling shareholder,” may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors. In accordance with these regulations, we have elected to “opt out” from the Companies Law requirement to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of our board of directors.

Director Independence

The Nasdaq corporate governance rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the listed company). Our board of directors has determined that Arik Shteinberg, Hari Nair, and Ari Raved are independent directors as defined in the Nasdaq corporate governance rules.

Audit Committee

Companies Law Requirements

Under the Companies Law, the board of directors of a public company must appoint an audit committee. We have elected to “opt out” from additional Companies Law requirements relating to the size and composition of the audit committee.

Listing Requirements

Under Nasdaq corporate governance rules, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise.

Our audit committee consists of Arik Shteinberg, Hari Nair, and Ari Raved. Arik Shteinberg serves as the chairperson of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq corporate governance rules. Our board of directors has determined that Arik Shteinberg is an audit committee financial expert as defined by the SEC rules and is financially literate as defined by Nasdaq corporate governance rules.

Our board of directors has determined that each member of our audit committee is independent, as such term is defined in Rule 10A3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.

Audit Committee Role

Our board of directors has adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the Companies Law, the SEC rules, and Nasdaq corporate governance rules. These responsibilities include:

•        retaining and terminating our independent auditors, subject to ratification by the board of directors, and in the case of retention, subject to ratification by the shareholders;

•        pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;

•        overseeing the accounting and financial reporting processes of our company;

•        managing audits of our financial statements;

•        preparing all reports as may be required of an audit committee under the rules and regulations promulgated under the Exchange Act;

•        reviewing with management and our independent auditor our annual and quarterly financial statements prior to publication, filing, or submission to the SEC;

•        recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Companies Law, as well as approving the yearly or periodic work plan proposed by the internal auditor;

•        reviewing with our general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that may have a material impact on the financial statements;

•        identifying irregularities in our business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

•        reviewing policies and procedures with respect to transactions (other than transactions related to compensation or terms of services) between REE and its officers and directors, affiliates of officers or directors, or transactions that are not in the ordinary course of REE’s business and deciding whether to approve such acts and transactions if so required under the Companies Law; and

•        establishing procedures for handling employee complaints relating to the management of our business and the protection to be provided to such employees.

Compensation Committee

Companies Law Requirements

Under the Companies Law, the board of directors of a public company must appoint a compensation committee. We have elected to “opt out” from additional Companies Law requirements relating to the size and composition of the compensation committee.

Listing Requirements

Under Nasdaq corporate governance rules, we are required to maintain a compensation committee consisting of at least two independent directors.

Our compensation committee consists of Ari Raved, Hari Nair and Arik Shteinberg. Ari Raved serves as chairperson of the compensation committee. Our board of directors has determined that each member of our compensation committee is independent under Nasdaq corporate governance rules, including the additional independence requirements applicable to the members of a compensation committee.

Compensation Committee Role

In accordance with the Companies Law, the responsibilities of the compensation committee are, among others, as follows:

•        making recommendations to the board of directors with respect to the approval of the compensation policy for office holders and, once every three years, with respect to any extensions to a compensation policy that was adopted for a period of more than three years;

•        reviewing the implementation of the compensation policy and periodically making recommendations to the board of directors with respect to any amendments or updates to the compensation policy;

•        resolving whether to approve arrangements with respect to the terms of office and employment of office holders; and

•        exempting, under certain circumstances, a transaction with our Chief Executive Officer from the approval of our shareholders.

Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the committee, which are consistent with Nasdaq corporate governance rules and include among others:

•        recommending to our board of directors for its approval a compensation policy, in accordance with the requirements of the Companies Law, as well as other compensation policies, incentive-based compensation plans, and equity-based compensation plans, overseeing the development and implementation of such policies, and recommending to our board of directors any amendments or modifications the committee deems appropriate, including as required under the Companies Law;

•        reviewing and approving the granting of options and other incentive awards to our Chief Executive Officer and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including evaluating their performance in light of such goals and objectives;

•        approving and exempting certain transactions regarding office holders’ compensation pursuant to the Companies Law; and

•        administering our equity-based compensation plans, including without limitation, approving the adoption of such plans, amending and interpreting such plans, and the awards and agreements issued pursuant thereto, and making and determining the terms of awards to eligible persons under the plans.

Compensation Policy under the Companies Law

In general, under the Companies Law, the board of directors of a public company must approve a compensation policy after receiving and considering the recommendations of the compensation committee. In addition, our compensation policy will have to be approved at least once every three years, first, by our board of directors, upon recommendation of our compensation committee, and second, by a simple majority of Ordinary Shares present, in person or by proxy, and voting (excluding abstentions) at a general meeting of shareholders, provided that either:

•        the majority of such Ordinary Shares is comprised of shares held by shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation policy; or

•        the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy voting against the policy does not exceed two percent (2%) of the aggregate voting rights in the company.

Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the board of directors decide, on the basis of detailed grounds, and after discussing again with the compensation committee, that approval of the compensation policy, despite the objection of shareholders, is for the benefit of the Company.

If the Company adopts a compensation policy in advance of its initial public offering (or in this case, prior to the closing of the Merger) and describes such compensation policy in the prospectus for such offering, then such compensation policy shall be deemed a validly adopted policy in accordance with the Companies Law requirements described above. Furthermore, if the compensation policy complies with such conditions, then it will remain in effect for a term of five years from the date the Company becomes a public company. Our compensation policy, which became effective immediately prior to the closing of the Merger, was established in accordance with this relief.

The compensation policy must be based on certain considerations include certain provisions and reference certain matters as set forth in the Companies Law. The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification, or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the Company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s risk management policy; the size and the nature of the company’s operations; and with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:

•        the education, skills, experience, expertise, and accomplishments of the relevant office holder;

•        the office holder’s position and responsibilities;

•        prior compensation agreements with the office holder;

•        the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company; in particular, the ratio between such cost to the average and median salary of such employees of the company, as well as possible impacts of compensation disparities between them on the work relationships in the company;

•        if the terms of employment include variable components, the possibility of reducing variable components at the discretion of the board of directors and setting a limit on the value of non-cash variable equity-based components; and

•        if the terms of employment include severance compensation, the term of employment or office of the office holder, the terms of the office holder’s compensation during such period, the company’s performance during such period, the office holder’s individual contribution to the achievement of the company goals and the maximization of its profits, and the circumstances under which the office holder is leaving the company.

The compensation policy must also include, among other things:

•        with regards to variable components:

•        with the exception of office holders who report to the chief executive officer, a means of determining the variable components on the basis of long-term performance and measurable criteria; provided that the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, or if such amount is not higher than three months’ salary per annum, taking into account such office holder’s contribution to the company; or

•        the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of equity-based compensation, at the time of grant;

•        a clawback provision, according to conditions to be set forth in the compensation policy, covering amounts paid as part of the office holder’s terms of employment, if such amounts were paid based on information subsequently discovered to be wrong, and such information was restated in the company’s financial statements;

•        the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

•        a limit to retirement grants.

Our compensation policy is designed to retain and motivate our directors and executive officers, incentivize superior individual excellence, align the interests of our directors and executive officers with our long-term performance, and provide a risk management tool. To that end, a portion of our executive officer compensation package will be targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. Our compensation policy also includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm the Company in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer, and minimum vesting periods for equity-based compensation.

Our compensation policy also addresses our executive officers’ individual characteristics (such as their respective positions, education, scope of responsibilities, and contributions to the attainment of our goals) as the basis for compensation variation among our executive officers and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort, or outstanding company performance), equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses will be limited to a maximum amount linked to the executive officer’s base salary.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to our executive officers, other than our Chief Executive Officer, will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by our Chief Executive Officer and subject to minimum thresholds. The annual cash bonus that may be granted to executive officers, other than our Chief Executive Officer, may alternatively be based entirely on a discretionary evaluation. Furthermore, our Chief Executive Officer will be entitled to approve performance objectives for executive officers who report to him.

The measurable performance objectives of our Chief Executive Officer will be determined annually by our compensation committee and board of directors. A non-material portion of the Chief Executive Officer’s annual cash bonus, as provided in our compensation policy, may be based on a discretionary evaluation of the Chief Executive Officer’s overall performance by the compensation committee and the board of directors.

Under our compensation policy, the equity-based compensation of our executive officers and members of our board of directors will be designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ and directors’ interests with our long-term interests and those of our shareholders, and to strengthen the retention and the motivation of executive officers and directors over the long term. Our compensation policy provides for executive officer and director compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with our then-current equity incentive plan. All equity-based incentives granted to executive officers and directors shall be subject to vesting periods in order to promote long-term retention. Equity-based compensation shall be granted from time to time and be individually determined and awarded according to the individual’s performance, educational background, prior business experience, qualifications, role, and personal responsibilities.

In addition, our compensation policy contains provisions that allow us, under certain conditions, to recover bonuses paid in excess, enable our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer who reports directly to him (provided that such changes are in accordance with our compensation policy), and will allow us to exculpate, indemnify, and insure our executive officers and directors to the maximum extent permitted by Israeli law subject to certain limitations set forth therein.

Our compensation policy also provides for compensation to the members of our board of directors either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, as modified by the Companies Regulations (Relief for Public Companies Traded on Stock Exchanges Outside of Israel), 5760-2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in our compensation policy.

Internal Auditor

Under the Companies Law, the board of directors of a public company must appoint an internal auditor based on the recommendation of the audit committee. The role of the internal auditor is to, among other things, to review the company’s compliance with applicable law and orderly business procedure. Under the Companies Law, the internal auditor cannot be an interested party, an office holder, or a relative of an interested party or an office holder, nor may the internal auditor be the company’s independent auditor or its representative. An “interested party” is defined in the Companies Law as (i) a holder of 5% or more of the issued share capital or voting power in a company, (ii) any person or entity who has the right to designate one or more directors or to designate the chief executive officer of the company, or (iii) any person who serves as a director or as chief executive officer of the company. Following the closing of the Merger, REE appointed Sharon Cohen of Deloitte Israel as the internal auditor of the Company.

Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Directors and Executive Officers

The Companies Law codifies the fiduciary duties that office holders owe to a company. An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director, and any other manager directly subordinate to the general manager. Each person listed in the table under “Management” will be an office holder under the Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would act under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, in light of the circumstances, to obtain:

•        information on the business advisability of a given action brought for the office holder’s approval or performed by virtue of the office holder’s position; and

•        all other important information pertaining to such action.

The duty of loyalty requires an office holder to act in good faith and in the best interests of the Company, and includes, among other things, the duty to:

•        refrain from any act involving a conflict of interest between the performance of the office holder’s duties in the company and the office holder’s other duties or personal affairs;

•        refrain from any activity that is competitive with the business of the company;

•        refrain from exploiting any business opportunity of the company for the purpose of gaining a personal advantage for the office holder or others; and

•        disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of the office holder’s position.

Under the Companies Law, a company may approve an act, specified above, which would otherwise constitute a breach of the office holder’s fiduciary duty, provided that the office holder acted in good faith, neither the act nor its approval harms the company, and the personal interest of the office holder is disclosed a sufficient time before the approval of such act. Any such approval is subject to the terms of the Companies Law setting forth, among other things, the required corporate approvals and the methods of obtaining such approvals.

Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions

The Companies Law requires that an office holder promptly disclose to the board of directors any personal interest and all related material information known to such office holder concerning any existing or proposed transaction with the company. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director, or general manager or in which such person has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from one’s ownership of shares in the company. A personal interest includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to the officer holder’s vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter.

If it is determined that an office holder has a personal interest in a non extraordinary transaction (meaning any transaction that is in the ordinary course of business, on market terms or that is not likely to have a material impact on the company’s profitability, assets or liabilities), approval by the board of directors is required for the transaction unless the company’s articles of association provide for a different method of approval. Any such transaction that is adverse to the company’s interests may not be approved by the board of directors.

Approval first by the company’s audit committee and subsequently by the board of directors will be required for an extraordinary transaction (meaning any transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities) in which an office holder has a personal interest.

A director and any other office holder who has a personal interest in a transaction which is considered at a meeting of the board of directors or the audit committee may generally (unless it is with respect to a transaction which is not an extraordinary transaction) not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee, as applicable, have a personal interest in the matter. If a majority of the members of the audit committee or the board of directors have a personal interest in the matter, then all of the directors may participate in deliberations of the audit committee or board of directors, as applicable, with respect to such transaction and vote on the approval thereof and, in such case, shareholder approval will also be required.

Certain disclosure and approval requirements apply under Israeli law to certain transactions with controlling shareholders, certain transactions in which a controlling shareholder has a personal interest, and certain arrangements regarding the terms of service or employment of a controlling shareholder. For these purposes, a controlling shareholder is any shareholder that has the ability to direct the company’s actions, including any shareholder holding 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be one shareholder.

For a description of the approvals required under Israeli law for compensation arrangements of officers and directors, see “Management — Compensation of Directors and Executive Officers.”

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power with respect to the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:

•        an amendment to the company’s articles of association;

•        an increase of the company’s authorized share capital;

•        a merger; or

•        interested party transactions that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.

Certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote, and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or exercise any other rights available to it under the company’s articles of association with respect to the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty of fairness.

Exculpation, Insurance and Indemnification of Office Holders

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our Amended and Restated Articles will include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder from the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

•        a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above mentioned events and amount or criteria;

•        reasonable litigation expenses, including legal fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•        reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent; and

•        expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law; and

•        expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder pursuant to certain provisions of the Israeli Economic Competition Law, 5758-1988.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

•        a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Company;

•        a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

•        a financial liability imposed on the office holder in favor of a third party;

•        a financial liability imposed on the office holder in favor of a third party harmed by a breach in an administrative proceeding; and

•        expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:

•        a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•        a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•        an act or omission committed with intent to derive illegal personal benefit; or

•        a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification, and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets, or obligations.

Our Amended and Restated Articles allow us to exculpate, indemnify, and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to the higher of $50 million, 25% of our total shareholders’ equity as reflected in our most recent consolidated financial statements as of the date on which the indemnity payment is made and 10% of our total market capitalization calculated based on the average closing price of Class A Ordinary Shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment and the aggregate amount of proceeds from the sale of, or value exchanged in relation to, in connection with or arising out of a public offering of our securities. The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third party pursuant to an indemnification arrangement.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Compensation of Directors and Executive Officers

Directors

Under the Companies Law, the compensation of a public company’s directors requires the approval of (i) its compensation committee, (ii) its board of directors and, unless exempted under regulations promulgated under the Companies Law, (iii) the approval of its shareholders at a general meeting. In addition, if the compensation of a public company’s directors is inconsistent with the company’s compensation policy, then those inconsistent provisions must be separately considered by the compensation committee and board of directors, and approved by the shareholders by a special vote in one of the following two ways:

•        at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting, vote in favor of the inconsistent provisions of the compensation package, excluding abstentions; or

•        the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the inconsistent provisions of the compensation package does not exceed two percent (2%) of the aggregate voting rights in the Company.

Executive Officers other than the Chief Executive Officer

The Companies Law requires the compensation of a public company’s office holders (other than the chief executive officer) be approved in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy).

However, there are exceptions to the foregoing approval requirements with respect to non-director office holders. If the shareholders of the company do not approve the compensation of a non-director office holder, the compensation committee and board of directors may override the shareholders’ disapproval for such non-director office holder provided that the compensation committee and the board of directors each document the basis for their decision to override the disapproval of the shareholders and approve the compensation.

An amendment to an existing compensation arrangement with a non-director office holder requires only the approval of the compensation committee, if the compensation committee determines that the amendment is immaterial. However, if the non-director office holder is subordinate to the chief executive officer, an amendment to an existing compensation arrangement shall not require the approval of the compensation committee if (i) the amendment is approved by the chief executive officer, (ii) the company’s compensation policy allows for such immaterial amendments to be approved by the chief executive officer and (iii) the engagement terms are consistent with the company’s compensation policy.

Chief Executive Officer

Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee, (ii) the company’s board of directors and (iii) the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy). However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision provided that they each document the basis for their decision and the compensation is in accordance with the company’s compensation policy.

In the case of a new chief executive officer, the compensation committee may waive the shareholder approval requirement with regard to the compensation of a candidate for the chief executive officer position if the compensation committee determines that: (i) the compensation arrangement is consistent with the company’s compensation policy, (ii) the chief executive officer candidate did not have a prior business relationship with the company or a controlling shareholder of the company and (iii) subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the chief executive officer candidate. However, if the chief executive officer candidate will serve as a member of the board of directors, such candidate’s compensation terms as chief executive officer must be approved in accordance with the rules applicable to approval of compensation of directors.

Aggregate Compensation of Executive Officers and Directors

The aggregate cash compensation paid by us and our subsidiaries to our executive officers and directors as a group for the year ended December 31, 2020 was $1.85 million. This amount includes $0.15 million set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, but does not include business travel, car expenses, relocation, professional and business association dues and expenses reimbursed to office holders, and other benefits commonly reimbursed or paid by companies in Israel. In addition, we incurred $34.6 million of share-based compensation expense related to equity awards made by us to our executive officers and directors.

As of December 31, 2020, options to purchase 2,126,455 ordinary shares granted to our executive officers and directors as a group were outstanding under our equity incentive plans at a weighted average exercise price of $0.35 per ordinary share.

Prior to the closing of the Merger, we approved a non-employee director compensation scheme, pursuant to which we will pay our non-employee directors annual cash retainers and make certain equity awards for board and board committee service.

Non-employee directors receive a combination of cash compensation and equity in the form of RSU grants. Each non-employee director shall receive an annual cash retainer of $50,000, payable quarterly, with the Chairman of the Board to receive an additional annual cash retainer of $50,000. In addition, each non-employee director who serves on the audit committee or the compensation committee shall receive an annual cash retainer, payable quarterly, in the following amounts:

	Member	Chair
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000

Each current and future non-employee director will also receive an annual grant of RSUs in the amount of $150,000 (or, in the case of the Chairman of the Board, $200,000, which the Chairman may elect to receive in whole or in part in quarterly installments of cash instead of RSUs, or some combination thereof), which will be granted at each annual meeting of shareholders at which such non-employee director is reelected, based on the closing share price on the date of grant. Each such grant will vest in one installment on the first anniversary of the date of grant or the annual meeting of shareholders immediately following the date of grant, whichever is earlier.

Each future non-employee director will receive an initial grant of RSUs in the amount of (x) $100,000, plus (y) a prorated portion of $150,000, which will be granted on the date of the director’s election or appointment to the Board, based on the closing share price on the date of grant. The prorated portion will be determined by multiplying $150,000 by the quotient of (i) the number of days remaining from the date of appointment or election until the next annual meeting of shareholders, divided by (ii) 360. Each such grant will vest in three equal installments on the first, second and third anniversaries of the date of grant or on the date of the annual meeting of shareholders in the first, second and third years following the date of grant, whichever is earlier in any year. The directors of REE immediately prior to the Closing Date will not receive an initial RSU grant. A non-employee director who is first elected at an annual meeting of shareholders will receive the full $150,000 initial RSU grant but will not receive an annual RSU grant for the year in which he or she is elected.

For eligible Israeli directors, grants will be made in accordance with the capital gains track under Section 102 of the Israeli Income Tax Ordinance and the REE Automotive Ltd. 2021 Share Incentive Plan.

REE Key Employee Share Incentive Plan (2011)

REE no longer grants any awards under the Key Employee Share Incentive Plan (2011) (the “2011 Plan”), although previously granted awards under the 2011 Plan remain outstanding and governed by such plan. Ordinary shares subject to awards granted under the 2011 Plan that expire or become unexercisable without having been exercised in full will become available again for future grant under the REE Automotive Ltd. Share Incentive Plan (the “2021 Plan”). As of July 31, 2021, there were a total of 117,233,306 Class A Ordinary Shares subject to outstanding awards under the 2011 Plan, which if expired, cancelled, terminated, forfeited or settled in cash in lieu of issuance of shares or otherwise unexercisable without having been exercised, will become available for issuance under the 2021 Plan.

Administration.    REE’s board of directors administers the 2011 Plan. Under the 2011 Plan, the administrator has the authority, subject to applicable law, to designate recipients of option grants, determine the terms of awards, including the exercise price of an option award, the time and vesting schedule applicable to an option grant and the other conditions applicable to an award, and take all other actions and make all other determinations necessary or desirable for, or incidental to, the administration of the 2011 Plan. The board of directors may resolve to appoint a Share Incentive Committee in the future and in such case such committee will administer the plan, as shall be determined by the board of directors.

Eligibility.    The 2011 Plan provides for granting awards under various tax regimes, including in compliance with Section 102 (“Section 102”) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), and Section 3(i) of the Ordinance.

Section 102 allows employees, directors and officers who are not controlling shareholders and who are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options under certain terms and conditions. Our non-employee service providers and controlling shareholders who are considered Israeli residents may be granted options only under Section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track.”

Grants.    All awards granted pursuant to the 2011 Plan are evidenced by an award agreement that sets forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable.

Each award will expire ten years from the date of the grant thereof, unless such shorter term of expiration is otherwise designated by the administrator.

Exercise.    An award under the 2011 Plan may be exercised by providing REE with notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. The exercise price of awards under the 2011 Plan may be paid in cash or on a net issuance basis.

Termination of Employment.    In the event of termination of a grantee’s employment or service with REE or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within 90 days after such date of termination, unless otherwise determined by the administrator. After such 90 day period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan.

In the event of termination of a grantee’s employment or service with REE or any of its affiliates due to such grantee’s death, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within four months after such date of termination, unless otherwise provided by the administrator. In the event of termination of a grantee’s employment or service with REE or any of its affiliates due to such grantee’s disability (as defined in the 2011 Plan), REE’s board of directors shall determine the terms under which the grantee may continue to exercise such awards. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the four month period (in the event of death) or within the period determined by REE’s board of directors (in the event of disability), will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan.

Notwithstanding any of the foregoing, if a grantee’s employment or services with REE or any of its affiliates is terminated for “cause” (as defined in the 2011 Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2021 Plan, and all shares issued upon previous exercise of options of such grantee shall be subject to repurchase by REE or its designee at a price to be determined by REE’s board of directors, but not less than their nominal value.

Transactions.    In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of REE’s shares, any other increase or decrease in the number of issued shares effected without receipt of consideration by REE, or in the event of a merger, consolidation, reorganization or the like involving REE, the options under the 2011 Plan shall become exercisable for such number of securities of REE or the other corporation involved as would have been the case but for such action. In such case, REE’s board of directors in its sole discretion shall make an appropriate adjustment.

Employee Stock Purchase Plan

The REE Employee Stock Purchase Plan (the “ESPP”) was approved by the REE board of directors and REE shareholders on July 21, 2021. The ESPP provides our employees and employees of participating subsidiaries with an opportunity to acquire a proprietary interest in our company through the purchase of shares of our common stock. With respect to its employees in the United States, the ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and the ESPP is interpreted in a manner that is consistent with that intent. However, in order to ensure our employees located in jurisdictions other than the United States may receive similar benefits under the ESPP, the Committee may, in its sole discretion, establish subplans to the ESPP that may not qualify under Section 423 of the Code.

Administration.    Our ESPP is administered by the committee appointed by the REE board of directors to administer the ESPP (the “Committee”), which has the authority to take any actions necessary or desirable for the administration of the ESPP, including adopting sub-plans applicable to particular participating subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code, or special rules applicable to participants in particular participating subsidiaries or particular locations. The Committee may change the minimum amounts of compensation (as defined in the ESPP) for payroll deductions, the frequency with which a participant may elect to change his or her rate of payroll deductions, the dates by which a participant is required to submit an enrollment form and the effective date of a participant’s withdrawal from the ESPP due to a termination or transfer of employment or change in employment status. The Committee may delegate some or all of its authority to the extent permitted by law to one or more officers of the Company or one or more committees of the Board.

Shares Reserved.    The maximum number of shares of our common stock available for issuance under the ESPP will initially not exceed in the aggregate 4,628,524 Class A Ordinary Shares. The share pool will be increased on the first day of each fiscal year in an amount equal to the lesser of (i) 4,628,524 Class A Ordinary Shares, (ii) 1.0% of the total number of Class A Ordinary Shares outstanding on the last day of the immediately preceding fiscal year and (iii) such number of shares as determined by the Board in its discretion.

Eligibility.    With respect to employees who qualify to participate in an “employee stock purchase plan” pursuant to Section 423 of the Code, unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any employee of ours or a participating subsidiary who has been employed by us or a participating subsidiary for at least 6 months and is customarily employed for at least 20 hours per week and more than 5 months in any calendar year is eligible to participate in an offering period, subject to the requirements of Section 423 of the Code. An eligible employee will not be granted an option if such grant would result in the employee owning 5% or more of the total combined voting power or value of all classes of our and our subsidiaries’ stock or if such grant would permit the employee to purchase our and our subsidiaries’ stock at a rate that exceeds $25,000 of the fair market value of the stock for each calendar year in which such option is outstanding at any time. The Committee may also determine additional employees to participate in sub-plans that are not subject to Section 423 of the Code.

Offering Periods.    Unless otherwise determined by the Committee, each offering period under the ESPP will have a duration of six months commencing on or about January 1 or July 1 of each year (or such other time determined by the Committee). The initial offering period under the ESPP will commence on a date to be specified by the Committee. The Committee may, prior to the commencement of a particular offering period, change the duration, frequency, start and end dates of such offering period, subject to a maximum duration of 27 months.

Participation.    Participation in the ESPP is voluntary. Eligible employees may elect to participate in the ESPP by completing an enrollment form and submitting it in accordance with the enrollment procedures established by the Committee, upon which the employee authorizes payroll deductions from his or her paycheck on each payroll date during the offering period in an amount equal to at least 1% of his or her compensation.

Participants may decrease or increase their rate of payroll deductions only once during an offering period by submitting a new enrollment form which must be submitted at least fifteen (15) days before the purchase date (as defined in the ESPP). The deduction rate selected for an offering period will remain in effect for subsequent offering periods unless the participant (i) submits a new enrollment form authorizing a new rate of payroll deductions, (ii) withdraws from the ESPP or (iii) terminates employment or otherwise becomes ineligible to participate in the ESPP.

Grant and Exercise of Options.    Each participant will be granted, on the first trading day of each offering period, an option to purchase, on the last trading day of the offering period, a number of shares of our common stock determined by dividing the participant’s accumulated payroll deductions by the applicable purchase price. The purchase price for the option will equal to 85% of the fair market value of a share on the purchase date. A participant’s option will be exercised automatically on the purchase date to purchase the maximum number of whole shares of our common stock that can be purchased with the amounts in the participant’s notional account.

Withdrawal.    Participants may withdraw from an offering at any time prior to the last day of the offering period by submitting a revised enrollment form indicating his or her election to withdraw at least 15 days before the purchase date. The accumulated payroll deductions held on behalf of the participant in his or her notional account will be paid to the participant promptly following receipt of the participant’s revised enrollment form indicating their election to withdraw, and the participant’s option will be automatically terminated.

Termination of Employment; Change in Employment Status; Transfer of Employment.    On termination of a participant’s employment for any reason, or a change in the participant’s employment status following which the participant is no longer an eligible employee, the participant will be deemed to have withdrawn from the ESPP effective as of the date of such termination of employment or change in status, the accumulated payroll deductions remaining in the participant’s notional account will be returned to the participant, and the participant’s option will be automatically terminated.

Over-subscribed Offerings.    If the Committee determines that, on a particular purchase date, the number of shares with respect to which options are to be exercised either exceeds the number of shares available under the ESPP or the Offering Period Limit, the shares will be allocated pro rata in a uniform manner as practicable and as the Committee deems equitable.

Adjustments Upon Changes in Capitalization; Corporate Transactions.    In the event of any dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares or other securities of our company or other change in our company’s structure affecting our common stock, then in order to prevent dilution or enlargement of the benefits intended to be made available under the ESPP, the Committee will make equitable adjustments to the number and class of shares that may be issued under the ESPP, the purchase price per share, and the number of shares covered by each outstanding option.

In the event of a corporate transaction (as defined in the ESPP), each outstanding option will be assumed (or an equivalent option substituted) by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute such option, the offering period will be shortened by setting a new purchase date on which the offering period will end. The new purchase date for the offering period will occur before the date of the corporate transaction.

Dissolution or Liquidation.    Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of our company, any offering period in progress will be shortened by setting a new purchase date and the offering period will end immediately prior to the proposed dissolution or liquidation. Participants will be provided with written notice of the new purchase date and that the participant’s option will be exercised automatically on such date, unless before such time, the participant has withdrawn from the offering.

Amendment and Termination.    The Committee may, in its sole discretion, amend, suspend or terminate the ESPP at any time and for any reason. The Committee may elect, upon termination of the ESPP, to terminate any outstanding offering period either immediately or once shares have been purchased on the next purchase date or permit the offering period to expire in accordance with its terms.

2021 Share Incentive Plan

The REE Automotive Ltd. Share Incentive Plan, or the 2021 Plan, was approved by the REE board of directors and the REE shareholders on July 21, 2021, under which it may grant equity linked awards to attract, motivate and retain the talent for which it competes. Following the submission to the Israeli tax authorities of the 2021 Plan, REE no longer grants any awards under the 2011 Plan, though previously granted awards under such plan remain outstanding and governed by the applicable plan.

Authorized Shares.    The maximum number of Class A Ordinary Shares available for issuance under the 2021 Plan is equal to the sum of (i) 23,142,623 Class A Ordinary Shares, (ii) any shares subject to awards under the 2011 Plan which have expired, or were cancelled, terminated, forfeited or settled in cash in lieu of issuance of shares or became unexercisable without having been exercised, and (iii) an annual increase on the first day of each year beginning in 2022 and on January 1st of each calendar year thereafter during the term of the Plan, equal to the lesser of (A) 5% of the outstanding Class A Ordinary Shares on the last day of the immediately preceding calendar year and (B) such amount as determined by REE’s board of directors if so determined prior to January 1 of a calendar year. If permitted by REE, shares tendered to pay the exercise price or withholding tax obligations with respect to an award granted under the 2021 Plan or any Additional Plan may again be available for issuance under the 2021 Plan. REE’s board of directors may also reduce the number of ordinary shares reserved and available for issuance under the 2021 Plan in its discretion.

Administration.    REE’s board of directors, or a duly authorized committee of REE’s board of directors, administer the 2021 Plan. Under the 2021 Plan, the administrator has the authority, subject to applicable law, to interpret the terms of the 2021 Plan and any award agreements or awards granted thereunder, designate recipients of awards, determine and amend the terms of awards, including the exercise price of an option award, the fair market value of an ordinary share, the time and vesting schedule applicable to an award or the method of payment for an award, accelerate or amend the vesting schedule applicable to an award, prescribe the forms of agreement for use under the 2021 Plan and take all other actions and make all other determinations necessary for the administration of the 2021 Plan.

The administrator also has the authority to amend and rescind rules and regulations relating to the 2021 Plan or terminate the 2021 Plan at any time before the date of expiration of its ten-year term.

Eligibility.    The 2021 Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Ordinance, and Section 3(i) of the Ordinance and for awards granted to REE’s United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the Code and Section 409A of the Code. Generally, any employee, director, officer, consultant, advisor or any other person or entity providing services to REE (including any prospective employee, director, officer, consultant, advisor) may be eligible to receive awards under the 2021 Plan subject to the Committee’s discretion and taking into account the qualification under each tax retime pursuant to which awards are granted.

Grants.    All awards granted pursuant to the 2021 Plan will be evidenced by an award agreement, in a form approved, from time to time, by the administrator in its sole discretion. The award agreement will set forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Certain awards under the 2021 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards.

Each award will expire 10 years from the date of the grant thereof, unless such shorter term of expiration is otherwise designated by the administrator.

Awards.    The 2021 Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), ordinary shares, restricted shares, restricted share units, stock appreciation rights, other cash-based awards and other share-based awards.

Options granted under the 2021 Plan to REE’s employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110%  in the case of ISOs granted to certain significant shareholders).

Exercise.    An award under the 2021 Plan may be exercised by providing REE with a written or electronic notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2021 Plan, the administrator may, in its discretion, accept cash, or provide for net withholding of shares in a cashless exercise mechanism.

Transferability.    Other than by will, the laws of descent and distribution or as otherwise provided under the 2021 Plan, neither the options nor any right in connection with such options are assignable or transferable.

Termination of Employment.    In the event of termination of a grantee’s employment or service with REE or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three-month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan.

In the event of termination of a grantee’s employment or service with REE or any of its affiliates due to such grantee’s death or permanent disability, or in the event of the grantee’s death within the three month period (or such longer period as determined by the administrator) following his or her termination of service, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within twelve months after such date of termination, unless otherwise provided by the administrator. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the twelve months period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan.

Notwithstanding any of the foregoing, if a grantee’s employment or services with REE or any of its affiliates is terminated for “cause” (as defined in the 2021 Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2021 Plan.

Voting Rights.    Except with respect to restricted share awards, grantees will not have the rights as a shareholder of REE with respect to any shares covered by an award until the award has vested and/or the grantee has exercised such award, paid any exercise price for such award and becomes the record holder of the shares. With respect to restricted share awards, grantees will possess all incidents of ownership of the restricted shares, including the right to vote and receive dividends on such shares.

Dividends.    Grantees holding restricted share awards will be entitled to receive dividends and other distributions with respect to the shares underlying the restricted share award. Any stock split, stock dividend, combination of shares or similar transaction will be subject to the restrictions of the original restricted share award. Grantees holding restricted share units will not be eligible to receive dividend but may be eligible to receive dividend equivalents.

Transactions.    In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of REE’s shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by REE (but not including the conversion of any convertible securities of REE), the administrator in its sole discretion may, and where required by applicable law shall, without the need for a consent of any holder, make an appropriate adjustment in order to adjust (i) the number and class of shares reserved and available for the outstanding awards, (ii) the number and class of shares covered by outstanding awards, (iii) the exercise price per share covered by any award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding awards, and (v) the type or class of security, asset or right underlying the award (which need not be only that of REE, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions), and (vi) any other terms of the award that in the opinion of the administrator should be adjusted; provided that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share unless otherwise determined by the administrator. In the event of a distribution of a cash dividend to all shareholders, the administrator may determine, without the consent of any holder of an award, that the exercise price of an outstanding and unexercised award shall be reduced by an amount equal to the per share gross dividend amount distributed by REE, subject to applicable law.

In the event of a merger or consolidation of REE, or a sale of all, or substantially all, of REE’s shares or assets or other transaction having a similar effect on REE, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, (i) unless otherwise determined by the administrator, any outstanding award will be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, (b) cancel the award and pay in cash, shares of REE, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances, or (c) provide that the terms of any award shall be otherwise amended, modified or terminated, as determined by the administrator to be fair in the circumstances. Unless otherwise determined by the administrator, to the extent any awards are not assumed or substituted by the successor corporation, such awards shall vest in full and be entitled to receive the consideration payable to shareholders generally (subject to any applicable exercise price and taxes in respect of any award) in such event. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate.

DESCRIPTION OF SECURITIES

Description of Ordinary Shares

General

This section summarizes the material rights of REE shareholders under Israeli law, and the material provisions of REE’s Amended and Restated Articles.

Share Capital

The authorized share capital of the company consists of 1,000,000,000 Class A Ordinary Shares, without par value, and 83,417,110 Class B Ordinary Shares, without par value. As of July 31, 2021, we had 229,926,232 Class A Ordinary Shares issued and outstanding, 83,417,110 Class B Ordinary Shares issued and outstanding, 15,562,500 Warrants issued and outstanding and 117,233,306 Class A Ordinary Shares underlying outstanding options under REE’s equity incentive plans, at a weighted average exercise price of $0.21 per share, 98,081,778 of which were vested and exercisable.

All of the outstanding Ordinary Shares are validly issued, fully paid and non-assessable. The Ordinary Shares are not redeemable and do not have any preemptive rights.

Other than with respect to Class B Ordinary Shares, REE’s board of directors may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. REE may also issue and redeem redeemable securities on such terms and in such manner as REE’s board of directors shall determine.

The following descriptions of share capital and provisions of the Amended and Restated Articles are summaries and are qualified by reference to our Amended and Restated Articles.

Registration Number and Purposes of the Company

REE is registered with the Israeli Registrar of Companies. REE’s registration number is 51-455733-9. REE’s affairs are governed by its Amended and Restated Articles, applicable Israeli law and specifically, the Companies Law. REE’s purpose as set forth in its Amended and Restated Articles is to engage in any lawful act or activity.

Class A Ordinary Shares

Voting Rights

Holders of Class A Ordinary Shares are entitled to cast one vote per each Class A Ordinary Share held as of the applicable record date. Generally, holders of all classes of Ordinary Shares vote together as a single class on all matters (including the election of directors), and an action is approved by REE shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Transfer of Shares

Fully paid Class A Ordinary Shares are issued in registered form and may be freely transferred under its Amended and Restated Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of Nasdaq. The ownership or voting of Ordinary Shares by non-residents of Israel is not restricted in any way by our Amended and Restated Articles or the laws of the State of Israel, except for ownership by nationals of some countries that at the time are, or have been, in a state of war with Israel.

Dividend Rights

REE may declare a dividend to be paid to the holders of Class A Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. REE’s Amended and Restated Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by its board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If REE does not meet such criteria, then it may distribute dividends only with court approval. In each case, REE is only permitted to distribute a dividend if its board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent REE from satisfying its existing and foreseeable obligations as they become due.

Liquidation Rights

In the event of REE’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of Class A Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Repurchase

Class A Ordinary Shares may be repurchased subject to compliance with the Companies Law, in such manner and under such terms as its board of directors shall determine.

Class B Ordinary Shares

Issuance of Class B Ordinary Shares

Class B Ordinary Shares may be issued only to, and registered in the names of, Daniel Barel and Ahishay Sardes and (i) any entities wholly-owned by a Founder, or (ii) a spouse upon divorce, as required by settlement, order or decree, or as required by a domestic relations settlement, order or decree, and (iii) the other Founder solely upon the death or permanent disability of the other Founder; provided that in the case of subparagraphs (i) and (ii) the Founder retains the sole power to vote the Class B Ordinary Shares held by such entity or spouse (collectively, “Permitted Class B Owners”).

Voting Rights

Holders of Class B Ordinary Shares are entitled to cast ten votes per each Class B Ordinary Share held as of the applicable record date. Generally, holders of all classes of Ordinary Shares vote together as a single class on all matters (including the election of directors), and an action is approved by REE shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Specific actions set forth in REE’s Amended and Restated Articles may not be effected by REE without the prior affirmative vote of 100% of the outstanding Class B Ordinary Shares, voting as a separate class. Such actions include the following:

•        directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of our Amended and Restated Articles inconsistent with, or otherwise alter, any provision of its Amended and Restated Articles that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Shares;

•        reclassify any outstanding Class A Ordinary Shares into shares having the right to have more than one vote for each share thereof, except as required by law;

•        issue any Class B Ordinary Shares (other than (i) Class B Ordinary Shares originally issued by REE after the Closing Date pursuant to the exercise or conversion of options or warrants that, in each case, are outstanding as of the Closing Date and (ii) Class B Ordinary Shares issued to a Founder simultaneously with each Class A Ordinary Share issued to such Founder); or

•        authorize, or issue any shares of, any class or series of REE’s share capital having the right to more than one (1) vote for each share thereof.

Dividend Rights

Holders of Class B Ordinary Shares will not participate in any dividend declared by the board of directors.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of REE, holders of Class B Ordinary Shares will not be entitled to receive any distribution of REE assets of whatever kind.

Transfers

Holders of Class B Ordinary Shares are restricted from transferring such shares other than to a Permitted Class B Owner.

Mandatory Suspension

Each Class B Ordinary Share will be automatically suspended upon the tenth anniversary of the Closing. In addition, the Class B Ordinary Shares will be suspended and have no further voting rights with respect to any Founder:

(i)     who holds less than 33% of the Class A Ordinary Shares held by such Founder immediately following the Effective Time (including those underlying vested and unvested options);

(ii)    whose employment as an executive officer is terminated other than for cause or who resigns as an officer of REE and also ceases to serve as a director;

(iii)   who dies or is permanently disabled, except that if the other Founder holds Class B Ordinary Shares at such time, then the Class B Ordinary Shares held by the Founder who dies or is permanently disabled will automatically be transferred to the other Founder; or

(iv)   whose employment as an executive officer is terminated for cause.

A termination for cause requires a unanimous decision of the board of directors of REE other than the affected Founder.

A termination for “Cause” shall occur 30 days after written notice by REE to a Founder (based upon the unanimous decision of the board of directors, other than such Founder) of a termination for Cause if such Founder shall have failed to cure or remedy such matter, if curable, within such thirty (30) day period. In the event that the basis for Cause is not curable, then such 30 day cure period shall not be required, and such termination shall be effective 10 days after the date REE delivers notice of such termination for Cause. “Cause” shall mean REE’s termination of a Founder’s employment with REE or any of its subsidiaries as a result of: (i) fraud, embezzlement or any willful act of material dishonesty by such Founder in connection with or relating to such Founder’s employment with REE or any of its subsidiaries; (ii) theft or misappropriation of property, information or other assets by such Founder in connection with such Founder’s employment with REE or any of its subsidiaries which results in or would reasonably be expected to result in or would reasonably be expect to result in material loss, damage or injury to REE and its subsidiaries, their goodwill, business or reputation; (iii) such Founder’s conviction, guilty plea, no contest plea, or similar plea for any felony or any crime that results in or would reasonably be expected to result in material loss, damage or injury to REE and its subsidiaries, their goodwill, business or reputation; (iv) such Founder’s use of alcohol or drugs while working that materially interferes with the ability of such Founder to perform such Founder’s material duties hereunder; (v) such Founder’s material breach of a material REE policy, or material breach of an REE policy that results in or would reasonably be expected to result in material loss, damage or injury to the Company and its subsidiaries, their goodwill, business or reputation; or (vi) such Founder’s material breach of any of his obligations under the employment agreement between such Founder and REE, as in effect from time to time (the “Founder Employment Agreement”); provided, that, for clauses (i) — (vi) above, REE delivers written notice to such Founder of the condition giving rise to Cause within 90 days after its initial occurrence.

Repurchase

The Class B Ordinary Share will not be subject to repurchase.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on Class A Ordinary Shares, proceeds from the sale of the Class A Ordinary Shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that at the time are, or have been, in a state of war with Israel.

Registration Rights

Concurrently with the execution and delivery of the Merger Agreement, 10X Capital, its executive officers and directors (the “Insiders”), 10X Capital SPAC Sponsor I LLC (the “Sponsor”) and certain of the shareholders of REE as of immediately prior to the Merger entered into an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), which became effective on July 23, 2021, pursuant to which REE agreed to file a registration statement as soon as practicable upon receipt of a request from certain significant shareholders of REE to register the resale of certain registrable securities under the Securities Act. REE has also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities, subject to required notice provisions to other shareholders party thereto. REE has also agreed to file a resale shelf registration statement to register the resale of Class A Ordinary Shares and Warrants held by the Sponsor. In addition, in connection with the execution of the Investors’ Rights Agreement, 10X Capital has agreed to terminate the existing 10X Capital registration rights agreement.

The Investors’ Rights Agreement also provides that the Sponsor shall not transfer any of its Class A Ordinary Shares issued in connection with the Merger until (i) with respect to 25% of such shares, the date that is 90 days following the Closing Date, and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing Date and (y) such time as the closing price of the Class A Ordinary Shares equals or exceeds $13.00 per share for any twenty (20) trading days within any thirty (30) consecutive trading days following the Closing Date. Further, each Insider shall not transfer any of its Class A Ordinary Shares issued in connection with the Merger until the date that is 180 days following the Closing Date. The foregoing restrictions on transfer of the Sponsor’s and the Insiders’ Class A Ordinary Shares shall terminate and no longer be applicable upon the date following the Closing Date on which REE completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of REE’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. The Sponsor also has agreed not to transfer any of its Warrants until thirty (30) days after the Closing Date.

The Investors’ Rights Agreement also provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to their REE securities or 10X Capital securities, and all such prior agreements shall be terminated.

Shareholder Meetings

Under Israeli law, REE is required to hold an annual general meeting of its shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the Amended and Restated Articles as special general meetings. REE’s board of directors may call special general meetings of its shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that REE’s board of directors is required to convene a special general meeting of its shareholders upon the written request of (i) any two or more of its directors, (ii) one-quarter or more of the serving members of its board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of REE’s issued and outstanding shares and 1% or more of REE’s outstanding voting power or (b) 5% or more of REE’s outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. REE’s Amended and Restated Articles will contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

•        amendments to the articles of association;

•        appointment, terms of service and termination of services of auditors;

•        appointment of directors, including external directors (if applicable);

•        approval of certain related party transactions;

•        increases or reductions of authorized share capital;

•        a merger; and

•        the exercise of the board of director’s powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for proper management of the company.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and REE’s Amended and Restated Articles, shareholders will not be permitted to take action by way of written consent in lieu of a meeting.

Quorum

Pursuant to REE’s Amended and Restated Articles, the quorum required for REE’s general meetings of shareholders will consist of at least two shareholders present in person or by proxy who hold or represent at least 33⅓% of the total outstanding voting power of its shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting REE qualifies as a “foreign private issuer,” the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of its shares. Notwithstanding the foregoing, a quorum for a general meeting shall also require the presence in person or by proxy of at least one shareholder holding Class B Ordinary Shares if such shares are outstanding. The requisite quorum may be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by REE shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “Description of Ordinary Shares — Shareholder Meetings.” Notwithstanding the foregoing, a quorum for any adjourned general meeting shall also require the presence in person or by proxy of at least one shareholder holding Class B Ordinary Shares if such shares are outstanding.

Vote Requirements

REE’s Amended and Restated Articles provide that all resolutions of REE shareholders require a simple majority vote, unless otherwise required by the Companies Law or by the Amended and Restated Articles. Under the Companies Law, certain actions require the approval of a special majority, including:

(i)     an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest;

(ii)    the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary); and

(iii)   certain compensation-related matters described above under “Management — Compensation Committee” and “— Compensation Policy under the Companies Law.”

Under REE’s Amended and Restated Articles, the alteration of the rights, privileges, preferences or obligations of any class of REE’s shares (to the extent there are classes other than the Ordinary Shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Under REE’s Amended and Restated Articles, the approval of (i) a majority of the total voting power of the shareholders if Class B Shares remain outstanding and (ii) if no Class B Shares remain outstanding, a supermajority of at least 65% of the total voting power of the Shares is generally required to remove any of its directors from office, to amend such provision regarding the removal of any of its directors from office, or certain other provisions regarding the board, shareholder proposals, and the size of REE’s board. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of a majority of the shareholders present and represented at the meeting, and holding at least 75% of the voting rights represented at the meeting and voting on the resolution and pursuant to Section 350(a1) of the Companies Law, in light of the dual classes of its shares may require separate class votes.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of REE’s general meetings, REE’s shareholder register (including with respect to material shareholders), REE’s articles of association, REE’s financial statements, other documents as provided in the Companies Law, and any document REE is required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in its possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. REE may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

Anti-Takeover Provisions; Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, no preferred shares have been authorized under REE’s Amended and Restated Articles. In the future, if REE authorizes, creates and issues a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent its shareholders from realizing a potential premium over the market value of Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to REE’s Amended and Restated Articles which requires the prior approval of the holders of a majority of the voting power of REE participating or otherwise represented in the shareholders’ meeting, provided that a quorum is present or otherwise represented at the meeting, and provided further, that in the event that such class of preferred shares shall have the right to more than one (1) vote for each share thereof, such authorization and designation shall also require the affirmative vote of 100% of the outstanding Class B Ordinary Shares, voting as a separate class.The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and REE’s Amended and Restated Articles, as described above under the paragraphs titled “— Shareholder Meetings,” “— Quorum” and “— Vote Requirements.”

Borrowing Powers

Pursuant to the Companies Law and REE’s Amended and Restated Articles, REE’s board of directors may exercise all powers and take all actions that are not required under law or under its Amended and Restated Articles to be exercised or taken by its shareholders, including the power to borrow money for company purposes.

Changes in Capital

REE’s Amended and Restated Articles enable it to increase or reduce its share capital, provided that the creation of a new class of shares with more than one vote per share shall be considered a modification of the Class B Ordinary Shares. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by REE’s shareholders at a general meeting of shareholders, provided that modification to the rights attached to the Class B Ordinary Shares shall require approval of shareholders holding 100% of the then issued Class B Ordinary Shares. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both REE’s board of directors and an Israeli court.

Exclusive Forum

REE’s Amended and Restated Articles provide that unless it consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. REE’s Amended and Restated Articles also provide that unless REE consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of REE, any action asserting a breach of a fiduciary duty owed by any of REE’s directors, officers or other employees to REE or its shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.

Transfer Agent and Registrar

The transfer agent and registrar for Ordinary Shares is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000.

Description of Warrants

Public Warrants

Each whole warrant will entitle the registered holder to purchase one share of Class A Ordinary Shares, subject to adjustment as discussed below, at any time commencing on the later of 12 months from November 24, 2020 and 30 days after the completion of the Merger, provided in each case that REE has an effective registration statement under the Securities Act covering the shares of Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or that REE permits holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued and only whole warrants will trade. The warrants will expire five years after the completion of the Merger, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

REE will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to REE satisfying its registration obligations. No warrant will be exercisable and REE will not be obligated to issue a share of Class A Ordinary Shares upon exercise of a warrant unless the share of Class A Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will REE be required to net cash settle any warrant. During any period when REE will have failed to maintain an effective registration statement, warrant holders will be able to, until such time there is an effective registration statement, exercise their warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, warrant holders will not be able to exercise their warrants on a cashless basis.

Redemption of Warrants for Cash

REE will be able to call the warrants for redemption for cash:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of the Merger as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending three business days before REE sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by REE for cash, REE will be able to exercise its redemption right even if REE is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

REE will establish the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and REE issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of the Merger as described elsewhere in this prospectus) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise

If REE calls the warrants for redemption as described above under “— Redemption of Warrants for Cash”, REE’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” REE’s management will consider, among other factors, REE’s cash position, the number of warrants that are outstanding and the dilutive effect on REE’s shareholders of issuing the maximum number of shares of Class A Ordinary Shares issuable upon the exercise of REE’s warrants. If REE’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” of Class A Ordinary Shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If REE’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Ordinary Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. This may be an attractive option to REE if REE does not need the cash from the exercise of the warrants after the Merger. If REE calls its warrants for redemption and REE’s management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify REE in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the transfer agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Ordinary Shares is increased by a share capitalization payable in shares of Class A Ordinary Shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase Class A Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A Ordinary Shares equal to the product of (i) the number of shares of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) the quotient of (x) the price per share of Class A Ordinary Shares paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if REE, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Ordinary Shares in respect of such event.

If the number of outstanding shares of Class A Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Class A Ordinary Shares.

Whenever the number of shares of Class A Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Ordinary Shares so purchasable immediately thereafter.

In addition, if (x) REE issues additional shares of Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of the Merger at an issue price or effective issue price of less than $9.20 per share of Class A Ordinary Shares (with such issue price or effective issue price to be determined in good faith by REE’s board of directors and, in the case of any such issuance to 10X Capital’s initial stockholders or their affiliates, without taking into account any sponsor shares held by 10X Capital’s initial stockholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding the Merger on the date of the consummation of the Merger (net of redemptions), and the volume weighted average trading price of Class A Ordinary Shares during the 20 trading day period starting on the trading day after the closing of the Merger (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “— Redemption of Warrants for Cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of REE with or into another corporation (other than a consolidation or merger in which REE is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of REE as an entirety or substantially as an entirety in connection with which REE is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Ordinary Shares in such a transaction is payable in the form of Class A Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, at least 50% of the then outstanding private placement warrants. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to this prospectus supplement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the transfer agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to REE, for the number of warrants being exercised. The warrant holders will not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, REE will, upon exercise, round down to the nearest whole number the number of shares of Class A Ordinary Shares to be issued to the warrant holder.

REE has agreed that, subject to applicable law, any action, proceeding or claim against REE arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and REE irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

The warrants issued to the Sponsor will be considered private warrants. The private warrants (including the Class A Ordinary Shares issuable upon exercise of the private placement warrants) will be exercisable for cash or on a cashless basis, at the holder’s option and will be non- transferable, non-assignable or non-salable until 30 days after the completion of the Merger (except, among other limited exceptions, to 10X Capital’s officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by REE so long as they are held by the Sponsor or its permitted transferees. The initial purchasers, or their permitted transferees, will have the option to exercise the private warrants on a cashless basis. Except as described in this section, the private warrants will have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by REE and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” of REE’s Class A Ordinary Shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average closing price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the transfer agent.

The Sponsor has agreed not to transfer, assign or sell any of the private warrants (including the Class A Ordinary Shares issuable upon exercise of any of these warrants) until the date that is 30 days after the closing of the Merger, as described under “Certain Relationships and Related Party Transactions — Certain Relationships and Related Person Transactions — 10X Capital — Investors’ Rights Agreement.”

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our ordinary shares by:

•        each person who is the beneficial owner of more than 5% of our outstanding ordinary shares

•        each of our current executive officers and directors;

•        all executive officers and directors of REE, as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The percentage of ordinary shares beneficially owned is computed on the basis of 229,926,232 Class A Ordinary Shares and 83,417,110 Class B Ordinary Shares outstanding as of July 31, 2021. Outstanding Warrants to purchase 15,562,500 Class A Ordinary Shares will not become exercisable until November 24, 2021.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them. To our knowledge, no ordinary shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

	Number of Class A Ordinary Shares Beneficially Owned	Percentage of Outstanding Class A Ordinary Shares	Number of Class B Ordinary Shares Beneficially Owned	Percentage of Outstanding Class B Ordinary Shares	Percentage of Total Voting Power
5% Holders:
The Phoenix Excellence Pension and Provident Fund Ltd.(1)	26,615,637	11.6%	—	—	2.5%
Gil Agmon	17,170,420	7.5%	—	—	1.6%
Ziv Aviram	16,574,420	7.2%	—	—	1.6%
Rad Biomed & Rad Data Communications Ltd.(2)	14,745,810	6.4%	—	—	1.4%
Clal Insurance(3)	11,694,019	5.1%	—	—	1.1%
Name and Address of Beneficial Owners Executive Officers and Directors
Daniel Barel	40,799,054	15.1%	41,708,555	50%	43.0%
Ahishay Sardes	40,631,510	15.0%	41,708,555	50%	43.0%
Hai Aviv	1,184,887	*	—	—	*
Michael-John Chariton	66,754	*	—	—	*
Keren Shemesh	489,388	*	—	—	*
Angelique Strong Marks	57,854	*	—	—	*
Arik Shteinberg	7,082,655	3.0%	—	—	*
Hari Nair	1,869,117	*	—	—	*
Ari Raved	11,623,729	5.0%	—	—	1.1%
Hans Thomas(4)	6,431,250	2.8%	—	—	*
All Executive Officers and Directors as a Group	110,236,198	34.5%	83,417,110	100%	88.7%

____________

*        Less than 1%

(1)      The Phoenix Excellence Pension and Provident Funds Ltd. is an indirect, wholly-owned subsidiary of The Phoenix Holdings Ltd. (the “Phoenix Group”). Subsidiaries of the Phoenix Group manage their own funds and/or the funds of others, including for holders of exchange-traded notes or various insurance policies, members of pension or provident funds, unit holders of mutual funds, and portfolio management clients. Each subsidiary of the Phoenix Group operates under independent management and makes its own independent voting and investment decisions and, therefore, no natural person or persons has sole or shared voting power or dispositive power for all of the securities beneficially owned by such subsidiary (for the avoidance of doubt, the investment decisions, including voting at the general assemblies of corporations, are made by common committees). Haggai Schreiber is the Chief Investment officer of The Phoenix Excellence Pension and Provident Fund Ltd. The address of The Phoenix Excellence Pension and Provident Fund Ltd. is Derech Hashalom 53, Givataim, 53454, Israel.

(2)      RAD Biomed is controlled by Yehuda Zisapel and Nava Zisapel who share voting and dispositive power over the shares held by it. The address of these persons is 27 Habarzel Street, Tel Aviv, Israel.

(3)      The Ordinary Shares are held for members of the public through, among others, provident funds and/or pension funds and/or insurance policies, which are managed by subsidiaries of Clal Insurance Enterprises Holdings Ltd., (“Clal”). Includes Clal Insurance Company Ltd. (for Profit Participating Policies) and Clal Pension and Provident Funds Ltd, a wholly-owned subsidiary of Clal Insurance Company Ltd, which are managed by subsidiaries of Clal, which subsidiaries operate under independent management and make independent voting and investment decisions. In addition, Clal Insurance Company Ltd. holds shares for its Nostro, which makes independent voting and investment decisions. The address of Clal is 36 Raul Wallenberg Rd., Tel Aviv, Israel.

(4)      Reflects the forfeiture of 1,500,000 Class A Ordinary Shares pursuant to the terms of the Letter Agreement. 10X Capital SPAC Sponsor I LLC is the record holder of the shares reported herein. Mr. Thomas has voting and investment discretion with respect to the Class A Ordinary Shares held of record by 10X Capital SPAC Sponsor I LLC.

ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

REE has 1,000,000,000 Class A Ordinary Shares authorized and 229,926,232 Class A Ordinary Shares issued and outstanding. All of the Class A Ordinary Shares issued in connection with the Merger are freely transferable by persons other than by REE’s “affiliates” without restriction or further registration under the Securities Act, except 11,203,234 Class A Ordinary Shares issued to shareholders of 10X Capital, including 6,431,250 shares issued to the Sponsor. The 6,431,250 Class A Ordinary Shares issued to the Sponsor and the 30,000,000 PIPE Shares are subject to a lock-up agreement for up to one year and the 188,722,998 shares held by REE’s legacy shareholders are subject to a 180-day lock-up. Sales of substantial amounts of REE’s Class A Ordinary Shares in the public market could adversely affect prevailing market prices of REE’s Class A Ordinary Shares.

Lock-up Periods and Registration Rights

Investors’ Rights Agreement Lock-up

In connection with the Merger, each of REE, 10X Capital, the Sponsor and certain of REE’s shareholders entered into the Investor Rights Agreement (“IRA”), which became effective upon the Closing. Pursuant to its terms, the IRA provides for the following lock-up periods:

Sponsor has agreed that it shall not transfer any of its Class A Ordinary Shares issued in connection with the Merger until (i) with respect to 25% of such shares, the date that is 90 days following the Closing, and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing and (y) such time as the closing price of the Class A Ordinary Shares equals or exceeds $13.00 per share for any 20 trading days out of 30 consecutive trading days following the Closing Date; provided that if the condition set forth in this subclause (y) is met prior to the date that is 180 days following the Closing Date, the restriction on such shares shall expire on the date that is 180 days following the Closing Date.

The Warrants issued in exchange for 10X Capital Warrants at the Closing and any Class A Ordinary Shares underlying such warrants that are held by the Sponsor are locked-up for 30 calendar days following the Closing.

Further, each director and officer of REE is subject to a restriction on transferring any of its Class A Ordinary Shares issued in connection with the Merger until the date that is 180 days following the Closing Date. Our Founders have agreed not to transfer any Class A Ordinary Shares until the earlier of (x) the date that is 12 months following the Closing, and (y) such time as the closing price of the Class A Ordinary Shares equals or exceeds $13.00 per share for any 20 trading days out of 30 consecutive trading days following the Closing Date; provided that if the condition set forth in this subclause (y) is met prior to the date that is 180 days following the Closing Date, the restriction on such shares shall expire on the date that is 180 days following the Closing Date.

The foregoing restrictions on transfer of the Sponsor’s and the Insiders’ and Founders’ Class A Ordinary Shares shall terminate and no longer be applicable upon the date following the Closing Date on which the REE completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of REE’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

IRA Registration Rights

Subject to the lock-up periods described above, certain shareholders are also entitled to registration rights pursuant to the terms of the IRA. REE has agreed to file a registration statement as soon as practicable upon a request from certain significant shareholders of REE to register the resale of certain registrable securities under the Securities Act (such request, a “demand registration”), subject to required notice provisions to other shareholders party thereto. REE has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Subject to certain circumstances, REE is also required to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. Finally, REE has agreed to file a resale shelf registration statement within 30 calendar days after the Closing to register the resale of Warrants and Class A Ordinary Shares held by the Sponsor. The IRA provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.

Articles of Association Lock-up

In connection with the consummation of the Merger, REE will adopt the Amended and Restated Articles. The Amended and Restated Articles will provide that each shareholder of Class A Ordinary Shares immediately prior to Closing will not, subject to certain customary exceptions, be permitted to transfer or sell any Class A Ordinary Shares owned by such shareholder for 180 calendar days following the Closing.

PIPE Resale Shelf

Pursuant to the Subscription Agreements relating to the PIPE, REE has agreed that, within thirty (30) calendar days after the consummation of the Merger, it will file with the SEC (at REE’s sole cost and expense) a registration statement registering the resale of the Class A Ordinary Shares held by the PIPE Investors (the “Resale Registration Statement”), and REE will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, subject to certain conditions.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A Ordinary Shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of REE at the time of, or at any time during the three months preceding, a sale and (ii) REE has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as REE was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A Ordinary Shares for at least six months but who are affiliates of REE at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of REE’s Class A Ordinary Shares then outstanding; or

•        the average weekly reported trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of REE under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about REE.

SELLING SECURITYHOLDERS

On July 22, 2021, we consummated the Business Combination.

The Selling Securityholders may offer and sell, from time to time, any or all of the Class A Ordinary Shares or Warrants being offered for resale by this prospectus.

In addition, this prospectus relates to the offer and sale of up to 10,062,500 Class A Ordinary Shares that are issuable by us upon the exercise of the Public Warrants, which were previously registered.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our Class A Ordinary Shares and Warrants of each Selling Securityholder, the number of Class A Ordinary Shares and number of Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 229,926,232 Class A Ordinary Shares outstanding as of July 31, 2021.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Class A Ordinary Shares					Warrants to Purchase Ordinary Shares
Name	Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering
	Number	Percent		Number	Percent	Number	Percent		Number	Percent
10X Capital SPAC Sponsor I LLC(1)	6,431,250	2.8%	6,431,250	—	—	5,500,000	35.3%	5,500,000	—	—
AGR Trading SPC-Series EC Segregated Portfolio(2)	20,370	*	20,370	—	—	—	—	—	—	—
Alon Blue Square Israel Ltd.(3)	229,940	*	229,940	—	—	—	—	—	—	—
Alyeska Master Fund, L.P.(4)	1,000,000	*	1,000,000	—	—	—	—	—	—	—
Atalaya Special Purpose Investment Fund II LP(5)	240,000	*	240,000	—	—	—	—	—	—	—
Blackstone Aqua Master Sub-Fund(6)	500,000	*	500,000	—	—	200,000	1.3%	—	200,000	1.3%
Blue Square Real Estate Ltd.(7)	287,425	*	287,425	—	—	—	—	—	—	—
Boothbay Absolute Return Strategies, LP(8)	40,116	*	40,116	—	—	—	—	—	—	—
Clal Insurance Company Ltd.(9)	150,000	*	150,000	—	—	—	—	—	—	—
Clal Insurance Enterprises Holdings Ltd.(10)	136,000	*	136,000	—	—	—	—	—	—	—
Clal Insurance Ltd.(11)	806,368	*	806,368	—	—	—	—	—	—	—
Clal Pension and Provident Funds Ltd.(12)	1,107,632	*	1,107,632	—	—	—	—	—	—	—
Cohen REE PIPE LLC(13)	1,000,000	*	1,000,000	—	—	—	—	—	—	—
Corbin ERISA Opportunity Fund, Ltd.(14)	700,000	*	700,000	—	—	133,333	*	—	133,333	*
Corbin Opportunity Fund, L.P.(15)	760,000	*	760,000	—	—	66,666	*	—	66,666	*

	Class A Ordinary Shares					Warrants to Purchase Ordinary Shares
Name	Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering
	Number	Percent		Number	Percent	Number	Percent		Number	Percent
Cowen Investments II LLC(16)	722,593	*	250,000	472,593	*	—	—	—	—	—
CVI Investments, Inc.(17)	500,000	*	500,000	—	—	—	—	—	—	—
Dor-Alon Energy in Israel (1988) Ltd.(18)	251,497	*	251,497	—	—	—	—	—	—	—
Electron Global Master Fund L.P.(19)	1,234,648	*	1,234,648	—	—	—	—	—	—	—
Electron Infrastructure Master Fund, L.P.(20)	904,866	*	904,866	—	—	—	—	—	—	—
Extra Holdings Israel Ltd.(21)	431,138	*	431,138	—	—	—	—	—	—	—
Ghisallo Master Fund LP(22)	1,250,000	*	1,250,000	—	—	—	—	—	—	—
Hazavim Limited Partnership(23)	150,000	*	150,000	—	—	—	—	—	—	—
Hazavim Long, LP(24)	150,000	*	150,000	—	—	—	—	—	—	—
Jane Street Global Trading, LLC(25)	820,400	*	750,000	70,400	*	599	*	—	599	*
Linden Capital L.P.(26)	1,000,000	*	1,000,000	—	—	—	—	—	—	—
Lugard Road Capital Master Fund, LP(27)	673,630	*	673,630	—	—	—	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund, LP(28)	7,289	*	7,289	—	—	—	—	—	—	—
Luxor Capital Partners Long, LP(29)	21,771	*	21,771	—	—	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP(30)	438,010	*	438,010	—	—	—	—	—	—	—
Luxor Capital Partners, LP(31)	698,347	*	698,347	—	—	—	—	—	—	—
Luxor Wavefront, LP(32)	360,953	*	360,953	—	—	—	—	—	—	—
Magna International Inc.(33)	2,360,101	1.0%	2,360,101	—	—	—	—	—	—	—
Magna US Investments, Inc.(34)	100,000	*	100,000	—	—	—	—	—	—	—
Mahindra Overseas Investment Company (Mauritius) Ltd(35)	50,000	*	50,000	—	—	—	—	—	—	—
Masterplan Hedge Fund Limited Partnership(36)	400,000	*	400,000	—	—	—	—	—	—	—
Meitav Dash Provident Funds and Pension Ltd(37)	700,000	*	700,000	—	—	—	—	—	—	—
Entities affiliated with Millennium Management LLC(38)	4,749,224	2.1%	3,000,000	1,749,224	*	1,088,750	7.0%	—	1,088,750	7.0%
MMF LT, LLC(39)	700,000	*	700,000	—	—	—	—	—	—	—
More Provident Funds LTD(40)	1,500,000	*	1,500,000	—	—	—	—	—	—	—
REE-ACM LLC(41)	500,000	*	500,000	—	—	—	—	—	—	—
Schonfeld Strategic 460 Fund LLC(42)	1,000,000	*	1,000,000	—	—	—	—	—	—	—
Spring Creek Capital, LLC(43)	5,000,000	2.2%	5,000,000	—	—	400,000	2.6%	—	400,000	2.6%
The HGC Fund LP(44)	250,000	*	250,000	—	—	—	—	—	—	—
Topia Ventures, LLC(45)	1,000,000	*	1,000,000	—	—	—	—	—	—	—

____________

*        Less than 1.0%.

(1)      Reflects the forfeiture of 1,500,000 Class A Ordinary Shares pursuant to the terms of the Letter Agreement. The address of 10X Capital SPAC Sponsor I LLC is 1 World Trade Center, 85th Floor, New York, NY 10007. Hans Thomas has voting and investment discretion with respect to the common stock held of record by 10X Capital SPAC Sponsor I LLC.

(2)      The address of AGR Trading SPC-Series EC Segregated Portfolio is 10 East 53rd Street, 19th Floor, New York, NY 10022. James Shaver, the Managing Member of the AGR Trading SPC-Series EC Segregated Portfolio Sub-Investment Advisor, Electron Capital Partners, LLC, has the power to vote or dispose of the securities reported.

(3)      The address of Alon Blue Square Israel Ltd. is 132 Derech Menachem Begin, Tel-Aviv, Israel 6701101. Mordechay Ben-Moshe is the sole shareholder of Extra Holdings Israel Ltd. (“Extra”), which is the sole shareholder of Alon Blue Square Israel LTD. (“BSI”) and has the power to vote or dispose of the shares reported, subject to the provisions of the articles of association of each of Extra and BSI, and applicable law. BSI holds approximately 58.3% of the shares of Blue Square Real Estate Ltd and approximately 73.9% of the shares of Dor Alon Energy in Israel (1988) Ltd.

(4)      The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601. Alyeska Investment Group, L.P. is the investment manager of Alyeska Master Fund, L.P. and has voting and dispositive power of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares.

(5)      The address of Atalaya Special Purpose Investment Fund II LP is One Rockefeller Center, New York, NY 10020. Ivan Zinn is the Chief Investment Officer of Atalaya Special Purpose Investment Fund II LP and has voting and dispositive power of the securities reported.

(6)      The address of Blackstone Aqua Master Sub-Fund is c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154. Blackstone Aqua Master Sub-Fund is a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each, other than the Aqua Fund to the extent of its direct holdings, disclaims beneficial ownership of such securities.

(7)      The address of Blue Square Real Estate Ltd. is c/o Extra Holdings Israel Ltd., 132 Derech Menachem Begin, Tel Aviv, Israel 6701101. Mordechay Ben-Moshe is the sole shareholder of Extra. Extra is the sole shareholder of BSI. BSI holds 58.31% of the share capital of Blue Square Real Estate Ltd., or 56.2% on a fully diluted basis. Extra holds 1.86% of the share capital of Blue Square Real Estate Ltd., or 1.77% on a fully diluted basis.

(8)      The address of Boothbay Absolute Return Strategies, LP is 10 East 53rd Street, Floor 19, New York, NY 10022. James Shaver is the Managing Member of Boothbay Absolute Return Strategies’ Sub-Investment Advisor, Electron Capital Partners, LLC, and has voting and dispositive power of the securities reported.

(9)      The address of Clal Insurance Company Ltd. is 36 Raul Wallenberg Road, Building 8, Tel Aviv, Israel 6136902. Clal Insurance Company Ltd. is managed by a subsidiary of Clal Insurance Enterprises Holdings Ltd. The subsidiary operates under independent management and makes independent voting and investment decisions. The subsidiary and Clal Insurance Company Ltd. disclaim beneficial ownership of the securities reported.

(10)    The address of Clal Insurance Enterprises Holdings Ltd. is 36 Raul Wallenberg Road, Building 8, Tel Aviv, Israel 6136902. Clal Insurance Enterprises Holdings Ltd. makes independent voting and investment decisions. Clal Insurance Enterprises Holdings Ltd. disclaims beneficial ownership of the securities reported.

(11)    The address of Clal Insurance Ltd. is 36 Raul Wallenberg Road, Building 8, Tel Aviv, Israel 6136902. Clal Insurance Ltd. makes independent voting and investment decisions. Clal Insurance Ltd. disclaims beneficial ownership of the securities reported.

(12)    The address of Clal Pension and Provident Funds Ltd. is 36 Raul Wallenberg Road, Building 8, Tel Aviv, Israel 6136902. Clal Pension and Provident Funds Ltd. is a wholly-owned subsidiary of Clal Insurance Company Ltd. and is managed by a subsidiary of Clal Insurance Enterprises Holdings Ltd. The subsidiary operates under independent management and makes independent voting and investment decisions. The subsidiary and Clal Pension and Provident Funds Ltd. disclaim beneficial ownership of the securities reported.

(13)    The address of Cohen REE PIPE LLC is 3 Columbus Circle, Suite 2400, New York, NY 10019. Lester Brafman is the Chief Executive Officer of Cohen & Company LLC and has voting and dispositive power over the securities reported.

(14)    The address of Corbin ERISA Opportunity Fund, Ltd. is 590 Madison Ave, Floor 31, New York, NY 10022. Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P., the investment manager of this Selling Securityholder, and accordingly may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Bergstrom disclaims beneficial ownership of such shares.

(15)    The address of Corbin Opportunity Fund, L.P. is 590 Madison Ave, Floor 31, New York, NY 10022. Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P., the investment manager of this Selling Securityholder, and accordingly may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Bergstrom disclaims beneficial ownership of such shares.

(16)    The address of Cowen Investments II LLC is 599 Lexington Avenue, New York, NY 10022. As the sole member of Cowen Investments II LLC, RCG LV Pearl LLC may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As the sole member of RCG LV Pearl LLC, Cowen Inc. may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As Chief Executive Officer of Cowen Inc., Mr. Jeffrey Solomon may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. Mr. Solomon disclaims beneficial ownership of the shares reported herein. Cowen Investments II LLC is an affiliate of Cowen and Company, LLC, a registered broker-dealer and FINRA member.

(17)    The address of CVI Investments, Inc. (“CVI”) is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111. Heights Capital Management, Inc., the authorized agent of CVI, has voting and dispositive power over the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have voting and dispositive power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the registration statement of shares purchased by the investor in this Offering.

(18)    The address of Dor-Alon Energy in Israel (1988) Ltd. is c/o Dor-Alon Energy in Israel (1988) Ltd., France Building, GreenWork Park, Yakum, Israel (“Dor-Alon”). Dor-Alon is an Israeli public company, and its shares are listed for trading on the Tel Aviv Stock Exchange. The controlling shareholder of Dor-Alon is Mr. Mordechay Ben-Moshe. Mr. Ben-Moshe owns (indirectly) 76.04% of Dor-Alon’s issued and outstanding share capital.

(19)    The address of Electron Global Master Fund L.P. is 10 East 53rd Street, Floor 19, New York, NY 10022. James Shaver is the Managing Member of Electron GP, LLC and has voting and dispositive power over the securities reported.

(20)    The address of Electron Infrastructure Master Fund, L.P. is 10 East 53rd Street, Floor 19, New York, NY 10022. James Shaver is the Managing Member of Electron Infrastructure GP, LLC and has voting and dispositive power over the securities reported.

(21)    The address of Extra Holdings Israel Ltd. is 132 Derech Menachem Begin, Tel Aviv, Israel 6701101. Mordechay Ben-Moshe is the sole shareholder of Extra Holdings Israel Ltd. and has voting and dispositive power over the securities reported.

(22)    The address of Ghisallo Master Fund LP is 190 Elgin Avenue, Georgetown, Grand Cayman, Cayman Islands KY 1-9008. Michael Germino is the managing member of Ghisallo Capital Management LLC, the investment manager of Ghisallo Master Fund LP, and has the power to vote or dispose of the securities reported.

(23)    The address of Hazavim Limited Partnership is Bar Cocva 21 St, Bnei Brak, Israel. Yoram Hadar has the power to vote or dispose of the securities reported.

(24)    The address of Hazavim Long, LP is Bar Cocva 21 St, Bnei Brak, Israel. Yoram Hadar has the power to vote or dispose of the securities reported.

(25)    The address of Jane Street Global Trading, LLC is 250 Vesey Street, Floor 3, New York, NY 10281. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the operating committee of Jane Street Group, LLC and accordingly may be deemed to have voting and dispositive power with respect to the shares held by Jane Street Global Trading, LLC. Each of Mr. Jenkins and Mr. Granieri disclaims such beneficial ownership except to the extent of a pecuniary interest therein.

(26)    The address of Linden Capital L.P. is 590 Madison Ave, Floor 15, New York, NY 10022. The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P.

(27)    The address of Lugard Road Capital Master Fund, LP is 1114 Avenue of the Americas, Floor 28, New York, NY 10036. Jonathan Green is a Partner at Lugard Road Capital Master Fund and has voting and dispositive power over the securities reported.

(28)    The address of Luxor Capital Partners Long Offshore Master Fund, LP is 1114 Avenue of the Americas, Floor 28, New York, NY 10036. Christian Leone is a managing member of Luxor Capital Partners Long Offshore Master Fund and has voting and dispositive power over the securities reported.

(29)    The address of Luxor Capital Partners Long, LP is 1114 Avenue of the Americas, Floor 28, New York, NY 10036. Christian Leone is a managing member of Luxor Capital Partners Long, LP and has voting and dispositive power over the securities reported.

(30)    The address of Luxor Capital Partners Offshore Master Fund, LP is 1114 Avenue of the Americas, Floor 28, New York, NY 10036. Christian Leone is a managing member of Luxor Capital Partners Offshore Master Fund, LP and has voting and dispositive power over the securities reported.

(31)    The address of Luxor Capital Partners, LP is 1114 Avenue of the Americas, Floor 28, New York, NY 10036. Christian Leone is a managing member of Luxor Capital Partners, LP and has voting and dispositive power over the securities reported.

(32)    The address of Luxor Wavefront, LP is 1114 Avenue of the Americas, Floor 28, New York, NY 10036. Christian Leone is a managing member of Luxor Wavefront, LP and has voting and dispositive power over the securities reported.

(33)    Sole investment and voting power of the reported shares is exercised by Magna International Inc. (“Magna International”), acting through its management. Magna International’s management team is comprised of Seetarama (Swamy) Kotagiri, the Chief Executive Officer, Vincent J. Galifi, the Chief Financial Officer, Tommy J. Skudutis, the Chief Operating Officer, Guenther F. Apfalter, the President of Magna Europe and Asia, Bruce R. Cluney, the Executive Vice President and Chief Legal Officer, Sherif S. Marakby, the Executive Vice President of Research and Development, Aaron D. McCarthy, the Executive Vice President and Chief Human Resources Officer, and Eric J. Wilds, the Chief Sales and Marketing Officer. The address of Magna International and the business address of each of the aforementioned persons is 337 Magna Drive, Aurora, Ontario L4G 7K1, Canada.

(34)    The address of Magna US Investments, Inc. is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, USA 19808. Magna US Investments, Inc. is a subsidiary of Magna International, a public company listed on the New York Stock Exchange and the Toronto Stock Exchange. Sole investment and voting power of the shares is exercised by Magna International, acting through its management. Magna International’s management team is comprised of Seetarama (Swamy) Kotagiri, the Chief Executive Officer, Vincent J. Galifi, the Chief Financial Officer, Tommy J. Skudutis, the Chief Operating Officer, Guenther F. Apfalter, the President of Magna Europe and Asia, Bruce R. Cluney, the Executive Vice President and Chief Legal Officer, Sherif S. Marakby, the Executive Vice President of Research and Development, Aaron D. McCarthy, the Executive Vice President and Chief Human Resources Officer, and Eric J. Wilds, the Chief Sales and Marketing Officer. Each member of Magna International’s management team has shared voting and investment power over the shares. Each member of management disclaims any beneficial ownership of the reported shares.

(35)    The address of Mahindra Overseas Investment Company (Mauritius) Ltd is Sanne House, TwentyEight Cybercity, Ebene, Mauritius 72201. Voting and dispositive power over the securities is vested with the board of directors of Mahindra Overseas Investment Company (Mauritius) Ltd comprising of Messrs S.P. Shukla, Prakash Wakankar, and Zakir Hussein Niamut.

(36)    The address of Masterplan Hedge Fund Limited Partnership is Bar Cocva 21 St, Bnei Brak, Israel. Yoram Hadar has the power to vote or dispose of the securities reported.

(37)    The address of Meitav Dash Provident Funds and Pension Ltd in 30 Sheshet Hayamim Road, Bnei Brak, Israel 5112303. Meitav Dash Provident Funds and Pension Ltd has the power to vote or dispose of the securities reported.

(38)    Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), beneficially owns 3,566,522 shares of the reported Class A Ordinary Shares, representing 1.6% of the Class A Ordinary Shares outstanding, of which 2,750,000 are registered for sale hereby and 816,522 will be beneficially owned after the offering. Riverview Group LLC, a Delaware limited liability company (“Riverview Group”), beneficially owns 1,125,000 of the reported Class A Ordinary Shares, representing less than 1% of the Class A Ordinary Shares outstanding, of which 250,000 are registered for sale hereby and 875,000 will be beneficially owned after the offering and 1,010,000 Warrants, representing 6.5% of the outstanding Warrants, none of which are registered for sale hereby and all of which will be beneficially owned after the offering. Each of ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS”), and ICS Opportunities II LLC, a Cayman Islands limited liability company (“ICS II”), beneficially owns 78,750 Warrants and 57,702 Class A Ordinary Shares, respectively, none of which are registered for sale hereby and all of which will be beneficially owned after the offering. Millennium International Management LP, a Delaware limited partnership (“Millennium International”), is the investment manager to ICS and ICS II and may be deemed to have shared voting control and investment discretion over the securities owned by ICS and ICS II. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of each of Integrated Core Strategies and Riverview Group, and may be deemed to have shared voting control and investment discretion over the securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS and ICS II and may also be deemed to have shared voting control and investment discretion over the securities owned by ICS and ICS II. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over the securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International and may also be deemed to have shared voting control and investment discretion over the securities owned by ICS and ICS II. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen, currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over the securities reported. The address of each entity is c/o Millennium Management LLC, 399 Park Avenue, New York, NY 10022.

(39)     Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(40)    The address of More Provident Funds LTD is 2, Ben Gurion, Ramat Gan, Israel. Ori Keren is the Chief Investment Officer and has voting and dispositive power over the securities reported.

(41)    The address of REE-ACM LLC is One Rockefeller Center, New York, NY 10020. Ivan Zinn is the Chief Investment Officer and has voting and dispositive power over the securities reported.

(42)    Schonfeld Strategic Advisors LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Schonfeld Strategic 460 Fund LLC as a general partner or investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or Schonfeld Strategic 460 Fund LLC that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. The address of Schonfeld Strategic 460 Fund LLC is 460 Park Ave, Floor 19, New York, NY 10022.

(43)    The address of Spring Creek Capital, LLC is 4111 E 37th Street N Wichita, Kansas 67220. Eric K. Butcher is the President of Spring Creek Capital, LLC and has the power to vote or dispose of the securities reported. Mr. Butcher disclaims beneficial ownership.

(44)    The address of The HGC Fund LP is 601-366 Adelaide St W, Toronto, ON M5V 1R9. The securities are held in trust by Gundy Co ITF The HGC Fund LP. Sean Kallir is the Chief Executive Officer of The HGC Fund LP and has the power to vote or dispose of the securities reported.

(45)    Consists of 1,000,000 shares of common stock held by Topia Ventures, LLC. Topia Ventures Management, LLC is the managing member of Topia Ventures, LLC. Mr. David Broser is the managing member of Topia Ventures Management, LLC and has voting and dispositive power with respect to the shares. The address for Topia Ventures, LLC is c/o Topia Ventures Management, LLC, 104 W. 40th Street, 19th Floor, New York, NY 10018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2020 to which we and 10X Capital have been a participant.

Certain Relationships and Related Person Transactions — 10X Capital

Sponsor Shares

On August 10, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 6,325,000 shares of the 10X Capital’s Class B Common Stock. On November 16, 2020, the Sponsor forfeited 1,293,750 Sponsor Shares to the Company for no consideration, resulting in an aggregate of 5,031,250 Sponsor Shares outstanding. The Sponsor Shares included an aggregate of up to 656,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Sponsor Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to exercise their over-allotment option in full on December 18, 2020, 656,250 Sponsor shares were no longer subject to forfeiture.

The Sponsor has agreed that it shall not transfer any of its Class A Ordinary Shares issued in connection with the Merger until (i) with respect to 25% of such shares, the date that is 90 days following the Closing Date, and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing Date and (y) such time as the closing price of the Class A Ordinary Shares equals or exceeds $13.00 per share for any 20 trading days out of 30 consecutive trading days following the Closing Date; provided that if the condition set forth in this subclause (y) is met prior to the date that is 180 days following the Closing Date, the restriction on such shares shall expire on the date that is 180 days following the Closing Date.

Private Warrants

The Sponsor purchased 5,500,000 Private Warrants for a purchase price of $1.00 per whole Warrant (an aggregate of $5,500,000) in the Private Placement simultaneously with the closing of the Initial Public Offering. Each Private Placement Warrant entitles the holder to purchase one share of 10X Capital Class A Common Stock at $11.50 per share. The Private Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any Private Warrants until 30 days after the completion of an initial business combination.

Office Space

Since November 2020 and until the earlier of Closing or liquidation of 10X Capital, the Sponsor has provided office space, secretarial and administrative services for a total of $20,000 per month.

Loans and Advances

The Sponsor agreed to loan 10X Capital an aggregate of $300,000 to cover expenses related to the IPO pursuant to the terms of the Note. The loan was non-interest bearing and payable upon the completion of the IPO. 10X Capital fully repaid the Note on November 27, 2020.

The Company advanced the Sponsor an aggregate of $192,690. The outstanding amount was repaid on December 1, 2020.

Investors’ Rights Agreement

Concurrently with the execution and delivery of the Merger Agreement, REE, 10X Capital, the Sponsor, the Insiders, and certain REE shareholders entered into an Investors’ Rights Agreement, effective as of July 23, 2021, pursuant to which REE agreed to file a registration statement as soon as practicable following the exercise of a demand registration right by certain significant shareholders of REE to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. Certain REE shareholders party to the Investors’ Rights Agreement will be entitled to an aggregate of three demands and the Sponsor will be entitled to two demands. REE also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, REE is required to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. REE also agreed to file a resale shelf registration statement within 30 days of the Closing to register the resale of the Class A Ordinary Shares and Warrants held by the Sponsor. In addition, in connection with the execution of the Investors’ Rights Agreement, 10X Capital is obligated to terminate the existing registration rights agreement, dated November 24, 2020. The Investors’ Rights Agreement also provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders party thereto against certain liabilities.

Under the terms of the Investors’ Rights Agreement, the Sponsor has agreed that it shall not transfer any of its Class A Ordinary Shares issued in connection with the Merger until (i) with respect to 25% of such shares, the date that is 90 days following the Closing Date, and (ii) with respect to 75% of such shares, the first to occur of (x) the date that is 12 months following the Closing Date and (y) such time as the closing price of the Class A Ordinary Shares equals or exceeds $13.00 per share for any 20 trading days out of 30 consecutive trading days following the Closing Date; provided that if the condition based on the closing price is met prior to the date that is 180 days following the Closing Date, the restriction on such shares shall expire on the date that is 180 days following the Closing Date. Further, each Insider has agreed that it shall not transfer any of its Class A Ordinary Shares issued in connection with the Merger until the date that is 180 days following the Closing Date. The foregoing restrictions on transfer of the Sponsor’s and the Insiders’ Class A Ordinary Shares shall terminate and no longer be applicable upon the date following the Closing Date on which REE completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of REE’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. The Sponsor also has agreed not to transfer any of its Warrants until 30 days after the Closing Date.

Certain shareholders party to the Investors’ Rights Agreement have agreed that they shall not transfer of their Class A Ordinary Shares until 180 days after the Closing of the Merger. Additionally, the Founders have agreed that they shall not transfer any of their Ordinary Shares until (i) the earlier of (a) one year from the Closing and (b) when the closing price of the Ordinary Shares is equal to or greater than $13.00 for any 20 trading days within a 30-trading day period (provided that if such condition is satisfied during the first six months from Closing, such restriction on transfer will not lapse until the six-month anniversary of the Closing), or (ii) in any case, if, after the date hereof, the REE completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of REE’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

Certain Relationships and Related Person Transactions — REE

For a description of the procedures governing the approval of related party transactions, see “Management — Approval of Related Party Transactions under Israeli Law.” In addition, please refer also to the financial statements of REE.

Investors’ Rights Agreement

In connection with the Merger, each of REE, 10X Capital and certain of REE’s shareholders entered into an Investors Rights Agreement, which became effective upon the Closing Date, pursuant to which REE agreed to file a registration statement as soon as practicable upon a request from certain significant shareholders of REE to register the resale of certain registrable securities under the Securities Act, subject to required notice provisions to other shareholders party thereto. REE also agreed to provide customary “piggyback” registration rights with respect to such registrable securities and, subject to certain circumstances, REE is required to file a resale shelf registration statement to register the resale under the Securities Act of such registrable securities. REE also agreed to file a resale shelf registration statement within 30 days of the Closing to register the resale of Warrants and Class A Ordinary Shares held by 10X Capital. The Investors Rights Agreement provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.

Loans Granted to Members of the Board of Directors or Executive Management

As of the date of this prospectus, REE has no outstanding loan or guarantee commitments to members of the board of directors or management.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. See “Management — Approval of Related Party Transactions under Israeli Law — Exculpation, Insurance and Indemnification of Office Holders” for additional information.

Option Grants

We have granted options to purchase Class A Ordinary Shares to our directors and executive officers. A portion of the options granted to our directors fully vested upon the Closing of the Merger.

We have granted options to purchase Class A Ordinary Shares to our Israeli legal counsel Zemah Schneider & Partners (granted to an affiliate thereof, Zemah Schneider Holdings Limited Partnership).

Anti-Dilution Protection

Each of our Founders, Daniel Barel and Ahishay Sardes, were granted 39.4 million additional options to purchase Class A Ordinary Shares, which were triggered by the transactions contemplated under the Merger Agreement (and/or the PIPE Investment).

Jointly Owned Company Car

REE undertook to provide one of REE’s Founders, Daniel Barel, with a company car, the value of which is an amount of up to NIS300,000 to be borne by REE. The excess cost of the car purchased for such purpose has been, and the ongoing fixed cost of the car will continue to be, borne by Daniel Barel. Such car is registered under REE’s name, but Daniel Barel is entitled to an ownership portion of such car, corresponding to the excess acquisition cost thereof borne by him.

Share Sale Transactions by Founders

In December 2018 and January 2019, REE’s Founders (who are both officers and directors) and certain existing investors entered into an agreement with new investors who purchased from them an aggregate of 3,026,554 and 2,783,622 Ordinary shares, respectively, and 1,936,725 Preferred A shares of NIS 0.01 par value of the Company (which were purchased from a different shareholder) at a price per share of $0.52 (such numbers of shares and share prices adjusted retroactively to reflect the 1:26.7017 Stock Split). Pursuant to the agreement and subsequent to the purchase of shares by the new investors, REE converted the purchased shares from Ordinary shares and Preferred A shares into Preferred A-1 shares of NIS 0.01 par value of REE. In order to facilitate this transaction, REE excluded such share transfer from the right of first refusal and right of co-sale under an exemption provision set forth in its then existing articles of association.

In August 2020, REE’s Founders (who are both officers and directors) entered into an agreement with investors who purchased from the Founders an aggregate of 5,198,548 Ordinary shares of NIS 0.01 par value of REE at a price per share of $4.23 (such number of shares and share price adjusted retroactively to reflect the 1:26.7017 Stock Split). In order to facilitate this transaction, REE excluded such share transfer from the right of first refusal and right of co-sale under an exemption provision set forth in its then existing articles of association and also granted to some of the investors the undertakings described below under “— REE Undertakings.”

REE Undertakings

REE granted (i) Clal Insurance Company Ltd. for Profit Participating Policies, (ii) Clal Pension and Provident Funds Ltd. OBO the pension and provident funds under its management, and (iii) Clal Insurance Company Ltd. for its Nostro, ((i)-(iii), collectively, “Clal”), certain anti-dilution adjustment rights pursuant to that certain Undertaking, by and among REE and Clal, dated August 26, 2020 (the “Clal Undertaking”). The Clal Undertaking shall expire upon conversion of all of REE’s Preferred D Shares into a class of Ordinary Shares, which was effected as part of the transactions contemplated under the Merger Agreement. This undertaking was provided by REE in order to facilitate a share sale transaction pursuant to that certain Share Transfer Agreement, by and among the Founders and Clal, dated August 26, 2020, under which the Founders sold shares of REE to Clal.

REE granted Poalim Ventures Ltd (“PV”) certain anti-dilution adjustment rights pursuant to that certain Undertaking, by and between REE and PV, dated August 26, 2020 (the “PV Undertaking”). The PV Undertaking shall expire upon conversion of all of REE’s Preferred D Shares into a class of the Ordinary Shares, which was effected as part of the transactions contemplated under the Merger Agreement. This undertaking was provided by REE in order to help facilitate a share sale transaction pursuant to that certain Share Transfer Agreement, by and among the Founders and PV, dated August 26, 2020, under which the Founders sold shares of REE to PV.

Family Relationships

The brother of Ahishay Sardes, one of REE’s Founders and our Chief Technology Officer, provides workshop services to REE through his wholly owned company, including locksmith, workshop and installation services. Other than invoices received per service there is no specific agreement between the parties. In the years 2018 through 2020, this individual was paid $144,000 for these services. This individual does not develop any intellectual property for REE.

The father-in-law of Daniel Barel, one of REE’s Founders and our CEO, is a site manager of REE. He receives customary compensation as an employee in this role.

Aside from the relations described above, we are not aware of any other familial relationships among REE’s directors, officers and employees.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the ownership and disposition of Class A Ordinary Shares and Warrants. This discussion applies only to the Class A Ordinary Shares and Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of Class A Ordinary Shares and Warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. REE has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•        banks, insurance companies, and certain other financial institutions;

•        regulated investment companies and real estate investment trusts;

•        brokers, dealers, or traders in securities;

•        traders in securities that elect to mark to market;

•        tax-exempt organizations or governmental organizations;

•        U.S. expatriates and former citizens or long-term residents of the U.S.;

•        persons holding Class A Ordinary Shares and/or Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Ordinary Shares and/or Warrants, as the case may be, being taken into account in an applicable financial statement;

•        persons that actually or constructively own 5% or more (by vote or value) of the outstanding Class A Ordinary Shares;

•        founders, sponsors, officers or directors of 10X Capital or holders of private placement warrants;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

•        S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•        U.S. Holders having a functional currency other than the U.S. dollar;

•        persons who hold or received Class A Ordinary Shares and/or Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A Ordinary Shares and/or Warrants, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Class A Ordinary Shares and/or Warrants, as the case may be, that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the U.S.;

•        a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES AND/OR WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES AND/OR WARRANTS.

U.S. Federal Income Tax Treatment of REE

Tax Residence of REE for U.S. Federal Income Tax Purposes

Although REE is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because REE is not so created or organized (but is instead incorporated only in Israel), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Under Code Section 7874, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Code Section 7874 that are made as part of a plan or made over a 36-month period, making it more likely that Code Section 7874 will apply to a foreign acquiring corporation.

REE indirectly acquired substantially all of the assets of 10X Capital through the Merger. As a result, Section 7874 of the Code may apply to cause REE to be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception.

Based upon the terms of the Merger, the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, and certain factual assumptions, 10X Capital and REE currently expect that the Section 7874 Percentage of 10X Capital stockholders in REE should be less than 80% after the Merger. Accordingly, REE is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Moreover, former holders of 10X Capital Common Stock may be deemed to own an amount of Class A Ordinary Shares in respect to certain redemptions by former holders of 10X Capital Common Stock prior to the Merger for purposes of determining the ownership percentage of former holders of 10X Capital Common Stock under Section 7874 of the Code. Accordingly, there can be no assurance that the IRS will not challenge the status of REE as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 REE’s status as a foreign corporation for U.S. federal income tax purposes, REE and certain REE shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on REE and future withholding taxes on certain REE shareholders. In particular, holders of Class A Ordinary Shares and/or Warrants would be treated as holders of stock and warrants of a U.S. corporation.

However, even if the Section 7874 Percentage was such that REE were still respected as a foreign corporation under Code Section 7874, REE may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If REE were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of REE attributable to the Merger for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Code Section 7874 would apply to such subsequent acquisition.

The remainder of this discussion assumes that REE will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of 10X Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to REE and REE’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. Specifically, Code Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, 10X Capital and REE currently expect that the Section 7874 Percentage should be less than 60% after the Merger. Accordingly, the limitations and other rules described above are not expected to apply to REE or 10X Capital after the Merger.

If the Section 7874 Percentage applicable to the Merger is at least 60% but less than 80%, REE and certain of REE’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any

U.S. corporation owned by REE include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, it is not expected that 10X Capital will have a significant amount of inversion gain as a result of the Merger.

The determination that the Section 7874 Percentage should be less than 60% after the Merger is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. There can be no assurance that the IRS will not challenge whether REE is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to REE, significant adverse tax consequences could result for REE and for certain REE shareholders, including a higher effective corporate tax rate on REE U.S. Holders.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants to U.S. Holders

Distributions on Class A Ordinary Shares

If REE makes distributions of cash or property on the Class A Ordinary Shares, such distributions will be treated first as a dividend to the extent of REE’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by REE (or another applicable withholding agent). If REE does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “— Utilization of 10X Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to REE and REE’s Shareholders” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•        either (a) the shares are readily tradable on an established securities market in the U.S. or (b) REE is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

•        REE is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for REE’s taxable year in which the dividend is paid or the preceding taxable year;

•        the U.S. Holder satisfies certain holding period requirements;

•        the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

•        the taxpayer does not take the dividends into account as investment income under Code Section 163(d)(4)(B).

There can be no assurances that REE will be eligible for benefits of an applicable comprehensive income tax treaty between the U.S. and Israel. In addition, there also can be no assurance that Class A Ordinary Shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, REE will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Class A Ordinary Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on Class A Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by REE with respect to the Class A Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing the holder’s taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange, Redemption or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Class A Ordinary Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A Ordinary Shares or Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Class A Ordinary Shares and/or Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the U.S. and Israel (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise, Lapse, or Redemption of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A Ordinary Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in a Class A Ordinary Shares received upon exercise of the Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant exchanged therefor (assuming the Merger is not a taxable transaction) and the exercise price. The U.S. Holder’s holding period for a Class A Ordinary Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the Class A Ordinary Shares received generally would equal the U.S. Holder’s basis in the Warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the Class A Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Ordinary Shares would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Class A Ordinary Shares and Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of Class A Ordinary Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the Class A Ordinary Shares that would have been received in a regular exercise of the Warrants deemed surrendered, net of the aggregate exercise price of such Warrants and (ii) the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s aggregate tax basis in the Class A Ordinary Shares received would equal the sum of (i) U.S. Holder’s tax basis in the Warrants deemed exercised and (ii) the aggregate exercise price of such Warrants. A U.S. Holder’s holding period for the Class A Ordinary Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to the Class A Ordinary Share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Warrants.

Subject to the PFIC rules described below, if REE redeems Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Description of Warrants” or if REE purchases Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Class A Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Class A Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this registration statement captioned “Description of Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from REE if, for example, the adjustment increases the holder’s proportionate interest in REE’s assets or earnings and profits (for instance, through an increase in the number of Class A Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Class A Ordinary Shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on Class A Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from REE equal to the fair market value of such increase in interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the Class A Ordinary Shares and Warrants could be materially different from that described above, if REE is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•        at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, REE will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which REE own, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated composition of the income, assets and operations of REE and its subsidiaries, there is a substantial risk that REE will be a PFIC for U.S. federal income tax purposes for 2021, and REE may be a PFIC for U.S. federal income tax purposes for future taxable years.

Nevertheless, whether REE is treated as a PFIC is determined on an annual basis. The determination of whether a non-U.S. corporation is a PFIC is a factual determination that depends on, among other things, the composition of REE’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether REE will be a PFIC in 2021 or for any future taxable year. In addition, REE’s U.S. counsel expresses no opinion with respect to REE’s PFIC status for 2021 or future taxable years.

Under the PFIC rules, if REE were considered a PFIC at any time that a U.S. Holder owns Class A Ordinary Shares or Warrants, REE would generally continue to be treated as a PFIC with respect to such holder in a particular year unless (i) REE has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s Class A Ordinary Shares in which REE was a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a “deemed sale” election is made, a U.S. Holder will be deemed to have sold its Class A Ordinary Shares at their fair market value on the last day of the last taxable year in which REE is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the “deemed sale” election, the Class A Ordinary Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless REE subsequently becomes a PFIC.

For each taxable year that REE is treated as a PFIC with respect to a U.S. Holder’s Class A Ordinary Shares or Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of Class A Ordinary Shares and under proposed regulations transfers of Warrants and certain transfers of Class A Ordinary Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its Class A Ordinary Shares or Warrants (collectively the “excess distribution rules”), unless, with respect to the Class A Ordinary Shares, the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the Class A Ordinary Shares or Warrants that preceded the taxable year of the distribution will be treated as excess distributions. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares or Warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of REE’s first taxable year in which REE is a PFIC, will be treated as ordinary income; and

•        the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year; and

•        the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Class A Ordinary Shares or Warrants cannot be treated as capital gains, even though the U.S. Holder holds the Class A Ordinary Shares or Warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which REE may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that REE does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of REE’s subsidiaries.

If REE is a PFIC, a U.S. Holder of shares in REE may avoid taxation under the excess distribution rules described above in respect to the Class A Ordinary Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its Class A Ordinary Shares only if REE provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance, however, that REE will have timely knowledge of its status as a PFIC in the future or that REE will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a QEF election with respect to its Class A Ordinary Shares would generally be required to include in income for each year that REE is treated as a PFIC the U.S. Holder’s pro rata share of REE’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Class A Ordinary Shares. Any net deficits or net capital losses of REE for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Class A Ordinary Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the Class A Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the Class A Ordinary Shares by a corresponding amount. If REE owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to REE’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that REE will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, REE may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance REE will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the Class A Ordinary Shares in which REE is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its Class A Ordinary Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Class A Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and REE was a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A Ordinary Shares (or has previously made a QEF election with respect to the Class A Ordinary Shares), the QEF election will apply to the newly acquired Class A Ordinary Shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A Ordinary Shares (which under proposed regulations will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its Class A Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

U.S. Holders should consult their tax advisors as to the availability and desirability of a QEF election.

Alternatively, if REE is a PFIC and Class A Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such holder’s Class A Ordinary Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Class A Ordinary Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its Class A Ordinary Shares, such U.S. Holder generally will include in income for each year that REE is treated as a PFIC with respect to such Class A Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Class A Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Class A Ordinary Shares previously included in income. A U.S. Holder’s basis in the Class A Ordinary Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions REE makes would generally be subject to the rules discussed above under “— Distributions on Class A Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply. Currently, U.S. Holders of Warrants will not be able to make a mark-to-market election with respect to their Warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Class A Ordinary Shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Class A Ordinary Shares will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Class A Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Class A Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Class A Ordinary Shares in which REE is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to the Class A Ordinary Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s Class A Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if REE is a PFIC.

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Class A Ordinary Shares and Warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Class A Ordinary Shares or Warrants that is for U.S. federal income tax purposes not a U.S. Holder, including:

•        a nonresident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        a foreign estate or trust;

but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition of Class A Ordinary Shares or Warrants (except to the extent discussed below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of exercising redemption rights with respect to 10X Capital Common Stock or the ownership and disposition of Class A Ordinary Shares or Warrants.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants to Non-U.S. Holders

Subject to the discussion below concerning backup withholding, any (i) dividends of cash or property (including constructive distributions treated as dividends as further described under the heading “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants to U.S. Holders — Possible Constructive Distributions”) paid or deemed paid to a Non-U.S. Holder in respect of Class A Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of Class A Ordinary Shares and/or Warrants by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

•        the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable); or

•        in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. Holder, as described under “— U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants to U.S. Holders — Exercise, Lapse or

Redemption of a Warrant” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the Class A Ordinary Shares and Warrants.

The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. Holder’s Warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. Holder’s warrants, as described under “— U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants to U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the first paragraph above under the heading “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants to Non-U.S. Holders” based on such characterization.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of Class A Ordinary Shares, and the proceeds received on the disposition of Class A Ordinary Shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Class A Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of their Class A Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to Class A Ordinary Shares and proceeds from the sale of other disposition of Class A Ordinary Shares received in the U.S. by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES AND WARRANTS, AS APPLICABLE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Class A Ordinary Shares and Warrants. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli tax considerations

The following is a brief summary of certain material Israeli tax laws applicable to REE, and certain Israeli Government programs that may benefit REE. This section also contains a discussion of certain material Israeli tax consequences concerning the ownership and disposition of Class A Ordinary Shares purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, REE cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is not intended and should not be construed, as legal or professional tax advise and is not exhaustive of all possible tax considerations. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.

General corporate tax structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income. The corporate tax rate is 23% as of 2018 and thereafter. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise or a Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We believe that we currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 5721-1961 (the “Ordinance”). An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

Following are the main tax benefits available to Industrial Companies:

•        amortization of the cost of purchased patent, rights to use a patent, and know-how, which were purchased in good faith and are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

•        under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies;

•        expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

•        the expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

•        the research and development must be for the promotion of the company; and

•        the research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time we may apply to the Israel Innovation Authority (the “IIA”) for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we are not be able to deduct research and development expenses during the year of the payment, we may be able to deduct research and development expenses in equal amounts over a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets). Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, referred to as an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Preferred Technological Enterprise, or a Special Preferred Technological Enterprise, is entitled to benefits as discussed below. These benefits may include cash grants from the Israeli government and tax benefits, based upon, among other things, the geographic location in Israel of the facility in which the investment is made. In order to qualify for these incentives, the Company is required to comply with the requirements of the Investment Law.

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

Tax benefits under the 2011 amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, subject to certain conditions and during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations — 0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals — 20% (iii) non-Israeli residents (individuals and corporations) — 20%, subject to the receipt in advance of a valid certificate from the Israel Tax Authority (“ITA”) allowing for a reduced tax rate.

REE currently does not intend to implement the 2011 Amendment.

New tax benefits under the 2017 Amendment that became effective on January 1, 2017

The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a Preferred Company satisfying certain conditions will qualify as a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development zone “A”. In addition, a Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. It should be noted that the proportion of income that may be considered Preferred Technological Income and enjoy the tax benefits described above, should be calculated according to the Nexus Formula, which is based on the proportion as that of qualifying expenditures in the IP compared to overall expenditures. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the tax rate will be 4%. However, the withholding tax rate applicable to distribution of dividend from Preferred Technological Income to non-Israeli residents is generally 25%, which may be reduced by applying in advance for a withholding certificate from the ITA. The above reduced withholding tax rates may require filing an application in advance for a withholding certificate from the ITA REE believes that it may be eligible for the tax benefits under the 2017 Amendment.

Taxation of our shareholders

Capital gains Tax on Sales of our Ordinary Shares

Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of capital assets located in Israel, including shares in Israeli companies, by both Israeli residents and non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary surplus is currently not subject to tax in Israel. The real gain is the excess of the total capital gain over the inflationary surplus.

Capital gains taxes applicable to Israeli resident shareholders

An Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23% (in 2021). An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest and linkage differences expenses in connection with the purchase and holding of such shares or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in Section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2021) plus an additional excess tax of 3% as described below. Certain Israeli institutions who are exempt from tax under Section 9(2) or Section 129C(a)(1) of the Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.

Capital gains taxes applicable to non-Israeli resident shareholders

A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax if, among other conditions, the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. If any such case occurs, the sale, exchange or disposition of our ordinary shares by the U.S. Resident would be subject to Israeli tax, unless exempt under Israeli domestic law as described above. However, under the United States Israel Tax Treaty, such U.S. Resident should be permitted to claim a credit for such taxes against U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the United States Israel Tax Treaty or in the United States federal income tax laws applicable to foreign credits.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require shareholders who are not liable for Israeli tax to sign declarations in forms specified by the ITA or obtain a specific exemption from the ITA to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

A detailed return, including a computation of the tax due, must be filed and an advance payment must be paid on January 31 and July 31 of each tax year for sales of securities traded on a stock exchange made within the previous six months. However, if all tax due was withheld at the source according to applicable provisions of the Ordinance and the regulations promulgated thereunder, the return does not need to be filed provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and an advance payment does not need to be made, and (iii) the taxpayer is not obligated to pay excess tax (as further explained below). Capital gains are also reportable on an annual income tax return.

Taxation of Israeli shareholders on receipt of dividends

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or Technological Enterprise. If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Ordinance is exempt from tax on dividend.

Taxation of non-Israeli shareholders on receipt of dividends

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% or 30% if the dividends recipient is a “substantial shareholder” at the time of distribution or at any time during the preceding 12 months period, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not). Such withholding rates may be reduced if the dividend is distributed from income attributed to a Preferred Enterprise or Technological Enterprise or a reduced rate provided under an applicable tax treaty, in each case subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate. For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise or Technological Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Benefited Enterprise or Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentences) are met. If the dividend is attributable partly to income derived from a Preferred Enterprise or Technological Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will be generally exempt from filing a tax return in Israel, provided that (1) such income was not generated from business conducted in Israel by the foreign resident, (ii) the foreign resident has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the foreign resident is not liable to additional Surtax (see below) in accordance with Section 121B of the Ordinance.

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling warrants, ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell warrants or our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the warrants or ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the warrants or our ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Class A Ordinary Shares and Warrants by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$57,250
Legal Fees and Expenses	164,000
Accounting Fees and Expenses	22,500
Printing Expenses	10,000
Miscellaneous Expenses	50,000
Total	$303,750

LEGAL MATTERS

The legality of the Class A Ordinary Shares offered by this prospectus and certain other Israeli legal matters has been passed upon by Zemah Schneider & Partners, Tel Aviv, Israel. The validity of the Warrants offered by this prospectus has been passed upon by White & Case LLP, New York, New York.

EXPERTS

The financial statements for 10X Capital Venture Acquisition Corp as of December 31, 2020, and for the period from August 10, 2020 (inception) through December 31, 2020, appearing in this registration statement and related prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of REE Automotive Ltd. as of December 31, 2020 and December 31, 2019, and for the years ended December 31, 2020 and 2019, appearing in this registration statement and related prospectus, have been so included in reliance on the report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Class A Ordinary Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF REE

FINANCIAL STATEMENTS OF 10X CAPITAL

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

REE Automotive LTD.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of REE Automotive Ltd. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019 and the related statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019 and the results of its operations and its cash flows for each of the two-years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

We have served as the Company’s auditor since 2013.

Tel-Aviv, Israel

May 12, 2021
Except for Note 15 as to which the date is June 7, 2021 and for Note 9(a) as to which the date is August 16, 2021.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands
		December 31,
	Note	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents		$44,707	$27,619
Restricted cash		800	93
Short-term deposits		1,667	—
Inventory	4	271	378
Trade receivables, net		55	35
Other accounts receivable and prepaid expenses	3	428	291
Total current assets		47,928	28,416

NON-CURRENT ASSETS:
Deferred transaction costs		328	—
Property and equipment, net	5	755	283
Total non-current assets		1,083	283
TOTAL ASSETS		$49,011	$28,699

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables		$970	$541
Other accounts payable and accrued expenses	6	2,260	546
Total current liabilities		3,230	1,087
TOTAL LIABILITIES		3,230	1,087

COMMITMENTS AND CONTINGENCIES	7
SHAREHOLDERS’ EQUITY:	9
Ordinary and Preferred shares*)		—	—
Additional paid-in capital		154,959	69,077
Accumulated deficit		(109,178)	(41,465)
Total shareholders’ equity		45,781	27,612
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$49,011	$28,699

____________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021. See also Note 9, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
U.S. dollars in thousands (except share and per share data)
		Year ended December 31,
	Note	2020	2019
Revenues		$388	$681
Cost of sales		647	490
Gross profit (loss)		(259)	191
Operating expenses:
Research and development expenses, net		29,589	7,038
Selling, general and administrative expenses		38,250	7,178
Total operating expenses		67,839	14,216
Operating loss		(68,098)	(14,025)
Financial income, net	10	385	1,830
Net loss		$(67,713)	$(12,195)
Net Comprehensive loss		$(67,713)	$(12,195)
Basic and diluted net loss per share		$(0.43)	$(0.10)
Weighted average number of Ordinary shares and Preferred shares used in computing basic and diluted net loss per share*)		155,930,380	126,592,395

____________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021. See also Note 9, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
U.S. dollars in thousands (except share and per share data)
	Ordinary shares		Preferred shares		Receivables on account of shares	Additional paid in capital	Accumulated deficit	Total shareholders’ equity
	Shares	Amount	Shares	Amount
Balance as of January 1, 2019*)	26,200,558	$—	96,015,577	$—	(89)	$42,691	$(29,270)	13,332
Received on account of shares	—	—	—		89	—	—	89
Exercise of options	4,852,388	—	—	—	—	305	—	305
Conversion of Ordinary shares	(2,783,622)	—	2,783,622	—	—	—	—	—
Conversion of Preferred shares	11,803,687	—	(11,803,687)	—	—	—	—	—
Issuance of Preferred shares, net	—	—	7,296,925	—		18,680	—	18,680
Recognition of beneficial conversion feature on convertible loan	—	—	—	—	—	355	—	355
Conversion of convertible loan	—	—	878,191	—	—	2,353		2,353
Extinguishment of beneficial conversion feature on convertible loan	—	—	—	—	—	(2,353)		(2,353)
Share-based compensation	—	—	—	—	—	7,046	—	7,046
Net loss	—	—	—	—	—	—	(12,195)	(12,195)
Balance as of December 31, 2019*)	40,073,011	—	95,170,628	—	—	69,077	(41,465)	27,612

Exercise of options	5,198,548	—	—	—	—	209	—	209
Exercise of warrants	—	—	25,990,711	—	—	7,085	—	7,085
Issuance of Preferred shares, net	—	—	9,638,101	—		25,825	—	25,825
Share-based compensation	—	—	—	—	—	52,763	—	52,763
Net loss	—	—	—	—	—	—	(67,713)	(67,713)
Balance as of December 31, 2020*)	45,271,559	$—	130,799,440	$—	$—	$154,959	$(109,178)	$45,781

____________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021. See also Note 9, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands
	Year ended December 31,
	2020	2019
Cash flows from operating activities:

Net loss	$(67,713)	$(12,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	166	82
Capital loss	18	1
Share-based compensation	52,763	7,046
Financial income with respect to convertible loan, net	—	(1,645)
Decrease (increase) in inventory	107	(111)
Decrease (increase) in trade receivables	(20)	21
Increase in other accounts receivable and prepaid expenses	(137)	(89)
Decrease in deferred revenues	(10)	(270)
Increase in trade payables	368	332
Increase in other accounts payable and accrued expenses	1,396	2
Net cash used in operating activities	(13,062)	(6,826)

Cash flows from investing activities:

Investment in bank deposits	(1,667)	—
Purchase of property and equipment	(595)	(162)
Net cash used in investing activities	(2,262)	(162)

Cash flows from financing activities:

Proceeds from issuance of Preferred shares, net	25,825	18,680
Proceeds from exercise of warrants to preferred shares	7,085	—
Proceeds from convertible loan	—	2,000
Receivables on account of shares	—	89
Proceeds from exercise of options	209	305
Net cash provided by financing activities	33,119	21,074
Increase in cash, cash equivalents and restricted cash	17,795	14,086
Cash, cash equivalents and restricted cash at beginning of year	27,712	13,626
Cash, cash equivalents and restricted cash at end of year	$45,507	$27,712

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
U.S. dollars in thousands
	Year ended December 31,
	2020	2019
Non-cash activity:

Deferred transaction expenses	$328	$—
Purchase of property and equipment	$61	$—
Recognition of beneficial conversion feature on convertible loan	$—	$355

Reconciliation of cash, cash equivalents and restricted cash:

Cash and cash equivalents	$44,707	$27,619
Restricted cash	800	93
Total cash, cash equivalents and restricted cash	$45,507	$27,712

The accompanying notes are an integral part of the consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 1:-    GENERAL

REE Automotive Ltd. was incorporated in Israel on January 16, 2011.

REE Automotive Ltd. has established wholly-owned subsidiaries in the United States, Germany and the United Kingdom (the “Subsidiaries”). REE Automotive Ltd. and its subsidiaries (the “Company”) is a development stage technology company in the field of electric mobility. The Company has developed two core innovations which make up the foundation of its products; first, the “REEcorner,” which integrates critical vehicle components into an area between the chassis and the wheel (the “corners”) creating a compact and efficient single module that is controlled via REE’s proprietary X-by-Wire Control technology which controls each of the corners of the vehicles; second, the “REEboard”, a fully flat and modular EV chassis that includes the REEcenter control system, the “REEcenter”, thermal management, power converter and power module. The REEcorners and the REEboard together comprise the scalable and modular “REEplatform”, which is designed to be agnostic as to vehicle size and design, power-source and driving mode (human or autonomous). In addition, the Company developed wheel-based suspension technologies for personal mobility.

Towards the end of December 2019, an outbreak of a novel strain of coronavirus (COVID-19) emerged at first in China and then (in February and March 2020) globally. The Company’s operations and financial performance could be adversely affected to the extent that coronavirus or any other epidemic harms the global economy.

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

a.      Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates, judgments and assumptions.

These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period and accompanying notes. Actual results could differ from those estimates. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made.

b.      Financial statements in U.S. dollars:

The currency of the primary economic environment in which the Company operates is the U.S. dollar. Thus, the functional and reporting currency of the Company is the U.S. dollar.

Accordingly, foreign currency assets and liabilities are remeasured into U.S. dollars at the end-of-period exchange rates except for non-monetary assets and liabilities, which are measured at historical exchange rates. Revenue and expenses are remeasured each day at the exchange rate in effect on the day the transaction occurred.

c.      Principles of consolidation:

The consolidated financial statements include the accounts of REE Automotive Ltd. and its subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

d.      Comprehensive loss:

Comprehensive loss consists of other comprehensive income (loss) and net loss. The Company did not have any other comprehensive income (loss) transactions during the periods presented. Accordingly, the comprehensive loss is equal to the net loss for the periods presented.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (cont.)

e.      Cash and cash equivalents:

Cash and cash equivalents consist of cash in banks and bank deposits. The Company considers all highly liquid investments, with an original maturity of three months or less at the date of purchase, to be cash equivalents.

f.       Restricted cash:

Restricted cash are deposits with maturity of less than three months. The restricted cash deposits are primarily invested in highly liquid deposits and used as a security for the Company’s lease agreements and credit card security.

g.      Deferred transaction costs:

Deferred transaction costs consist primarily of accounting, legal, and other fees related to the Company’s proposed merger agreement (refer also to note 15.c.). Upon consummation of the merger, the deferred transaction costs will be reclassified to shareholders’ equity and recorded against the proceeds from the merger. In the event the merger is aborted, deferred transaction costs will be expensed. The Company capitalized $328 of deferred transaction costs recorded as noncurrent in the consolidated balance sheet as of December 31, 2020. No offering costs were capitalized as of December 31, 2019.

h.      Impairment for long-lived assets:

Long-lived assets of the Company are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

The Company determined that there were no events or changes in circumstances that indicated that its long-lived assets were impaired during the years ended December 31, 2020 and 2019.

i.       Inventory:

Inventory is stated at the lower of cost or net realizable value. Inventory write-offs, for slow-moving items, is provided to cover risks arising from slow-moving items, technological obsolescence, excess inventories and discontinued products.

Cost is determined as follows:

Raw materials — at cost of purchase using the first-in, first-out method.

Finished products — based on actual cost, and which includes materials and shipment costs. Standard costs are monitored and updated as necessary, to reflect the changes in raw material costs and labor and overhead rates.

The Company assesses the carrying value of its inventory for each reporting period to ensure inventory is reported at the lower of cost or net realizable value in accordance with ASC 330-10-35. Charges for obsolete and slow-moving inventories are recorded based upon an analysis of specific identification of obsolete inventory items and quantification of slow-moving inventory items. These assessments consider various factors, including historical usage rate, technological obsolescence, estimated current and future market values and new product introduction. In cases when there is evidence that the anticipated utility of goods, in their disposal in the ordinary

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (cont.)

course of business, will be less than the historical cost of the inventory, the Company recognizes the difference as a current period charge to earnings and carries the inventory at the reduced cost basis until it is sold or disposed of.

j.       Trade receivables, net:

Trade receivable are recorded at the invoiced amount and amounts for which revenue has been recognized but not invoiced, net of allowance for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of accounts. Trade receivables deemed uncollectable are charged against the allowance for doubtful accounts when identified. As of December 31, 2020 and 2019 the Company had $4 and $0 allowance for doubtful debt, respectively.

k.      Property and equipment, net:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Computers and peripheral equipment	15 – 33
Electronic equipment	10 – 33
Office furniture and equipment	6
Leaseholds improvements	Shorter of the term of the lease or useful life

l.       Convertible loan:

The Company applies ASC 470-20, “Debt with Conversion and Other Options” (“ASC 470-20”). In accordance with ASC 470-20 the Company first allocates the proceeds to freestanding liability instrument that are measured at fair value at each reporting date, based on their fair value. In accordance with ASC 815 “Derivatives and Hedging” (“ASC 815”), the Company bifurcates embedded derivatives that require bifurcation and accounts for them separately from the convertible loan.

The Company applies ASC 815, “Derivatives and Hedging” to all features related to loans and convertible loans. When features are not clearly and closely related to the characteristics of the loans the features qualify as embedded derivative instruments at issuance and, because they do not qualify for any scope exception within ASC 815, they are required to be accounted for separately from the debt instrument and recorded as derivative instrument liabilities. The fair value assigned to the embedded derivative instruments is marked to market in each reporting period. The Company has recorded embedded derivative liabilities related to the 2019 Convertible loan (see Note 8).

In addition, under the guidelines of ASC 470-20, the Company measures and recognizes any embedded beneficial conversion feature on the commitment date. The beneficial conversion feature is measured by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The intrinsic value of the feature is calculated on the commitment date using the effective conversion price which is calculated subsequent to the allocation of the proceeds between the convertible debt and all other freestanding instruments. This intrinsic value is limited to the portion of the proceeds allocated to the convertible debt (see also Note 8).

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (cont.)

m.     Research and development, net:

Research and development costs include personnel-related expenses associated with the Company’s engineering personnel and consultants responsible for the design, development and testing of its products and allocated overhead. Research and development costs are expensed as incurred and are presented net of the amount of any grants the Company receives for research and development in the period in which the grant was received.

n.      Grants:

The Company receives royalty-bearing grants, which represents participation of the Israel Innovation Authority (the “IIA”) in approved programs for research and development. These amounts are recognized on the accrual basis as a reduction of research and development expenses as such expenses are incurred. For the years ended December 31, 2020 and 2019 there were no royalty-bearing grants from the IIA.

The Company receives royalty-bearing grants, which represents participation of Israeli-United states foundation (“BIRD”) in approved programs for research and development. These amounts are recognized on the accrual basis as a reduction of research and development expenses as such expenses are incurred. For the years ended December 31, 2020 and 2019 the Company recorded $0 and $202 as a reduction of research and development, respectively.

During 2020 and 2019, the Company received grants in amount of $274 and $256 from the Innovation and Networks Executive Agency (INEA), under the powers delegated by the European Commission. The Company recorded this amount as a reduction of research and development.

o.      Israeli severance pay:

Pursuant to Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”), the Israeli parent’s employees are included under this section and entitled only to monthly deposits at a rate of 8.33% of their monthly salary, made on their behalf with insurance companies. Payments in accordance with Section 14 release REE Automotive Ltd. from any future severance payments in respect of those employees. As a result, the related obligation and amounts deposited on behalf of such obligation are not stated on the balance sheet, as the Company is legally released from severance obligation to employees once the amounts have been deposited, and the Company has no further legal ownership on the amounts deposited.

For the years ended December 31, 2020 and 2019 severance pay expenses amounted to $386 and $167, respectively.

p.      Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash and trade receivables.

The Company’s cash, cash equivalents and restricted cash are invested in high-quality banks in Israel and the United States. Generally, these deposits may be redeemed upon demand and, therefore, bear low risk.

The Company’s trade receivables are derived from sales to customers in the United States and Europe. Management of the Company performs risk assessments on an ongoing basis and believes it bears low risk

The Company has no significant off-balance-sheet concentrations of credit risk such as, foreign exchange contracts and option contracts.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (cont.)

q.      Stock-based compensation:

The Company accounts for share-based compensation to employees and non-employees in accordance with ASC 718, “Compensation — Stock Compensation”, (“ASC 718”), which requires companies to estimate the fair value of equity-based payment awards on the date of grant based on the fair value of the awards granted.

The Company grants awards that vest upon the satisfaction of service condition and in certain grants performance conditions as well.

For awards with no performance conditions, the Company recognizes the related share-based compensation expense on a straight-line basis over the requisite service period of the awards, including awards with graded vesting. For awards with performance conditions the share-based compensation expense is recognized if and when the Company concludes that it is probable that the performance condition will be achieved and where the performance condition awards include graded vesting, the share-based compensation expense is recognized based on the accelerated method. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjust compensation cost based on its probability assessment.

The Company recognizes a cumulative catch-up adjustment for changes in its probability assessment in subsequent reporting periods. The Company accounts for forfeitures as they occur. The fair value of certain performance share options with market-based performance conditions granted under the employee equity plan was estimated on the grant date using the Monte Carlo valuation methodology.

The Company used the following weighted-average assumptions for options granted to employees and non-employees:

	Year ended December 31,
	2020	2019
Volatility	53.8% – 66.2%	53.8% – 60.6%
Risk-free interest rate	0.38% – 2.38%	1.75% – 2.38%
Dividend yield	0%	0%
Expected life (years)	5.33	5.72

These assumptions and estimates were determined as follows:

Fair value of Ordinary shares — as the Company’s Ordinary shares are not publicly traded, the fair value was determined by management, with input from valuation reports prepared by third-party valuation specialists.

Risk-free interest rate — the risk-free rate for the expected term of the options is based on the yields of U.S. Treasury securities with maturities appropriate for the expected term of employee share option awards.

Expected term — the expected term of options granted is based on historical experience and represents the period of time that options granted are expected to be outstanding. The Company determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options.

Expected volatility — since the Company has no trading history of its Ordinary shares, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within the Company’s industry that the Company considers to be comparable to its own business over a period equivalent to the option’s expected term.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (cont.)

r.       Fair value of financial instruments:

Fair value is defined as the exchange price that would be received from the sale of an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company measures financial assets and liabilities at fair value at each reporting period using a fair value hierarchy which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

A financial instrument’s classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Three levels of inputs may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities.

Level 2 — inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Financial instruments consist of cash equivalents, restricted cash, trade receivables, other accounts receivable, trade payables and other accounts payable and accrued expenses.

The fair value of these financial instruments approximates the carrying amounts represented in the balance sheet due to their short-term nature.

s.       Basic and diluted loss per share:

The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to Ordinary shareholders for the period to be allocated between Ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers its Convertible Preferred shares to be participating securities as the holders of the Convertible Preferred shares would be entitled to dividends that would be distributed to the holders of Ordinary shares, on a pro-rata basis assuming conversion of all Convertible Preferred shares into Ordinary shares. These participating securities contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the period presented was allocated to the Company’s participating securities.

The Company’s basic net loss per share is calculated by dividing net loss attributable to Ordinary shareholders and preferred shareholders by the weighted-average number of shares of Ordinary shares and Preferred shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net loss per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury share method or the if-converted method based on the nature of such securities. Diluted net loss per share is the same as basic net loss per share in periods when the effects of potentially dilutive shares of Ordinary shares are anti-dilutive.

All outstanding share options and warrants for the years ended December 31, 2020 and 2019 have been excluded from the calculation of the diluted net loss per share, because all such securities are anti-dilutive for all periods presented. The total weighted average number of shares related to outstanding options to ordinary shares and warrants to preferred shares for the years ended December 31, 2020 and 2019 excluded from the calculations of diluted net loss per share were 90,692,220 and 82,269,251, respectively.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (cont.)

t.       Income taxes:

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). ASC 740 prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value, and if it is more likely than not that a portion or all of the deferred tax assets will not be realized. As of December 31, 2020, and 2019, a full valuation allowance was provided by the Company.

ASC 740-10, “Income Taxes” (“ASC 740-10”) clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard contains a two-step approach to recognizing and measuring a liability for uncertain tax positions.

The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740-10.

u.      Revenue recognition:

The Company generates revenues from selling its wheels to personal mobility products and to professional services related to its REE corner technology.

The Company has adopted the new revenue standard, Topic 606 — “Revenue from Contracts with Customers”, as of January 1, 2019, using a modified retrospective adoption transition. The adoption did not have material impact on the Consolidated Financial Statements on the adoption date.

Under the standard, the Company recognizes revenue when its customer obtains control of promised goods or services in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for contracts that are within the scope of the standard, the Company perform the following five steps: (1) Identify the contract(s) with a customer, (2) Identify the performance obligations in the contract, (3) Determine the transaction price, (4) Allocate the transaction price to the performance obligations in the contract and (5) Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue from its wheels to personal mobility products upon delivery.

Professional services revenues are recognized over time as services are performed.

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring the products to the customer. Payment terms and conditions vary, although terms generally include a requirement to pay within 45 days.

The Company applied the practical expedient in ASC 606 and did not evaluate payment terms of one year or less for the existence of a significant financing component.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred revenues are recognized as (or when) the Company receives consideration prior to performing its obligations under the contract.

The amount of revenues recognized in the period that was included in the opening deferred revenues balance was approximately $10 for the year ended December 31, 2020.

For contracts in which the performance obligation has an original expected duration of one year or less, the Company does not provide disclosure on its remaining performance obligations.

v.       Cost of revenue:

Cost of revenues consist of inventory and royalties that were paid and/ or accrued. In 2020, cost of revenues included a one-time expense of $198 related to elimination of production line in Canada.

w.      Segment information:

The Company operates in two operating and reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker, in deciding how to allocate resources and assessing performance. The Company’s chief operating decision maker allocates resources and assesses performance based upon discrete financial information at the consolidated level.

x.      Recently adopted accounting pronouncements:

As an “emerging growth company,” the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.

1.      During May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The updated revenue standard replaces all existing revenue recognition guidance under U.S. GAAP and establishes common principles for recognizing revenue for all industries. It also provides guidance on the accounting for costs to fulfill or obtain a customer contract. The core principle underlying the updated standard is the recognition of revenue based on consideration expected to be entitled from the transfer of goods or services to a customer.

The Company early adopted the standard as of January 1, 2019 while using the modified retrospective approach. The modified retrospective approach requires application to uncompleted contracts at the date of adoption.

The adoption of this standard had immaterial impact on the Company’s consolidated financial statements.

2.      In June 2018, the FASB issued ASU 2018-07 “Compensation — Stock Compensation (Topic 718); Improvements to Non-employee Share-Based Payment Accounting”. ASU 2018-07 simplifies the accounting for share-based payments made to nonemployees so the accounting for such payments is substantially the same as those made to employees.

The guidance will be effective beginning January 1, 2020, and interim periods in fiscal years beginning January 1, 2021, using a modified retrospective approach. Early adoption is permitted. The Company adopted the guidance as of January 1, 2019, and the adoption did not have a material impact on the Company’s consolidated financial.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (cont.)

y.      Recently issued accounting pronouncements, not yet adopted:

1.      In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU would require lessees to recognize the following for all leases (with the exception of short-term leases) at the commencement date; (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Additional disclosures will be required to allow the user to assess the amount, timing and uncertainty of cash flows arising from leasing activities.

A modified retrospective transition approach is required for leases existing at the time of adoption.

The Company expects to adopt the guidance as of January 1, 2022, and interim periods within fiscal years beginning January 1, 2023. The Company is currently evaluating the impact of adoption of ASU 2016-02 on the consolidated financial statements.

2.      In December 2019, the FASB issued ASU 2019-12 “Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes” (“the Update”). ASU 2019- 12 is intended to simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC 740. The standard will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023.  The Company does not anticipate ASU 2019-12 will have a material impact on its consolidated financial statements.

3.      In June 2016, the FASB issued ASU 2016-13 “Financial Instruments — Credit Losses — Measurement of Credit Losses on Financial Instruments.” This guidance replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.

The guidance will be effective for the Company beginning January 1, 2023, and interim periods therein. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2016-13 will have on its consolidated financial statements and related disclosures.

NOTE 3:-    OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2020	2019
Government authorities	$138	$72
Prepaid expenses	222	98
Other receivables	68	121
	$428	$291

NOTE 4:-    INVENTORY

	December 31,
	2020	2019
Raw materials	$31	$150
Finished goods	240	228
	$271	$378

The Company recorded an inventory write-off in the amount of $70 and $109 for the years ended December 31, 2020 and 2019, respectively.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 5:-    PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of:

	December 31,
	2020	2019
Computers and software	$567	$225
Furniture and equipment	82	126
Electronic equipment	152	90
Vehicles	109	—
Leasehold improvements	170	102
	1,080	543
Less – accumulated depreciation and amortization	(325)	(260)
Total	$755	$283

Depreciation expenses of property and equipment were $166 and $82 for the years ended December 31, 2020 and 2019, respectively.

Capital loss of property and equipment was $18 and $1 for the years ended December 31, 2020 and 2019, respectively.

NOTE 6:-    OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2020	2019
Employees and payroll accruals	$1,480	$443
Deferred revenues	—	10
Deferred transaction costs	328	—
Professional fees	379	18
Other payables	73	75
	$2,260	$546

NOTE 7:-    COMMITMENTS AND CONTINGENCIES

a.      Commitments:

The Company leases its operating facilities under operating lease agreements, the latest of which expires in 2026 and contains the option to extend the term of the lease for five years commencing when the prior term expires. The extension option was determined not to be reasonably assured of being exercised.

Future minimum commitments under these leases as of December 31, 2020, are as follows:

Year ended December 31,	Operating leases
2021	$1,117
2022	1,601
2023	1,601
2024	1,601
2025 and thereafter	2,135
Total	$8,055

Rent expenses under operating leases for the years ended December 31, 2020 and 2019 were $286 and $207, respectively.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 7:-    COMMITMENTS AND CONTINGENCIES (cont.)

b.      Guarantee:

A guarantee in the amount of approximately $800 was issued by a bank to secure the Company’s office rent and credit cards payments.

c.      Royalty bearing grants:

The Company’s research and development efforts have been partially financed through grants from the IIA. Under the research and development agreements with the IIA and pursuant to applicable laws, the Company is required to pay royalties at the rate of 3-5% on sales of products developed with funds provided by the IIA. Such royalties are due up to an amount equal to 100% of the IIA grants received, linked to the U.S. dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to U.S. dollar deposits. If the Company returns to production of these products outside of Israel and generates sales, the ceiling will increase based on the percentage of production that is outside of Israel, up to a maximum of 300% of the IIA grants, linked to the dollar and bearing interest as noted above. If the Company does not generate sales of products developed with funds provided by the IIA, the Company is not obligated to pay royalties or repay the grants.

For the years ended December 31, 2020 and 2019, the Company had an aggregate of paid and accrued royalties to the IIA, recorded as cost of revenue in the consolidated statements of comprehensive loss in the amount of $27 and $1, respectively.

As of December 31, 2020, the Company’s remaining contingent obligation with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totalled approximately $721.

In 2018, the Company signed a research and development agreement with the Israel-United States Binational Industrial Research and Development Foundation (“BIRD”). Under this agreement, the Company is required to pay royalties at a rate of 5% of the sales of products developed with funds provided by BIRD up to an amount equal to 150% of the aggregate dollar amount of the grants received linked to the U.S. consumer price index. For the years ended December 31, 2020 and 2019, the Company had an aggregate of paid and accrued royalties to BIRD, recorded as cost of revenue in the consolidated statements of comprehensive loss in the amount of $0 and $12, respectively.

As of December 31, 2020, the BIRD contingent liability with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totalled approximately $327.

d.      Legal proceedings:

In the ordinary course of business, the Company may be subject from time to time to various proceedings, lawsuits, disputes, or claims. Although it cannot predict with assurance the outcome of any litigation, it does not believe there are currently any such actions that, if resolved unfavorably, would have a material impact on its financial condition, results of operations, or cash flows.

NOTE 8:-    CONVERTIBLE LOAN

a.      In July 2019 the Company issued a convertible loan (the “2019 Convertible Loan”) which provides for borrowings of $2,000. The 2019 Convertible Loan bears no interest and matures 3 years from the date of issuance. The 2019 Convertible Loan contains three conversion options, as follows: (i) all outstanding principal on the 2019 Convertible Loan automatically converts into equity shares upon the consummation of an equity financing in the

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 8:-    CONVERTIBLE LOAN (cont.)

first 18 months from issuance, an IPO, or a deemed liquidation event (change in control, merger, or dissolution) at a price per share representing a 15% discount on the price per share pursuant to such financing event (the “Next Equity Financing”); (ii) all outstanding principal on the 2019 Convertible Loan automatically converts into equity shares upon the consummation of an equity financing after the first 18 months from issuance but prior to maturity, at a price per share representing a 25% discount on the price per share pursuant to such financing event; and (iii) all outstanding principal on the 2019 Convertible Loan automatically converts into equity shares on the maturity date, at a price per share of $0.61.

The Company determined that the convertible loan contained embedded derivatives that required bifurcation and separate accounting under ASC 815-15 “Embedded Derivatives”. The Company determined that the features in the convertible loan were not considered clearly and closely related to the host debt instrument and therefore required separate accounting: the automatic conversion features in connection with the Next Equity Financing, IPO and Deemed liquidation event. Under ASC 815-15, these features are bundled together and accounted for as a single, compound embedded derivative. That embedded derivative is measured at any period end to its fair value.

The Company determined the fair value of the embedded derivative liability on the issuance date, creating a discount to the carrying value of the convertible loan, which was being amortized over the life of the debt using the effective interest method. The embedded derivative was recorded at fair value each reporting period, with changes in fair value recorded as finance expense in the statements of comprehensive loss.

At issuance, the Company concluded that the convertible loan had a beneficial conversion feature because the fair value of the Series C Preferred Shares exceeded the conversion price of $0.61 per share that would have been applicable under the optional conversion at maturity. Under ASC 470-20, this beneficial conversion feature was measured at intrinsic value as of the issuance date of the convertible loan and was recognized as additional paid-in capital, creating a discount to the carrying value of the convertible loan that was being amortized over the life of the debt using the effective interest method.

The agreement of issuance of Preferred D shares in November 2019 was considered to be the Next Equity Financing under the terms of the Convertible Loan. Accordingly, in November 2019, the Conversion Amount of the Convertible Loan as of such date converted into 878,191 of Preferred D-1 shares at a price per share of $2.28 representing a 15% discount of the financing round price of $2.68. The conversion of the convertible loan was considered an extinguishment for accounting purposes. The Company measured the extinguishment consideration at $2,353, which is calculated as the number of shares issued upon conversion multiplied by the financing round price of $2.68. All of this consideration was allocated to additional paid-in capital to redeem the beneficial conversion feature. The aggregate effect of the 2019 Convertible Loan on the Company’s financial statements amounted to financial income, net of $1,645 and an increase in additional paid in capital of $355.

NOTE 9:-    SHAREHOLDERS’ EQUITY

a.      On July 22, 2021, the Company’s board of directors approved a 1:26.7017 stock split and a change in par value from 0.01 NIS to no par value. As a result, all Ordinary shares, Preferred Shares, options for Ordinary Shares, warrants to Preferred Shares, exercise price and net loss per share amounts were adjusted retroactively for all periods presented in these consolidated financial statements as if the stock split and change in par value had been in effect as of the date of these consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-    SHAREHOLDERS’ EQUITY (cont.)

b.      Composition:

	December 31, 2020*)
	Authorized	Issued and outstanding
	Number of shares
Ordinary shares of no value each	372,124,239	45,271,559
Preferred A shares of no par value each	37,431,121	23,770,526
Preferred A-1 shares of no par value each	7,746,902	7,746,902
Preferred B shares of no par value each	71,499,221	54,440,294
Preferred B-1 shares of no par value each	6,168,459	5,858,106
Preferred C shares of no par value each	42,801,681	21,581,947
Preferred D shares of no par value each	21,895,369	16,523,474
Preferred D-1 shares of no par value each	1,068,067	878,191
	560,735,059	176,070,999

____________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021.

	December 31, 2019*)
	Authorized	Issued and outstanding
	Number of shares
Ordinary shares of no par value each	372,124,239	40,073,011
Preferred A shares of no par value each	37,431,121	23,770,526
Preferred A-1 shares of no par value each	7,746,902	7,746,902
Preferred B shares of no par value each	71,499,221	28,449,583
Preferred B-1 shares of no par value each	6,168,459	5,858,106
Preferred C shares of no par value each	42,801,681	21,581,947
Preferred D shares of no par value each	21,895,369	6,885,373
Preferred D-1 shares of no par value each	1,068,067	878,191
	560,735,059	135,243,639

____________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-    SHAREHOLDERS’ EQUITY (cont.)

c.      Changes in each class of Preferred shares classified as equity:

	Preferred A shares of no par value each	Preferred A-1 shares of no par value each	Preferred B shares of no par value each	Preferred B-1 shares of no par value each	Preferred C shares of no par value each	Preferred D shares of no par value each	Preferred D-1 shares of no par value each
	Shares	Shares	Shares	Shares	Shares	Shares	Shares
Balance as of January 1, 2019	31,069,881	4,963,280	32,643,561	6,168,460	21,170,395	—	—

Conversion of Ordinary shares into Preferred shares	—	2,783,622	—	—	—	—	—
Conversion of convertible loan	—	—	—	—	—	—	878,191
Issuance of Preferred shares	—	—	—	—	411,552	6,885,373	—
Conversion of Preferred shares into Ordinary shares	(7,299,355)	—	(4,193,978)	(310,354)	—	—	—

Balance as of December 31, 2019	23,770,526	7,746,902	28,449,583	5,858,106	21,581,947	6,885,373	878,191

Conversion of Warrants into Preferred shares	—	—	25,990,711	—	—	—	—
Issuance of Preferred shares	—	—	—	—	—	9,638,101	—

Balance as of December 31, 2020	23,770,526	7,746,902	54,440,294	5,858,106	21,581,947	16,523,474	878,191

d.      Shareholders’ equity:

As of December 31, 2020 and 2019, the Company had 45,271,559 and 40,073,011 Ordinary shares issued and outstanding, respectively.

Each Ordinary share confers upon its holder the right to one vote and to receive dividends as declared by the Board of Directors of the Company.

e.      Preferred shares:

The Preferred shares are convertible to Ordinary shares and have similar rights as Ordinary shares except for anti-dilution rights and certain adjustments in accordance with the Company’s Articles of Association as following: adjustments for share splits and combinations, adjustments for a recapitalization of the Ordinary shares and adjustments for a share dividend.

In the event of a Liquidation, Deemed Liquidation, or distribution of dividends in cash or in kind (each a “Distribution Event”), the Available Assets shall be distributed between all shareholders of the Company on a pro-rata basis based on their respective holdings of the Company’s issued and outstanding share capital.

Right to convert:

a)      Each Preferred share is convertible, at the option of the holder thereof, at any time after the issuance of such share, into such number of fully paid and non-assessable Ordinary shares of the Company as is determined by the Conversion Rate then in effect for such Preferred share.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-    SHAREHOLDERS’ EQUITY (cont.)

b)      The initial Conversion Price per share for the Preferred shares is their applicable Original Issue Price, provided, however, that the Conversion Price for the Preferred shares is subject to adjustment, as described above.

Automatic conversion:

Each Preferred D Share and each Preferred D-1 Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the conversion rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred D Shares and the then outstanding Preferred D-1 Shares voting together as a single class have requested in writing to convert their shares into Ordinary Shares.

Each Preferred C Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the conversion rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred C Shares have requested in writing to convert their shares into Ordinary Shares.

Each Preferred B Share and each Preferred B-1 Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the conversion rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred B Shares and the then outstanding Preferred B-1 Shares voting together as a single class have requested in writing to convert their shares into Ordinary Shares.

Each Preferred A-1 Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the conversion rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred A-1 Shares have requested in writing to convert their shares into Ordinary Shares.

Each Preferred A Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the conversion rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred A Shares have requested in writing to convert their shares into Ordinary Shares.

Anti-dilution protection:

Preferred shares have certain anti-dilution protection. According to the anti-dilution rights, the Conversion Price then in effect for such Preferred share shall be reduced, concurrently, for no additional consideration in an event the Company issues or sells new securities for an effective price which is less than the applicable conversion price then in effect for each Preferred share.

f.       Equity transactions:

1.      In January 2019, an investment agreement was signed (the “Agreement”) between the Company and an Investor (the “Investor”). Pursuant to the Agreement, the Investor invested a total amount of $250 in exchange for 411,552 Preferred C shares of the Company, at a price per share of $0.61.

2.      During 2019, certain investors entered into agreements with new investors who purchased from them an aggregate of 7,299,355 Preferred A shares, 4,193,978 Preferred B shares and 310,354 Preferred B-1 shares of the Company at a price per share between $0.64 to $0.72. As part of these agreements and subsequent to the purchase of shares by the new investors, the Company converted the purchased shares into 11,803,687 Ordinary shares of the Company.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-    SHAREHOLDERS’ EQUITY (cont.)

3.      In November 2019, an investment agreement was signed (the “Agreement”) between the Company and several investors (the “Investor”). Pursuant to the Agreement, the Investors invested a total amount of $18,430 (net of issuance cost in the amount of $18) in exchange for 6,885,373 Preferred D shares of the Company, at a price per share of $2.68. In addition, as part of the Agreement, a convertible loan in the amount of $2,000 was converted into 878,191 Preferred D-1 shares of the Company, reflecting a 15% discount.

The Preferred D and D-1 shares are convertible to Ordinary shares and have similar rights as Ordinary shares except for anti-dilution rights and certain adjustments in accordance with the Company’s Articles of Association as following: adjustments for splits and combinations, adjustments for a recapitalization of the Ordinary shares and adjustments for a share dividend.

The Company concluded that the Preferred D and D-1 shares meet the applicable criteria for equity classification and would be presented in the permanent equity section.

4.      During January and February 2020, investment agreements were signed (the “Agreements”) with a new investor and an existing investor (the “Investors”). Pursuant to the Agreements, the Investors invested a total amount of $25,825 in exchange for 9,638,101 Preferred D shares of the Company, at a price per share of $2.68.

5.      During December 2020, certain investors exercised their Preferred B warrants at a price of $0.27 per share. Such investors paid a total of $7,085 in exchange for 25,990,711 Preferred B shares of the Company.

g.      Employees and Non-Employees options:

In 2011, the Board of Directors of the Company adopted the REE Automotive Ltd. Employees and Non-Employees Share Incentive Plan (as amended the “Share Incentive Place” or the “Plan”). As of December 31, 2020, the Plan provided for the grant of up to 96,018,749 options to purchase Ordinary shares of the Company to employees and non-employees of the Company and its subsidiaries.

In general, options granted under the Plan vest over a three-year period and expire 10 years from the date of grant. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised, and the expiration date may not be later than 10 years from the date of grant. If a grantee leaves his or her employment or other relationship with the Company, or if his or her relationship with the Company is terminated without cause (and other than by reason of death or disability, as defined in the Plan), the term of his or her unexercised options will generally expire 90 days after the date of termination, unless determined otherwise by the Company.

As of December 31, 2020, 8,544,534 options were available for future grants under the plan.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 9:-    SHAREHOLDERS’ EQUITY (cont.)

Transactions related to the grant of options to employees and non-employees under the above plans during the years ended December 31, 2020 and 2019 were as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
		$	Years	$
Options outstanding at January 1, 2019	44,878,778	0.12	9.16	17,854
Options granted	10,797,194	0.40
Options exercised	(4,852,388)	0.06		2,450
Options forfeited	(2,137,469)	0.04

Options outstanding at December 31, 2019	48,686,115	0.19	8.57	104,634
Options granted	28,040,518	0.73
Options exercised	(5,198,548)	0.04		21,790
Options forfeited	(141,519)	0.05

Options outstanding at December 31, 2020	71,386,566	0.41	8.39	360,631

Exercisable at end of 2019	26,563,408	0.17	8.33	57,594

Exercisable at end of 2020	48,656,904	0.18	8.26	257,053

The weighted average fair value of options granted to employees and non-employees during the years 2020 and 2019 was $2.75 and $0.63 per option, respectively.

The aggregate intrinsic value of the outstanding options in the table above represents the total intrinsic value (the difference between the Company’s closing share price on the last trading day of calendar 2020 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2020. This amount is impacted by the changes in the fair market value of the Company’s shares.

The Company selected the Black-Scholes-Merton (“Black-Scholes”) option-pricing model as the most appropriate fair value method for its share-options awards. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying Ordinary shares, the expected term of the option, the expected volatility of the price of the Company’s Ordinary shares, risk-free interest rates, and the expected dividend yield of Ordinary shares.

h.      As of December 31, 2020, the total unrecognized estimated compensation cost related to non-vested share options granted prior to that date was $29,782 which is expected to be recognized over a weighted average period of approximately 1.22 years.

The share-based compensation expenses are included in the expense categories as follows:

	Year ended December 31,
	2020	2019
Research and development expenses	$21,419	$3,793
Selling, general and administrative expenses	31,344	3,253
Total	$52,763	$7,046

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10: -    FINANCIAL INCOME, NET

	Year ended December 31,
	2020	2019
Interest income and bank fees, net	$409	$191
Foreign currency translation adjustments	(27)	(6)
Financial income with respect to convertible loan, net	—	1,645
Other	3	—
Financial income, net	$385	$1,830

NOTE 11:-    TAXES ON INCOME

a.      Tax rates applicable to the Company:

1.      Israeli Parent:

The taxable income of an Israeli company is subject to a corporate tax rate of 23% for 2019 and 2020.

In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2016 and 2017 Budget Years), 2016 which reduced the corporate income tax rate to 24% (instead of 25%) effective from January 1, 2017 and to 23% effective from January 1, 2018.

The deferred tax balances as of December 31, 2020 and 2019 have been calculated based on the revised tax rates.

2.      Foreign subsidiaries:

The Company’s subsidiaries are separately taxed under the domestic tax laws of the jurisdiction of incorporation of each entity.

Loss before taxes is comprised as follows:

	Year ended December 31,
	2020	2019
Domestic (Israel)	$(67,713)	$(12,191)
Foreign	*)	(4)
Total	$(67,713)	$(12,195)
__________ *) Represents less than $1.

b.      Reconciliation of the theoretical tax expense (benefit) to the actual tax expense (benefit):

The main reconciling item between the statutory tax rate of the Company and the effective tax rate are the non-recognition of tax benefits from accumulated net operating loss carryforward of the Company due to the uncertainty of the realization of such tax benefits.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11:-    TAXES ON INCOME (cont.)

c.      Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets are comprised of operating loss carryforward and other temporary differences.

The following table presents the significant components of the Company’s deferred tax assets and liabilities:

	December 31,
	2020	2019
Deferred tax assets:
Operating loss carryforward	$7,660	$3,959
Research and development	1,532	706
Accrued social benefits and other	217	69
Deferred tax asset before valuation allowance	9,409	4,734
Valuation allowance	(9,409)	(4,734)
Net deferred tax asset	$—	$—

As of December 31, 2020, and 2019, the Company has provided a full valuation allowance in respect of deferred tax assets resulting from tax loss carry forwards in the Israeli parent and other temporary differences. Management currently believes that since the Company and its subsidiaries have a history of losses on a consolidated basis it is more likely than not that the deferred tax regarding the loss carry forward and other temporary differences will not be realized in the foreseeable future.

d.      Tax assessments:

The Israeli parent’s assessments through the 2014 tax year are considered final.

e.      Net operating loss carryforward:

As of December 31, 2020, the Israeli parent had net operating carry forward losses for tax purposes of approximately $33,230 which may be carried forward and offset against taxable income in the future for an indefinite period.

As of December 31, 2020, the U.S. subsidiary has net operating loss carryforwards for federal income tax purposes of approximately $19. Utilization of the U.S. net operating losses may be subject to substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

As of December 31, 2020, the German subsidiary had net operating carry forward losses for tax purposes of approximately $8 which may be carried forward and offset against taxable income in the future for an indefinite period.

NOTE 12:-     SEGMENTS

The Company has two operating segments: the REE segment and the Softwheel segment. The REE segment includes the activity related to the development of the REE platform. The Softwheel segment includes the activity related to production and selling of wheels for personal mobility.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 12:-     SEGMENTS (cont.)

The Company’s chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on the financial data of these operating segments. Segment performance is based on cash-basis income. The measure of assets has not been disclosed for each segment as it is not regularly reviewed by the CODM.

a.      Segment operating results:

	REE	REE Reconciliations	Total REE	Softwheel	Softwheel Reconciliations	Total Softwheel	Total
2020
Revenues from external customers	$—	$—	$—	$358	$30	$388	$388
Operating loss	$(12,353)	$(54,793)	$(67,146)	$(1,124)	$172	$(952)	$(68,098)

2019
Revenues from external customers	$45	$245	$290	$387	$4	$391	$681
Operating loss	$(4,965)	$(6,556)	$(11,521)	$(2,295)	$(209)	$(2,504)	$(14,025)

The Company does not have inter segment revenues or expenses. However, the difference between the segment information (shown above, as presented to the CODM) and the information presented in the statements of comprehensive loss is that the Company’s segment information is prepared on a cash basis.

b.      Entity wide disclosure:

The Company attributes revenues from external customers to individual countries based on the customer’s billing address.

Net sales attributed to countries that represent a significant portion of consolidated net sales are as follows:

	2020	2019
Israel	$21	$18
Germany	$91	$111
Norway	$45	$54
US	$27	$325
Rest of the world	$204	$173

         Long-lived assets other than financial instruments attributed to countries that represent a significant portion of consolidated assets are as follows:

	2020	2019
Israel	99%	100%
US	1%	—
Germany	* )	—
__________ *) Represents less than 1%

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 12:-     SEGMENTS (cont.)

The Company have customers that represents more than 10% of the net revenue for this segment. The revenue from these customers are as follows:

	2020	2019
Customer A	25%	13%
Customer B	13%	8%
Customer C	—	38%

NOTE 13:-    NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted losses per share:

	Year ended December 31,
	2020	2019
Numerator:
Net loss for basic and diluted loss per share	$(67,713)	$(12,195)
Denominator:
Weighted average number of Ordinary shares and Preferred share used in computing basic and diluted net loss per share	155,930,380	126,592,395
Basic and diluted net loss per Ordinary share and Preferred share	$(0.43)	$(0.10)

NOTE 14:-     RELATED PARTIES

a.      In December 2018 and January 2019, the Company’s founders (who are both officers and one of whom is also a director) and certain investors entered into an agreement with a new investor who purchased from them an aggregate of 3,026,554 and 2,783,622 Ordinary shares respectively and 1,936,725 Preferred A shares of the Company at a price per share of $0.52. Pursuant to the agreement and subsequent to the purchase of shares by the new investor, the Company converted the purchased shares from Ordinary shares and Preferred A shares into Preferred A-1 shares of the Company.

b.      During August 2020, the Company’s founders entered into agreement with new investors who purchased from them 5,198,548 Ordinary shares of the Company for a price per share of $4.23. In addition, the Company granted to certain investors certain anti-dilution adjustment rights. These rights shall expire upon conversion of all of Company’s Preferred D Shares into a class of the Company Ordinary Shares, which will be effected as part of the transactions contemplated under the Merger Agreement. These rights were provided by the Company in order to facilitate a share sale transaction pursuant to that certain Share Transfer Agreement, by and among the founders and the certain investors, under which the Founders sold shares of the Company to such investors.

c.      During 2020 and 2019, a family member of one of the Company’s founders provided workshop services to the Company.

Transactions with the related party were as follows:

	Year ended December 31,
	2020	2019
Research and development expenses, net	$26	$46

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 14:-     RELATED PARTIES (cont.)

Balances with the related party were as follows:

	December 31,
	2020	2019
Property and equipment, net	$33	$34
Trade payables	$9	$10

NOTE 15:-     SUBSEQUENT EVENTS (AUDITED)

a.      The Company evaluated events occurring subsequent to December 31, 2020 through May 12, 2021, which is the date the consolidated financial statements were issued.

b.      During January, February, March and April 2021, certain investors exercised their Preferred B warrants at a price of $0.27 per share. Such investors paid a total of $2,657 in exchange for 9,745,415 Preferred B shares of the Company.

c.      On February 3, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 10X Capital Venture Acquisition Corp, a Delaware corporation (“10X SPAC”), and Spark Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into 10X SPAC with 10X SPAC surviving the Merger (the “Business Combination”). As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”), 10X SPAC will become a wholly owned subsidiary of the Company, with the stockholders of 10X SPAC becoming shareholders of the Company.

         Immediately prior to the Effective Time (as defined in the Merger Agreement), (i) each preferred share of the Company (each, a “Company Preferred Share”) will be converted into Company Class A Ordinary Shares in accordance with the Company’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, the Company will effect a stock split of each Company Class A Ordinary Share into such number of Company Class A Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each Company Class A Ordinary Share will have a value of $10.00 per share after giving effect to such stock split (the “Stock Split” and, together with the conversion of Company Preferred Shares, the “Capital Restructuring”).

         In addition, the Company’s capital shares will be divided into two classes: Class A Ordinary Shares and Class B Ordinary Shares (together the “Company Ordinary Shares”). The Company Class A Ordinary Shares will each have one vote per share. The Company Class B Ordinary Shares will each have 10 votes per share. As a result of the conversion of the Company Preferred Shares, coupled with their ownership of the Company Class B Ordinary Shares, each Founder will have approximately 39% of the total voting power of the Company Ordinary Shares. The Company Class B Ordinary Shares will be subject to certain cancellation conditions as described in the Company’s amended organizational documents and will automatically become suspended upon the tenth anniversary of the closing of the Business Combination.

         As a result of the Business Combination, immediately prior to the Effective Time, each outstanding share of Class B common stock, par value $0.0001 per share, of 10X SPAC (“10X SPAC Class B Common Stock”) shall convert into 1.5763975 (the “Class B Share Conversion Ratio”) shares of 10X SPAC Common Stock and, immediately thereafter — at the Effective Time, each outstanding share of 10X SPAC Common Stock will be converted into the right to receive one newly issued Company Class A Ordinary Share.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 15:-     SUBSEQUENT EVENTS (AUDITED) (cont.)

         10X SPAC’s amended and restated certificate of incorporation provides that, upon conversion of 10X SPAC Class B Common Stock into 10X SPAC Common Stock, the holders of 10X SPAC Class B Common Stock shall be entitled to receive a number of additional shares (the “Anti-Dilution Shares”) of 10X SPAC Common Stock equal to 25% of the number of shares of 10X SPAC Common Stock issued to the PIPE Investors. Pursuant to the Letter Agreement dated as of February 3, 2021, among 10X SPAC, the executive officers and directors of 10X SPAC (the “Letter Agreement”), the sponsor of 10X SPAC and the Company, the holders of the shares of the 10X SPAC Class B Common Stock have agreed to waive their right to receive any Anti-Dilution Shares in excess of 2,900,000 (the “Conversion Ratio Adjustment”), with such waiver resulting in the Class B Share Conversion Ratio. In addition, up to 1,500,000 of the 2,900,000 Anti-Dilution Shares to be received upon the conversion of the 10X SPAC Class B Common Stock will be subject to subsequent forfeiture without consideration if trading prices of Company Class A Ordinary Shares specified below are not achieved following the Business Combination. 10X SPAC’s outstanding warrants to purchase one share of 10X SPAC Common Stock shall be converted into the right to receive an equal number of warrants to purchase one Company Class A Ordinary Share (the “Company Warrants”).

         The sponsor of 10X SPAC has agreed in the Letter Agreement to forfeit and surrender, after the closing of the Business Combination, a number of Class A Ordinary Shares of the Company equal to (i) 1,500,000 if the volume weighted average trading price of the Class A Common Stock of the Company on the date of the closing of the Business Combination (the “First Day Trading Price”) is less than $13.00, (ii) 1,000,000 if the First Trading Day Price equals or exceeds $13.00 but is less than $16.00, (iii) 500,000 if the First Trading Day Price equals or exceeds $16.00 but is less than $20.00, and (iv) 0 if the First Trading Day Price equals or exceeds $20.00.

d.      In April 2021, the Company entered into a collaboration agreement with a strategic partner (the “Strategic Partner”). In June 2021 the Company issued to the Strategic Partner 1,989,622 Ordinary shares representing 0.65% of the Company’s Ordinary shares and had agreed to issue additional Ordinary shares to be issued to the Strategic Partner upon the achievement of certain revenue and production milestones, which will require the Company to obtain definitive purchase orders from third-party customers.

e.      Pursuant to the Company’s board resolution dated February 2, 2021, immediately prior to the Closing of the Business Combination, each Founder shall be granted options representing at such time up to 2.8% of the Company’s share capital on a fully diluted basis, at a per share exercise price equal to NIS 0.01 (such grant, the “Option”). The Options shall immediately vest upon the Closing of the Business Combination. In addition, the Founders will be granted fully vested options pursuant to the employment agreement of each Founder upon the Closing of the Business Combination. The number of options to be granted as well as the exercise price of such options are subject to the final terms of the Closing and Board of Directors approval.

         As a result, the Board of Directors decided to increase the Company’s unallocated option pool by 39,431,183 shares which reflects the estimation of the options to be granted to the Company’s Founders.

NOTE 16:-    SUBSEQUENT EVENTS (UNAUDITED)

a.      The Merger (see also note 15) was consummated on July 22, 2021 with 10X Capital becoming a wholly-owned subsidiary of the Company, and the securityholders of 10X Capital becoming securityholders of the Company, including Class B common stock of 10X Capital which converted into shares of Class A common stock of 10X Capital, Class A common stock of 10X Capital and holders of the outstanding warrants to purchase one share of 10X Capital Class A Common Stock.

         Pursuant to that certain SPAC Letter Agreement mentioned above, all 1,500,000 Class A Ordinary Shares were forfeited pursuant to the terms of the Letter Agreement.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 16:-    SUBSEQUENT EVENTS (UNAUDITED) (cont.)

         A total of 11,203,234 Class A Ordinary Shares of the Company were issued to holders of 10X Capital Shares.

         A total of 15,562,500 Warrants to purchase one Class A Ordinary Share were issued to holders of 10X Capital Warrants.

         On February 3, 2021, concurrently with the execution of the Merger Agreement, the Company and 10X Capital entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such PIPE Investors, an aggregate of 30,000,000 shares of 10X Capital Class A Common Stock at $10.00 per share for gross proceeds of approximately $300,000  (the “PIPE Financing”) on the Closing Date, which were converted into 30,000,000 Class A Ordinary Shares upon the consummation of the Merger. The PIPE Financing closed immediately prior to the Merger.

         Total gross proceeds resulted from the Merger transaction were approximately $348,000 out of which total transaction costs amounted to approximately $63,000.

b.      In July 2021, the Board and the shareholders of the Company approved the reservation for issuance under the REE Automotive Ltd. 2021 Share Incentive Plan (the “Incentive Plan”) of such number of Class A Ordinary Shares equal to 10% of the Class A Ordinary Shares to be issued and outstanding as of the Closing Date. 23,142,623 Class A Ordinary Shares have been reserved for issuance of awards under the Incentive Plan, in accordance with and subject to the terms and conditions of the Incentive Plan.

         The Board and the shareholders of the Company approved the reservation for issuance under the “REE Automotive, Ltd. Employee Stock Purchase Plan” (the “ESPP”) of such number of Class A Ordinary Shares equal to 2% of the Class A Ordinary Shares to be issued and outstanding as of the Closing Date. 4,628,524 Class A Ordinary are reserved for issuance of awards under the ESPP, in accordance with and subject to the terms and conditions of the ESPP.

c.      On July 22, 2021, the Board of Directors approved options grants in the amount of 39,431,183 to the Founders at a per share exercise price equal to NIS 0.01 (see also note 15(e)).

d.      On July 22, 2021, the Board of Directors decided to cancel the reservation of 2,128,978 Ordinary Shares which were previously reserved by the Board under the 2011 Key Employee Share Incentive Plan, such that following such cancellation the balance of un-allocated shares (underlying option awards) under the Plan shall be zero.

e.      On August 16, 2021, the Board of Directors approved the issuance of 620,479 shares. 370,479 shares were issued pursuant to the terms of a strategic collaboration agreement with a Strategic Partner, and 250,000 shares issued to an affiliate of Cowen and Company, LLC (“Cowen”) in consideration for advisory services provided by Cowen in connection with the Business Combination.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

INTERIM CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands
		June 30, 2021	December 31, 2020
	Note	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$30,010	$44,707
Restricted cash		923	800
Short-term deposits		—	1,667
Inventory	5	267	271
Trade receivables		11	55
Other accounts receivable and prepaid expenses	4	1,698	428
Total current assets		32,909	47,928

NON-CURRENT ASSETS:
Deferred transaction costs		3,961	328
Property and equipment, net		1,400	755
Total non-current assets		5,361	1,083
TOTAL ASSETS		$38,270	$49,011

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables		$2,167	$970
Other accounts payable and accrued expenses	6	6,728	2,260
Deferred revenues		578	—
Total current liabilities		9,473	3,230
TOTAL LIABILITIES		9,473	3,230

COMMITMENTS AND CONTINGENCIES	7

SHAREHOLDERS’ EQUITY:	10
Ordinary and Preferred shares*)		—	—
Additional paid-in capital		181,749	154,959
Accumulated deficit		(152,952)	(109,178)
Total shareholders’ equity		28,797	45,781
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$38,270	$49,011

____________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021. See also Note 3, Merger Agreement, for details.

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)
U.S. dollars in thousands (except share and per share data)
		Six months ended June 30,
	Note	2021	2020
Revenues		$6	$217
Cost of sales		15	345
Gross loss		(9)	(128)
Operating expenses:
Research and development expenses, net		16,694	20,153
Selling, general and administrative expenses		27,038	18,219
Total operating expenses		43,732	38,372
Operating loss		(43,741)	(38,500)
Financial income, net		12	293
Net loss before income tax		(43,729)	(38,207)
Tax on income		45	—
Net loss		$(43,774)	$(38,207)
Net comprehensive loss		$(43,774)	$(38,207)
Basic and diluted net loss per share	9	$(0.22)	$(0.26)
Weighted average number of ordinary shares and preferred shares used in computing basic and diluted net loss per share*)	3, 9	196,367,365	148,751,527

____________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021. See also Note 3, Merger Agreement, for details.

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

INTERIM STATEMENTS OF SHAREHOLDERS’ EQUITY (Unaudited)
U.S. dollars in thousands (except share and per share data)
	Ordinary shares		Preferred shares		Additional paid in capital	Accumulated deficit	Total shareholders’ equity
	Amount	Shares	Shares	Amount
Balance as of January 1, 2020*)	40,073,011	$—	95,170,628	$—	$69,077	$(41,465)	$27,612
Issuance of preferred shares, net	—	—	9,638,101	—	25,825	—	25,825
Share-based compensation	—	—	—	—	33,652	—	33,652
Net loss	—	—	—	—	—	(38,207)	(38,207)
Balance as of June 30, 2020 (Unaudited)	40,073,011	$—	104,808,729	$—	$128,554	$(79,672)	$48,882
	Ordinary shares		Preferred shares		Additional paid in capital	Accumulated deficit	Total shareholders’ equity
	Amount	Shares	Shares	Amount
Balance as of January 1, 2021*)	45,271,559	$—	130,799,440	$—	$154,959	$(109,178)	$45,781
Issuance of ordinary shares	1,989,622	—	—	—	—	—	—
Exercise of warrants	—	—	9,745,415	—	2,657	—	2,657
Share-based compensation	—	—	—	—	24,133	—	24,133
Net loss	—	—	—	—	—	(43,774)	(43,774)
Balance as of June 30, 2021 (Unaudited)	47,261,181	$—	140,544,855	$—	$181,749	$(152,952)	$28,797

____________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021. See also Note 3, Merger Agreement, for details.

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
U.S. dollars in thousands
	Six months ended June 30,
	2021	2020
Cash flows from operating activities:

Net loss	$(43,774)	$(38,207)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	169	65
Capital loss	92	18
Share-based compensation	24,133	33,652
Decrease (increase) in inventory	4	(71)
Decrease (increase) in trade receivables	44	(51)
Increase in other accounts receivable and prepaid expenses	(1,270)	(40)
Increase in trade payables	1,191	149
Increase (decrease) in deferred revenues	578	(5)
Increase in other accounts payable and accrued expenses	1,434	464
Net cash used in operating activities	(17,399)	(4,026)

Cash flows from investing activities:

Proceeds from deposits	1,667	—
Purchase of property and equipment	(900)	(308)
Net cash provided by (used in) investing activities	767	(308)

Cash flows from financing activities:

Proceeds from exercise of warrants to preferred shares	2,657	—
Payments of deferred offering costs	(599)	—
Proceeds from issuance of Preferred shares, net	—	25,825
Net cash provided by financing activities	2,058	25,825

Increase (decrease) in cash, cash equivalents and restricted cash	(14,574)	21,491
Cash, cash equivalents and restricted cash at beginning of year	45,507	27,712
Cash, cash equivalents and restricted cash at end of period	$30,933	$49,203

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) — (Continued)
U.S. dollars in thousands
	Six months ended June 30,
	2021	2020
Non-cash financing and investing activity:

Accrued offering costs	$3,086	$—
Purchase of property and equipment	$6	$—
	June 30,
	2021	2020
Reconciliation of cash, cash equivalents and restricted cash:

Cash and cash equivalents	$30,010	$49,113
Restricted cash	923	90
Total cash, cash equivalents and restricted cash	$30,933	$49,203

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 1:-    GENERAL

a.     REE Automotive Ltd. was incorporated in Israel on January 16, 2011.

REE Automotive Ltd. has established wholly-owned subsidiaries in the United States, Germany and the United Kingdom (the “Subsidiaries”). REE Automotive Ltd. and its subsidiaries (the “Company”) is a development stage technology company in the field of electric mobility. The Company has developed two core innovations which make up the foundation of its products; first, the “REEcorner,” which integrates critical vehicle components into an area between the chassis and the wheel (the “corners”) creating a compact and efficient single module that is controlled via REE’s proprietary X-by-Wire Control technology which controls each of the corners of the vehicles; second, the “REEboard”, a fully flat and modular EV chassis that includes the REEcenter control system, the “REEcenter”, thermal management, power converter and power module. The REEcorners and the REEboard together comprise the scalable and modular “REEplatform”, which is designed to be agnostic as to vehicle size and design, power-source and driving mode (human or autonomous). In addition, the Company developed wheel-based suspension technologies for personal mobility (“Softwheel”).

On February 3, 2021, the Company entered into a merger agreement (the “Merger) with 10X Capital Venture Acquisition Corp, a Delaware corporation (“10X Capital”), a special purpose acquisition company (“SPAC”). The Merger was consummated on July 22, 2021 (the “Closing Date”) with 10X Capital becoming a wholly-owned subsidiary of the Company, and the securityholders of 10X Capital becoming securityholders of the Company.

The Company became a Nasdaq listed publicly traded company on July 23, 2021, trading under the ticker symbols “REE” and “REEAW,” respectively (for further information see Note 3).

b.     The novel coronavirus (“COVID-19”) pandemic has created, and may continue to create, significant uncertainty in macroeconomic conditions, and the extent of its impact on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on the Company’s customers and its sales cycles. The Company considered the impact of COVID-19 on the estimates and assumptions and determined that there were no material adverse impacts on the consolidated financial statements for the period ended June 30, 2021. As events continue to evolve and additional information becomes available, the Company’s estimates and assumptions may change materially in future periods.

NOTE 2:-     SIGNIFICANT ACCOUNTING POLICIES

a.     Unaudited interim consolidated financial statements:

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. In the opinion of management, the unaudited interim consolidated financial statements include all adjustments necessary for a fair presentation.

The balance sheet as of December 31, 2020 has been derived from the audited consolidated financial statements of the Company at that date but does not include all information and footnotes required by U.S. GAAP for complete financial statements.

The accompanying unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2020.

The significant accounting policies disclosed in the Company’s audited 2020 consolidated financial statements and notes thereto have been applied consistently to these unaudited interim consolidated financial statements. Results for the six months ended June 30, 2021 are not necessarily indicative of results that may be expected for the year ending December 31, 2021.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-     SIGNIFICANT ACCOUNTING POLICIES (cont.)

b.     Use of estimates:

The preparation of the unaudited interim consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the interim consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. Actual results could differ from those estimates.

c.     Deferred revenue

On April 2021, the Company entered into a strategic development agreement, pursuant to which the Company will develop and supply REEplatform prototypes for a potential commercial relationship. As of June 30, 2021, the Company recorded deferred revenue of $578. Deferred revenue includes billings in excess of revenue recognized related to product and service revenue and is recognized as revenue when the Company performs under the contract.

d.     Recently issued accounting pronouncements, not yet adopted:

1.      In February 2016, the FASB issued ASU No. 2016-02, Leases, which would require lessees to recognize all leases on their balance sheets, whether operating or financing, while continuing to recognize the expenses on their income statements in a manner similar to current practice. The guidance states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which defers the effective date of ASU 2016-02 for non-public entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The guidance will be effective for the Company beginning January 1, 2022.

The Company is currently evaluating the effect that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

2.      In December 2019, the FASB issued ASU 2019-12 “Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes” (“the Update”). ASU 2019-12 is intended to simplify the accounting for income taxes by removing certain exceptions to the general principles in ASC 740. The standard will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023.

The Company is currently evaluating the effect that ASU 2019-12 will have on its consolidated financial statements and related disclosures.

3.      In June 2016, the FASB issued ASU 2016-13 “Financial Instruments — Credit Losses — Measurement of Credit Losses on Financial Instruments.” This guidance replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.

The guidance will be effective for the Company beginning January 1, 2023, and interim periods therein.

Early adoption is permitted. The Company is currently evaluating the effect that ASU 2016-13 will have on its consolidated financial statements and related disclosures.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 3:-    MERGER AGREEMENT

On February 3, 2021, the Company entered into a merger agreement with 10X Capital. The Merger was consummated on July 22, 2021 with 10X Capital becoming a wholly-owned subsidiary of the Company, and the securityholders of 10X Capital becoming securityholders of the Company. On the Closing Date, the following transactions occurred pursuant to the terms of the Merger Agreement:

(i) Each preferred share, par value NIS 0.01 each, of the Company (each, a “Company’s Preferred Share”) converted into Class A ordinary shares, without par value, of the Company (“Class A Ordinary Shares”), in accordance with Company’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, the Company effected a stock split of all of its outstanding Class A Ordinary Share into an aggregate of 188,722,998 Class A Ordinary Shares, calculated in accordance with the terms of the Merger Agreement such that each Class A Ordinary Share had a value of $10.00 per share after giving effect to such stock split (together with the conversion of the Company’s Preferred Shares, the “Capital Restructuring”).

Each outstanding share of Class B common stock, par value $0.0001 per share, of 10X Capital (“10X Capital Class B Common Stock”) converted into shares of Class A common stock, par value $0.0001 per share, of 10X Capital (“10X Capital Class A Common Stock”) and, immediately thereafter, each outstanding share of 10X Capital Class A Common Stock converted into the right to receive one newly issued Class A Ordinary Share. A total of 12,703,234 Class A Ordinary Shares were issued to holders of 10X Capital Class A Common Stock.

Pursuant to that certain SPAC Letter Agreement entered into concurrently with the Merger Agreement (the “Letter Agreement”), by and among 10X Capital, its executive officers and directors, 10X Capital SPAC Sponsor I LLC (the “Sponsor”) and the Company, up to 1,500,000 of the Class A Ordinary Shares held by the Sponsor were subject to forfeiture without consideration if the trading prices of Class A Ordinary Shares specified in the Letter Agreement were not achieved following the Merger. On the second business day following the Merger, all 1,500,000 Class A Ordinary Shares were forfeited pursuant to the terms of the Letter Agreement, resulting in 11,203,234 Class A Ordinary Shares held by the holders of 10X Capital Class A Common Stock.

Each of 10X Capital’s outstanding warrants to purchase one share of 10X Capital Class A Common Stock (the “10X Capital Warrants”) were converted into the right to receive an equal number of warrants to purchase one Class A Ordinary Share (the “Warrants”), subject to downward adjustment to the next whole number in case of fractions of Warrants. A total of 15,562,500 Warrants to purchase one Class A Ordinary Share were issued to holders of 10X Capital Warrants.

The Company’s ordinary shares are divided into two classes. The Class A Ordinary Shares have one vote per share. The Class B ordinary shares, without par value (the “Class B Ordinary Shares”), each have 10 votes per share. An aggregate of 83,417,110 Class B Ordinary Shares were issued to the founders of the Company representing approximately 39% of the voting power to each of them immediately following the Merger.

On February 3, 2021, concurrently with the execution of the Merger Agreement, the Company and 10X Capital entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such PIPE Investors, an aggregate of 30,000,000 shares of 10X Capital Class A Common Stock at $10.00 per share for gross proceeds of approximately $300,000  (the “PIPE Financing”) on the Closing Date, which were converted into 30,000,000 Class A Ordinary Shares upon the consummation of the Merger. The PIPE Financing closed immediately prior to the Merger.

Total gross proceeds resulted from the Merger transaction were approximately $348,000 out of which total transaction costs amounted to approximately $63,000.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 3:-    MERGER AGREEMENT (cont.)

On July 22, 2021, the Company’s board of directors approved a 1:26.7017 stock split and a change in par value from 0.01 NIS to no par value. As a result, all Ordinary shares, Preferred Shares, options for Ordinary Shares, warrants to Preferred Shares, exercise price and net loss per share amounts were adjusted retroactively for all periods presented in these consolidated financial statements as if the stock split and change in par value had been in effect as of the date of these consolidated financial statements.

NOTE 4:-    OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	June 30, 2021	December 31, 2020
Government authorities	$673	$138
Prepaid expenses	371	222
Advances to suppliers	590	—
Other receivables	64	68
	$1,698	$428

NOTE 5:-    INVENTORIES

	June 30, 2021	December 31, 2020
Raw materials	$31	$31
Finished goods	236	240
	$267	$271

The company did not record inventory write-offs for the six months ended June 30, 2021 and 2020.

NOTE 6:-    OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	June 30, 2021	December 31, 2020
Employees and payroll accruals	$2,526	$1,480
Deferred transaction costs	3,414	328
Professional fees	227	379
Other payables	561	73
	$6,728	$2,260

NOTE 7:-    COMMITMENTS AND CONTINGENCIES

a.      Commitments:

The Company leases its operating facilities and vehicles under operating lease agreements, the latest of which expires in 2026 with an extension option for an additional five years. The extension option was determined not to be reasonably assured of being exercised.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 7:-    COMMITMENTS AND CONTINGENCIES (cont.)

Future minimum commitments under these leases as of June 30, 2021, are as follows:

Periods ended December 31,	Operating leases
2021 (6 months)	$564
2022	2,041
2023	1,749
2024	1,653
2025 and thereafter	3,064
Total	$9,071

Rent expenses under operating leases for the six months ended June 30, 2021 and 2020 were $370 and $112, respectively.

b.      Guarantee:

A guarantee in the amount of approximately $923 was issued by a bank to secure the Company’s office rent and credit cards payments.

c.      Royalty bearing grants in connection with Softwheel’s activities:

The Company’s research and development efforts in connection with Softwheel’s activities have been partially financed through grants from the Israeli Innovation Authority (“IIA”). Under the research and development agreements with the IIA and pursuant to applicable laws, the Company is required to pay royalties at the rate of 3-5% on sales of products developed with funds provided by the IIA.

Such royalties are due up to an amount equal to 100% of the IIA grants received, linked to the U.S. dollar plus interest on the unpaid amount received based on the 12-month LIBOR rate (from the year the grant was approved) applicable to U.S. dollar deposits. If the Company returns to production of these products outside of Israel and generates sales, the ceiling will increase based on the percentage of production that is outside of Israel, up to a maximum of 300% of the IIA grants, linked to the dollar and bearing interest as noted above. If the Company does not generate sales of products developed with funds provided by the IIA, the Company is not obligated to pay royalties or repay the grants.

For the six months ended June 30, 2021 and 2020, the Company had an aggregate of paid and accrued royalties to the IIA, recorded as cost of revenue in the consolidated statements of comprehensive loss in the amount of $*) and $21, respectively.

As of June 30, 2021, the Company’s remaining contingent obligation with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totalled approximately $717.

In 2018, the Company signed a research and development agreement with the Israel-United States Binational Industrial Research and Development Foundation (“BIRD”). Under this agreement, the Company is required to pay royalties at a rate of 5% of the sales of products developed with funds provided by BIRD up to an amount equal to 150% of the aggregate dollar amount of the grants received linked to the U.S. consumer price index. For the six months ended June 30, 2021 and 2020, no expenses were recorded.

As of June 30, 2020, the BIRD contingent liability with respect to royalty-bearing participation received or accrued, net of royalties paid or accrued, totalled approximately $433.

__________ *) represents an amount lower than $1

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 7:-    COMMITMENTS AND CONTINGENCIES (cont.)

d.      Legal proceedings:

In the ordinary course of business, the Company may be subject from time to time to various proceedings, lawsuits, disputes, or claims. Although it cannot predict with assurance the outcome of any litigation, it does not believe there are currently any such actions that, if resolved unfavorably, would have a material impact on its financial condition, results of operations, or cash flows.

NOTE 8:-    SEGMENTS

a.      The Company applies ASC topic 280, “Segment Reporting”, (“ASC No. 280”). The Company operates in one reportable segment.

Effective January 1, 2021, The Company’s reportable segments changed as a result of a change in the way chief operating decision maker manages the businesses, allocates resources and evaluates performance, and the related changes in Company’s internal organization.

The Company now operates as one operating segment. The Company’s Chief Executive Officer (“CEO”), is the chief operating decision who makes, manages and allocates resources to the operations of the Company on an entity-wide basis.

Prior to the January 1, 2021 change in reportable segments, the Company had two operating segments: REE segment and the Softwheel segment. The REE segment includes the activity related to the development of the REE platform. The Softwheel segment includes the activity related to production and selling of wheels for personal mobility.

b.      The following tables present total revenues for the six months ended June 30, 2021 and 2020 and long-lived assets as of June 30, 2021 and as of December 31, 2020:

Entity wide disclosure:

Net sales attributed to countries that represent a significant portion of consolidated net sales are as follows:

	Six months ended June 30,
	2021	2020
Israel	$—	$9
Germany	$—	$61
Norway	$—	$34
US	$5	$11
Italy	$—	$19
Rest of the world	$1	$83

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 8:-    SEGMENTS (cont.)

Long-lived assets other than financial instruments attributed to countries that represent a significant portion of consolidated assets are as follows:

	June 30, 2021	December 31, 2020
Israel	79%	99%
UK	20%	—
US	1%	1%
Germany	*)	*)
__________ *) Represents less than 1%

NOTE 9:-    NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted losses per share:

	Six months ended June 30,
	2021	2020
Numerator:
Net loss for basic and diluted loss per share	$(43,774)	$(38,207)

Denominator:
Weighted average number of ordinary shares and preferred share used in computing basic and diluted net loss per share*)	196,367,365	148,751,527
Basic and diluted loss per ordinary share and preferred share	$(0.22)	$(0.26)

__________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021. See also Note 3, Merger Agreement, for details.

During the six months ended June 30, 2021 and 2020, the Company was in a loss position and therefore all its securities were antidilutive. The total weighted average number of shares related to the outstanding options and warrants excluded from the calculation of diluted loss per share due to their anti-dilutive effect was 63,281,734 and 89,689,917 for the six months ended June 30, 2021 and 2020.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10:-    SHAREHOLDERS’ EQUITY

a.      Composition*):

	June 30, 2021
	Authorized	Issued and outstanding
	Number of shares
Ordinary shares of no par value each	372,124,239	47,261,181
Preferred A shares of no par value each	37,431,121	23,770,526
Preferred A-1 shares of no par value each	7,746,902	7,746,902
Preferred B shares of no par value each	71,499,221	64,185,709
Preferred B-1 shares of no par value each	6,168,459	5,858,106
Preferred C shares of no par value each	42,801,681	21,581,947
Preferred D shares of no par value each	21,895,369	16,523,474
Preferred D-1 shares of no par value each	1,068,067	878,191
	560,735,059	187,806,036
	December 31, 2020
	Authorized	Issued and outstanding
	Number of shares
Ordinary shares of no par value each	372,124,239	45,271,559
Preferred A shares of no par value each	37,431,121	23,770,526
Preferred A-1 shares of no par value each	7,746,902	7,746,902
Preferred B shares of no par value each	71,499,221	54,440,294
Preferred B-1 shares of no par value each	6,168,459	5,858,106
Preferred C shares of no par value each	42,801,681	21,581,947
Preferred D shares of no par value each	21,895,369	16,523,474
Preferred D-1 shares of no par value each	1,068,067	878,191
	560,735,059	176,070,999

__________

*)       Prior period results have been retroactively adjusted to reflect the 1:26.7017 stock split and the changes in par value from 0.01 NIS to no par value effected on July 22, 2021. See also Note 3, Merger Agreement, for details.

b.      Company’s shares:

1.      Shareholders’ equity:

As of June 30, 2021, the Company had 47,261,181 ordinary shares with no par value issued and outstanding. As of December 31, 2020, the Company had 45,271,559 ordinary shares with no par value issued and outstanding. These share amounts reflect the stock split which was effective July 22, 2021.

Each ordinary share confers upon its holder the right to one vote and to receive dividends as declared by the Board of Directors of the Company.

2.      Preferred shares:

The preferred shares are convertible into ordinary shares and have similar rights as ordinary shares except for anti-dilution rights and certain adjustments in accordance with the Company’s Articles of Association as following: adjustments for share splits and combinations, adjustments for a recapitalization of the ordinary shares and adjustments for a share dividend.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10:-    SHAREHOLDERS’ EQUITY (cont.)

In the event of a Liquidation, Deemed Liquidation, or distribution of dividends in cash or in kind (each a “Distribution Event”), the Available Assets shall be distributed between all shareholders of the Company on a pro-rata basis based on their respective holdings of the Company’s issued and outstanding share capital.

c.      Equity transactions:

1.      In April 2021, the Company entered into a strategic collaboration agreement with a strategic partner regarding the ability to work with the Company to develop new markets and new business models for REE’s corner module technology and design (the “Strategic Partner”). In June 2021 the Company issued to the Strategic Partner 1,989,622 ordinary shares (on a post split basis) and had agreed to issue additional ordinary shares to be issued to the Strategic Partner upon the achievement of certain revenue and production milestones, which will require the Company to obtain definitive purchase orders from third-party customers. As a result, the Company recorded share-based compensation expenses in the amount of $15,852 in selling, general and administrative expenses.

2.      During January, February, March and April 2021, certain investors exercised their Preferred B warrants at a price of $0.27 per share. Such investors paid a total of $2,657 in exchange for 9,745,415 Preferred B shares of no par value of the Company. These per share values and share amounts reflect the stock split which was effective July 22, 2021.

3.      During January and February 2020, investment agreements were signed (the “Agreements”) with a new investor and an existing investor (the “Investors”). Pursuant to the Agreements, the Investors invested a total amount of $25,825 in exchange for 9,638,101 Preferred D shares of no par value of the Company, at a price per share of $2.68. These per share values and share amounts reflect the stock split which was effective July 22, 2021.

d.      In 2011, the Board of Directors of the Company adopted the REE Automotive Ltd. Employees and Non-Employees Share Incentive Plan (as amended the “Share Incentive Place” or the “Plan”). As of June 30, 2021, the Plan provided for the grant of up to 135,449,933 options (post split) to purchase Ordinary shares of the Company to employees and non-employees of the Company and its subsidiaries.

In general, options granted under the Plan vest over a three-year period and expire 10 years from the date of grant. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised, and the expiration date may not be later than 10 years from the date of grant. If a grantee leaves his or her employment or other relationship with the Company, or if his or her relationship with the Company is terminated without cause (and other than by reason of death or disability, as defined in the Plan), the term of his or her unexercised options will generally expire 90 days after the date of termination, unless determined otherwise by the Company.

As of June 30, 2021, 46,560,529 (on a post split basis) options were available for future grants under the plan.

e.      Options to Employees during the period:

During the six months ended on June 30, 2021, the Company granted 1,415,188 (on a post split basis) options to purchase ordinary shares of the Company to employees and non-employees of the Company and its subsidiaries.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 10:-    SHAREHOLDERS’ EQUITY (cont.)

The Company used the following weighted-average assumptions for options granted to employees and non-employees:

Six months ended June 30, 2021
Volatility	65.5% – 69.0%
Risk-free interest rate	0.53% – 1.07%
Dividend yield	0%
Expected life (years)	5.60

These assumptions and estimates were determined as follows:

Fair value of ordinary shares — as the Company’s ordinary shares are not publicly traded, the fair value was determined by management, with input from valuation reports prepared by third-party valuation specialists.

Risk-free interest rate — the risk-free rate for the expected term of the options is based on the yields of U.S. Treasury securities with maturities appropriate for the expected term of employee share option awards.

Expected term — the expected term of options granted represents the period of time that options granted are expected to be outstanding. The Company determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options.

Expected volatility — since the Company has no trading history of its ordinary shares, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within the Company’s industry that the Company considers to be comparable to its own business over a period equivalent to the option’s expected term.

f.       The following table sets forth the total share-based compensation expense included in the consolidated statements of comprehensive loss for the six months ended June 30, 2021 and 2020:

	Six months ended June 30,
	2021	2020
Research and development expenses, net	$3,182	$17,742
Selling, general and administrative expenses	20,951	15,910
Total	$24,133	$33,652

g.      The fair value of certain performance share options with market-based performance conditions granted under the employee equity plan was estimated on the grant date using the Monte Carlo valuation methodology.

REE AUTOMOTIVE LTD. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 11:-    RELATED PARTIES

a.      During the six months ended June 30, 2020, a family member of one of the Company’s founders provided workshop services to the Company. During the six months ended June 30, 2021, no such services were provided.

Transactions with the related party were as follow:

	Six months ended June 30,
	2021	2020
Research and development expenses, net	$—	$16

Balances with the related party were as follow:

	June 30, 2021	June 30, 2020
Property and equipment, net	$—	$33
Trade payables	$—	$6

NOTE 12:-    SUBSEQUENT EVENTS

a.      The Merger was consummated on July 22, 2021. See Note 3, Merger Agreement, for details.

b.      In July 2021, the Board and the shareholders of the Company approved the reservation for issuance under the REE Automotive Ltd. 2021 Share Incentive Plan (the “Incentive Plan”) of such number of Class A Ordinary Shares equal to 10% of the Class A Ordinary Shares to be issued and outstanding as of the Closing Date. 23,142,623 Class A Ordinary Shares have been reserved for issuance of awards under the Incentive Plan, in accordance with and subject to the terms and conditions of the Incentive Plan.

The Board and the shareholders of the Company approved the reservation for issuance under the “REE Automotive, Ltd. Employee Stock Purchase Plan” (the “ESPP”) of such number of Class A Ordinary Shares equal to 2% of the Class A Ordinary Shares to be issued and outstanding as of the Closing Date. 4,628,524 Class A Ordinary are reserved for issuance of awards under the ESPP, in accordance with and subject to the terms and conditions of the ESPP.

c.      On July 22, 2021, the Board of Directors approved options grants in the amount of 39,431,183 (on a post split basis) to the Founders at a per share exercise price equal to NIS 0.01.

d.      On July 22, 2021, the Board of Directors decided to cancel the reservation of 2,128,978 Ordinary Shares (on a post split basis) which were previously reserved by the Board under the 2011 Key Employee Share Incentive Plan, such that following such cancellation the balance of un-allocated shares (underlying option awards) under the Plan shall be zero.

e.      On August 16, 2021, the Board of Directors approved the issuance of 620,479 shares. 370,479 shares were issued pursuant to the terms of a strategic collaboration agreement with a Strategic Partner, and 250,000 shares issued to an affiliate of Cowen and Company, LLC (“Cowen”) in consideration for advisory services provided by Cowen in connection with the Business Combination.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
10X Capital Venture Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of 10X Capital Venture Acquisition Corp (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 10, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 10, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
May 13, 2021

10X CAPITAL VENTURE ACQUISITION CORP
BALANCE SHEET (As Restated)
DECEMBER 31, 2020

ASSETS
Current assets
Cash	$1,462,570
Prepaid expenses	27,133
Total Current Assets	1,489,703

Investment held in Trust Account	201,251,614
Total Assets	$202,741,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities – accounts payable and accrued expenses	$126,370
Warrant liability	30,467,500
Deferred underwriting fee payable	7,568,750
Total Liabilities	38,162,620

Commitments and contingencies

Class A common stock subject to possible redemption, 15,957,869 shares at $10.00 per share redemption value	159,578,690

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 4,167,131 shares issued and outstanding (excluding 15,957,869 shares subject to possible redemption)	417
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 shares issued and outstanding	503
Additional paid-in capital	14,695,060
Accumulated deficit	(9,695,973)
Total Stockholders’ Equity	5,000,007
Total Liabilities and Stockholders’ Equity	$202,741,317

The accompanying notes are an integral part of the financial statement.

10X CAPITAL VENTURE ACQUISITION CORP
STATEMENT OF OPERATIONS (As Restated)
FOR THE PERIOD FROM AUGUST 10, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

General and administrative expenses	$154,037
Loss from operations	(154,037)

Other income (expense):
Change in fair value of warrant liability	(8,465,000)
Transaction costs incurred in connection with Initial Public Offering	(1,078,550)
Interest earned on investments held in Trust Account	1,614

Net loss	$(9,695,973)

Weighted average shares outstanding of Class A redeemable common stock	18,550,000
Basic and diluted income per share, Class A redeemable common stock	$—

Weighted average shares outstanding of Class B non-redeemable common stock	4,438,802
Basic and diluted net loss per share, Class B non-redeemable common stock	$(2.18)

The accompanying notes are an integral part of the financial statement.

10X CAPITAL VENTURE ACQUISITION CORP

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (As Restated)

FOR THE PERIOD FROM AUGUST 10, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – August 10, 2020 (Inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B common stock to Sponsor	—	—	5,031,250	503	24,497	—	25,000

Sale of 20,125,000 Units, net of underwriting discounts, warrant liability and offering costs	20,125,000	2,013	—	—	174,247,657	—	174,249,670

Class A common stock subject to possible redemption	(15,957,869)	(1,596)	—	—	(159,577,094)	—	(159,578,690)
Net loss	—	—	—	—	—	(9,695,973)	(9,695,973)
Balance – December 31, 2020	4,167,131	$417	5,031,250	$503	$14,695,060	$(9,695,973)	$5,000,007

The accompanying notes are an integral part of the financial statement.

10X CAPITAL VENTURE ACQUISITION CORP

STATEMENT OF CASH FLOWS (As Restated)

FOR THE PERIOD FROM AUGUST 10, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities:
Net loss	$(9,695,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(1,614)
Change in fair value of warrant liability	8,465,000
Transaction costs incurred in connection with Initial Public Offering	1,078,550
Changes in operating assets and liabilities:
Prepaid expenses	(20,133)
Accounts payable and accrued expenses	126,370
Net cash used in operating activities	(47,800)

Cash Flows from Investing Activities:
Proceeds from due from Sponsor – related party	201,447
Payments of due from Sponsor – related party	(201,447)
Investment of cash into Trust Account	(201,250,000)
Net cash used in investing activities	(201,250,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	197,750,000
Proceeds from sale of Private Placement Warrants	5,500,000
Repayment of promissory note – related party	(107,310)
Payment of offering costs	(382,320)
Net cash provided by financing activities	202,760,370

Net Change in Cash	1,462,570
Cash – Beginning of period	—
Cash – End of period	$1,462,570

Non-Cash investing and financing activities:
Initial classification of Class A common stock subject to possible redemption	$163,349,860
Change in value of Class A common stock subject to possible redemption	$(3,771,170)
Deferred underwriting fee payable	$7,568,750
Offering costs paid directly by Sponsor in exchange for the issuance of Class B common stock	$25,000
Offering costs paid through promissory note – related party	$100,310
Payment of prepaid expenses through promissory note – related party	$7,000

The accompanying notes are an integral part of the financial statement.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

10X Capital Venture Acquisition Corp. (the “Company”) was incorporated in Delaware on August 10, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one subsidiary, Spark Merger Sub Inc., a direct, wholly-owned subsidiary of the Company incorporated in Delaware on January 27, 2021 (“Merger Sub”) (see Note 12).

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 10, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of REE Automotive Ltd, a corporation organized under the laws of Israel (“REE”) (see Note 12). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on November 23, 2020. On November 27, 2020 the Company consummated the Initial Public Offering of 17,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $175,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to 10X Capital SPAC Sponsor I LLC (the “Sponsor”), generating gross proceeds of $5,500,000, which is described in Note 5.

Following the closing of the Initial Public Offering on November 27, 2020, an amount of $175,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

On December 18, 2020, the underwriters fully exercised their over-allotment option, resulting in an additional 2,625,000 Units issued for an aggregate amount of $26,250,000, which was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $201,250,000, before underwriting fees.

Transaction costs amounted to $11,576,380, consisting of $3,500,000 in cash underwriting fees, $7,568,750 of deferred underwriting fees and $507,630 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will have until May 27, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In Addition, the warrant agreement includes a provision that in the event of a tender offer or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of stock, all holders of the Warrants would be entitled to receive cash for their Warrants (the “tender offer provision”).

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement (the “Warrant Agreement”).

In further consideration of the SEC Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the tender offer provision fails the “classified in stockholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the Warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period as well as re-evaluate the treatment of the warrants (including on November 27, 2020 and December 31, 2020) and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported investments held in trust, operating expenses, cash flows or cash.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

The following table reflects the Company’s balance sheets, statements of operations and cash flow statement as of the dates and for the periods indicated below:

	As Previously Reported	Adjustments	As Restated
Balance sheet as of August 10, 2020 (audited)
Total Liabilities	$6,140,000	$24,690,000	$30,830,000
Common Stock Subject to Possible Redemption	165,386,110	(24,690,000)	140,696,110
Class A Common Stock	96	247	343
Additional Paid-in Capital	5,005,661	5,816,828	10,822,489
Accumulated Deficit	(6,250)	(5,817,075)	(5,823,325)
Number of shares subject to redemption	16,538,611	(2,469,000)	14,069,611

Balance sheet as of December 31, 2020 (audited)
Total Liabilities	$7,695,120	$30,467,500	$38,162,620
Common Stock Subject to Possible Redemption	190,046,190	(30,467,500)	159,578,690
Class A Common Stock	112	304	416
Additional Paid-in Capital	5,151,815	9,543,246	14,695,061
Accumulated Deficit	(152,423)	(9,543,550)	(9,695,973)
Shareholders’ Equity	(5,000,007)	—	(5,000,007)
Number of shares subject to redemption	19,004,619	(3,046,750)	15,957,869

Statement of Operations for the period from August 10, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrant liabilities	$—	$(8,465,000)	$(8,465,000)
Transaction costs incurred in connection with Initial Public Offering	—	(1,078,550)	(1,078,550)
Net loss	(152,423)	(9,543,550)	(9,695,973)
Weighted average shares outstanding of Class A redeemable common stock	18,550,000	—	18,550,000
Basic and diluted income per share, Class A redeemable common stock	—	—	—
Weighted average shares outstanding of Class B non-redeemable common stock	4,438,802	—	4,438,802
Basic and diluted net loss per share, Class B	(0.03)	(2.15)	(2.18)

Statement of Cash Flows for the period from August 10, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrant liabilities	$—	$8,465,000	$8,465,000
Transaction costs incurred in connection with Initial Public Offering	—	1,078,550	1,078,550
Net loss	(152,423)	(9,543,550)	(9,695,973)
Initial classification of Class A redeemable common stock	190,192,360	(26,842,500)	163,349,860
Change in value of Class A redeemable common stock	(146,170)	(3,625,000)	(3,771,170)

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Marketable Securities Held in Trust Account

At December 31, 2020, substantially all of the assets held in the Trust Account were held in a money market fund invested in U.S. Treasury Bills.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounted to $11,576,380, of which $10,497,830 were charged to stockholders’ equity upon the completion of the Initial Public Offering and $1,078,550 were charged as transaction costs to the statement of operations.

Warrant Liability

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 15,562,500 shares of Class A common stock in the calculation of diluted income per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

For the Period From August 10, 2020 (inception) Through December 31, 2020
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$1,614
Income and Franchise Tax	(1,614)
Net Earnings	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	18,550,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00

Non-Redeemable Class B Common Stock
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(9,965,973)
Redeemable Net Earnings	—
Non-Redeemable Net Loss	$(9,965,973)
Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted	4,438,802
Loss/Basic and Diluted Non-Redeemable Class B Common Stock	$(2.18)

Note: As of December 31, 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the stockholders.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,125,000 Units, which includes a full exercise by the underwriters of their over-allotment option on December 18, 2020 in the amount of 2,625,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,500,000. Each Private Placement Warrant is exercisable to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On August 10, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 6,325,000 shares of the Company’s Class B common stock (the “Founder Shares”). On November 16, 2020, the Sponsor forfeited 1,293,750 Founder Shares to the Company for no consideration, resulting in an aggregate of 5,031,250 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share cancellation. The Founder Shares include an aggregate of up to 656,250 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on December 18, 2020, the 656,250 Founder Shares are no longer subject to forfeiture.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the until the earlier to occur of: (i) (w) with respect to 25% of such shares, until consummation of the Company’s initial Business Combination, (x) with respect to 25% of such shares, until the closing price of the Company’s Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Company’s initial Business Combination, (y) with respect to 25% of such shares, until the closing price of the Company’s Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Company’s initial Business Combination and (z) with respect to 25% of such shares, until the closing price of the Company’s Class A common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Company’s initial Business Combination and (ii) the date on which we complete a liquidation.

Administrative Support Agreement

The Company entered into an agreement, commencing on November 24, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $20,000 per month for office space, secretarial, and administrative services. For period from August 10, 2020 (inception) through December 31, 2020, the Company incurred and paid $20,000 in fees for these services.

Due from Sponsor

As of November 27, 2020, the Company advanced the Sponsor an aggregate of $192,690. The outstanding amount was repaid on December 1, 2020.

Promissory Note — Related Party

On August 10, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of December 31, 2020 or the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $107,310 was repaid at the closing of the Initial Public Offering on November 27, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 7. COMMITMENTS

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 7. COMMITMENTS (cont.)

Registration Rights

Pursuant to a registration rights agreement entered into on November 24, 2020, the holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register a sale of any of Company securities held by them. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of (i) 3.5% of the gross proceeds of the Initial Public Offering, or $6,125,000, and (ii) 5.5% of the gross proceeds from the Units sold pursuant to the over-allotment option, or $1,443,750. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020, there were 4,167,131 shares of Class A common stock issued and outstanding, excluding 15,957,869 shares of Class A common stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. At December 31, 2020, there were 5,031,250 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 9. WARRANT LIABILITIES

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial business combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 9. WARRANT LIABILITIES (cont.)

consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to certain registration rights. Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. INCOME TAX

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax assets
Net operating loss carryforward	$4,762
Organizational costs/Startup expenses	27,247
Total deferred tax assets	32,009
Valuation allowance	(32,009)
Deferred tax assets, net of allowance	$—

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 10. INCOME TAX (cont.)

The income tax provision consists of the following:

As of December 31, 2020
Federal
Current	$—
Deferred	(32,009)

State
Current	$—
Deferred	—
Change in valuation allowance	32,009
Income tax provision	$—

As of December 31, 2020, the Company had $22,677 of U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from August 10, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $32,009.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

December 31, 2020
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrant liability	(18.6)%
Transaction costs	(2.1)%
Change in valuation allowance	(0.3)%
Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 11. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 11. FAIR VALUE MEASUREMENTS (cont.)

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2020, assets held in the Trust Account were comprised of $201,251,614 in money market funds which are invested primarily in U.S. Treasury Securities. During the period ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$201,251,614

Liabilities:
Warrant Liability – Public Warrants	1	$18,917,500
Warrant Liability – Private Placement Warrants	3	$11,550,000

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the public warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.

There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2020.

The following table provides quantitative information regarding Level 3 fair value measurements:

	At November 27, 2020 (Initial Measurement)	As of December 31, 2020
Stock price	$9.25	$9.71
Strike price	$11.50	$11.50
Term (in years)	5.5	5.5
Volatility	35.0%	35.0%
Risk-free rate	0.4%	0.4%
Dividend yield	0.0%	0.0%
Probability of completing a Business Combination	80.0%	80.0%

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

NOTE 11. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of August 10, 2020 (inception)	$—	$—	$—
Initial measurement on November 27, 2020 (including over-allotment)	10,340,000	16,502,500	26,842,500
Change in valuation inputs or other assumptions	1,210,000	2,415,000	3,625,000
Fair value as of December 31, 2020	$11,550,000	$18,917,500	$30,467,500

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below and in Note 2, the Company did not identify any subsequent events, other than as described below, that would have required adjustment or disclosure in the financial statements.

On February 3, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with REE and Merger Sub, which provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of REE (the Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”).

Immediately prior to the effective time of the Business Combination (the “Effective Time”), (i) each preferred share, par value NIS 0.01 each, of REE (each, a “REE Preferred Share”) will be converted into ordinary shares, par value NIS 0.01 each, of REE (each, a “REE Class A Ordinary Share”) in accordance with REE’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, REE will effect a stock split of each REE Class A Ordinary Share into such number of REE Class A Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each REE Class A Ordinary Share will have a value of $10.00 per share after giving effect to such stock split (the “Stock Split” and, together with the conversion of REE Preferred Shares, the “Capital Restructuring”).

The Stock Split will be calculated based upon an enterprise valuation of REE of $3.0 billion on a cash-free and debt-free basis, estimated at the time of the signing of the Merger Agreement. No purchase price adjustments will be made in connection with the closing of the transactions contemplated by the Merger Agreement.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) each issued and outstanding unit of the Company comprising one share of Company Common Stock and one-half of one warrant to purchase one share of Company Common Stock, shall be automatically separated and the holder thereof shall be deemed to hold one share of Company Common Stock and one-half of one Company warrant; and (ii) each outstanding share of Class B common stock, par value $0.0001 per share, of the Company (“Company Class B Common Stock”) shall convert into 1.5763975 (the “Class B Share Conversion Ratio”) shares of Company Common Stock. Immediately thereafter, each outstanding share of Company Common Stock will be converted into the right to receive one newly issued REE Class A Ordinary Share. Upon conversion of the Company Class B Common Stock into Company Common Stock, the holders of Company Class B Common Stock shall be entitled to receive a number of additional shares (the “Anti-Dilution Shares”) of Company Common Stock equal to 25% of the number of shares of Company Common Stock issued to the PIPE Investors. Pursuant to the Letter Agreement (as defined in the Merger Agreement), the holders of the shares of the Company Class B Common Stock have agreed to waive their right to receive any Anti-Dilution Shares in excess of 2,900,000 (the “Conversion Ratio Adjustment”), with such waiver resulting in the Class B Share Conversion Ratio. In addition, up to 1,500,000 of the 2,900,000 Anti-Dilution Shares to be received upon the conversion of the Company Class B Common Stock will be subject to subsequent forfeiture without consideration if trading prices of REE Class A Ordinary Shares specified below are not achieved following the Business Combination. The Company’s outstanding warrants to purchase one share of Company Common Stock shall be converted into the right to receive an equal number of warrants to purchase one REE Class A Ordinary Share (the “REE Warrants”).

The Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Merger Agreement.

10X CAPITAL VENTURE ACQUISITION CORP
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$816,625	$1,462,570
Prepaid expenses	171,965	27,133
Total Current Assets	988,590	1,489,703

Investments held in Trust Account	201,261,594	201,251,614
TOTAL ASSETS	$202,250,184	$202,741,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities – accounts payable and accrued expenses	$1,768,699	$126,370
Warrant liabilities	32,285,000	30,467,500
Deferred underwriting fee payable	7,568,750	7,568,750
Total Liabilities	41,622,449	38,162,620

Commitments and Contingencies
Class A common stock subject to possible redemption 15,562,773 and 15,957,869 shares at $10.00 per share redemption value as of June 30, 2021 and December 31, 2020, respectively	155,627,730	159,578,690

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 4,562,227 and 4,167,131 shares issued and outstanding (excluding 15,562,773 and 15,957,869 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	456	417
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 shares issued and outstanding	503	503
Additional paid-in capital	18,645,981	14,695,060
Accumulated deficit	(13,646,935)	(9,695,973)
Total Stockholders’ Equity	5,000,005	5,000,007
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$202,250,184	$202,741,317

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
General and administrative expenses	$711,616	$2,143,442
Loss from operations	(711,616)	(2,143,442)

Other income (expense):
Interest earned on investment held in Trust Account	5,018	9,980
Change in fair value of warrant liability	1,401,875	(1,817,500)
Total other income (expense), net	1,406,893	(1,807,520)
Net income (loss)	$695,277	$(3,950,962)

Weighted average shares outstanding of Class A redeemable common stock	20,125,000	20,125,000

Basic and diluted income per share, Class A redeemable common stock	$0.00	$0.00

Weighted average shares outstanding of Class B non-redeemable common stock	5,031,250	5,031,250

Basic and diluted net income (loss) per share, Class B non-redeemable common stock	$0.14	$(0.79)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
THREE AND SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	4,167,131	$417	5,031,250	$503	$14,695,060	$(9,695,973)	$5,000,007

Change in value of Class A common stock subject to redemption	464,624	46	—	—	4,646,194	—	4,646,240

Net loss	—	—	—	—	—	(4,646,239)	(4,646,239)

Balance – March 31, 2021	4,631,755	463	5,031,250	503	19,341,254	(14,342,212)	5,000,008

Change in value of Class A common stock subject to redemption	(69,528)	(7)	—	—	(695,273)	—	(695,280)

Net income	—	—	—	—	—	695,277	695,277

Balance – June 30, 2021	4,562,227	$456	5,031,250	$503	$18,645,981	$(13,646,935)	$5,000,005

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)

Cash Flows from Operating Activities:
Net loss	$(3,950,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	1,817,500
Interest earned on investment held in Trust Account	(9,980)
Changes in operating assets and liabilities:
Prepaid expenses	(144,832)
Accrued expenses	1,642,329
Net cash used in operating activities	(645,945)

Net Change in Cash	(645,945)
Cash – Beginning of period	1,462,570
Cash – End of period	$816,625

Change in value of Class A common stock subject to possible redemption	$(3,950,960)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

10X Capital Venture Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on August 10, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one subsidiary, Spark Merger Sub Inc., a direct, wholly-owned subsidiary of the Company incorporated in Delaware on January 27, 2021 (“Merger Sub”) (see Note 10).

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from August 10, 2020 (inception) through June 30, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, subsequent to the Initial Public Offering, identifying a target company for a Business Combination, and activities in connection with the completed acquisition of REE Automotive Ltd, a corporation organized under the laws of Israel (“REE”) (see Note 10). The Company did not generate any operating revenues through the completion of the Business Combination which closed on July 22, 2021. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on November 23, 2020. On November 27, 2020 the Company consummated the Initial Public Offering of 17,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $175,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to 10X Capital SPAC Sponsor I LLC (the “Sponsor”), generating gross proceeds of $5,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on November 27, 2020, an amount of $175,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions under Rule 2a-7 under the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

On December 18, 2020, the underwriters fully exercised their over-allotment option, resulting in an additional 2,625,000 Units issued for an aggregate amount of $26,250,000, which was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $201,250,000, before underwriting fees.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company provided its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or. The public stockholders were entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The stockholders of redeemable stock, in connection with the vote, redeemed 15,353,016 of Class A common stock. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020, as filed with the SEC on May 14, 2021. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires \ management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred in the condensed statements of operations. Offering costs associated with the Class A common stock issued were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for the Public Warrants and Private Placement Warrants (together with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statements of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Black-Scholes Option Pricing Model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2021 and December 31, 2020, the Company had a deferred tax assets for which had a full valuation allowance was recorded against them.

The Company’s current taxable income primarily consists of interest earned on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and six months ended June 30, 2021, the Company recorded no income tax expense. The Company’s effective tax rate for three and six months ended June 30, 2021 was approximately 0%, which differs from the expected income tax rate due to the start-up costs (discussed above), which are not currently deductible, and to permanent differences.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 15,562,500 shares of Class A common stock in the calculation of

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

diluted income per share, since the average stock price of the Company’s common stock for the three and six months ended June 30, 2021 was less than the exercise price and therefore, the inclusion of such warrants under the treasury stock method would be anti-dilutive.

The Company’s statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since for the period. Net income (loss) per share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	Three Months Ended June, 30 2021	Six Months Ended June 30, 2021
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$5,018	$9,980
Less: Income and Franchise Tax available to be withdrawn from the Trust Account	(5,018)	(9,980)
Redeemable Net Earnings	$—	$—
Denominator: Weighted Average Redeemable Class A Common Stock(1)
Redeemable Class A Common Stock, Basic and Diluted	20,125,000	20,125,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00	$0.00

Non-Redeemable Class B Common Stock
Numerator: Net Income (Loss) minus Redeemable Net Earnings
Net Income (Loss)	$695,277	$(3,950,962)
Less: Redeemable Net Earnings	—	—
Non-Redeemable Net Income (Loss)	$695,277	$(3,950,962)
Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted	5,031,250	5,031,250
Earnings (Loss)/Basic and Diluted Non-Redeemable Class B Common Stock	$0.14	$(0.79)

____________

(1)       For the three and six months ended June 30, 2021, basic and diluted shares are the same as there are no redeemable securities that are dilutive to the Company’s stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximate the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standard Update No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2020-06 effective as of January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,125,000 Units, which includes a full exercise by the underwriters of their over-allotment option on December 18, 2020 in the amount of 2,625,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,500,000. Each Private Placement Warrant is exercisable to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On August 10, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 6,325,000 shares of the Company’s Class B common stock (the “Founder Shares”). On November 16, 2020, the Sponsor forfeited 1,293,750 Founder Shares to the Company for no consideration, resulting in an aggregate of 5,031,250 Founder Shares outstanding.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) (w) with respect to 25% of such shares, until consummation of the Company’s

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

initial Business Combination, (x) with respect to 25% of such shares, until the closing price of the Company’s Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Company’s initial Business Combination, (y) with respect to 25% of such shares, until the closing price of the Company’s Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Company’s initial Business Combination and (z) with respect to 25% of such shares, until the closing price of the Company’s Class A common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Company’s initial Business Combination and (ii) the date on which we complete a liquidation.

Administrative Services Agreement

The Company entered into an agreement, commencing on November 24, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $20,000 per month for office space, secretarial, and administrative services. For the three and six months ended June 30, 2021, the Company incurred and paid $60,000 and $120,000 in fees for these services, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2021 and December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 6. COMMITMENTS

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on November 24, 2020, the holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register a sale of any of the Company’s securities held by them. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 6. COMMITMENTS (cont.)

rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of (i) 3.5% of the gross proceeds of the Initial Public Offering, or $6,125,000, and (ii) 5.5% of the gross proceeds from the Units sold pursuant to the over-allotment option, or $1,443,750. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Merger Agreement

On February 3, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with REE and Merger Sub, which provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of REE (the Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”). On July 22, 2021 (the “Closing Date”), REE Automotive Ltd., a company organized under the laws of the State of Israel (“REE”), consummated its previously announced business combination pursuant to the Merger Agreement, by and among the Company, and Spark Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of REE (“Merger Sub”) (See Note 10).

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of June 30, 2021 and December 31, 2020, there were 4,562,227 and 4,167,131 shares of Class A common stock issued and outstanding, excluding 15,562,773 and 15,957,869 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 5,031,250 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 7. STOCKHOLDERS’ EQUITY (cont.)

issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of al Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 8. WARRANT LIABILITIES

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of a Business Combination) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 8. WARRANT LIABILITIES (cont.)

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to certain registration rights. Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

At June 30, 2021 and December 31, 2020, assets held in the Trust Account were comprised of $201,261,594 and $201,251,614, respectively, in money market funds which are invested primarily in U.S. Treasury Securities. During the period ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2021	December 31, 2020
Assets:
Cash and marketable securities held in Trust Account	1	$201,261,594	$201,251,614

Liabilities:
Warrant Liability – Public Warrants	1	17,710,000	18,917,500
Warrant Liability – Private Placement Warrants	3	14,575,000	11,550,000

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed consolidated statements of operations.

The Private Placement Warrants were valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The expected volatility was implied from the Company’s own Public Warrant pricing. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

The following table provides quantitative information regarding Level 3 fair value measurements:

	As of June 30, 2021	As of December 31, 2020
Stock price	$9.96	$9.71
Strike price	$11.50	$11.50
Term (in years)	5.1	5.5
Volatility	25.1%	35.0%
Risk-free rate	0.9%	0.4%
Dividend yield	0.0%	0.0%
Probability of completing a Business Combination	90.0%	80.0%

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of Level 3 warrant liabilities:

Private Placement
Fair value as of January 1, 2021	$11,550,000
Change in fair value	3,025,000
Fair value as of June 30, 2021	$14,575,000

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review, except as discussed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

On July 22, 2021 (the “Closing Date”), REE Automotive Ltd., a company organized under the laws of the State of Israel (“REE”), consummated its previously announced business combination pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, 10X Capital Venture Acquisition Corp., a Delaware Corporation (“10X Capital”), and Spark Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of REE (“Merger Sub”).

On the Closing Date, the following transaction occurred pursuant to the terms of the Merger Agreement (collectively, the “Business Combination”): (i) Each preferred share, par value NIS 0.01 each, of REE (each, a “REE Preferred Share”) converted into REE Class A ordinary shares, without par value (“REE Class A Ordinary Shares”), in accordance with REE’s organizational documents and (ii) immediately following such conversion but prior to the Effective Time, REE effected a stock split of each REE Class A Ordinary Share into 188,722,998 REE Class A Ordinary Shares calculated in accordance with the terms of the Merger Agreement such that each REE Class A Ordinary Share had a value of $10.00 per share after giving effect to such stock split (the “Stock Split” and, together with the conversion of REE Preferred Shares, the “Capital Restructuring”).

Each outstanding share of Class B common stock, par value $0.0001 per share, of 10X Capital (“10X Capital Class B Common Stock”) converted into shares of Class A common stock, par value $0.0001 per share, of 10X Capital (“10X Capital Class A Common Stock”) and, immediately thereafter, each outstanding share of 10X Capital Class A Common Stock converted into the right to receive one newly issued REE Class A Ordinary Share. A total of 42,703,234 REE Class A Ordinary Shares were issued to holders of 10X Capital Class A Common Stock, including those issued pursuant to the PIPE Financing as described below.

Each of 10X Capital’s outstanding warrants to purchase one share of 10X Capital Class A Common Stock (the “10X Capital Warrants”) were converted into the right to receive an equal number of warrants to purchase one REE Class A Ordinary Share (the “REE Warrants”), subject to downward adjustment to the next whole number in case of fractions of REE Warrants. A total of 15,562,500 REE Warrants to purchase one Class A Ordinary Share were issued to holders of 10X Capital Class A Common Stock.

REE’s ordinary shares are divided into two classes. The REE Class A Ordinary Shares have one vote per share. The REE Class B ordinary shares, without par value (the “REE Class B Ordinary Shares”), each have 10 votes per share. An aggregate of 83,417,110 Class B Ordinary Shares were issued to the founders of REE (the “Founders”) representing approximately 39% of the voting power to each of them immediately following the Merger.

10X CAPITAL VENTURE ACQUISITION CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 10. SUBSEQUENT EVENTS (cont.)

On February 3, 2021, concurrently with the execution of the Merger Agreement, REE and 10X Capital entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and 10X Capital agreed to issue and sell to such PIPE Investors, an aggregate of 30,000,000 class A common stock of 10X Capital at $10.00 per share for gross proceeds of approximately $300 million (the “PIPE Financing”) on the Closing Date, which were converted into approximately 30,000,000 REE Class A Ordinary Shares upon the consummation of the Merger. The PIPE Financing closed immediately prior to the Merger.

Following the closing of the PIPE Financing, and after giving effect to redemptions of shares by shareholders of 10X Capital and payment of transaction expenses, the transactions described above generated approximately $288 million for REE (resulting in total cash on hand of over $300 million).